As filed with the Securities and Exchange Commission on May 2, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Southern States Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Alabama	6022	26-2518085
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
615 Quintard Ave.
Anniston, AL 36201
(256) 241-1092
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark A. Chambers
Chief Executive Officer and President
Southern States Bancshares, Inc.
615 Quintard Ave.
Anniston, AL 36201
(256) 241-1092
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael D. Waters Clinton H. Smith Giles D. Beal, IV Jones Walker LLP 420 20th Street North, Suite 1100 Birmingham, AL 35203 (205) 244-5210	Richard E. Drews Jr. Chief Executive Officer CBB Bancorp 215 E Main Street Cartersville, Georgia 30120 (770) 387-1922	James W. Stevens William L. Mayo Caitlin E. Oh Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street, N.E., Suite 3000 Atlanta, GA 30308 (404) 885-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)             ☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Southern States may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY – SUBJECT TO COMPLETION, DATED May 2, 2024

PROPOSED MERGER – YOUR VOTE IS VERY IMPORTANT
To CBB Bancorp Shareholders:
The board of directors of CBB Bancorp (“CBB”) has approved an Agreement and Plan of Merger dated as of February 27, 2024 (the “merger agreement”) between Southern States Bancshares, Inc. (“Southern States”) and CBB, pursuant to which CBB will be merged with and into Southern States with Southern States as the surviving corporation (the “merger”) and, as soon as practicable thereafter, Century Bank of Georgia, a subsidiary of CBB (“Century Bank”), will be merged with and into Southern States Bank, a subsidiary of Southern States, with Southern States Bank as the surviving corporation (the “subsidiary bank merger”). Before CBB can complete the merger, the approval of the shareholders of CBB must be obtained. CBB is sending you this document to ask for your approval of the merger agreement at a special shareholder meeting of CBB, which will be held on [__________], 2024 at [____], local time. The merger agreement, which is attached as Annex A to the accompanying proxy statement/prospectus, sets forth the terms of the merger.
Under the terms and subject to the conditions of the merger agreement, upon the consummation of the merger (the “effective date”), holders of CBB common stock will have the right to elect to receive either 1.550 shares of Southern States common stock (the “stock consideration”) or $45.63 in cash for each share of CBB common stock they hold (the “cash consideration” and together with the stock consideration, the “merger consideration”). Shareholder elections for cash consideration are subject to proration such that no more than 10.0% of the outstanding shares of CBB common stock will receive the cash consideration, including cash that may be paid pursuant to dissenters’ rights of appraisal. At the effective date, all options to purchase CBB common stock under the CBB amended and restated stock option and incentive plan, whether vested or unvested, will be cancelled and extinguished and exchanged into the right to receive cash equal to the product of the number of shares underlying the option by the excess, if any, of $45.63 over the exercise price of the option.
Based on the closing price of Southern States common stock on February 27, 2024, the last trading day prior to the public announcement of the merger, and assuming no merger consideration adjustments, the merger consideration represented a value of $38.38 per share of CBB common stock. Based upon the closing price of Southern States common stock on [__________], 2024, and assuming no merger consideration adjustments, the merger consideration represented a value of $[____] per share of CBB common stock. The dollar value of the stock consideration that CBB shareholders may receive will change depending on fluctuations in the market price of Southern States common stock and will not be known at the time you vote on the merger. You should obtain current stock quotations for Southern States common stock, which is listed on the NASDAQ Stock Market under the symbol “SSBK.”
Giving effect to the merger, we expect CBB shareholders would hold, in the aggregate, approximately 10.0% of Southern States outstanding common stock following the merger.
The merger is subject to the receipt of the required approval by the shareholders of CBB and all regulatory approvals, and the satisfaction or waiver of all other conditions to closing as described in the accompanying proxy statement/prospectus.
The accompanying proxy statement/prospectus contains a more complete description of the special meeting and the terms of the merger agreement and the merger. We urge you to review it carefully. In particular, you should read the “Risk Factors” section beginning on page 10 of the proxy statement/prospectus for a discussion of the risks you should consider in evaluating the proposed merger and how they will affect you. You may also obtain information about Southern States from documents that Southern States has filed with the Securities and Exchange Commission.
CBB will hold a special shareholders’ meeting to vote on the merger agreement and the other proposals set forth herein on [__________], 2024 at [____], at [____] local time. Detailed instructions for participation can be found in the notice of special shareholder meeting that accompanies this proxy statement/prospectus.
Your vote is very important. After careful consideration, the CBB board of directors unanimously recommends that the shareholders of CBB vote “FOR” approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger and “FOR” the grant of discretionary authority to adjourn the special meeting as necessary or appropriate.
Whether or not you plan to attend the special meeting, please take the time to submit your proxy in accordance with the voting instructions contained in this document. If you do not vote, abstain from voting or do not instruct your broker how to vote any shares held by you in “street name,” the effect will be a vote “AGAINST” the merger.
We enthusiastically support the merger and believe it to be in the best interests of the CBB shareholders.
Richard E. Drews Jr.
Chief Executive Officer
CBB Bancorp

The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of Southern States Bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank or savings association.

Neither the Securities and Exchange Commission, nor any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of the merger, the issuance of Southern States common stock in connection with the merger or the other transactions described in this proxy statement/prospectus, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated [_____________], 2024 and is first being mailed to shareholders of CBB on or about [_____________], 2024.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Southern States is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it files annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission (the “SEC”). Southern States’ SEC filings are available to the public on the SEC’s website at www.sec.gov. Southern States also maintains a website at www.southernstatesbank.net. The reference to Southern States’ website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this proxy statement/prospectus or any other filings Southern States makes with the SEC.
Southern States has filed a registration statement on Form S-4 of which this document forms a part. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits, at the address set forth below. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This document incorporates by reference documents that Southern States has previously filed with the SEC. They contain important information about Southern States and its financial condition. For more information, please see the section entitled “Incorporation of Certain Information by Reference.” These documents are available without charge to you upon written or oral request to Southern States’ principal executive office, which is listed below
Southern States Bancshares, Inc.
Attention: Corporate Secretary
615 Quintard Avenue
Anniston, AL 36201
(256) 241-1092
If you would like to request any Southern States documents, your request should be sent in time to be received by Southern States no later than [____________], 2024 in order for you to receive the documents before the special meeting.
CBB does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and accordingly does not file documents or reports with the SEC.
If you are a CBB shareholder and have questions about the merger or submitting your proxy, or if you need additional copies of this proxy statement/prospectus or proxy card, you should contact CBB’s proxy solicitor:
Alliance Advisors, LLC
844-874-6165
CBB@allianceadvisors.com
Southern States common stock is traded on the NASDAQ Stock Market under the symbol “SSBK.”

215 E Main Street, Cartersville, Georgia 30120

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF
CBB BANCORP
To Be Held [___________], 2024

To the Shareholders of CBB Bancorp:
Notice is hereby given that, pursuant to the terms of its bylaws and the call of its board of directors, the special meeting of shareholders (the “special meeting”) of CBB Bancorp (“CBB”) will be held at [______], on [__________], [____________], 2024. The special meeting will convene at [_____] local time for the following purposes:
1.Approval of Merger Agreement. To approve the Agreement and Plan of Merger, dated as of February 27, 2024, by and between Southern States Bancshares, Inc. (“Southern States”) and CBB (the “merger agreement”) and the transactions contemplated by the merger agreement, including the merger of CBB with and into Southern States (the “merger”), with Southern States surviving the merger, and the cancellation of each outstanding shares of CBB common stock, par value $0.01 per share (“CBB common stock”) other than any dissenting shares and excluded shares, in exchange for the right to receive 1.550 shares of Southern States common stock, par value $5.00 per share, or $45.63 per share in cash, subject to certain limitations and any adjustments set forth in the merger agreement.
2.Grant of Discretionary Authority to Adjourn Meeting. To consider and vote upon a proposal to grant discretionary authority to adjourn the special meeting if necessary or appropriate in the judgment of our board of directors to solicit additional proxies or votes in favor of the approval of the merger agreement and the transactions contemplated thereby, including the merger.
As of the date of this proxy statement/prospectus, management of CBB was unaware of any other matters to be brought before the special meeting other than those set forth herein. However, if any other matters are properly brought before the special meeting, the persons named in the enclosed form of proxy for CBB will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.
The merger agreement, which is attached as Annex A to the accompanying proxy statement/prospectus, sets forth the terms of the merger. The merger is also more fully described in the enclosed proxy statement/prospectus. You are urged to read these documents carefully and in their entirety. In particular, see “Risk Factors” beginning on page 10 of the accompanying proxy statement/prospectus.
Only shareholders of record at the close of business on [____________], 2024 will be entitled to notice of and to vote at the special meeting or at any postponement or adjournment thereof. The proposals to approve the merger agreement and the transactions contemplated thereby, including the merger, requires the affirmative vote of at least a majority of the shares of CBB common stock outstanding as of the record date for the special meeting. The proposal to grant discretionary authority to adjourn the special meeting, if necessary, to solicit additional proxies or votes requires the affirmative vote of at least a majority of the shares of CBB common stock present in person or represented by proxy and voting at the special meeting.

CBB shareholders will be given the opportunity to exercise dissenters’ rights in accordance with certain procedures specified in Title 14, Chapter 2, Article 13 of the Georgia Business Corporations Code, which sections are attached as Annex B to the attached proxy statement/prospectus and incorporated herein by reference. CBB shareholders who do not vote in favor of the merger may demand that CBB acquire their shares of CBB common stock for cash at their fair market value as of February 27, 2024, the day of, and immediately prior to, the first public announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the merger. CBB shareholders dissenting must file written demands that CBB acquire their shares of CBB common stock for cash and comply with the other procedural requirements set forth in Title 14, Chapter 2, Article 13 of the Georgia Business Corporations Code. For additional details about dissenters’ rights, please refer to “The Merger—Dissenters’ Rights in the Merger” beginning on page 41 and Annex B to the accompanying proxy statement/prospectus.
The CBB board of directors unanimously recommends that you vote in favor of approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and the grant of discretionary authority to adjourn the special meeting, as described in the proxy statement/prospectus.
Whether or not you plan to attend the special meeting, please sign, date and return the enclosed proxy card in the postage prepaid envelope provided, or cast your vote by telephone or Internet by following the instructions on your proxy card, as soon as you can. The vote of every shareholder is important, and we appreciate your cooperation in returning your executed proxy promptly. If you do not vote, abstain from voting or do not instruct your broker how to vote any shares held by you in “street name,” the effect will be a vote “AGAINST” the merger.
Your proxy, or your telephone or Internet vote, is revocable and will not affect your right to vote in person if you attend the special meeting. If your shares are registered in your name and you attend the special meeting, you may simply revoke your previously submitted proxy by voting your shares at that time. If you receive more than one set of proxy materials because your shares are registered in different names or addresses, you will need to follow the instructions in each set of proxy materials that you receive to ensure that all your shares will be voted at the special meeting. If your shares are held by a broker or other nominee holder, and are not registered in your name, you will need additional documentation from your broker or other record holder to vote your shares in person at the special meeting.
We appreciate your continuing support and look forward to seeing you at the special meeting.

By Order of the Board of Directors
William P. Taylor
Dated: [__________], 2024	Corporate Secretary
Cartersville, Georgia

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND SPECIAL MEETING
The following are some questions that you may have about the merger and the CBB special meeting, and brief answers to those questions. Southern States and CBB Bancorp urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger or the CBB special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find Additional Information” appearing at the forepart of this proxy statement/prospectus.
In this proxy statement/prospectus, unless the context otherwise requires:
•“CBB” refers to CBB Bancorp, a Georgia corporation;
•“Century Bank” refers to Century Bank of Georgia, a state chartered bank and a wholly owned subsidiary of CBB;
•“CBB bylaws” refers to the bylaws of CBB;
•“CBB certificate of incorporation” refers to the certificate of incorporation of CBB;
•“CBB common stock” refers to the common stock of CBB, par value $0.01 per share;
•“CBB preferred stock” refers to the preferred stock of CBB, par value $0.01 per share, 2,644 shares of which are designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series A”, 132 shares of which are designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series B”, and 1,753 shares of which are designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series C”;
•“CBB shareholders” or “holders” refers to holders of the common stock of CBB;
•“Southern States” refers to Southern States Bancshares, Inc., an Alabama corporation;
•“Southern States Bank” refers to Southern States Bank, an Alabama state chartered bank and a wholly owned subsidiary of Southern States;
•“Southern States bylaws” refers to the amended and restated bylaws of Southern States;
•“Southern States certificate of incorporation” refers to the restated certificate of incorporation of Southern States, as amended;
•“Southern States common stock” refers to the common stock of Southern States, par value $5.00 per share; and
•“Southern States shareholders” or “holders” refers to holders of the common stock of Southern States.
Q:    Why am I receiving this proxy statement/prospectus?
A:    You are receiving this proxy statement/prospectus because Southern States and CBB entered into an Agreement and Plan of Merger (as amended from time to time, the “merger agreement”), pursuant to which CBB will merge with and into Southern States, with Southern States as the surviving entity (the “merger”), and as soon as reasonably practicable following the merger, Century Bank will merge with and into Southern States Bank, with Southern States Bank as the surviving bank (the “subsidiary bank merger”). A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. In this proxy statement/prospectus, Southern States and CBB refer to the closing of the transactions contemplated by the merger agreement as the “closing,” the date the closing occurs as the “closing date” and the time the merger will occur as the “effective date.”
In order to complete the merger, among other things, CBB’s shareholders must approve the merger agreement (the “CBB merger proposal”).

CBB is holding a special meeting of CBB shareholders (the “special meeting”) to obtain approval of the CBB merger proposal.
CBB shareholders will also be asked to approve the proposal to adjourn the special meeting to solicit additional proxies (i) if there are insufficient votes at the time of the special meeting to approve the CBB merger proposal or (ii) if adjournment is necessary or appropriate, to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to holders of CBB common stock (the “CBB adjournment proposal”).
This document is also a prospectus that is being delivered to holders of CBB common stock because, pursuant to the merger agreement, Southern States is offering shares of Southern States common stock to CBB shareholders.
This proxy statement/prospectus contains important information about the CBB merger proposal and the adjournment proposal being voted on at the special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of common stock voted by proxy without attending your meeting. Your vote is important, and Southern States and CBB encourage you to submit your proxy as soon as possible.
Q:    What will happen in the merger?
A:    In the merger, CBB will merge with and into Southern States, with Southern States as the surviving entity. In the subsidiary bank merger, which will occur as soon as practicable following the merger, Century Bank will merge with and into Southern States Bank, with Southern States Bank as the surviving bank.
Under the terms and subject to the conditions of the merger agreement, upon the effective date, holders of CBB common stock will have the right to elect to receive either 1.550 shares of Southern States common stock (the “stock consideration”) or $45.63 in cash for each share of CBB common stock they hold (the “cash consideration” and together with the stock consideration, the “merger consideration”). CBB shareholder elections for cash consideration are subject to proration such that no more than 10.0% of the shares outstanding of CBB common stock will receive the cash consideration, including any shares subject to dissenters’ rights of appraisal. At the effective date, all options to purchase CBB common stock under the CBB amended and restated stock option and incentive plan, whether vested or unvested, will be cancelled and extinguished and exchanged into the right to receive cash equal to the product of the number of shares underlying the option by the excess, if any, of $45.63 over the exercise price of the option. After completion of the merger, both CBB and Century Bank will cease to exist. Holders of Southern States common stock will continue to own their existing shares of Southern States common stock. See the information provided in the section entitled “The Merger Agreement” beginning on page 42 and the merger agreement for more information about the merger.
Q:    When and where will the special meeting take place?
A:    The special meeting will be held on [______], 2024, at [_____] at [_____], local time.
Even if you plan to attend CBB’s special meeting, CBB recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the special meeting.
Q:    What matters will be considered at the special meeting?
A:    At the special meeting, CBB shareholders will be asked to consider and vote on the following proposals:
•CBB Proposal 1: The CBB merger proposal; and
•CBB Proposal 2: The CBB adjournment proposal.
In order to complete the merger, among other things, CBB shareholders must approve the CBB merger proposal. The CBB adjournment proposal is not a condition to the obligation of CBB to complete the merger.

Q:    What will CBB shareholders receive in the merger?
A:    Under the terms and subject to the conditions of the merger agreement, upon the effective date, holders of CBB common stock will have the right to elect to receive either 1.550 shares of Southern States common stock or $45.63 in cash for each share of CBB common stock they hold. CBB shareholder elections for cash consideration are subject to proration such that no more than 10.0% of the shares outstanding of CBB common stock will receive the cash consideration. At the effective date, all options to purchase CBB common stock under the CBB amended and restated stock option and incentive plan, whether vested or unvested, will be cancelled and extinguished and exchanged into the right to receive cash equal to the product of the number of shares underlying the option by the excess, if any, of $45.63 over the exercise price of the option.
Q:    What will Southern States shareholders receive in the merger?
A:    In the merger, Southern States shareholders will not receive any consideration, and their shares of Southern States common stock will remain outstanding and will constitute shares of Southern States following the merger. Following the merger, shares of Southern States common stock will continue to be traded on the NASDAQ.
Q:    Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?
A:    Yes. Although the number of shares of Southern States common stock that CBB shareholders will receive is fixed, the value of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based upon the market value for Southern States common stock. Any fluctuation in the market price of Southern States common stock will change the value of the shares of Southern States common stock that CBB shareholders will receive. Neither Southern States nor CBB is permitted to terminate the merger agreement as a result of any increase or decrease in the market price of Southern States common stock or CBB common stock.
Q:    How will the merger affect CBB stock option awards?
A:    The merger agreement provides that, at the effective date, each option granted by CBB to purchase shares of CBB common stock under the CBB Amended and Restated 2009 Stock Option and Incentive Plan (the “CBB stock plan”), whether vested or unvested, that is outstanding and unexercised immediately prior to the effective date (a “CBB option”) shall be canceled and extinguished at the effective date and automatically exchanged into the right to receive an amount of cash (without interest) equal to the product of (i) the aggregate number of shares of CBB common stock issuable upon exercise of such CBB option multiplied by (ii) the excess, if any, of (A) $45.63 over (B) the per-share exercise price of such CBB option, payable through the payroll of CBB or its affiliates (less applicable tax withholdings) as promptly as practicable following the effective date. CBB will be entitled to deduct and withhold such amounts as may be required to be deducted and withheld under the Internal Revenue Code and any applicable state or local tax laws as allowed under the CBB stock plan and the applicable grant agreement.
Q:    How does the CBB board of directors recommend that I vote at the special meeting?
A:    The CBB board of directors unanimously recommends that you vote “FOR” the CBB merger proposal and “FOR” the CBB adjournment proposal.
In considering the recommendations of the CBB board of directors, CBB shareholders should be aware that CBB directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of CBB shareholders generally. For a more complete description of these interests, see the information provided in the section entitled “The Merger—Interests of Certain CBB Directors and Executive Officers in the Merger” beginning on page 36.

Q:    Who is entitled to vote at the special meeting?
A:    The record date for the special meeting is [_______], 2024. All CBB shareholders who held shares at the close of business on the record date for the special meeting are entitled to receive notice of, and to vote at, the special meeting.
Each holder of CBB common stock is entitled to cast one (1) vote on each matter properly brought before the special meeting for each share of CBB common stock that such holder owned of record as of the record date. As of [_______], 2024, there were [__________] outstanding shares of CBB common stock.
Attendance at the special meeting is not required to vote. See below and the section entitled “The CBB Special Meeting—Proxies” beginning on page 18 for instructions on how to vote your shares of CBB common stock without attending the special meeting.
Q:    What constitutes a quorum for the special meeting?
A:    The presence at the special meeting, in attendance physically or by proxy, of the holders of a majority of the outstanding shares of CBB common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.
Q:    What vote is required for the approval of each proposal at the special meeting?
A:    CBB Proposal 1: CBB merger proposal. Approval of the CBB merger proposal requires the affirmative vote of a majority of the outstanding shares of CBB common stock. Accordingly, an abstention or a broker non-vote or other failure to vote will have the same effect as a vote cast “AGAINST” the CBB merger proposal.
CBB Proposal 2: CBB adjournment proposal. Whether or not a quorum will be present at the meeting, approval of the CBB adjournment proposal requires the affirmative vote of a majority of the votes cast by CBB shareholders. Accordingly, an abstention or a broker non-vote or other failure to vote will have no effect on the outcome of the CBB adjournment proposal.
Q:    How can I attend, vote and ask questions at the special meeting?
A:    Record Holders. If you hold shares directly in your name as the holder of record of CBB common stock you are a “record holder” and your shares may be voted at the special meeting by you. If you are a record holder you will be able to attend the special meeting online, ask questions and vote during the meeting by visiting [_____________] and following the instructions. Please have your 16-digit control number, which can be found on your proxy card, notice or email previously received, to access the meeting.
Beneficial Owners. If you hold shares in a brokerage or other account in “street name” you are a “beneficial owner” and your shares may be voted at the special meeting by you. If you are a beneficial owner, you also will be able to attend the special meeting online, ask questions and vote during the meeting by visiting [____________] and following the instructions. Please have your 16-digit control number, which can be found on the voting instructions provided by your bank, broker, trustee or other nominee, to access the meeting. Please review this information prior to the special meeting to ensure you have access.
CBB encourages its shareholders to visit the meeting website above in advance of the special meeting to familiarize themselves with the online access process. The special meeting platform is fully supported across browsers and devices that are equipped with the most updated version of applicable software and plugins. Shareholders should verify their internet connection prior to the special meeting. If you have difficulty accessing the special meeting during check-in or during the meeting, please contact technical support as indicated on the special meeting sign-in page. Shareholders will have substantially the same opportunities to participate in the special meeting as they would have at a physical, in-person meeting. Shareholders as of the record date will be able to attend, vote, examine the shareholder list, and submit questions during a portion of the meeting via the online platform.
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Even if you plan to attend the special meeting, CBB recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the special meeting.
Additional information on attending the special meeting can be found under the section entitled “The CBB Special Meeting—Attending the Special meeting” on page 19.
Q:    How can I vote my shares without attending the special meeting?
A:    Whether you hold your shares directly as the holder of record of CBB or beneficially in “street name,” you may direct your vote by proxy without attending the special meeting.
If you are a record holder CBB common stock, you can vote your shares by proxy over the internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold shares beneficially in “street name” as a beneficial owner of CBB common stock, you should follow the voting instructions provided by your bank, broker, trustee or other nominee.
Additional information on voting procedures can be found under the section entitled “The CBB Special Meeting” on page 17.
Q:    What do I need to do now?
A:    After carefully reading and considering the information contained in this document, please vote as soon as possible. If you hold shares of CBB common stock, please respond by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid envelope, or by submitting your proxy by telephone or through the internet, as soon as possible so that your shares may be represented at your meeting. Please note that if you are a beneficial owner with shares held in “street name,” you should follow the voting instructions provided by your bank, broker, trustee or other nominee.
Q:    If I am a beneficial owner with my shares held in “street name” by a bank, broker, trustee or other nominee, will my bank, broker, trustee or other nominee vote my shares for me?
A:    No. Your bank, broker, trustee or other nominee cannot vote your shares without instructions from you. You should instruct your bank, broker, trustee or other nominee how to vote your shares in accordance with the instructions provided to you. Please check the voting instruction form used by your bank, broker, trustee or other nominee.
Q:    What is a “broker non-vote”?
A:    A “broker non-vote” occurs on an item when a nominee or intermediary is not permitted to vote on that item without instructions from the beneficial owner of the shares, and the beneficial owner fails to provide the nominee or intermediary with such instructions.
Q:    Why is my vote important?
A:    If you do not vote, it will be more difficult for CBB to obtain the necessary quorum to hold its special meeting. Your failure to submit a proxy or vote at your respective special meeting, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote “AGAINST” the CBB merger proposal.
The CBB board of directors unanimously recommend that you vote “FOR” the CBB merger proposal and “FOR” the adjournment proposal to be considered at the special meeting.
Q:    What will happen if I return my proxy card without indicating how to vote?
A:    If you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of CBB common stock represented by your proxy will be voted as recommended by the CBB board of directors with respect to such proposal or proposals as the case may be, which is “FOR” the merger proposal and “FOR” the CBB adjournment proposal.

Q:    Can I change my vote after I have delivered my proxy or voting instruction card?
A:    If you directly hold shares of CBB common stock in your name as a record holder, you can change or revoke your vote at any time before your proxy is voted at your meeting. You can do this by:
•submitting a written statement that you would like to change your vote or revoke your proxy to the corporate secretary of CBB;
•signing and returning a proxy card with a later date;
•attending the special meeting and voting by ballot at the special meeting; or
•voting by telephone or the internet at a later time.
If you are a beneficial owner and your shares are held by a bank, broker, trustee or other nominee, you may change or revoke your vote by:
•contacting your bank, broker, trustee or other nominee; or
•attending the special meeting and voting by ballot at the special meeting, which can be found on the voting instructions provided by your bank, broker, trustee or other nominee. Please contact your bank, broker, trustee or other nominee for further instructions.
Q:    Will CBB be required to submit the CBB merger proposal to its shareholders even if the CBB board of directors has withdrawn, modified or qualified its recommendation?
A:    Yes. Unless the merger agreement is terminated before the special meeting, CBB is required to submit the CBB merger proposal to its shareholders even if the CBB board of directors has withdrawn, modified or qualified its recommendation.
Q:    Are holders of CBB common stock entitled to dissenters rights?
A:    Yes. CBB shareholders will be given the opportunity to exercise dissenters’ rights in accordance with certain procedures specified in Title 14, Chapter 2, Article 13 of the Georgia Business Corporations Code, which sections are attached as Annex B to the attached proxy statement/prospectus and incorporated herein by reference. CBB shareholders who do not vote in favor of the merger may demand that CBB acquire their shares of CBB common stock for cash at their fair market value as of February 27, 2024, the day of, and immediately prior to, the first public announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the merger. CBB shareholders dissenting must file written demands that CBB acquire their shares of CBB common stock for cash and comply with the other procedural requirements set forth in Title 14, Chapter 2, Article 13 of the Georgia Business Corporations Code. The cash, if any, paid for appraisal rights will be counted towards the 10.0% limit of total cash to be paid in the merger. For additional details about dissenters’ rights, please refer to “Dissenters’ Rights in the Merger” beginning on page 41 and Annex B to the accompanying proxy statement/prospectus.
Q:    Are there any risks that I should consider in deciding whether to vote for the approval of the CBB merger proposal, or the adjournment proposal to be considered at the special meeting?
A:    Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 10. You also should read and carefully consider the risk factors of Southern States contained in the documents that are incorporated by reference into this proxy statement/prospectus.
Q:    What are the material U.S. federal income tax consequences of the merger to holders of CBB common stock?
A:    The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to the obligation of Southern States to complete the merger that Southern States receives a legal opinion to that effect. Assuming the receipt and accuracy of such opinion, a holder of CBB common stock who receives solely shares of Southern States common stock (or receives Southern States common stock and cash solely in lieu of a fractional share) in exchange for shares of CBB common stock in the merger generally will not recognize any gain or loss upon the merger, except with respect to the cash received in lieu of a fractional share of CBB common stock. If you receive only cash in exchange for your shares of CBB common stock, you will generally recognize a gain or loss in an amount equal to the difference between the amount of cash received and your tax basis in your shares of CBB common stock exchanged. If you receive a combination of Southern States common stock and cash in exchange for your shares of CBB common stock, you will generally recognize a gain (but not loss) in an amount equal to the lesser of:
(i)the excess, if any of:
(A)the sum of the cash and the fair market value of the Southern States common stock you receive, over
(B)your tax basis in CBB common stock exchanged in the merger; or
(ii)the cash that you receive in the merger.
The United States federal income tax consequences described above may not apply to all holders of CBB common stock. You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this proxy statement/prospectus. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger. For a more complete discussion of the material U.S. federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 52.
Q:    When is the merger expected to be completed?
A:    Neither Southern States nor CBB can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion of the merger is subject to conditions and factors outside the control of both companies. CBB must first obtain the approval of CBB shareholders for the CBB merger proposal. Southern States and CBB must also obtain necessary regulatory approvals and satisfy certain other closing conditions. Southern States and CBB expect the merger to be completed promptly once Southern States and CBB have obtained their respective shareholders’ and shareholders’ approvals noted above, have obtained necessary regulatory approvals, and have satisfied certain other closing conditions. Southern States and CBB currently expect these conditions to be satisfied and the merger to close in the third or fourth quarter of 2024.
Q:    What are the conditions to complete the merger?
A:    The obligations of Southern States and CBB to complete the merger are subject to the satisfaction or waiver of certain customary closing conditions contained in the merger agreement, including, among others, (i) approval of the merger agreement and merger by CBB shareholders, (ii) receipt of required regulatory approvals without the imposition of a condition that, in the reasonable good faith judgment of the board of directors of Southern States s or the board of directors of CBB, would so materially adversely impact the economic benefits of the transaction as contemplated by the merger agreement so as to render inadvisable the consummation of the merger, and receipt of all other requisite consents or approvals, (iii) the absence of any law or order preventing or prohibiting the consummation of the transactions contemplated by the merger agreement (including the merger), (iv) the effectiveness of the registration statement for the Southern States common stock to be issued in the merger, (v) receipt by Southern States of opinion to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, (vi) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (vii) the performance in all material respects by the other party of its obligations under the merger agreement, (viii) the absence of any material adverse effect with respect to the other party and (ix) the number of shares as to which shareholders of CBB have exercised dissenters’ rights of appraisal under the merger agreement does not exceed 7.5% of the outstanding shares of CBB common stock. For more information, see “The Merger Agreement—Conditions to Complete the Merger” beginning on page 49.

Q:    What happens if the merger is not completed?
A:    If the merger is not completed, holders of CBB common stock will not receive any consideration for their shares of CBB common stock in connection with the merger. Instead, CBB will remain an independent private company, and Southern States will not complete the issuance of shares of Southern States common stock pursuant to the merger agreement. In addition, if the merger agreement is terminated in certain circumstances, a termination fee of $1.2 million will be payable by CBB to Southern States. See “The Merger Agreement—Termination Fee” beginning on page 51 for a more detailed discussion of the circumstances under which a termination fee will be required to be paid.
Q:    What happens if I sell my shares after the applicable record date but before the special meeting?
A:    The CBB record date is earlier than the date of the special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of CBB common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting (provided that such shares remain outstanding on the date of such special meeting), but, with respect to CBB common stock, you will not have the right to receive the merger consideration to be received by CBB shareholders in connection with the merger. In order to receive the merger consideration, you must hold your shares of CBB common stock through the completion of the merger.
Q:    Should I send in my stock certificates now?
A:    No. Please do not send in your stock certificates with your proxy. After the merger is completed, an exchange agent designated by Southern States and reasonably acceptable to CBB (the “exchange agent”) will send you instructions for exchanging CBB stock certificates for the consideration to be received in the merger. See “The Merger Agreement—Exchange of Shares” beginning on page 43.
Q:    What should I do if I receive more than one set of voting materials for the same special meeting?
A:    If you are a beneficial owner and hold shares of CBB common stock in “street name” and also are a record holder and hold shares directly in your name or otherwise or if you hold shares of CBB common stock in more than one (1) brokerage account, you may receive more than one (1) set of voting materials relating to the same special meeting.
Record Holders. For shares held directly, please complete, sign, date and return each proxy card (or cast your vote by telephone or internet as provided on each proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of CBB common stock are voted.
Beneficial Owners. For shares held in “street name” through a bank, broker, trustee or other nominee, you should follow the procedures provided by your bank, broker, trustee or other nominee in order to vote your shares.
Q:    Who can help answer my questions?
A:    CBB shareholders: If you have any questions about the merger or how to submit your proxy or voting instruction card, or if you need additional copies of this document or the enclosed proxy card or voting instruction card, you should contact CBB’s proxy solicitor, Alliance Advisors, LLC, by calling toll free at 844-874-6165 or emailing at CBB@allianceadvisors.com.
Q:    Where can I find more information about Southern States and CBB?
A:    You can find more information about Southern States and CBB from the various sources described under “Where You Can Find Additional Information” appearing at the forepart of this proxy statement/prospectus.

SUMMARY
This summary highlights selected information contained in this proxy statement/prospectus. It may not contain all of the information that is important to you in deciding how to vote on the matters that will be voted on at the special meeting. You should carefully read this entire document and the other documents referred to in this proxy statement/prospectus for a more complete understanding of the merger and the other matters that will be considered and voted on at the special meeting. In addition, Southern States incorporates important business and financial information about Southern States by reference into this proxy statement/prospectus. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find Additional Information” appearing at the forepart of this proxy statement/prospectus.
INFORMATION ABOUT THE COMPANIES
Southern States Bancshares Inc. and Southern States Bank
Southern States is a bank holding company headquartered in Anniston, Alabama. As of March 31, 2024, Southern States had consolidated total assets of approximately $2.5 billion, total net loans of approximately $1.9 billion, total deposits of approximately $2.1 billion, and total shareholders’ equity of approximately $223 million. Southern States had 182 full-time equivalent employees as of March 31, 2024.
Southern States operates primarily through its wholly-owned subsidiary, Southern States Bank, an Alabama banking corporation formed in 2007. Southern States provides banking services from 13 offices in Alabama and Georgia and two loan production offices in Georgia. Southern States Bank is a full-service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. Southern States’ franchise is focused on personalized, relationship-driven service combined with local market management and expertise to serve small and medium size businesses and individuals.
For further information, see “Information About Southern States” beginning on page 55. Southern States’ principal office is located at 615 Quintard Ave., Anniston, Alabama 36201, and its telephone number is (256) 241-1092. Southern States’ website can be accessed at https://www.southernstatesbank.net. Information contained on Southern States’ website does not constitute part of, and is not incorporated into, this proxy statement/prospectus.
CBB Bancorp and Century Bank of Georgia
CBB is a privately held bank holding company. CBB’s wholly owned subsidiary, Century Bank, was incorporated under the laws of the State of Georgia in 1999. Century Bank’s main office is located in Cartersville, Georgia, and it has an additional branch located in Rockmart, Georgia. Century Bank primarily serves Bartow County and Polk County, Georgia.
Century Bank engages in general commercial and consumer banking, providing a full range of banking services, including credit and deposit products for commercial and industrial, small business and personal customers, treasury solutions and other personal banking products including residential mortgages. As of March 31, 2024, CBB had total assets of $355.9 million, total loans of $132.6 million (excluding mortgage loans held for sale), total deposits of $296.9 million and total shareholders’ equity of $21.5 million.
CBB common stock is not listed or traded on any established securities exchange or quotation system.
The principal executive offices of CBB are located at 215 East Main Street, Cartersville, Georgia 30120, and its telephone number is (770) 387-1922. CBB’s website can be accessed at https://www.centurybanknet.com. Information contained on CBB’s website does not constitute part of, and is not incorporated into, this proxy statement/prospectus.

THE MERGER AND THE MERGER AGREEMENT
The Merger and the Merger Agreement
The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the merger agreement carefully and in its entirety, as it is the primary legal document that governs the merger.
Each of Southern States’ and CBB’s respective board of directors have unanimously approved the merger agreement. The merger agreement provides that, pursuant to the terms and subject to the conditions set forth in the merger agreement, CBB will be merged with and into Southern States, with Southern States as the surviving entity, and, as soon as practicable thereafter, Century Bank will be merged with and into Southern States Bank, with Southern States Bank as the surviving entity.
Merger Consideration
Under the terms and subject to the conditions of the merger agreement, upon the consummation of the merger, holders of CBB common stock will have the right to elect to receive either 1.550 shares of Southern States common stock or $45.63 in cash for each share of CBB common stock they hold. Shareholder elections for cash are subject to proration such that no more than 10.0% of the shares outstanding of CBB common stock will receive the cash consideration, including cash that may be paid pursuant to dissenters’ rights of appraisal.. At the effective date, all options to purchase CBB common stock under the CBB amended and restated stock option and incentive plan, whether vested or unvested, will be cancelled and extinguished and exchanged into the right to receive cash equal to the product of the number of shares underlying the option by the excess, if any, of $45.63 over the exercise price of the option.
CBB’s Reasons for the Merger; Recommendation of CBB’s Board of Directors
For the reasons set forth under “The Merger—CBB’s Reasons for the Merger; Recommendation of CBB’s Board of Directors,” CBB’s board of directors determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of CBB and its shareholders and unanimously adopted and approved the merger agreement and the transactions contemplated by it. CBB’s board of directors unanimously recommends that its shareholders vote “FOR” the CBB merger proposal.
CBB’s board of directors did not assign relative weights to the factors described in that section or the other factors considered by it. In addition, CBB’s board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of CBB’s board of directors may have given different weights to different factors.
Opinion of CBB’s Financial Advisor
At the February 27, 2024 meeting of CBB’s board of directors, representatives of Performance Trust Capital Partners, LLC (“Performance Trust”) rendered Performance Trust’s oral opinion, which was subsequently confirmed by delivery of a written opinion to the board of directors, dated February 27, 2024 (the “Performance Trust opinion”), that as of such date, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in the Performance Trust opinion, the merger consideration consisting of for each one (1) share of common stock, par value $0.01 per share, of CBB, the right to receive from Southern States, 1.550 shares of Southern States common stock or, at the election of such shareholder and subject to no more than 10.0% of the shares of CBB common stock outstanding at the effective date shall receive the cash consideration (the “Maximum Cash Consideration”), $45.63 in cash for each share of CBB Common Stock was fair, from a financial point of view, to the holders of CBB common stock entitled to receive such consideration. Performance Trust’s opinion did not, and Performance Trust otherwise has not and does not, express any opinion on the fairness, from a financial point of view, to the holder of CBB common stock of the merger consideration, whether to the extent set forth in this proxy statement/prospectus or otherwise. CBB shareholders are advised to review the summary of Performance Trust’s fairness opinion set forth herein keeping in mind that the opinion is limited to the fairness, from a financial point of view, of the merger consideration as of February 27, 2024.

The full text of the written opinion of Performance Trust, dated February 27, 2024, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex C to this document and is incorporated by reference in its entirety into this document. You are urged to read this opinion carefully and in its entirety. Performance Trust’s opinion was addressed to, and provided for the information and benefit of, the CBB board of directors (in its capacity as such) in connection with its evaluation of the fairness of the merger consideration from a financial point of view, and did not address any other aspects or implications of the merger. The opinion does not constitute a recommendation to the CBB board of directors or to any other persons in respect of the merger, including as to how any holder CBB common stock should vote at any shareholders’ meeting held in connection with the merger or take, or not to take, any action in respect of the merger. Performance Trust’s opinion does not address the relative merits of the merger as compared to any other business or financial strategies that might be available to CBB, nor does it address the underlying business decision of CBB to engage in the merger.
Southern States’ Reasons for the Merger; Approval by Southern States’ Board of Directors
Southern States believes that the acquisition of other banks is an efficient and productive way to expand Southern State’s markets, grow its assets and capital, and improve its loan to deposit ratio to support future loan growth. In particular, the acquisition of Century Bank by the subsidiary bank merger with Southern States Bank is an efficient and effective way to increase Southern States Bank’s presence in the Atlanta metro market.
For the reasons set forth under “The Merger—Southern States’ Reasons for the Merger; Approval by Southern States’ Board of Directors,” the Southern States board of directors determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Southern States and its shareholders and adopted and approved the merger agreement and the transactions contemplated by it.
Interests of Certain CBB Directors and Executive Officers in the Merger
Directors and executive officers of CBB have interests in the merger that are different from, or are in addition to, the interests of the shareholders of CBB. These interests include:
•each of Messrs. David H. Caswell and Richard E. Drews, Jr. has accepted a job offer from Southern States granting them an annual base salary, restricted stock of Southern States subject to vesting and stock options for the purchase of Southern States common stock subject to vesting;
•each of Messrs. David H. Caswell and Richard E. Drews, Jr. has entered into a Non-Competition and Non-Solicitation Agreement with Southern States (each, a “Restrictive Covenant Agreement”), which provides for a lump-sum payment to be made on the effective date, subject to continued compliance with non-competition and non-solicitation covenants;
•each of Messrs. David H. Caswell and Richard E. Drews, Jr. has entered into a Settlement Agreement with Southern States (each, a “Settlement Agreement”), which provides for a lump-sum payment, the grant of restricted stock of Southern States subject to vesting, and stock options for the purchase of Southern States common stock subject to vesting;
•pursuant to the terms of each of their Supplemental Executive Retirement Plans with Century Bank (each, a “SERP”), each of Messrs. Drews’ and Caswell’s normal retirement benefit will vest in full upon a change in control and requires Century Bank to establish a rabbi trust (if not already established) and contribute a source of funds sufficient to satisfy all obligations under the SERP, in each case as described therein;
•each of Messrs. William P. Taylor, Senior Vice President, Secretary and Chief Financial Officer, and Jay Slaughter, Senior Vice President, and Ms. Tamera Ray, Vice President, will have options cashed out in connection with the merger;
•pursuant to the terms of his employment agreement with CBB and Century Bank, Mr. Taylor is entitled to a lump sum payment upon the termination of his employment following the change in control of CBB;

•pursuant to the terms of the merger agreement, CBB’s directors and executive officers are entitled to continued indemnification and insurance coverage for a period of six years following the effective date; and
•following the effective date, certain of CBB’s directors and executive officers will continue to serve as directors or executive officers, as applicable, of the combined company, and certain directors will be invited to serve as members of an advisory board.
The board of directors of CBB was aware of the foregoing interests and considered them, among other matters, in approving the merger agreement and the merger. For a more complete description of the interests of CBB’s directors and executive officers in the merger, see “The Merger—Interests of Certain CBB Directors and Executive Officers in the Merger” beginning on page 36.
Governance of the Combined Company After the Merger
The merger agreement provides, that prior to the effective date, the board of directors of Southern States shall take all actions necessary to appoint Richard E. Drews, Jr. (or another individual mutually agreeable to the parties) (the “new SSB director”) effective as of the effective date to serve on the board of directors of Southern States and Southern States Bank following the merger until such time as his successor is duly elected and qualified. The nominating and corporate governance committee of the board of directors of Southern States and Southern States Bank (the “Nominating and Corporate Governance Committee”) shall cause the new SSB director that has been appointed to and is serving on the board of directors of Southern States and Southern States Bank to be nominated for re-election at the next annual meeting of Southern States and Southern States Bank to a full term.
The merger agreement also provides that Southern States and Southern States Bank will authorize the creation of an advisory board of directors of Southern States Bank (the “advisory board”). The advisory board will initially consist of the directors of Century Bank at the effective date, but may consist of other members as determined by the board of directors of Southern States Bank. The advisory board will not have management duties, but may offer advice to the board of directors of Southern States Bank, meet with, and recommend customers to, Southern States Bank and undertake other activities that the board of directors may recommend. Each member of the advisory board will be paid an amount equal to $250 per meeting.
Regulatory Approvals
To complete the merger, Southern States and CBB need to obtain approvals or consents from, or make filings with, a number of U.S. federal and state bank and other regulatory authorities. Subject to the terms of the merger agreement, Southern States and CBB have agreed to cooperate with each other and use reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings in respect of the requisite regulatory approvals, use their reasonable best efforts to make such filings within twenty (20) days of the date of the merger agreement), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties, regulatory agencies and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such regulatory agencies and governmental entities. The term “requisite regulatory approvals” means all regulatory authorizations, consents, orders and approvals (and the expiration or termination of all statutory waiting periods in respect thereof), or waivers of such regulatory authorizations, consents, orders and approvals from (i) the Federal Reserve Board (in respect of the merger), the Federal Deposit Insurance Corporation (“FDIC”), the Alabama State Banking Department (“ASBD”) and the Georgia Department of Banking and Finance (“GDBF”) or (ii) referred to in the merger agreement that are necessary to consummate the transactions contemplated by the merger agreement, except for any such authorizations, consents, orders or approvals the failure of which to be obtained would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on Southern States as the surviving entity in the merger.
The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by CBB’s shareholders in the merger is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger.

Southern States and CBB believe that the merger does not raise significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals. However, there can be no assurance that all of the regulatory approvals described below will be obtained and, if obtained, there can be no assurances regarding the timing of the approvals, the companies’ ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. These approvals could be delayed or not obtained at all, including due to: an adverse development in either party’s regulatory standing or in any other factors considered by regulators when granting such approvals, including factors not known as of the date of this joint proxy statement/prospectus and factors that may arise in the future; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment generally. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of Southern States following the completion of the merger. There can likewise be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the merger or, if such a challenge is made, what the result of such challenge will be.
Expected Timing of the Merger
Neither Southern States nor CBB can predict the actual date the merger will be completed, or if the merger will be completed at all, because completion of the merger is subject to conditions and factors outside the control of both companies. CBB must first obtain the approval of CBB shareholders for the CBB merger proposal. Southern States and CBB must also obtain necessary regulatory approvals and satisfy certain other closing conditions. Southern States and CBB expect the merger to be completed promptly once CBB has obtained its shareholders’ approval and Southern States and CBB have obtained necessary regulatory approvals and have satisfied certain other closing conditions. Southern States and CBB currently expect these conditions to be satisfied and the merger to close in the third or fourth quarter of 2024.
The Support Agreements
All of CBB’s directors have entered into shareholder support agreements in favor of Southern States and CBB pursuant to which they have agreed, in their capacity as CBB shareholders, to vote all of their shares in favor of the approval of the merger proposal. As of the record date, these directors of CBB and their affiliates had the right to vote [_________] shares of CBB common stock, or approximately [_________]% of the outstanding CBB shares entitled to vote at the special meeting. As of the record date, all directors and executive officers of CBB, including their affiliates, had the right to vote [_________] shares of CBB common stock, or approximately [_________]% of the outstanding CBB shares entitled to vote at the special meeting, and held options to purchase [_________] shares of CBB common stock.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to the obligation of Southern States to complete the merger that Southern States receives a legal opinion to that effect. Assuming the receipt and accuracy of such opinion, a holder of CBB common stock who receives solely shares of Southern States common stock (or receives Southern States common stock and cash solely in lieu of a fractional share) in exchange for shares of CBB common stock in the merger generally will not recognize any gain or loss upon the merger, except with respect to the cash received in lieu of a fractional share of CBB common stock. If you receive only cash in exchange for your shares of CBB common stock, you will generally recognize a taxable gain or loss in an amount equal to the difference between the amount of cash received and your tax basis in your shares of CBB common stock exchanged. If you receive a combination of Southern States common stock and cash in exchange for your shares of CBB common stock, you will generally recognize a taxable gain (but not loss) in an amount equal to the lesser of:
(i)the excess, if any of:
(A)the sum of the cash and the fair market value of the Southern States common stock you receive, over
(B)your tax basis in CBB common stock exchanged in the merger; or

(ii)the cash that you receive in the merger.
The United States federal income tax consequences described above may not apply to all holders of CBB common stock. You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this proxy statement/prospectus. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger. For a more complete discussion of the material U.S. federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 52.
The United States federal income tax consequences described above may not apply to all holders of CBB common stock. Your tax consequences will depend on your individual situation. Accordingly, Southern States and CBB strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.
RISK FACTORS
Before voting at the special meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/prospectus, including the risk factors set forth in the section entitled “Risk Factors” beginning on page 10, including, without limitation:
•You may not receive the form of merger consideration that you elect;
•Because the market price of Southern States common stock may fluctuate, CBB shareholders cannot be certain of the market value of the merger consideration they will receive;
•Since the cash consideration per share of CBB common stock is fixed, CBB shareholders are at risk in the event that the market price of Southern States common stock increases prior to the consummation of the merger;
•The market price of Southern States common stock after the merger may be affected by factors different from those currently affecting the price of shares of CBB common stock or Southern States common stock;
•The opinion delivered by Performance Trust to CBB’s board of directors prior to the entry into the merger agreement will not reflect changes in circumstances that may have occurred since the dates of the opinion;
•Combining Southern States and CBB may be more difficult, costly or time-consuming than expected, and Southern States and CBB may fail to realize the anticipated benefits of the merger;
•Southern States may be unable to retain Southern States and/or CBB personnel successfully after the merger;
•Regulatory approvals may not be received, may take longer than expected, or may impose conditions that are not presently anticipated or that could have an adverse effect on Southern States following the merger;
•Certain of CBB’s directors and executive officers may have interests in the merger that may differ from the interests of CBB shareholders;
•The merger agreement may be terminated in accordance its terms and the merger may not be completed;
•Failure to complete the merger could negatively impact Southern States or CBB;
•Southern States and CBB will be subject to business uncertainties and contractual restrictions while the merger is pending;
•The merger agreement limits CBB’s ability to pursue alternatives to the merger and may discourage other companies from trying to acquire CBB;

•The shares of Southern States common stock to be received by CBB shareholders as a result of the merger will have some rights that are different from the shares of CBB common stock;
•Southern States and CBB are expected to incur significant costs related to the merger and integration;
•Each current CBB shareholder will have a reduced ownership and voting interest in Southern States following the consummation of the merger than the holder’s current ownership and voting interest in CBB individually prior to the consummation of the merger and may exercise less influence over management;
•Issuance of shares of Southern States common stock in connection with the merger may adversely affect the market price of Southern States common stock;
•Litigation may be filed against Southern States or CBB (or their respective boards of directors) that could prevent or delay the completion of the merger or result in the payment of damages following the completion of the merger; and
•The federal income tax consequences of the merger for CBB shareholders will be dependent upon the merger consideration received.
You should also carefully consider the risk factors described in Southern States’ Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed with the SEC, which are incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find Additional Information” appearing at the forepart of this proxy statement/prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus, and any amendment thereto, may contain estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements relating to the impact Southern States and CBB expect the merger to have on the combined entities operations, financial condition, and financial results, and Southern States’ expectations about its ability to successfully integrate the combined businesses and the amount of cost savings and other benefits Southern States expects to realize as a result of the merger.
Forward-looking statements also include, without limitation, predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations, and are subject to risks and uncertainties. These statements often, but not always, are preceded by, are followed by or otherwise include the words such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature.
These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the banking industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given recent events and trends in the banking industry and interest rate volatility. Although Southern States and CBB believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, they cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or may be important factors that could cause Southern States’ and CBB’s actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•the possibility that the proposed merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all;
•the delay in or failure to close for any other reason;
•the outcome of any legal proceedings that may be instituted against Southern States or CBB;
•the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement;
•the risk that the businesses of Southern States and CBB will not be integrated successfully;
•the possibility that the cost savings and any synergies or other anticipated benefits from the proposed merger may not be fully realized or may take longer to realize than expected;
•disruption from the proposed merger making it more difficult to maintain relationships with employees, customers or other parties with whom Southern States or CBB have business relationships;
•diversion of management time on merger-related issues;
•risks relating to the potential dilutive effect of the shares of Southern States common stock to be issued in the proposed merger;
•the reaction to the proposed merger of the companies’ customers, employees and counterparties; and
•other factors, many of which are beyond the control of Southern States and CBB.

These are representative of the future factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which Southern States, CBB or their respective subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other future factors.
For any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, Southern States and CBB claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on any such forward-looking statements. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Any forward-looking statement speaks only as of the date on which it is made, and Southern States and CBB do not undertake any obligation to publicly update or revise any forward-looking statement, whether written or oral, and whether as a result of new information, future developments or otherwise, except as specifically required by law.
For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that Southern States has filed with the SEC as described under “Where You Can Find Additional Information” appearing at the forepart of this proxy statement/prospectus.
Southern States and CBB expressly qualify in their entirety all forward-looking statements attributable to either of us or any person acting on our behalf by the cautionary statements contained or referred to in this proxy statement/prospectus.

RISK FACTORS
In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the following risks relating to the merger before deciding how to vote at the special meeting. You should also consider the risks relating to the business of Southern States because these risks will also affect the combined company. The risks relating to the business of Southern States can be found in Southern States’ Annual Report on Form 10-K for the year ended December 31, 2023, as amended or updated by any subsequent documents filed with the Securities and Exchange Commission, which are incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
You may not receive the form of merger consideration that you elect.
The merger agreement contains provisions that are designed to ensure that the maximum number of shares of CBB common stock that may be converted into cash consideration may not exceed 10.0% of the shares of CBB common stock outstanding at the effective date. If more than 10.0% of the shares of CBB common stock outstanding at the effective date would otherwise be converted into cash (including shares held by holders of CBB common stock who have properly exercised their right to dissent as described under the section entitled “The Merger—Dissenters’ Rights in the Merger” beginning on page 41), then the holders of CBB common stock electing cash consideration will receive a combination of cash and Southern States common stock with the cash consideration to be prorated on the basis of the number of shares of CBB common stock as to which holders of CBB have properly elected to receive cash consideration so that the maximum amount of shares of CBB common stock to receive cash shall not exceed 10.0%. Accordingly, there is a risk that you will receive a portion of the merger consideration in a form that you did not elect, which could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you elected (including the recognition of taxable gain to the extent cash is received).
Because the market price of Southern States common stock may fluctuate, CBB shareholders cannot be certain of the market value of the merger consideration they will receive.
In the merger, each share of CBB common stock issued and outstanding immediately prior to the effective date will be exchanged, at the option of the holder of such CBB common stock, for either (i) 1.550 shares of Southern States common stock or (ii) $45.63 per share of CBB common stock; provided, that shareholder elections for cash are subject to proration such that no more than 10.0% of the outstanding shares of CBB common stock will receive the cash consideration. This exchange ratio is fixed and will not be adjusted for changes in the market price of either Southern States common stock or CBB common stock. Changes in the price of Southern States common stock between now and the time of the merger will affect the value that CBB shareholders will receive in the merger. Neither Southern States nor CBB is permitted to terminate the merger agreement as a result of any increase or decrease in the market price of Southern States common stock or CBB common stock.
Stock price changes may result from a variety of factors, including general market and economic conditions, changes in CBB’s and Southern States’ businesses, operations and prospects, the recent volatility in the prices of securities in global financial markets, including market prices of CBB, Southern States and other banking companies, and regulatory considerations, many of which are beyond CBB’s and Southern States’ control. Therefore, at the time of the special meeting, CBB shareholders will not know the market value of the consideration that CBB shareholders will receive at the effective date. You should obtain current market quotations for shares of Southern States common stock.
Since the cash consideration per share of CBB common stock is fixed, CBB shareholders are at risk in the event that the market price of Southern States common stock increases prior to the consummation of the merger.
Those CBB shareholders who receive cash consideration in exchange for their shares of CBB common stock will receive $45.63 in cash consideration for each such share, subject to adjustment as set forth in the merger agreement. If the market price of Southern States common stock increases, those CBB shareholders who receive cash consideration will receive less than the value of the Southern States common stock that they would have received if they had elected to receive Southern States common stock and had, in fact, received Southern States common stock in the merger. Southern States and CBB urge CBB shareholders to obtain current market quotations for Southern States common stock.
The market price of Southern States common stock after the merger may be affected by factors different from those currently affecting the price of shares of CBB common stock or Southern States common stock.
In the merger, CBB shareholders will become Southern States shareholders. Southern States’ business differs from that of CBB. Accordingly, the results of operations of Southern States and the market price of Southern States common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Southern States and CBB. For a discussion of the businesses of Southern States and CBB and of certain factors to consider in connection with those businesses, see the sections entitled “Information About Southern States” and “Information About CBB” beginning on pages 55 and 57, respectively, and the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find Additional Information.”
The opinion delivered by Performance Trust to CBB’s board of directors prior to the entry into the merger agreement will not reflect changes in circumstances that may have occurred since the dates of the opinion.
At the February 27, 2024 meeting of CBB’s board of directors, representatives of Performance Trust rendered Performance Trust’s oral opinion, which was subsequently confirmed by delivery of a written opinion to the board of directors, dated February 27, 2024. Changes in the operations and prospects of Southern States or CBB, general market and economic conditions and other factors that may be beyond the control of Southern States and CBB, may have altered the value of Southern States or CBB or the prices of shares of Southern States common stock and shares of CBB common stock as of the date of this proxy statement/prospectus, or may alter such values and prices by the time the merger is completed. The Performance Trust opinion does not speak as of the date of this proxy statement/prospectus or as of any other date subsequent to the dates of the Performance Trust opinion.
Combining Southern States and CBB may be more difficult, costly or time-consuming than expected, and Southern States and CBB may fail to realize the anticipated benefits of the merger.
The success of the merger will depend, in part, on the ability to realize the anticipated cost savings from combining the businesses of Southern States and CBB. To realize the anticipated benefits and cost savings from the merger, Southern States and CBB must integrate and combine their businesses in a manner that permits those cost savings to be realized, without adversely affecting current revenues and future growth. If Southern States and CBB are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings of the merger could be less than anticipated, and integration may result in additional and unforeseen expenses.
An inability to realize the full extent of the anticipated benefits of the merger and the other transactions contemplated by the merger agreement, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, levels of expenses and operating results of Southern States following the completion of the merger, which may adversely affect the value of the common stock of Southern States following the completion of the merger.
Southern States and CBB have operated and, until the completion of the merger, must continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the companies’ ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on each of Southern States and CBB during this transition period and on Southern States for an undetermined period after completion of the merger.

Southern States may be unable to retain Southern States and/or CBB personnel successfully after the merger is completed.
The success of the merger will depend in part on Southern States’ ability to retain the talents and dedication of key employees currently employed by Southern States and CBB. It is possible that these employees may decide not to remain with Southern States or CBB, as applicable, while the merger is pending or with Southern States after the merger is completed. If Southern States and CBB are unable to retain key employees, including management, who are critical to the successful integration and future operations of the companies, Southern States and CBB could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment costs. In addition, following the merger, if key employees terminate their employment, Southern States’ business activities may be adversely affected, and management’s attention may be diverted from successfully integrating Southern States and CBB to hiring suitable replacements, all of which may cause Southern States’ business to suffer. In addition, Southern States and CBB may not be able to locate or retain suitable replacements for any key employees who leave either company.
Regulatory approvals may not be received, may take longer than expected, or may impose conditions that are not presently anticipated or that could have an adverse effect on Southern States following the merger.
Before the merger may be completed, various approvals, consents and non-objections must be obtained from the Federal Reserve Board, the FDIC, the ASBD, the GDBF and other regulatory authorities. In determining whether to grant these approvals, such regulatory authorities consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger—Regulatory Approvals” beginning on page 39. These approvals could be delayed or not obtained at all, including due to: an adverse development in either party’s regulatory standing or in any other factors considered by regulators when granting such approvals, including factors not known as of the date of this proxy statement/prospectus and factors that may arise in the future; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment generally. The Federal Reserve Board has stated that if material weaknesses are identified by examiners before a banking organization applies to engage in expansionary activity, the Federal Reserve Board will expect the banking organization to resolve all such weaknesses before applying for such expansionary activity. The Federal Reserve Board has also stated that if issues arise during the processing of an application for expansionary activity, it will expect the applicant banking organization to withdraw its application pending resolution of any supervisory concerns.
The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of Southern States’ business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of Southern States following the merger or otherwise reduce the anticipated benefits of the merger if the merger were consummated successfully within the expected timeframe. In addition, there can be no assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any court or regulatory agency of competent jurisdiction that would prohibit or make illegal the completion of any of the transactions contemplated by the merger agreement.
Certain of CBB’s directors and executive officers may have interests in the merger that may differ from the interests of CBB shareholders.
CBB shareholders should be aware that some of CBB’s directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, those of CBB shareholders. These interests and arrangements may create potential conflicts of interest. The CBB board of directors was aware of these respective interests and considered these interests, among other matters, when making its decisions to approve the merger agreement, and in recommending that CBB shareholders vote to approve the merger agreement. For a more complete description of these interests, please see “The Merger—Interests of Certain CBB Directors and Executive Officers in the Merger” beginning on page 36.
The merger agreement may be terminated in accordance with its terms and the merger may not be completed.
The merger agreement is subject to a number of conditions that must be fulfilled in order to complete the merger including, among others, (i) approval of the merger agreement and merger by CBB shareholders, (ii) receipt of required regulatory approvals without the imposition of a condition that, in the reasonable good faith judgment of the board of directors of Southern States s or the board of directors of CBB, would so materially adversely impact the economic benefits of the transaction as contemplated by the merger agreement so as to render inadvisable the consummation of the merger, and receipt of all other requisite consents or approvals, (iii) the absence of any law or order preventing or prohibiting the consummation of the transactions contemplated by the merger agreement (including the merger), (iv) the effectiveness of the registration statement for the Southern States common stock to be issued in the merger, (v) receipt by Southern States of opinion to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, (vi) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (vii) the performance in all material respects by the other party of its obligations under the merger agreement, (viii) the absence of any material adverse effect with respect to the other party and (ix) the number of shares as to which shareholders of CBB have exercised dissenters’ rights of appraisal under the merger agreement does not exceed 7.5% of the outstanding shares of CBB common stock.
These conditions to the closing may not be fulfilled in a timely manner or at all, and, accordingly, the merger may not be completed. In addition, the parties can mutually decide to terminate the merger agreement at any time, before or after shareholder approval, or Southern States or CBB may elect to terminate the merger agreement in certain other circumstances. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 49.
Failure to complete the merger could negatively impact Southern States or CBB.
If the merger is not completed for any reason, including as a result of CBB shareholders failing to approve the merger, there may be various adverse consequences and Southern States and/or CBB may experience negative reactions from the financial markets and from their respective customers and employees. For example, Southern States’ or CBB’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of Southern States common stock or CBB common stock could decline to the extent that current market prices reflect a market assumption that the merger will be beneficial and will be completed. Southern States and/or CBB also could be subject to litigation related to any failure to complete the merger or to proceedings commenced against Southern States or CBB to perform their respective obligations under the merger agreement. If the merger agreement is terminated under certain circumstances, CBB may be required to pay a termination fee of $1.2 million to Southern States.
Additionally, each of Southern States and CBB has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of preparing, filing, printing and mailing this proxy statement/prospectus, and all filing and other fees paid in connection with the merger. If the merger is not completed, Southern States and CBB would have to pay these expenses without realizing the expected benefits of the merger.
Southern States and CBB will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Southern States and CBB. These uncertainties may impair Southern States’ or CBB’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Southern States or CBB to seek to change existing business relationships with Southern States or CBB. In addition, subject to certain exceptions, CBB has agreed to operate its business in the ordinary course in all material respects and to refrain from taking certain actions that may adversely affect its ability to consummate the merger on a timely basis without Southern States’ consent, and Southern States has agreed to refrain from taking certain actions that may adversely affect its ability to consummate the merger on a timely basis without CBB’s consent. These restrictions may prevent Southern States and/or CBB from pursuing attractive business opportunities that may arise prior to the completion of the merger. See “The Merger Agreement—Covenants and Agreements” beginning on page 44 for a description of the restrictive covenants applicable to Southern States and CBB.
The merger agreement limits CBB’s ability to pursue alternatives to the merger and may discourage other companies from trying to acquire CBB.
The merger agreement contains “no shop” covenants that restrict CBB’s ability to, directly or indirectly, among other things, initiate, solicit, knowingly encourage or knowingly facilitate, inquiries or proposals with respect to, or, subject to certain exceptions generally related to the exercise of fiduciary duties by CBB’s board of directors, engage in any negotiations concerning, or provide any confidential or non-public information or data relating to, any alternative acquisition proposals. These provisions, which include a $1.2 million termination fee payable under certain circumstances, may discourage a potential third-party acquirer that might have an interest in acquiring all or a significant part of CBB from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share price to CBB shareholders than what is contemplated in the merger, or may result in a potential third-party acquirer proposing to pay a lower per share price to acquire CBB than it might otherwise have proposed to pay. For more information, see “The Merger Agreement—Termination of the Merger Agreement” beginning on page 49.
The shares of Southern States common stock to be received by CBB shareholders as a result of the merger will have rights that are different from the shares of CBB common stock.
In the merger, CBB shareholders will become Southern States shareholders and their rights as shareholders will be governed by Alabama law and the governing documents of Southern States following the merger. The rights associated with Southern States common stock are different from the rights associated with CBB common stock. See “Comparison of the Rights of Shareholders of Southern States and CBB” beginning on page 73 for a discussion of the different rights associated with Southern States common stock.
Southern States and CBB are expected to incur significant costs related to the merger and integration.
Southern States and CBB have incurred and expect to incur significant, non-recurring costs in connection with negotiating the merger agreement and closing the merger. In addition, Southern States will incur costs in connection with the completion of the merger as Southern States integrates the CBB business, including system consolidation costs, professional fees and employment-related costs. These expenses are currently estimated to be approximately $5.0 million pre-tax.
There can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset these transaction and integration costs over time. Southern States and CBB may also incur additional costs to maintain employee morale and to retain key employees. Southern States and CBB will also incur significant legal, financial advisory, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the merger. Some of these costs are payable regardless of whether the merger is completed. See “The Merger Agreement—Expenses and Fees” beginning on page 51.
Each current CBB shareholder will have a reduced ownership and voting interest in Southern States following the consummation of the merger than the holder’s current ownership and voting interest in CBB individually prior to the consummation of the merger and may exercise less influence over management.
CBB shareholders currently have the right to vote in the election of the board of directors and on other matters affecting CBB. When the merger is completed, each CBB shareholder will become a Southern States shareholder, with a percentage ownership of Southern States that is smaller than the holder’s percentage ownership of CBB prior to the consummation of the merger. Based on the number of shares of Southern States and CBB common stock outstanding as of the close of business on the CBB record date, and based on the number of shares of Southern

States common stock expected to be issued in the merger, the former CBB shareholders, as a group, are estimated to own approximately ten percent (10.0%) of the outstanding shares of Southern States immediately after the merger. Because of this, CBB shareholders may have less influence on the management and policies of Southern States than they now have on the management and policies of CBB.
Issuance of shares of Southern States common stock in connection with the merger may adversely affect the market price of Southern States common stock.
Based on the number of shares of CBB common stock outstanding as of March 31, 2024, Southern States expects to issue approximately 1.07 million shares of Southern States common stock to CBB shareholders. The issuance of these new shares of Southern States common stock may result in fluctuations in the market price of Southern States common stock, including a stock price decrease.
Litigation may be filed against Southern States or CBB (or their respective boards of directors) that could prevent or delay the completion of the merger or result in the payment of damages following completion of the merger.
In connection with the merger, it is possible that shareholders may file demands or putative class action lawsuits against Southern States or CBB (or their respective boards of directors). Among other remedies, these shareholders could seek damages or to enjoin the merger. The outcome of any such litigation is uncertain. If a dismissal is not granted or a settlement is not reached, such potential lawsuits could prevent or delay completion of the merger and result in substantial costs to Southern States and CBB, including any costs associated with indemnification obligations of Southern States or CBB. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is consummated may adversely affect the combined company’s business, financial condition, results of operations, cash flows and market price.
If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the CBB shareholders may be required to pay substantial U.S. federal income taxes.
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Southern States and CBB intend to report the merger consistent with such qualification. It is a condition to Southern States’ obligation to complete the merger that Southern States receive an opinion from outside counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, an opinion of counsel represents such counsel’s judgment and is not binding on the IRS or any court and the IRS or a court may disagree with the conclusion in the opinion of counsel. Southern States and CBB have not sought, and will not seek, any ruling from the IRS regarding any matters relating to the transactions, and as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the treatment of the merger as a “reorganization” within the meaning of Section 368(a) of the Code. If the IRS or a court determines that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of CBB common stock generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value of the Southern States common stock received in the merger, and such U.S. holder’s aggregate tax basis in the corresponding CBB common stock surrendered in the merger. See “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 52.
The federal income tax consequences of the merger for CBB shareholders will be dependent upon the merger consideration received.
The federal income tax consequences of the merger to you will depend upon the merger consideration you receive. In general, if you exchange your shares of CBB common stock solely for cash, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the cash you receive and your adjusted tax basis in your CBB common stock. If you receive solely Southern States common stock in exchange for your CBB common stock, you generally will not recognize any gain or loss for federal income tax purposes (except to the extent attributable to cash received in lieu of fractional shares of Southern States common stock). If you receive a combination of cash and Southern States common stock in the transaction, you generally will not recognize loss but will recognize gain, if any, to the extent attributable to the cash received. For a more detailed discussion of the federal income tax consequences of the transaction to you, see, “Material U.S. Federal Income Tax Consequences of the Merger” on page 52.

THE CBB SPECIAL MEETING
This section contains information about the special meeting of CBB shareholders that has been called to consider and vote on the merger proposal and the adjournment proposal. Together with this proxy statement/prospectus, CBB is also sending its shareholders a notice of the special meeting and a form of proxy that the CBB board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.
On or about [_________], 2024, CBB commenced mailing or otherwise delivering this proxy statement/prospectus and the enclosed form of proxy card) to its shareholders entitled to vote at the special meeting.
Date, Time and Place of Meeting
The special meeting will be held on [_________], 2024, at [_________] at [_________], local time.
Matters to Be Considered
The purpose of the special meeting is to vote on:
•the CBB merger proposal; and
•the CBB adjournment proposal; and
•any other business properly brought before the special meeting or any adjournment or postponement thereof.
Record Date and Quorum
The close of business on [_________], 2024 has been fixed as the record date for determining the CBB shareholders entitled to receive notice of and to vote at the special meeting. At that time, [_________] shares of CBB common stock were outstanding, held by approximately [_________] holders of record.
In order to conduct voting at the special meeting, there must be a quorum, which is the number of shares that must be present at the meeting, either in person or by proxy. The presence at the meeting, in person or by proxy, of at least a majority of CBB common stock entitled to vote at the special meeting will constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.
Votes Required
Approval of the CBB merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of CBB common stock entitled to vote.
Approval of the CBB adjournment proposal requires the affirmative vote of a majority of the shares represented, in person or by proxy, at the special meeting and entitled to vote.
For each share of CBB common stock you hold as of the record date, you are entitled to one vote at the special meeting on each proposal to be considered.
All of CBB’s directors have entered into shareholder support agreements in favor of Southern States and CBB pursuant to which they have agreed, in their capacity as CBB shareholders, to vote all of their shares in favor of the approval of the merger proposal. As of the record date, these directors of CBB and their affiliates had the right to vote [_________] shares of CBB common stock, or approximately [_________]% of the outstanding CBB shares entitled to vote at the special meeting. As of the record date, all directors and executive officers of CBB, including their affiliates, had the right to vote [_________] shares of CBB common stock, or approximately [_________]% of the outstanding CBB shares entitled to vote at the special meeting, and held options to purchase [_________] shares of CBB common stock.

Proxies
The form of proxy accompanying this proxy statement/prospectus contains instructions for voting CBB common stock. If you hold CBB common stock in your name as a shareholder of record and are voting, you should complete, sign, date and return the proxy card accompanying this proxy statement/prospectus in the enclosed postage-paid return envelope to ensure that your vote is counted at the special meeting, or at any adjournment or postponement of the special meeting, regardless of whether you plan to attend the special meeting. If you hold your CBB common stock in “street name” through a bank, broker or other holder of record, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker.
All shares represented by valid proxies that CBB receives through this solicitation, and that are not revoked, will be voted in accordance with the instructions on the proxy card. If you make no specification on your proxy card how you want your CBB common stock voted before signing and returning it, your proxy will be voted “FOR” the approval of the CBB merger proposal.
If you are the registered holder of your CBB common stock or you obtain a broker representation letter from your bank, broker or other holder of record of your CBB common stock and in all cases you bring proof of identity, you may vote your CBB common stock in person by ballot at the special meeting. Votes properly cast at the special meeting, in person or by proxy, will be tallied by CBB’s inspector of elections.
Revocation of Proxies
If you hold CBB common stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by signing and returning a proxy card with a later date, delivering a written revocation letter to CBB’s Chief Executive Officer, or by attending the special meeting in person and voting by ballot at the special meeting. Any CBB shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence of a shareholder at the special meeting will not constitute revocation of a previously given proxy.
Written notices of revocation and other communications about revoking a CBB proxy should be addressed to:
CBB Bancorp
P.O. Box 580
Cartersville, Georgia 30120
Attn: Richard E. Drews, Jr.
CBB Bancorp
215 E Main Street
Cartersville, Georgia 30120
Attn: Richard E. Drews, Jr.
If your CBB common stock is held in “street name” by a bank, broker or other holder of record, you should follow the instructions of your bank, broker or other holder of record regarding the revocation of proxies.
Treatment of Abstentions and Failure to Vote
Approval of the CBB merger proposal requires the affirmative vote of a majority of all outstanding shares of CBB common stock. Therefore, an abstention or failure to vote your shares will have the same effect as a vote against the approval of the CBB merger proposal.
Approval of the CBB adjournment proposal by CBB shareholders requires only the affirmative vote of a majority of the shares represented, in person or by proxy, at the special meeting and entitled to vote. Accordingly, your failure to vote, an abstention or a broker non-vote will have no effect on the CBB adjournment proposal.

The CBB board of directors urges you to promptly vote your CBB common stock by completing, dating and signing the accompanying proxy card and returning it promptly in the enclosed postage-paid envelope. If you hold your CBB common stock in “street name” through a bank, broker or other holder of record, please vote by following the voting instructions of your bank, broker or other holder of record.
Recommendation of the CBB Board of Directors
The CBB board of directors has unanimously adopted and approved the merger agreement and the transactions it contemplates, including the merger. The CBB board of directors determined that the merger, merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of CBB and its shareholders.
Accordingly, the CBB board of directors unanimously recommends that you vote your CBB common stock “FOR” approval of the CBB merger proposal and “FOR” the CBB adjournment proposal.
See “The Merger—CBB’s Reasons for the Merger; Recommendation of CBB’s Board of Directors” on page 23 for a more detailed discussion of the CBB board of directors’ recommendation.
Solicitation of Proxies
CBB is soliciting your proxy in conjunction with the merger. CBB will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, CBB will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of CBB common stock and secure their voting instructions. If necessary, CBB may use several of its regular employees, who will not be specially compensated, to solicit proxies from CBB shareholders, either personally or by telephone, facsimile, letter or other electronic means.
Dissenters’ Rights
Holders of CBB common stock who comply with Article 13 of the GBCC are entitled to exercise their dissenters’ rights and receive a cash payment equal to the “fair value” of the shares of CBB common stock owned by such shareholder, as determined by a Georgia court, in lieu of the right to receive the merger consideration, if the merger is consummated. A copy of Article 13 of the GBCC is attached as Annex B to this proxy statement/prospectus. Please see the section entitled “The Merger—Dissenters’ Rights in the Merger” beginning on page 41 for a summary of the procedures to be followed in asserting dissenters’ rights. Failure to take all of the steps required under Georgia law may result in the loss of dissenters’ rights by a CBB shareholder.
Attending the Special Meeting
All holders of CBB common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. CBB reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda. Even if you plan to attend the special meeting, we encourage you to vote by proxy so your vote will be counted if you later decide not to attend the special meeting.
Other Matters
As of the date of this proxy statement/prospectus, management of CBB was unaware of any other matters to be brought before the special meeting other than those set forth herein. However, if any other matters are properly brought before the special meeting, the persons named in the enclosed form of proxy for CBB will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

THE CBB PROPOSALS
Proposal No. 1—Merger Proposal
CBB is asking its shareholders to approve the merger agreement and the transactions contemplated thereby. CBB urges CBB shareholders to read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger of CBB with and into Southern States. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.
After careful consideration, the CBB board of directors has unanimously adopted and approved the merger agreement and the transactions it contemplates, including the merger. The CBB board of directors determined that the merger, merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of CBB and its shareholders. See “The Merger—CBB’s Reasons for the Merger; Recommendation of CBB’s Board of Directors” included elsewhere in this proxy statement/prospectus for a more detailed discussion of the CBB board recommendation.
CBB’s board of directors unanimously recommends a vote “FOR” the CBB merger proposal.
Proposal No. 2 — Adjournment Proposal
If there are insufficient votes at the time of the special meeting to approve the merger proposal, the special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies. If the number of shares of CBB common stock present in person or by proxy at the special meeting and voting in favor of the merger proposal is insufficient to adopt such proposal, CBB intends to move to adjourn the special meeting so that the CBB board of directors may solicit additional proxies for approval of the merger proposal. In that event, CBB will ask its shareholders to vote only upon the adjournment proposal and not the merger proposal.
In this proposal, CBB is asking its shareholders to authorize the holder of any proxy solicited by the CBB board of directors on a discretionary basis to vote in favor of adjourning the special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from CBB shareholders who have previously voted.
CBB’s board of directors unanimously recommends a vote “FOR” the CBB adjournment proposal.

THE MERGER
This section of this proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement. This summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents referred to herein for a more complete understanding of the merger. In addition, Southern States incorporates important business and financial information about Southern States into this proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find Additional Information” appearing at the forepart of this proxy statement/prospectus.
Terms of the Merger
Each of Southern States’ and CBB’s respective board of directors have approved the merger agreement. The merger agreement provides that, pursuant to the terms and subject to the conditions set forth in the merger agreement, CBB will be merged with and into Southern States, with Southern States as the surviving entity, and, as soon as practicable thereafter, Century Bank will be merged with and into Southern States Bank, with Southern States Bank as the surviving entity. The merger agreement, which is attached as Annex A to the accompanying proxy statement/prospectus, sets forth the terms of the merger.
Under the terms and subject to the conditions of the merger agreement, upon the consummation of the merger, holders of CBB common stock will have the right to elect to receive either 1.550 shares of Southern States common stock or $45.63 in cash for each share of CBB common stock they hold. Shareholder elections for cash consideration are subject to proration such that no more than 10.0% of the shares outstanding of CBB common stock will receive the cash consideration. At the effective date, all options to purchase CBB common stock under the CBB amended and restated stock option and incentive plan, whether vested or unvested, will be cancelled and extinguished and exchanged into the right to receive cash equal to the product of the number of shares underlying the option by the excess, if any, of $45.63 over the exercise price of the option.
Background of the Merger
Southern States’ business strategy focuses on organic growth, including new hires and facilities, and growth through acquisitions of financial institutions. Approximately 18 months ago in September of 2022, senior management of Southern States held a strategic planning meeting which was attended by representatives of various investment banks and, as part of that meeting, identified potential targets for acquisitions, including Century Bank.
Following this meeting, Southern States regularly evaluated acquisitions of other financial institutions, including institutions in the Atlanta metro area, as well as strategic combinations with other financial institutions as a means of growing asset size, enhancing competitiveness and delivering greater value for its shareholders.
In November 2022, Performance Trust, on behalf of CBB, contacted Southern States regarding a potential meeting between Southern States and CBB. On November 15, 2022, a meeting was held at the office of Performance Trust in Atlanta, Georgia. Steve Whatley, Mark Chambers, Lynn Joyce attended on behalf of Southern States and Rick Drews attended on behalf of CBB. Performance Trust, as advisor to CBB, was also present. While discussions on a potential transaction between the parties did not progress immediately following this meeting, each party gained more familiarity with the other party’s operations and financial condition.
As CBB’s financial advisor, Performance Trust from time to time made introductions between CBB executives and other prospective buyers to familiarize them with their possible partners. In May 2023, Performance Trust delivered a strategic planning presentation to CBB’s board of directors around the valuation landscape at the time and potential buyers. Sothern States was highlighted as a preferred buyer in the meeting.
On July 10, 2023, Southern States and CBB attended a meeting in Anniston, Alabama to resume preliminary discussion regarding a potential transaction. At this meeting, Mark Chambers, Lynn Joyce, Greg Smith, and Jack Swift attended on behalf of Southern States and Rick Drews and David Caswell attended on behalf of CBB. During this meeting, there was a general discussion of the customer base, credit philosophy, culture, deposit composition, and general future outlook of each party. Following the meeting, representatives from Southern States updated its board of directors on the possibility of a transaction with CBB.
On July 17, 2023, Southern States and CBB executed a Non-Disclosure Agreement to enable the parties to undertake further negotiations and exchange confidential information regarding a potential transaction.
In the months that followed, Southern States and CBB continued discussions and began to negotiate a potential transaction with the assistance of the parties’ respective financial advisors. During that time, Southern States’ board of directors and senior management continued to have regular meetings regarding a potential transaction between Southern States and CBB. During this period, Southern States also had exploratory conversations with a separate target. However, these discussions were brief and did not move forward.
During this period, CBB concurrently held preliminary discussions with another party that resulted in the submission of a letter of intent. The CBB board of directors ultimately decided to continue to pursue a partnership with Southern States instead of the other party due to the uncertainty around the post-transaction valuation of CBB and the other party based on their respective contributions, the valuation of the other party’s currency (the party was not publicly traded), and the party’s relative lack of transaction experience.
On December 13, 2023, Mark Chambers, Stacey Holmes, Jay Pumroy, Al Hayes, and Lynn Joyce as representatives of Southern States and Larry Pogue, David Caswell, and Rick Drews as representatives of CBB, met in Atlanta, Georgia. During that meeting, the parties discussed the potential benefits to each company and their respective shareholders of a potential transaction, including, without limitation, CBB’s liquidity, low-cost deposit base and relatively small number of branches for its asset size. The parties also discussed CBB’s culture, each party’s respective markets, and the general process for approval of any proposed transaction.
On December 18, 2023, representatives of Southern States delivered to CBB a draft of a non-binding letter of intent for an acquisition by Southern States of CBB (the “LOI”). CBB held a board meeting on December 19, 2023 to review the LOIs that had been submitted by Southern States and the other interested party. Ultimately, the decision was made to pursue the opportunity with Southern States.
CBB and Performance Trust also discussed whether to market Century Bank to other prospective acquirers but ultimately determined that Southern States was one of its best buyers and the pricing was attractive on a contribution basis. Additionally, the cultural fit, the potential financial benefits of the transaction, and the potential upside in Southern States stock relative to peers that it routinely outperforms were compelling additional reasons to enter exclusive negotiations with Southern States.
Following the meeting, the parties’ negotiations were primarily focused on the exchange ratio, the percentage of acquisition price that would be in cash, and the composition of Southern States’ management following any transaction. Southern States submitted a revised LOI on January 5, 2024 and both parties signed the new LOI that same day.
Following the execution of the LOI, the parties continued conducting additional due diligence and negotiating a definitive, binding agreement and plan of merger. Southern States, CBB and their respective legal counsel exchanged drafts and negotiated various provisions of the merger agreement along with the other merger-related transaction documents. Negotiations primarily focused on Southern States’s post-merger management composition, form of consideration in the transaction, cash proration requirements, the effect of the transaction on CBB stock options, and issues related to CBB’s existing employees.
On February 1, 2024, Mark Chambers, Greg Smith, Lynn Joyce and Jack Swift, as representatives of Southern States, and Rick Drews, David Caswell and Will Taylor, as representatives of CBB, met in Anniston, Alabama. Representatives from CBB’s legal counsel, Troutman Pepper, attended the meeting virtually. The purpose of the meeting was to conduct in person due diligence discussions. The parties discussed, among other things, credit and credit concentrations, public fund deposits, goodwill impairment, information technology, regulatory compliance, dividends, insured deposits, insurance and employee benefits. Representatives of Keefe, Bruyette & Woods, Inc. (“KBW”) and Performance Trust were also present.

On February 27, 2024, a joint meeting of the boards of directors of Southern States and Southern States Bank was held, with representatives of KBW and Jones Walker LLP (“Jones Walker”) in attendance, to discuss the financial implications of the transaction, market conditions and outstanding legal issues. During the meeting, representatives of KBW discussed with the boards of directors an overview of Century Bank and its deposit base and the financial aspects and implications of the transaction, including, but not limited to, the potential pro forma impact on estimated earnings, book value, profitability and capital, and certain other pro forma metrics. On February 27, 2024, the boards of directors of Southern States and Southern States Bank approved the merger agreement.
On February 27, 2024, a joint meeting of the boards of directors of CBB and Century Bank was held, with representatives of Performance Trust and CBB’s legal counsel, Troutman Pepper, in attendance, to discuss the financial implications of the transaction, market conditions and outstanding legal issues. Performance Trust discussed the general financial implications of the transaction, including, but not limited to, an overview of Southern States Bank, Southern States Bank’s deposit base, terms of the transaction, including estimated earnings, book value, profitability and capital impacts, and certain other pro forma metrics. On February 27, 2024, the boards of directors of CBB and Century Bank approved the merger agreement.
The merger agreement was executed effective as of February 27, 2024.
CBB’s Reasons for the Merger; Recommendation of CBB’s Board of Directors
After careful consideration, CBB’s board of directors, at a meeting held on February 27, 2024, determined that the merger agreement and the transactions contemplated thereby were in the best interests of CBB and its shareholders. Accordingly, CBB’s board of directors adopted and approved the merger agreement by unanimous vote and determined to recommend that CBB shareholders vote “FOR” the approval of the merger agreement.
In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger, the CBB board of directors consulted with CBB management, as well as Performance Trust and Troutman Pepper, its outside legal counsel, and considered a number of factors, including the following material factors, which are not presented in any order of priority:
•the board of directors’ knowledge of, and deliberation with respect to, the current and prospective business and economic environment of the markets served by CBB and by Southern States, including the competitive environment in CBB’s and Southern States’ markets, the continuing consolidation of the financial services industry, the increased regulatory burdens on financial institutions and the uncertainties in the regulatory climate going forward, and the likely effects of these factors on CBB’s and Southern States’ potential growth, development, productivity, profitability and strategic options, and the historical market price of Southern States common stock and the fact that CBB common stock is not publicly traded;
•the board of directors’ knowledge of and deliberation with respect to CBB’s business, operations, financial condition, earnings and prospects, and of Southern States’ business, operations, financial condition, earnings and prospects, taking into account the results of CBB’s due diligence review of Southern States;
•the board of directors’ views with respect to other potential CBB strategic alternatives, including remaining independent, competing for organic growth, making acquisitions, pursuing other strategic merger partners, or other strategies;
•the results of CBB’s exploration of possible merger partners other than Southern States, and the board of directors’ views with respect to the likelihood of any such other merger occurring and providing greater value to CBB shareholders;
•management succession alternatives for CBB;
•the complementary aspects of CBB’s and Southern States’ businesses, including customer focus, geographic coverage, business orientation and compatibility of the parties’ respective management and operating styles;

•the board of directors’ understanding of Southern States’ commitment to enhancing its strategic position in the Southeast region;
•the prospect of CBB’s shareholders becoming shareholders of a company with a much larger shareholder base, resulting in a much more liquid common stock and the tax deferred treatment of the shares of Southern States common stock to be received by CBB shareholders in the merger;
•Southern States’ successful track record of acquisitions of bank holding companies and banks and the CBB board of directors’ belief that the combined enterprise would benefit from application of Southern States’ ability to take advantage of economies of scale and grow in the current economic environment while providing improved service to CBB’s customers and markets, making Southern States an attractive partner for CBB;
•the consideration being offered in relation to the CBB board of directors’ then-current assessment of the fair market value of CBB’s stock;
•that a portion of the value of the merger consideration would consist of shares of Southern States common stock, allowing CBB shareholders to participate in the future performance of the combined CBB and Southern States business and synergies resulting from the merger, and the value to CBB shareholders represented by the aggregate cash and stock merger consideration;
•the CBB board of directors’ then-estimate of the future value of CBB as an independent entity;
•the short-term and long-term social and economic effects on the employees, depositors, customers, shareholders and other constituents of CBB and on the communities within which CBB operates;
•its review with Troutman Pepper regarding the terms of the merger agreement, and the presentation by Troutman Pepper regarding the merger and the merger agreement;
•the oral opinion delivered to CBB by Performance Trust on February 27, 2024, which was subsequently confirmed in a written opinion delivered to CBB by Performance Trust, to the effect that, as of February 27, 2024, and based upon and subject to the factors, procedures, assumptions, qualifications, and limitations set forth in the opinion, the merger consideration was fair, from a financial point of view, to the holders of CBB common stock entitled to receive such consideration;
•the financial terms of recent business combinations in the financial services industry reviewed by the CBB board of directors and a comparison of the multiples paid in such selected business combinations with the terms of the merger, including information that was included in the Performance Trust fairness opinion analysis; and
•the regulatory and other approvals required in connection with the merger and the CBB board of directors’ determination as to the likelihood that the approvals needed to complete the merger would be obtained without unacceptable conditions.
The CBB board of directors also considered as a part of its process potential risks and potentially negative factors concerning the merger in connection with its deliberations of the proposed transaction, including the following material factors:
•that the exchange ratio of the stock portion of the merger consideration is fixed, so that if the market price of Southern States common stock at the time of the closing of the merger is lower than the market price on the date of the merger agreement (February 27, 2024), the economic value of the per share merger consideration to be received by CBB’s shareholders in exchange for their shares of CBB common stock will also be lower;
•the potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

•the provisions of the merger agreement restricting CBB’s solicitation of third-party acquisition proposals and providing for the payment of a termination fee in certain circumstances, which the CBB board of directors understood, while potentially limiting the willingness of a third party to propose a competing business combination transaction with CBB, were a condition to Southern States’ willingness to enter into the merger agreement;
•the fact that members of the CBB board of directors and its executive officers have other interests in the merger that are different from, or in addition to, their interests as CBB shareholders. See “The Merger—Interests of Certain CBB Directors and Executive Officers in the Merger”;
•the potential displacement of CBB’s employees and the adverse anticipated effect on those employees;
•the potential risks associated with integrating CBB’s business, operations and workforce with those of Southern States, including the execution risk of data system conversion and the possible negative effect on customer relationships;
•the possibility that the merger could be announced but not consummated, and the possibility that CBB could lose customers, business and employees as a result of announcing the transaction; and
•the possibility that the required regulatory and other approvals might not be obtained.
The foregoing discussion of the information and factors considered by the CBB board of directors as part of its process is not intended to be exhaustive, but includes the material factors considered by the CBB board of directors. In view of the wide variety of the factors considered in connection with its evaluation of the merger and the complexity of these matters, the CBB board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of the CBB board of directors may have given different weight to different factors. The CBB board of directors conducted an overall analysis of the factors described above and engaged in thorough discussions amongst themselves and had discussions with, and questioned, CBB’s management and legal and financial advisors, and considered the factors overall to be favorable to, and in support of, its determination.
It should be noted that this discussion of the information and factors considered by the CBB board of directors in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of CBB’s Financial Advisor
CBB retained Performance Trust to provide financial advisory services to CBB in connection with evaluating strategic and financial alternatives. On February 27, 2024, Performance Trust delivered to the CBB board of directors its written opinion that, as of such date, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the merger consideration for each one (1) share of CBB common stock, the right to receive from Southern States, 1.550 shares of Southern States common stock or, at the election of such shareholder and subject to the Maximum Cash Consideration, $45.63 in cash for each share of CBB common stock was fair, from a financial point of view, to the holders of CBB common stock entitled to receive such consideration. Performance Trust’s opinion did not, and Performance Trust otherwise has not and does not, express any opinion on the fairness, from a financial point of view, to the holder of CBB common stock of the merger consideration, whether to the extent set forth in this proxy statement/prospectus or otherwise. CBB shareholders are advised to review the summary of Performance Trust’s fairness opinion set forth herein keeping in mind that the opinion is limited to the fairness, from a financial point of view, of the merger consideration as of February 27, 2024.
Performance Trust’s opinion was directed to CBB’s board and only addressed the fairness, from a financial point of view, to the holders of CBB common stock of the merger consideration and did not address any other aspect or implication of the merger. The references to Performance Trust’s opinion in this proxy statement/prospectus are qualified in their entirety by reference to the full text of Performance Trust’s written opinion, which is included as Annex C to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Performance Trust in preparing its opinion. However, neither Performance Trust’s opinion, nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and they do not constitute, advice or a recommendation to CBB’s board or any shareholder of CBB as to how to act or vote with respect to any matter relating to the merger agreement or otherwise. Performance Trust’s opinion was furnished for the use and benefit of CBB’s board (in its capacity as such) in connection with its evaluation of the merger and should not be construed as creating, and Performance Trust will not be deemed to have, any fiduciary duty to CBB’s board, CBB, any security holder or creditor of CBB or any other person, regardless of any prior or ongoing advice or relationships.
In issuing its opinion, among other things, Performance Trust:
(i)reviewed a draft of the merger agreement, dated February 27, 2024;
(ii)reviewed certain publicly available business and financial information relating to CBB and Southern States;
(iii)reviewed certain other business, financial and operating information relating to CBB and Southern States provided to us by the management of CBB and the management of Southern States, including financial forecasts for CBB and Southern States for the 2024 fiscal year ending December 31, 2023;
(iv)met with, either by phone or in person, certain members of the management of CBB and Southern States to discuss the business and prospects of CBB and Southern States and the proposed merger;
(v)reviewed the price performance of Southern States common stock and compared that to the performance of selected companies and indexes;
(vi)reviewed certain financial terms of the proposed transaction and compared certain of those terms with the publicly available financial terms of certain transactions that have recently been effected or announced;
(vii)reviewed certain financial data of CBB and Southern States and compared that data with similar data for companies with publicly traded equity securities that Performance Trust deemed relevant; and
(viii)considered such other information, financial studies, analyses, investigations, economic data, and market criteria that Performance Trust deemed relevant.
In connection with its review, Performance Trust has not independently verified any of the foregoing information and Performance Trust has assumed and relied upon such information being complete and accurate in all material respects. With respect to the financial forecasts for CBB that Performance Trust used in its analyses, the management of CBB has advised Performance Trust, and it has assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of CBB as to the future financial performance of CBB and Performance Trust expresses no opinion with respect to such estimates or the assumptions on which they are based. Performance Trust has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of CBB and Southern States since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Performance Trust that would be material to its analyses or this opinion, and that there is no information or any facts that would make any of the information reviewed by Performance Trust incomplete or misleading. Performance Trust has also assumed, with CBB’s consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on CBB, Southern States or the contemplated benefits of the merger and that the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any term, condition or provision thereof that would be material to Performance Trust’s analyses or this opinion. Performance Trust has assumed, with CBB’s consent, that the merger agreement, when executed by the parties thereto, conformed to the draft reviewed by Performance Trust in all respects material to its analyses.

Performance Trust’s opinion only addresses the fairness, from a financial point of view, of the merger consideration to the holders of CBB common stock in the manner set forth in the full text of its opinion, which is included as Annex C, and the opinion does not address any other aspect or implication of the merger or any agreement, arrangement or understanding entered into in connection with the merger or otherwise, including, without limitation, the amount or nature of, or any other aspect relating to, any compensation to any officers, trustees, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise.
The issuance of Performance Trust’s opinion was approved by an authorized internal committee of Performance Trust.
Performance Trust’s opinion was necessarily based upon information made available to it as of the date the opinion was delivered of February 27, 2024, and financial, economic, market and other conditions as they existed and could be evaluated on the date the opinion was delivered. Performance Trust has no obligation to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date the opinion was delivered. Performance Trust’s opinion does not address the relative merits of the merger as compared to alternative transactions or strategies that might be available to CBB, nor does it address the underlying business decision of CBB or the board to approve, recommend or proceed with the merger. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Performance Trust has relied on, with CBB’s consent, advice of the outside counsel and the independent accountants of CBB, and on the assumptions of the management of CBB, as to all legal, regulatory, accounting, insurance and tax matters with respect to CBB, Southern States, and the merger.
In preparing its opinion to CBB’s board of directors, Performance Trust performed a variety of analyses, including those described below. The summary of Performance Trust’s analyses is not a complete description of the analyses underlying Performance Trust’s opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither Performance Trust’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. Performance Trust arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Performance Trust believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.
In performing its analyses, Performance Trust considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Performance Trust did not make separate or quantifiable judgments regarding individual analyses. The implied value reference ranges indicated by Performance Trust’s analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond CBB’s control, Southern States’ control, and Performance Trust’s control. Much of the information used in, and accordingly the results of, Performance Trust’s analyses are inherently subject to substantial uncertainty.
Performance Trust’s opinion and analyses were provided to CBB’s board of directors in connection with its consideration of the proposed merger and were among many factors considered by CBB’s board of directors in evaluating the proposed merger. Neither Performance Trust’s opinion nor its analyses were determinative of the merger consideration or of the views of CBB’s board of directors with respect to the proposed merger.

The following is a summary of the material financial analyses performed in connection with Performance Trust’s opinion rendered to CBB’s board of directors on February 27, 2024. No company or transaction used in the analyses described below is identical or directly comparable to CBB or the proposed transaction. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Performance Trust’s analyses.
Summary of Aggregate Merger Consideration and Implied Transaction Metrics
Performance Trust reviewed the financial terms of the proposed merger. At least 90.0% of CBB common stock issued and outstanding shall be converted into and exchanged for the right to receive 1.550 shares of Southern States common stock, and no more than 10.0% of CBB common stock issued and outstanding can elect to receive cash of $45.63 per CBB share subject to proration. This equates to a blended per share price of $40.36 as of February 26, 2024 with an aggregate transaction value of approximately $28.4 million. The blended per share price equates to the sum of (i) the implied value of the stock consideration of $39.77 based on Southern States’ one-month volume weighted average price of $25.66 as of February 26, 2024 multiplied by 90.0% and (ii) cash consideration of $45.63 multiplied by 10.0%. Based upon historical financial information for CBB as of or for the last twelve months (“LTM”) ended December 31, 2023, Performance Trust calculated the implied transaction metrics listed in the table below. Transaction Value / Adjusted Tangible Common Equity (A), Transaction Value / LTM Earnings Normalized (B), and Adjusted Premium to Core Deposits (D) are referenced in the CBB selected public companies analysis and transaction analyses.

Transaction Value / Tangible Common Equity	136%
Transaction Value / Adjusted Tangible Common Equity (A)	152%
Transaction Value / LTM Earnings	6.2x
Transaction Value / LTM Earnings Normalized (B)	6.9x
Premium to Core Deposits (C)	2.9%
Adjusted Premium to Core Deposits (D)	3.7%
___________________
(A)Adjusted for $2.3mm after tax HTM mark as of 12/31/23
(B)Normalized for one-time after tax $474k allowance reversal during Q3 2023
(C)Calculated as total deposits less time deposit accounts with balances over $100,000
(D)Premium calculated as aggregate merger consideration less adjustments to tangible common equity from note A
CBB Selected Public Companies Analysis
Performance Trust considered certain financial information for CBB and compared it with selected companies whose equity is publicly traded that Performance Trust deemed relevant. The selected public companies listed below include Southeast banks with total assets between $100 million and $800 million and a minimum 90-day average daily trading volume of 400 shares per day. Mutual holding companies and targets of announced mergers were excluded from the group. Southeast defined as the following states AL, AR, FL, GA, MS, NC, SC, TN, VA, and WV. The selected companies were selected because they were deemed similar to CBB in one or more respects. Except as described above, no specific numeric or other similar criteria were used to select the selected companies, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. Performance Trust identified a sufficient number of companies for purposes of its analysis but may not have included all publicly traded companies that might be deemed comparable to CBB. The 14 selected companies used in this analysis included:
▪OptimumBank Holdings, Inc. – Fort Lauderdale, FL
▪Bank of Botetourt – Buchanan, VA
▪Paragon Financial Solutions, Inc. – Memphis, TN

▪Village Bank and Trust Financial Corp. – Midlothian, VA
▪Touchstone Bankshares, Inc. – Prince George, VA
▪Bank of South Carolina Corporation – Charleston, SC
▪Oak Ridge Financial Services, Inc. – Oak Ridge, NC
▪Southeastern Banking Corporation – Darien, GA
▪Citizens Bancorp of Virginia, Inc. – Blackstone, VA
▪Integrated Financial Holdings, Inc. – Raleigh, NC
▪Triad Business Bank – Greensboro, NC
▪M&F Bancorp, Inc. – Durham, NC
▪The Farmers Bank of Appomattox – Appomattox, VA
▪BankFLORIDA Bancorp, Inc. – Dade City, FL
Performance Trust reviewed financial data for the selected companies, including trading value to tangible book value and trading value to LTM earnings. Furthermore, Performance Trust applied the median, 25th percentile, and 75th percentile multiples of the selected companies to CBB’s corresponding tangible book value and LTM earnings as of December 31, 2023 to determine the implied aggregate deal value and then compared those implied aggregate deal values to the implied merger consideration of $28.4 million in the proposed transaction. The analysis was based on pricing data as of February 26, 2024. Trading value to tangible book value and LTM earnings for publicly traded banks based on December 31, 2023 LTM financials. The results of the CBB selected companies analysis are summarized below.

	CBB	Selected Companies Median	Selected Companies 25th Percentile	Selected Companies 75th Percentile
Trading Price / Tangible Book Value	152%	86%	80%	100%
Trading Price / LTM Earnings	6.9x	7.0x	5.3x	9.0x

	Proposed Consideration ($000s)	Implied Value Median ($000s)	Implied Value 25th Percentile ($000s)	Implied Value 75th Percentile ($000s)
Trading Price / Tangible Book Value	$28,430	$15,945	$14,850	$18,627
Trading Price / LTM Earnings	$28,430	$28,962	$21,966	$37,398
Transactions Analysis — High Performing Return on Average Assets (ROAA) Transaction Group
Performance Trust analyzed publicly available financial information relating to selected nationwide business combinations and other transactions Performance Trust deemed relevant. Performance Trust considered transactions with publicly disclosed deal values announced between January 1, 2023 and February 26, 2024 involving targets with total assets less than $1 billion, last twelve months ended December 31, 2023 (LTM) return on average assets over 0.80%, transactions values of less than $100 million, and 100% of target equity ownership was acquired. Transactions with credit union acquirors were excluded. These transactions were selected because the target companies were deemed to be similar to CBB in one or more respects. Except as described above, no specific numeric or other similar criteria were used to select the selected transactions. Performance Trust identified a sufficient number of transactions for purposes of its analysis but may not have included all transactions that might be deemed comparable to the proposed merger. The 8 selected transactions used in this analysis included (buyer / seller – announce date):
•First Busey Corporation / Merchants and Manufacturers Bank Corp. – November 27, 2023

•First Financial Corporation / Simply Bank – November 13, 2023
•PB Financial Corporation / Coastal Bank & Trust – August 30, 2023
•Wells Bancshares, Inc. / Connections Bancshares, Inc. – May 12, 2023
•Bancorp 34, Inc. / CBOA Financial, Inc. – April 27, 2023
•CrossFirst Bankshares, Inc. / Canyon Bancorporation, Inc. – April 21, 2023
•CCFNB Bancorp, Inc. / Muncy Bank Financial, Inc. – April 18, 2023
•Main Street Financial Services Corp. / Wayne Savings Bancshares, Inc. – February 23, 2023
Performance Trust reviewed financial data for the selected transactions, including transaction value to tangible book value, transaction value to LTM earnings, transaction value to total assets, and premium to core deposits, which were defined as total deposits excluding CDs greater than $100,000. Furthermore, Performance Trust applied the median, 25th percentile, and 75th percentile multiples of the selected transactions to CBB’s corresponding financial metrics as of December 31, 2023 to determine the implied aggregate deal value and then compared those implied aggregate deal values to the implied merger consideration of $28.4 million in the proposed transaction. The results of the selected transactions analysis are summarized below.

	Proposed Transaction Multiples	Selected Transactions Median	Selected Transactions 25th Percentile	Selected Transactions 75th Percentile
Transaction Value / Tangible Book Value	152%	127%	101%	150%
Transaction Value / LTM Earnings	6.9x	9.7x	7.9x	11.2x
Core Deposit Premium	3.7%	3.0%	0.1%	5.4%

	Proposed Consideration ($000s)	Implied Value Median ($000s)	Implied Value 25th percentile ($000s)	Implied Value 75th Percentile ($000s)
Transaction Value / Tangible Book Value	$28,430	$23,717	$18,793	$27,896
Transaction Value / LTM Earnings	$28,430	$40,280	$32,810	$46,257
Core Deposit Premium	$28,430	$26,505	$18,851	$32,835
Transactions Analysis — High Performing Return on Average Equity (ROAE) Transaction Group
Performance Trust analyzed publicly available financial information relating to selected nationwide business combinations and other transactions Performance Trust deemed relevant. Performance Trust considered transactions with publicly disclosed deal values announced between January 1, 2022 and February 26, 2024 involving targets with total assets less than $1 billion, last twelve months ended December 31, 2023 (LTM) return on average equity over 12.00%, transactions values of less than $100 million, and 100% of target equity ownership was acquired. Transactions with credit union acquirors were excluded. These transactions were selected because the target companies were deemed to be similar to CBB in one or more respects. Except as described above, no specific numeric or other similar criteria were used to select the selected transactions. Performance Trust identified a sufficient number of transactions for purposes of its analysis but may not have included all transactions that might be deemed comparable to the proposed merger. The 11 selected transactions used in this analysis included (buyer / seller – announce date):
•First Busey Corporation / Merchants and Manufacturers Bank Corp. – November 27, 2023
•First Financial Corporation / Simply Bank – November 13, 2023
•CCFNB Bancorp, Inc. / Muncy Bank Financial, Inc. – April 18, 2023
•Main Street Financial Services Corp. / Wayne Savings Bancshares, Inc. – February 23, 2023

•Republic Bancorp, Inc. / CBank – October 27, 2023
•BankFirst Capital Corporation / Mechanics Banc Holding Company – September 01, 2022
•HomeTrust Bancshares, Inc. / Quantum Capital Corp. – July 25, 2022
•Ameri Financial Group, Inc. / Lake Area Bank – July 12, 2022
•BankFirst Capital Corporation / Tate Financial Corporation – June 23, 2022
•VersaBank / Stearns Bank of Holdingford, National Association – June 14, 2022
•BAWAG Group AG / Peak Bancorp Inc. – February 02, 2022
Performance Trust reviewed financial data for the selected transactions, including transaction value to tangible book value, transaction value to LTM earnings, transaction value to total assets, and premium to core deposits, which were defined as total deposits excluding CDs greater than $100,000. Furthermore, Performance Trust applied the median, 25th percentile, and 75th percentile multiples of the selected transactions to CBB’s corresponding financial metrics as of December 31, 2023 to determine the implied aggregate deal value and then compared those implied aggregate deal values to the implied merger consideration of $28.4 million in the proposed transaction. The results of the selected transactions analysis are summarized below.

	Proposed Transaction Multiples	Selected Transactions Median	Selected Transactions 25th Percentile	Selected Transactions 75th Percentile
Transaction Value / Tangible Book Value	152%	151%	122%	158%
Transaction Value / LTM Earnings	6.9x	10.5x	5.4x	11.1x
Core Deposit Premium	3.7%	4.5%	2.4%	6.2%

	Proposed Consideration ($000s)	Implied Value Median ($000s)	Implied Value 25th Percentile ($000s)	Implied Value 75th Percentile ($000s)
Transaction Value / Tangible Book Value	$28,430	$28,181	$22,736	$29,496
Transaction Value / LTM Earnings	$28,430	$43,429	$22,419	$46,138
Core Deposit Premium	$28,430	$30,528	$24,998	$34,854
CBB Dividend Discount Analysis
Performance Trust analyzed the discounted present value of CBB’s projected free cash flows to equity for the years ending December 31, 2024 through December 31, 2027 on a standalone basis. Performance Trust calculated cash flows assuming CBB would maintain an 8.00% tangible common equity to tangible assets ratio, and that it would retain sufficient earnings to maintain that ratio and dividend out any excess cash flows. This analysis was based on the financial forecasts for CBB prepared by CBB management and approved for use in this analysis by CBB management for 2024. Performance Trust assumed annual net income growth for 2025 to 2027 of 7.5%. Performance Trust also assumed annual asset growth of 1.2% for 2024 and approximately 3.7% thereafter.
Performance Trust applied price to tangible book value multiples, ranging from 90% to 110%, to CBB’s projected December 31, 2027 tangible book value and price to earnings multiples, ranging from 7.0x to 9.0x, to CBB’s projected calendar year 2027 net income in order to derive a range of projected terminal values for CBB at December 31, 2027. The projected cash flows and terminal values were discounted using a rate ranging from 15.45% to 17.45%, which reflected the cost of equity capital for CBB using a discount rate build-up method based on the sum of the risk-free free rate and industry equity risk premium multiplied by the industry beta for commercial banks, the subtotal of which is added to the size premium. Performance Trust reviewed the range of aggregate prices derived in the dividend discount analysis and compared them to the implied merger consideration of $28.4 million in the proposed transaction. The results of the dividend discount analysis are summarized below.

	Proposed Consideration ($000s)	Implied Value Midpoint ($000s)	Implied Value Low ($000s)	Implied Value High ($000s)
Terminal Value Based on TBV Multiple	$28,430	$20,325	$18,140	$22,644
Terminal Value Based on P/E Multiple	$28,430	$23,897	$20,788	$27,203
CBB Relative Contribution Analysis
Performance Trust reviewed the relative contributions of CBB and Southern States to the pro forma combined company with respect to certain financial and operating measurements. This analysis was based on December 31, 2023 financials for both parties. Performance Trust then compared these contributions to the pro forma implied stock ownership interests of CBB and Southern States shareholders based on the merger agreement’s exchange ratio.
The following table shows CBB’s percentage contributions to the pro forma combined company, excluding merger synergies and merger accounting adjustments, in the categories listed:

CBB Contribution
Total Assets	11.4%
Total Deposits	12.4%
Tangible Common Equity Adjusted (A)	8.6%
2023 Net Income Normalized (B)	11.9%
2024 Estimated Net Income	11.1%
CBB Pro Forma Ownership – 90% Stock	9.8%
CBB Pro Forma Ownership – Hypothetical 100% Stock	10.8%
__________________
(A)Adjusted for $2.3mm after tax HTM mark as of 12/31/23
(B)CBB normalized for one-time after tax $474k allowance reversal during Q3 2023; Southern States aggregate of $1.17mm after tax of net income that Southern States management deemed nonrecurring
Southern States Selected Public Companies Analysis
Performance Trust considered certain financial information for Southern States and compared it with selected companies whose equity is publicly traded that Performance Trust deemed relevant. The selected major exchange traded public companies listed below include Southeast banks with total assets between $2 billion and $5 billion. Mutual holding companies and targets of announced mergers were excluded from the group. Major exchanges defined as NYSE, NYSEAM, and NADAQ. Southeast defined as the following states AL, AR, FL, GA, MS, NC, SC, TN, VA, and WV. The selected companies were selected because they were deemed similar to Southern States in one or more respects. Except as described above, no specific numeric or other similar criteria were used to select the selected companies, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. Performance Trust identified a sufficient number of companies for purposes of its analysis but may not have included all publicly traded companies that might be deemed comparable to Southern States. The 16 selected companies used in this analysis included:
•SmartFinancial, Inc. – Knoxville, TN
•HomeTrust Bancshares, Inc. – Asheville, NC
•Carter Bankshares, Inc. – Martinsville, VA
•Capital City Bank Group, Inc. – Tallahassee, FL
•Southern First Bancshares, Inc. – Greenville, SC

•Primis Financial Corp. – McLean, VA
•MetroCity Bankshares, Inc. – Doraville, GA
•MVB Financial Corp. – Fairmont, WV
•First Community Bankshares, Inc. – Bluefield, VA
•Blue Ridge Bankshares, Inc. – Charlottesville, VA
•Colony Bankcorp, Inc. – Fitzgerald, GA
•C&F Financial Corporation – Toano, VA
•USCB Financial Holdings, Inc. – Miami, FL
•John Marshall Bancorp, Inc. – Reston, VA
•FVCBankcorp, Inc. – Fairfax, VA
•MainStreet Bancshares, Inc. – Fairfax, VA
Performance Trust reviewed financial data for the selected companies, including trading value to tangible book value and trading value to LTM earnings. Furthermore, Performance Trust compared the median, 25th percentile, and 75th percentile multiples of the selected companies to Southern States’ corresponding trading value to tangible book value and LTM earnings. The analysis was based on pricing data as of February 26, 2024. The results of the Southern States selected companies analysis are summarized below.

	Southern States	Selected Companies Median	Selected Companies 25th Percentile	Selected Companies 75th Percentile
Trading Price / Tangible Book Value	107%	100%	89%	110%
Trading Price / LTM Earnings	6.8x	9.1x	8.8x	12.8x
Southern States Comparative Stock Performance
Performance Trust reviewed the historical price performance of Southern States common stock from December 31, 2021 to February 26, 2024. Performance Trust then compared the relationship between the stock price performance of Southern States common stock to movements in the selected public companies peer group as well as certain stock indices. The selected public companies peer group includes the 16 companies previously outlined. The price performance as of each ending reference date is shown as a percentage of the price as of the starting date. The results of the Southern States comparative stock performance analysis are summarized below.
Stock Price Performance

Change Through February 26, 2024
Southern States	22%
Selected Public Companies Peer Group	(23)%
NASDAQ Bank Index	(29)%
S&P United States BMI Banks	(14)%
S&P 500 Index	6%

Southern States Dividend Discount Analysis
Performance Trust analyzed the discounted present value of Southern States’ projected free cash flows to equity for the years ending December 31, 2024 through December 31, 2027 on a standalone basis. Performance Trust calculated cash flows assuming Southern States would maintain an 8.00% tangible common equity to tangible assets ratio, and that it would retain sufficient earnings to maintain that ratio and dividend out any excess cash flows. This analysis was based on consensus analyst earnings estimates as of February 26, 2024 for 2024. Performance Trust used assumptions derived in consultation with management with net income growth of approximately 4.0% for 2025 and 7.5% thereafter. Performance Trust also assumed annual asset growth of 6.0% for 2024, 6.8% for 2025, and 5.0% thereafter.
Performance Trust applied price to tangible book value multiples, ranging from 110% to 130%, to Southern States’ projected December 31, 2027 tangible book value and price to earnings multiples, ranging from 9.0x to 11.0x, to Southern States’ projected calendar year 2027 net income in order to derive a range of projected terminal values for Southern States at December 31, 2027. The projected cash flows and terminal values were discounted using a rate ranging from 12.74% to 14.74%, which reflected the cost of equity capital for Southern States using a discount rate build-up method based on the sum of the risk-free free rate and industry equity risk premium multiplied by the industry beta for commercial banks, the subtotal of which is added to the size premium. Performance Trust reviewed the range of aggregate prices derived in the dividend discount analysis and compared them to Southern States’ one-month volume weighted average price of $25.66 as of February 26, 2024. The results of the dividend discount analysis are summarized below.

	Trading Price ($000s)	Implied Value Midpoint ($000s)	Implied Value Low ($000s)	Implied Value High ($000s)
Terminal Value Based on TBV Multiple	$25.66	$26.36	$23.97	$28.90
Terminal Value Based on P/E Multiple	$25.66	$29.19	$26.11	$32.46
Performance Trust Compensation and Other Relationships with CBB and Southern States
CBB engaged Performance Trust as financial advisor in connection with the potential merger based on Performance Trust’s experience, reputation, and familiarity with CBB’s business. Performance Trust has an investment banking division and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. Performance Trust will receive customary investment banking fees for its services, a significant portion of which is contingent upon the consummation of the transaction. CBB has previously paid Performance Trust a $100,000 progress fee upon execution of the Agreement and Plan of Merger and the delivery of this Opinion. Upon closing of the transaction, CBB will pay Performance Trust a success fee equal to 3.00% of the merger consideration, less the progress fee. In addition, CBB has agreed to indemnify Performance Trust and certain related parties for certain liabilities arising out of or related to the engagement and to reimburse Performance Trust for certain expenses incurred in connection with its engagement.
Performance Trust is a broker-dealer engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Performance Trust and its affiliates may acquire, hold or sell, for its and its affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of CBB, Southern States and certain of their affiliates as well as provide investment banking and other financial services to such companies and entities.
Southern States’ Reasons for the Merger; Approval by Southern States’ Board of Directors
Southern States believes that the acquisition of other banks is an efficient and productive way to expand Southern State’s markets, grow its assets and capital, and improve its loan to deposit ratio to support future loan growth. In particular, the acquisition of Century Bank by the subsidiary bank merger with Southern States Bank is an efficient and effective way to increase Southern States Bank’s presence in the Atlanta metro market.

In reaching its decision to adopt and approve the merger agreement, the merger, subsidiary bank merger and the other transactions contemplated by the merger agreement, the Southern States board of directors evaluated the merger, subsidiary bank merger and the other transactions contemplated by the merger agreement in consultation with Southern States management, as well as Southern States’ outside financial and legal advisors, and considered a number of factors, including the following material points:
•each of Southern States’ and Century Bank’s business, operations, financial condition, asset quality, earnings and prospects. In reviewing those factors, the Southern States board of directors considered its view that Century Bank’s business and operations complement those of Southern States and that the merger would result in a combined company with a diversified revenue stream, a well-balanced loan portfolio and an attractive funding base;
•its understanding of the current and prospective environment in which Southern States and Century Bank operate, including national and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of those components on Southern States both with and without the proposed transaction;
•management’s expectation regarding cost synergies, accretion and internal rate of return;
•its review of Southern States’ due diligence examination of Century Bank;
•the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;
•the terms of the merger agreement, including the fixed exchange ratio, tax treatment and mutual deal protection and termination fee provisions, which it reviewed with its outside legal and financial advisors;
•in particular, the total consideration to be paid consisting primarily of a maximum of approximately 1,068,877 shares of Southern States common Stock will increase the number of shares of common stock in the open market and should enhance marketability of Southern States outstanding shares;
•the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Century Bank’s business, operations and workforce with those of Southern States;
•the nature and amount of payments to be received by Century Bank management in connection with the merger and, thus, the overall costs;
•the potential risk of diverting management attention and resources from the operation of Southern States’ business and towards the completion of the merger; and
•the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions.
The board of directors of Southern States also considered potential risks of the transaction, including:
•the possibility of the potential benefits not being realized;
•unanticipated difficulties with integrating the business and operations of the two companies after the merger;
•the costs of the transaction exceeding expected expenses;
•the possible loss of key employees of CBB;
•the potential diversion of management of both companies during the pre-merger process;

•the risks that the fixed exchange ratio of the purchase price cannot be adjusted for market fluctuations which could mean that the increased value of Southern States common stock or decrease in value of CBB common stock (which is not traded publicly) could make the transaction more expensive for Southern States; and
•other risks described in “Risk Factors.”
The foregoing discussion of the information and items considered by the Southern States board of directors is not intended to be exhaustive, but includes the material factors considered by the Southern States board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Southern States board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different items. The Southern States board of directors considered all these elements as a whole, including through discussions with, and questioning of, Southern States’ management and Southern States’ outside financial and legal advisors, and overall considered the factors to be favorable to and to support its determination.
For the reasons set forth above, the Southern States board of directors determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Southern States and its shareholders and adopted and approved the merger agreement and the transactions contemplated by it.
Interests of Certain CBB Directors and Executive Officers in the Merger
In considering the recommendation of CBB’s board of directors that you vote “FOR” the merger proposal, you should be aware that aside from their interests as CBB shareholders, CBB’s directors and executive officers have interests in the merger that are different from, or in addition to, those of CBB’s shareholders generally. Members of CBB’s board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the CBB shareholders vote in favor of the merger proposal. For more information, see “—Background of the Merger” beginning on page 21 and “—CBB’s Reasons for the Merger; Recommendation of CBB’s Board of Directors” beginning on page 23. These interests are described in more detail below.
Support Agreements
All of CBB’s directors have entered into shareholder support agreements in favor of Southern States and CBB pursuant to which they have agreed, in their capacity as CBB shareholders, to vote all of their shares in favor of the approval of the merger proposal. As of the record date, these directors of CBB and their affiliates had the right to vote [_________] shares of CBB common stock, or approximately [_________]% of the outstanding CBB shares entitled to vote at the special meeting. As of the record date, all directors and executive officers of CBB, including their affiliates, had the right to vote [_________] shares of CBB common stock, or approximately [_________]% of the outstanding CBB shares entitled to vote at the special meeting, and held options to purchase [_________] shares of CBB common stock.
Offer Letter with Mr. Caswell
In connection with the merger agreement, Southern States Bank entered into an offer letter, dated as of February 26, 2024, with David H. Caswell. Pursuant to Mr. Caswell’s offer letter to join Southern States Bank as Bartow and Polk County President, his term begins on effective date and continues through the third anniversary of the effective date. During the three-year term of his employment, he will be entitled to receive a starting annual base salary of $241,089, $25,000 of Southern States restricted stock that will vest equally over three years and $25,000 in stock options for the purchase of Southern States common stock that will vest equally over three years. Mr. Caswell is entitled to participate in Southern States Bank’s performance incentive plan generally available to similarly situated employees. Mr. Caswell will also receive reimbursements for month country club dues, a $20,000 yearly car allowance and monthly cell phone usage reimbursement.

Offer Letter with Mr. Drews
In connection with the merger agreement, Southern States Bank entered into an offer letter, dated as of February 26, 2024, with Richard E. Drews, Jr. Pursuant to Mr. Drews’ offer letter to join Southern States Bank, his term begins on effective date and continues through the six-month anniversary of the effective date. During the six-month term of his employment, he will be entitled to receive an annual base salary of $264,259.00, $12,500 of Southern States restricted stock that will vest equally over six months and $12,500 in stock options for the purchase of Southern States common stock that will vest equally over six months. Mr. Drews will also receive reimbursements for month country club dues, a $20,000 yearly car allowance and monthly cell phone usage reimbursement.
Restrictive Covenant Agreements
In connection with the merger agreement, Southern States also entered into Non-Competition and Non-Solicitation Agreements with each of David H. Caswell and Richard E. Drews, Jr. (each such agreement, a “restrictive covenant agreement”), to be effective from and after the effective date and for the benefit of Southern States following the effective date. Each restrictive covenant agreement includes: (i) a covenant by the applicable executive not to compete with Southern States or its subsidiaries for the 12-month period following the effective (the “restricted period”); (ii) a covenant by the applicable executive not to solicit on behalf of any competitor of Southern States or its subsidiaries former customers of Century Bank during the duration of the restricted period; (iii) a covenant by the applicable executive not to solicit any employees of Southern States or its subsidiaries to work for another person or entity; (iv) a covenant by the applicable executive not to disclose certain confidential information regarding Southern States and its subsidiaries; and (v) and a mutual non-disparagement clause applicable both to the applicable executive and Southern States. In consideration of the foregoing covenants, Southern States will pay Messrs. Caswell and Drews a lump-sum payment equal to $305,000 and $275,000, respectively, on the effective date. The restrictive covenant agreements contain a claw-back provision providing that Southern States may, in its sole discretion, require the applicable executive to repay the after-tax amount of such payment in the event of any breach of the foregoing covenants. The restrictive covenant agreements will not become effective, and no payments will be due thereunder, until the effective date.
Settlement Agreements
In connection with the merger agreement, Southern States also entered into the Settlement Agreements, to be effective from and after the effective date and for the benefit of Southern States following the effective date. Each Settlement Agreement serves to supersede and replace in its entirety the relevant executive’s existing employment agreement with CBB and Century Bank. Under the terms of the Settlement Agreements, each executive agreed to execute a general release in favor of Southern States and its subsidiaries forever releasing such parties from any and all claims arising prior to the effective date related to the relevant executive’s employment with CBB and Century Bank. In consideration of such release and pursuant to the terms of the applicable settlement agreement, (i) Mr. Caswell is entitled to (A) a $580,267 lump sum payment from Southern States Bank and (B) the restricted stock and option awards contemplated under his offer letter and described above and (ii) Mr. Drews is entitled to (A) a $700,777 lump sum payment from Southern States Bank and (B) the restricted stock and option awards contemplated under his offer letter and described above.
Stock Options
Pursuant to the terms of the merger agreement, each of Messrs. William P. Taylor, Senior Vice President, Secretary and Chief Financial Officer, and Jay Slaughter, Senior Vice President, and Ms. Tamera Ray, Vice President, will have options cashed out in connection with the merger. Such options shall be canceled and extinguished at the effective date and automatically exchanged into the right to receive an amount of cash (without interest) equal to the product of (i) the aggregate number of shares of CBB common stock issuable upon exercise of such option multiplied by (ii) the excess, if any, of (A) the cash consideration over (B) the per-share exercise price of such option.

SERPs
Pursuant to the terms of their SERPs, each of Messrs. Drews’ and Caswell’s normal retirement benefit will vest in full upon a change in control and requires Century Bank to establish a rabbi trust (if not already established) and contribute a source of funds sufficient to satisfy all obligations under each SERP, in each case as described therein.
Employment Agreement with Mr. Taylor
Pursuant to the terms and conditions of his employment agreement, as amended, with CBB and Century Bank, in the event of his termination without Cause or with Good Reason (as such terms are defined in his employment agreement) within twelve months following the consummation of the merger, William P. Taylor is entitled to a lump sum cash payment equal to the sum of (i) Mr. Taylor’s current base salary plus (ii) the annual bonus paid to Mr. Taylor with respect to the calendar-year immediately preceding the consummation of the merger.
Indemnification and Insurance Coverage
The merger agreement provides that for a period of six (6) years after the effective date, Southern States as the surviving entity in the merger will indemnify and hold harmless all present and former directors, officers and employees of CBB and its subsidiaries against, and will advance expenses as incurred to such persons in respect of, all costs and liabilities arising out of the fact that such person is or was a director, officer or employee of CBB or its subsidiaries and pertaining to matters existing or occurring at or prior to the effective date of the merger, in each case to the fullest extent permitted by applicable law, the CBB certificate of incorporation, the CBB bylaws and the governing or organizational documents of any subsidiary of CBB; provided, that in the case of advancement of expenses, any such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. All rights to indemnification as provided in any indemnification agreement in existence on the date of the merger will survive the merger and be honored by Southern States as the surviving entity in the merger.
The merger agreement requires Southern States to maintain for a period of six (6) years after consummation of the merger CBB’s existing directors’ and officers’ liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims arising from facts or events that occurred at or prior to the consummation of the merger. However, CBB is not required to spend annually more than two hundred percent (200%) of the current annual premium paid as of the date of the merger agreement by CBB for such insurance.
Governance of the Combined Company After the Merger
The merger agreement provides that prior to the effective date the board of directors of Southern States shall take all actions necessary to appoint Richard E. Drews, Jr. (or another individual mutually agreeable to the parties) (the “new SSB director”) effective as of the effective date to serve on the board of directors of Southern States and Southern States Bank following the merger until such time as his successor is duly elected and qualified. The Nominating and Corporate Governance Committee shall cause the new SSB director that has been appointed to and is serving on the board of directors of Southern States and Southern States Bank to be nominated for re-election at the next annual meeting of Southern States and Southern States Bank to a full term.
The merger agreement also provides that Southern States and Southern States Bank will authorize the creation of an advisory board of directors of Southern States Bank (the “advisory board”). The advisory board will initially consist of the directors of Century Bank at the effective date, but may consist of other members as determined by the board of directors of Southern States Bank. The advisory board will not have management duties, but may offer advice to the board of directors of Southern States Bank, meet with, and recommend customers to, Southern States Bank and undertake other activities that the board of directors may recommend. Each member of the advisory board will be paid an amount equal to $250 per meeting.

Accounting Treatment
Southern States and CBB prepare their respective financial statements in accordance with GAAP. The merger will be accounted for as an acquisition of CBB by Southern States under the acquisition method of accounting, and Southern States will be treated as the acquirer for accounting purposes.
Regulatory Approvals
To complete the merger, Southern States and CBB must obtain approvals or consents from, or make filings with, a number of U.S. federal and state bank and other regulatory authorities. Subject to the terms of the merger agreement, Southern States and CBB have agreed to cooperate with each other and use reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings in respect of the requisite regulatory approvals, use their reasonable best efforts to make such filings within twenty (20) days of the date of the merger agreement), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties, regulatory agencies and governmental entities that are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such regulatory agencies and governmental entities. Such filings were made on March 14, 2024.
The term “requisite regulatory approvals” means all regulatory authorizations, consents, orders and approvals (and the expiration or termination of all statutory waiting periods in respect thereof), or waivers of such regulatory authorizations, consents, orders and approvals from (i) the Federal Reserve Board (in respect of the merger), the FDIC, the ASBD and the GDBF or (ii) referred to in the merger agreement that are necessary to consummate the transactions contemplated by the merger agreement, except for any such authorizations, consents, orders or approvals the failure of which to be obtained would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on Southern States as the surviving entity in the merger.
The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by CBB’s shareholders in the merger is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger.
Southern States and CBB believe that the merger does not raise significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals. However, there can be no assurance that all of the regulatory approvals described below will be obtained and, if obtained, there can be no assurances regarding the timing of the approvals, the companies’ ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. These approvals could be delayed or not obtained at all, including due to: an adverse development in either party’s regulatory standing or in any other factors considered by regulators when granting such approvals, including factors not known as of the date of this joint proxy statement/prospectus and factors that may arise in the future; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment generally. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of Southern States following the completion of the merger. There can likewise be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the merger or, if such a challenge is made, what the result of such challenge will be.
Federal Reserve Board
Unless a waiver is obtained, the transactions contemplated by the merger agreement are subject to approval by the Federal Reserve Board pursuant to section 3 of the BHC Act with respect to the merger of CBB with and into Southern States. The Federal Reserve Board takes into consideration a number of factors when acting on applications under section 3 of the BHC Act. These factors include the effect of the merger on competitiveness in affected banking markets, the financial and managerial resources (including consideration of the capital adequacy, liquidity, and earnings performance, as well as the competence, experience and integrity of the officers, directors and principal shareholders, and the records of compliance with applicable laws and regulations) and future prospects of the combined organization. The Federal Reserve Board also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, the records of performance of the relevant insured depository institutions under the Community Reinvestment Act (the “CRA”), as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve Board may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.
A merger transaction meeting certain criteria is eligible for a waiver of the Section 3 application. The criteria includes (i) the holding company merger and bank merger occur simultaneously, (ii) the bank subsidiary merger requires approval of a federal bank regulatory agency, (iii) the transaction does not involve the acquisition of a nonbank company, (iv) the acquiring bank holding company is well capitalized, and (v) certain information is provided to the Federal Reserve. Southern States submitted a request seeking a waiver of the Section 3 application with the Federal Reserve Bank of Atlanta on March 14, 2024.
The Federal Reserve Board has stated that if material weaknesses are identified by examiners before a banking organization applies to engage in expansionary activity, the Federal Reserve Board will expect the banking organization to resolve all such weaknesses before applying for such expansionary activity. The Federal Reserve Board has also stated that if issues arise during the processing of an application for expansionary activity, it will expect the applicant banking organization to withdraw its application pending resolution of any supervisory concerns.
FDIC
The prior approval of the FDIC is required under section 18(c)(2)(C) of the Federal Deposit Insurance Act (the “Bank Merger Act”) with respect to the merger of Century Bank with and into Southern States Bank. In evaluating an application filed under the Bank Merger Act, the FDIC generally considers: (i) the competitive impact of the transaction, (ii) financial and managerial resources of the banks party to the bank merger, (iii) the convenience and needs of the community to be served and the record of the banks under the CRA, including their CRA ratings, (iv) the banks’ effectiveness in combating money-laundering activities, and (v) the extent to which the bank merger would result in greater or more concentrated risks to the stability of the U.S. banking or financial system.
In addition, in connection with an interstate bank merger transaction, the FDIC considers certain additional factors under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, as amended (the “Riegle-Neal Act”), including state laws regarding the minimum age of the bank to be acquired and the concentration of deposits on a nationwide and statewide basis. Under the Riegle-Neal Act, the FDIC may approve an interstate bank merger transaction only if each constituent bank is adequately capitalized at the time the application for such transaction is filed with the FDIC, and the FDIC determines that the resulting bank will be well capitalized and well managed upon the consummation of the transaction.
Furthermore, the Bank Merger Act require published notice of, and the opportunity for public comment on, the application to the FDIC. The FDIC takes into account the views of third-party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their communities. The FDIC is also authorized to hold one or more public hearings or meetings if it determines that such hearings or meetings would be appropriate. The receipt of written comments or any public meeting or hearing could prolong the period during which the applicable application is under review by the FDIC.
The initial submission of the application to the FDIC occurred on March 14, 2024.
ASBD
Under Alabama state law, Southern States Bank must file an application with the ASBD for approval of the subsidiary bank merger. Southern States Bank must also provide the ASBD with notice of the proposed merger of Southern States with CBB, as well as a copy of the application filed with the FDIC under the Bank Merger Act. Among other things, the ASBD will consider the financial strength, including capital, of Southern States Bank following the merger. The ASBD will consider criteria similar to the criteria considered by the FDIC as described above.
The initial submission of the application to the ASBD occurred on March 14, 2024.
GDBF
Under Georgia law, Southern States and Southern States Bank must provide prior notice to the GDBF with respect to each merger and a copy of the filings made with the Federal Reserve and FDIC. Southern States Bank must also provide the form of the Articles of Merger to the GDBF for its review and approval before being filed. Southern States provided copies of the filings made with the Federal Reserve and the FDIC to the GDBF on March 14, 2024.
Department of Justice
In addition to the FDIC, the Antitrust Division of the Department of Justice (the “DOJ”) conducts a concurrent competitive review of the merger to analyze the merger’s competitive effects and determine whether the merger would result in a violation of the antitrust laws. Transactions approved under section 3 of the BHC Act or the Bank Merger Act generally may not be completed until thirty (30) days after the approval of the applicable federal agency is received, during which time the DOJ may challenge the transaction on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than fifteen (15) days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the Federal Reserve Board or the FDIC, and, thus, it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board or FDIC regarding the merger’ effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general. There can be no assurance if and when DOJ clearance will be obtained, or as to the conditions or limitations that such DOJ approval may contain or impose.
Additional Regulatory Approvals and Notices
Additional notifications and/or applications requesting approval may be submitted to various other federal, state and non-U.S. regulatory authorities and self-regulatory organizations, including notifications and/or applications to certain state financial services and banking regulators with respect to Southern States maintaining the existing CBB and Century Bank offices in those states.
Stock Exchange Listings
Southern States common stock is listed for trading on the Nasdaq Stock Market under the symbol “SSBK.” In connection with the merger, Southern States will cause the shares of Southern States common stock to be issued in the merger to be approved for listing on the Nasdaq Stock Market, subject to official notice of issuance. Following the merger, shares of Southern States common stock will continue to be traded on the Nasdaq Stock Market.
Dissenters’ Rights in the Merger
CBB shareholders will be given the opportunity to exercise dissenters’ rights in accordance with certain procedures specified in Title 14, Chapter 2, Article 13 of the Georgia Business Corporations Code, which sections are attached as Annex B to the proxy statement/prospectus and incorporated herein by reference. CBB shareholders who do not vote in favor of the merger may demand that CBB acquire their shares of CBB common stock for cash at their fair market value as of February 27, 2024, the day of, and immediately prior to, the first public announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the merger. CBB shareholders dissenting must file written demands that CBB acquire their shares of CBB common stock for cash and comply with the other procedural requirements set forth in Title 14, Chapter 2, Article 13 of the Georgia Business Corporations Code.

THE MERGER AGREEMENT
The following section of this proxy statement/prospectus describes the material terms of the merger agreement. This summary is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this proxy statement/prospectus. Southern States and CBB urge you to read the full text of the merger agreement since it, and not the following description, constitutes the agreement of Southern States and CBB.
Explanatory Note Regarding the Merger Agreement
The merger agreement is described in this proxy statement/prospectus, and a copy of it is included as Annex A to this proxy statement/prospectus, to provide you with important information regarding the proposed merger. The representations, warranties and covenants made in the merger agreement by Southern States and CBB are qualified by and subject to important limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to complete the merger if the representations and warranties of the other party prove to be untrue, whether due to a change in circumstances or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders or reports and documents filed with the SEC and in some cases are qualified by disclosures that were made by each party to the other, which disclosures were reflected in schedules to the merger agreement that have not been described or included in this proxy statement/prospectus, including Annex A. Factual disclosures about Southern States and CBB contained in the public reports filed by Southern States with the SEC may also supplement, update or modify the factual disclosures and representations about Southern States and CBB contained in the merger agreement. Further, information concerning the subject matter of the representations and warranties in the merger agreement, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement/prospectus.
Effects of the Merger
The merger agreement provides for the merger of CBB with and into Southern States, and the separate existence of CBB will cease and Southern States will continue as the surviving corporation immediately upon the closing of the merger. The merger agreement provides that the articles of incorporation and the bylaws of Southern States as in effect immediately prior to the merger will be the articles of incorporation and bylaws of the surviving corporation.
As a result of the merger, there will no longer be any shares of CBB common stock authorized, issued or outstanding. CBB shareholders who receive Southern States common stock will only participate in Southern States’ future earnings and potential growth through their ownership of Southern States common stock. All of the other incidents of direct ownership of CBB common stock, such as the right to vote on certain corporate decisions, to elect directors and to receive dividends and distributions from CBB, will be extinguished at the effective date of the merger. All of the property, rights, privileges and powers of CBB and Southern States will vest in the surviving corporation, and all claims, obligations, liabilities, debts and duties of CBB and Southern States will become the claims, obligations, liabilities, debts and duties of the surviving corporation.
Merger Consideration
Each share of Southern States common stock that is issued and outstanding immediately prior to the effective date shall remain issued and outstanding following the effective date and shall be unchanged by the merger.
Each share of CBB common stock owned directly by Southern States, CBB, or any of their respective wholly owned subsidiaries (other than shares in trust accounts, managed accounts, and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the effective date shall be cancelled and retired at the effective date without any conversion thereof, and no payment shall be made with respect thereto.
Under the terms and subject to the conditions of the merger agreement, upon the effective date, holders of CBB will have the right to elect to receive either 1.550 shares of Southern States Bancshares common stock or $45.63 in cash for each share of CBB common stock they hold. Shareholder elections for cash are subject to proration such that no more than 10.0% of the shares outstanding of CBB common stock will receive the cash consideration, including cash that may be paid pursuant to dissenters’ rights of appraisal. At the effective date, all options to purchase CBB common stock under the CBB amended and restated stock option and incentive plan, whether vested or unvested, will be cancelled and extinguished and exchanged into the right to receive cash equal to the product of the number of shares underlying the option by the excess, if any, of $45.63 over the exercise price of the option.
All shares of CBB’s common stock that are issued and outstanding immediately prior to the effective date and which are held by a shareholder who did not vote in favor of the merger (or consent thereto in writing) and who is entitled to demand and properly demands the fair value of such shares pursuant to, and who complies in all respects with, the provisions of Title 13 of the GBCC, shall not be converted into or be exchangeable for the right to receive the merger consideration (the “Dissenting Shares”), but instead the holder of such Dissenting Shares shall be entitled to payment of the fair value of such shares in accordance with the applicable provisions of the GBCC.
Fractional Shares
Southern States will not issue any fractional shares of Southern States common stock in the merger. Instead, Southern States shall pay or cause to be paid to each holder of a fractional share of Southern States common stock, rounded to the nearest one hundredth of a share, an amount of cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in Southern States common stock to which such holder would otherwise be entitled to receive.
Closing and Effective Date of the Merger
The merger will become effective at such date and time specified in the certificate of merger to be filed with the Secretary of State of the State of Alabama, or at such other date and time provided by applicable law. The closing will occur at the offices of Southern States in Anniston, Alabama, at 5:00 p.m. on a date specified by Southern States (and reasonably acceptable to CBB) that shall be as soon as reasonably practicable, after the later to occur of the CBB shareholders meeting or receipt of all regulatory approvals under as required under the merger agreement, and the expiration of any applicable waiting periods, or at such other place, time, and in such manner, that Southern States and CBB may mutually agree.
Exchange of Shares
Exchange Procedures
As promptly as practicable after the effective date, and in any event within five (5) business days thereafter, Southern States shall cause the exchange agent to mail or otherwise cause to be delivered to each shareholder appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the certificates or book-entry shares (if any) representing CBB common stock shall pass, only upon delivery of the certificates or book-entry shares to the exchange agent, as well as instructions for use in effecting the surrender of the certificates or book-entry shares in exchange for the merger consideration (including cash in lieu of fractional shares) as provided for in the merger agreement.
Withholding
Southern States or the exchange agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement to any shareholder such amounts as Southern States is required to deduct and withhold under the Internal Revenue Code or any provision of state, local, or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental authority, such amounts will be treated for all purposes of the merger agreement as having been paid to the holder from whom they were withheld.

Representations and Warranties
The merger agreement contains representations and warranties made by Southern States to CBB and by CBB to Southern States relating to a number of matters, including, but not limited to, the following:
•corporate matters, including due organization and qualification and subsidiaries;
•capitalization;
•authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;
•required governmental and other regulatory and self-regulatory filings and consents and approvals in connection with the merger;
•reports to regulatory authorities;
•financial statements, internal controls, books and records, and absence of undisclosed liabilities;
•broker’s fees payable in connection with the merger;
•the absence of certain changes or events;
•legal and regulatory proceedings;
•tax matters;
•employee benefit matters;
•SEC reports;
•compliance with applicable laws;
•certain material contracts;
•absence of agreements with regulatory authorities;
•risk management instruments;
•environmental matters;
•investment securities and commodities;
•title matters;
•information technology;
•related party transactions;
•the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents; and
•loan portfolio matters.
Covenants and Agreements
Operations
Southern States and CBB have agreed that each will conduct its business and the business of each Southern States and CBB company in a manner substantially consistent with its historic practice and will use its reasonable best efforts to maintain its relationships with its depositors, customers and employees. No Southern States or CBB company will engage in any material transaction outside the ordinary course of business and consistent with past practice or make any material change in its accounting policies or methods of operation, nor will Southern States or CBB permit the occurrence of any change or event which would render any of its representations and warranties untrue in any material respect at and as of the effective date with the same effect as though such representations and warranties had been made at and as of such effective date.
Prior to the effective date, no CBB company will (i) make, renew, renegotiate, increase, extend, or modify any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by CBB or any of its subsidiaries to such borrower or its affiliates, would be in excess of $100,000, in the aggregate, (B) loan secured by other than a first lien in excess of $250,000, (C) loan in excess of FFIEC regulatory guidelines relating to loan to value ratios, (D) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of $500,000, (E) secured loan over $1,000,000, or (F) any loan that is not made in conformity with CBB’s ordinary course lending policies and guidelines in effect as of the date of the merger agreement, (ii) sell any loan or loan pools in excess of $500,000 in principal amount or sale price (other than residential mortgage loan pools sold in the ordinary course of business and consistent with past practice), (iii) acquire any servicing rights, or sell or otherwise transfer any loan where CBB or any of its subsidiaries retains any servicing rights, or (iv) purchase participation loans.
Securities Registration
Southern States covenants to and with CBB that the issue of the shares of Southern States common stock to be issued pursuant to the merger shall be registered under the Securities Act of 1933 pursuant to an effective Form S-4 Registration Statement and will be issued subject to exemptions under applicable state law.
Financial Statements
Prior to the effective date of the merger, Southern States shall furnish to CBB: (i) as soon as practicable, and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of Southern States for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of Southern States as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments; (ii) promptly upon receipt thereof, copies of all audit reports submitted to Southern States by independent auditors in connection with each annual, interim or special audit of the books of Southern States made by such auditors; and (iii) as soon as practicable, copies of all such financial statements and reports as it shall send to its shareholders.
Employee Benefit Matters
Southern States Bank shall retain all employees of Century Bank at no less than their base salary or hourly rates, target bonus and benefits in each case as provided by Century Bank immediately prior to the effective date for a period of approximately two weeks following conversion and integration of Southern States and CBB (the “Integration Period”) which is projected to occur as soon as practicable after the effective date. Any employee who voluntarily terminates before end of the Integration Period will receive a lump sum severance payment from Southern States Bank in the gross amount equivalent to one month’s base salary or the equivalent thereof for an hourly employee within thirty (30) days after such employee’s severance from service. Century Bank employees will have the opportunity to interview for any open or newly created positions at all Southern States Bank locations. Any employee of Century Bank terminated by the Southern States or its subsidiaries on or within six (6) months after the end of the Integration Period (i) will continue to receive his or her current salary or base hourly rate for a period of four (4) months following the date of such employee’s termination of employment payable by Southern States Bank in accordance in accordance with normal payroll processes; provided, however, that any employee of Century Bank set forth on the disclosure letter delivered by CBB to Southern States prior to the execution of the merger agreement (the “CBB Disclosure Letter”) terminated by the Southern States or its subsidiaries on or within six (6) months after the end of the Integration Period (i) will continue to receive his or her current salary or base hourly rate for a period of eight (8) months following the date of such employee’s termination of employment payable by Southern States Bank in accordance in accordance with normal payroll processes, and (ii) Southern States will pay on employee’s behalf the full cost of COBRA premiums under all group health plans for which employee was enrolled for a period of four (4) months; provided, however, that for any employee of Century Bank set forth on the CBB Disclosure Letter, Southern States will pay on such employee’s behalf the full cost of COBRA premiums under all group health plans for which employee was enrolled for a period of eight (8) months.
All employees of any CBB company who become employees of the Southern States or its subsidiaries on the effective date (“Continuing Employees”) shall be entitled, to the extent permitted by applicable law, to participate in all employee benefit plans, policies, programs, and arrangements of Southern States and its subsidiaries to the same extent as similarly situated employees of Southern States and its subsidiaries and shall be given credit for all purposes (including accrual, vesting and eligibility) under each such employee benefit plan, policy, program and arrangement after the effective date for all their service with CBB or its subsidiaries (or any predecessor thereto) prior to the effective date as if it were service with the Southern States and its subsidiaries; provided, however, that the maximum hours of sick-leave that a CBB employee may be given credit for at the effective date shall not exceed 560 hours.
As of the effective date, Southern States or its subsidiaries shall provide Continuing Employees, while employed by Southern States or its subsidiaries after the effective date, health insurance coverage either under Southern States’ or Southern States Bank’s group health insurance plans as available to similar situated employees of Southern States and Southern States Bank or by continuing CBB’s group health insurance plans so that no Continuing Employee incurs a gap in coverage; provided that such coverage provided by Southern States will include “in network” coverage for the geographic locations covered by CBB’s group health insurance plans and, for the period commencing on the effective date and ending on the last day of the plan year (of the applicable CBB group health insurance plan) during which the effective date occurs, shall maintain the same percentage of premiums in effect and payable by each such Continuing Employee immediately prior to the effective date.
Consistent with the above, Southern States, Southern States Bank and CBB shall cooperate to develop, implement and communicate to key employees of CBB retention arrangements designed to retain the services of such key employees, as appropriate, through the effective date and thereafter until the date of CBB’s operating systems and branch conversions, as determined by Southern States; provided, however, that CBB and its subsidiaries shall not be required to incur any costs prior to the effective date in connection with any retention arrangements.
Effective as of the date immediately preceding the effective date (the “Termination Date”) and contingent upon the merger, CBB shall cause Century Bank to terminate the Century Bank of Georgia Section 401(k) Profit Sharing Plan (the “Terminated Plan”). CBB shall take (or cause to be taken) all actions that are necessary or appropriate to fully vest each participant in his or her account balance under the Terminated Plan effective as of the Termination Date and to adopt amendments required prior to termination. Prior to the effective date, CBB shall provide Southern States with resolutions adopted by Century Bank’s board of directors terminating the Terminated Plan and adopting the required amendments, the form and substance of which shall be subject to approval by Southern States, which will not be unreasonably withheld. CBB shall take (or cause to be taken) all actions that are necessary or appropriate to make, as soon as practicable following the effective date, all employer and employee contributions to the Terminated Plan on behalf of each participant in respect of all periods of service ending on or prior to the Termination Date. As soon as practicable following the effective date, with respect to the Terminated Plan, Southern States shall permit or cause its subsidiaries to permit Continuing Employees to roll over their account balances, notes and similar instruments reflecting outstanding loan balances under the Terminated Plan, if any, thereunder into an “eligible retirement plan” within the meaning of Section 402(c)(8)(B) of the Code maintained by the Southern States or its subsidiaries.
From and after the effective date, Southern States or its subsidiaries shall assume and honor all written bonus plans, employment agreements, supplemental executive retirement plan agreements, and split dollar agreements that CBB and its subsidiaries have with their current and former officers, directors and employees as listed the CBB Disclosure Letter and pay the conversion bonuses set forth therein.

Director and Officer Indemnification and Insurance
The merger agreement provides that for a period of six (6) years after the effective date, Southern States as the surviving entity in the merger will indemnify and hold harmless all present and former directors, officers and employees of CBB and its subsidiaries against, and will advance expenses as incurred to such persons in respect of, all costs and liabilities arising out of the fact that such person is or was a director, officer or employee of CBB or its subsidiaries and pertaining to matters existing or occurring at or prior to the effective date of the merger, in each case to the fullest extent permitted by applicable law, the CBB certificate of incorporation, the CBB bylaws and the governing or organizational documents of any subsidiary of CBB; provided, that in the case of advancement of expenses, any such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. All rights to indemnification as provided in any indemnification agreement in existence on the date of the merger will survive the merger and be honored by Southern States as the surviving entity in the merger.
The merger agreement requires Southern States to maintain for a period of six (6) years after consummation of the merger CBB’s existing directors’ and officers’ liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims arising from facts or events that occurred at or prior to the consummation of the merger. However, CBB is not required to spend annually more than two hundred percent (200%) of the current annual premium paid as of the date of the merger agreement by CBB for such insurance.
Corporate Governance
Prior to the effective date of the merger, the Southern States board of directors shall take all actions necessary to appoint Richard E. Drews, Jr. (or another individual mutually agreeable to the parties) effective as of the effective date to serve on the board of directors of the Southern States and Southern States Bank until such time as his successor is duly elected and qualified. The Nominating and Corporate Governance Committee shall cause the new SSB director that has been appointed to and is serving on the board of directors of the Southern States and Southern States Bank to be nominated for re-election at the next annual meeting of the Southern States and Southern States Bank to a full term.
Southern States and Southern States Bank will authorize the creation of an advisory board of directors of Southern States Bank (the “Advisory Board”). The Advisory Board will initially consist of the directors of Century Bank at the effective date, but may consist of other members as determined by the board of directors of Southern States Bank. The Advisory Board will not have management duties, but may offer advice to the board of directors of Southern States Bank, meet with, and recommend customers to, Southern States Bank and undertake other activities that the board of directors may recommend. Each member of the Advisory Board will be paid an amount equal to $250 per meeting.
Concurrent with the execution of the merger agreement, Southern States Bank will provide equity grant awards and offer letters for positions at Southern States Bank with each of Richard E. Drews, Jr. and David H. Caswell with such positions and duties mutually agreed upon between Southern States Bank and Messrs. Drews and Caswell.
Certain Additional Covenants
The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, obtaining required consents, access to information of the other company, notice of adverse changes, and public announcements with respect to the transactions contemplated by the merger agreement.
Meeting; Recommendation of Southern States’ and CBB’s Boards of Directors
CBB will cause a CBB shareholders meeting to be held for the purpose of approving the merger (the “CBB Shareholders Meeting”) as soon as practicable, and will use its best efforts to bring about the transactions contemplated by the merger agreement, including shareholder approval of the merger agreement (to the extent required by applicable law and the CBB articles of incorporation and bylaws), as soon as practicable unless the merger agreement is terminated as provided therein.
The board of directors of CBB shall recommend approval of the merger agreement by the shareholders of CBB (to the extent required by applicable law and the CBB articles of incorporation and bylaws) (the “CBB Recommendation”), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Southern States such recommendation or take any action or make any statement in connection with the CBB Shareholders Meeting inconsistent with such recommendation (collectively, a “Change in the CBB Recommendation”); provided the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the CBB Recommendation) of factual information regarding the business, financial condition or results of operations of Southern States or CBB or the fact that an acquisition proposal has been made to CBB, the identity of the party making such proposal or the material terms of such proposal (provided, that the board of directors of CBB does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Southern States its recommendation) in the proxy statement relating to the approval of the merger agreement or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable law; and, provided further, that the board of directors of CBB may make a Change in the CBB Recommendation (x) pursuant to the merger agreement prior to the CBB Shareholders Meeting if the board of directors of CBB determines in good faith that a material adverse effect has occurred with respect to Southern States. Notwithstanding any Change in the CBB Recommendation, the merger agreement shall be submitted to the shareholders of CBB at the CBB Shareholders Meeting for the purpose of approving the merger agreement and approving the merger, provided that the merger agreement shall not be required to be submitted to the shareholders of CBB at the CBB Shareholders Meeting if the merger agreement has been terminated in accordance with its terms and provisions.
Agreement Not to Solicit Other Offers
CBB agreed that it shall not and shall cause its officers, directors, agents, counsel, financial advisers, employees not to, and its subsidiaries officers, directors, agents, counsel, financial advisers and employees (collectively “Representatives”) not to, directly or indirectly, (i) solicit, initiate, endorse, or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiry, proposal or offer with respect to, or the making or completion of, any acquisition proposal, or any inquiry, proposal or offer (whether firm or hypothetical) that is reasonably likely to lead to any acquisition proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person or entity any non-public information or data with respect to, any acquisition proposal, (iii) approve or recommend any acquisition proposal, or (iv) approve or recommend, or propose publicly to approve or recommend, or execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement which directly or indirectly contains an acquisition proposal.
CBB agreed that it shall, and shall cause each of its subsidiaries and the Representatives of CBB and its subsidiaries to, (i) immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any acquisition proposal, (ii) request the prompt return or destruction of all confidential information previously furnished in connection therewith and (iii) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any acquisition proposal to which it or any of its affiliates or Representatives is a party, and shall enforce the provisions of any such agreement. Notwithstanding the foregoing, if at any time following the date of the merger agreement and prior to obtaining the CBB shareholder approval, (i) CBB receives an unsolicited written acquisition proposal that the CBB board of directors believes in good faith to be bona fide, (ii) such acquisition proposal was not the result of a violation of the merger agreement (after consultation with outside counsel and its financial advisor), (iii) the CBB board of directors determines in good faith (after consultation with outside counsel and its financial advisor) that such acquisition proposal constitutes or is reasonably likely to result in a superior proposal and (iv) the CBB board of directors determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clauses (x) or (y) below would violate its fiduciary duties under applicable law, then CBB may (and may authorize its subsidiaries and its and their Representatives to) (x) furnish non-public information with respect to CBB and its subsidiaries to the person making such acquisition proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to CBB than, those set forth in the confidentiality provisions of the Non-Disclosure Agreement entered into between CBB and Southern States dated July 17, 2023; provided, that any non-public information provided to any person given such access shall have previously been provided to Southern States or shall be provided to Southern States prior to or concurrently with the time it is provided to such person, (y) participate in discussions or negotiations with the person making such acquisition proposal (and such person’s representatives) regarding such acquisition proposal, and (z) terminate the merger agreement, pursuant to the terms of the merger agreement, to enter into a binding agreement with respect to such acquisition proposal that constitutes a superior proposal.
Conditions to Complete the Merger
Southern States’ and CBB’s respective obligations to complete the merger is subject to the satisfaction or, where legally permissible, waiver, at or prior to the effective date, of the following conditions:
•the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date on which the merger agreement was entered into and as of the date on which the merger is completed, subject to the materiality standards provided in the merger agreement;
•the performance by the other party in all material respects of all obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the date on which the merger is completed;
•CBB shall have received from Performance Trust prior to the approval of the merger by the board of directors of CBB a letter setting forth its opinion that the merger consideration to be received by the shareholders of CBB under the terms of the merger agreement is fair to them from a financial point of view;
•CBB shall not have accepted a “superior proposal”, as defined in the merger agreement;
•there shall have been furnished to such counsel for the other party certified copies of such corporate records of each party and copies of such other documents as such counsel may reasonably have requested for such purpose, including certificates of existence and good standing of each party and each subsidiary issued by the appropriate governmental agency dated within 15 days of the effective date;
•the number of shares as to which shareholders of CBB have exercised dissenters’ rights of appraisal under the merger agreement does not exceed 7.5% of the outstanding shares of CBB’s common stock;
•the delivery of a closing certificate executed by the Chief Executive Officer, President or a Vice President and from the Secretary or Assistant Secretary of Southern States certifying to customary matters; and
•the delivery of a closing certificate executed by the Chief Executive Officer, President or a Vice President and from the Secretary or Assistant Secretary of CBB certifying to customary matters.
Termination of the Merger Agreement
The merger agreement can be terminated at any time prior to the effective date, whether before or after the receipt of the requisite CBB shareholder vote, in the following circumstances:
•by the mutual written consent of CBB and Southern States;
•by either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the merger agreement) in the event of a material breach by the other party of any representation or warranty contained in the merger agreement that cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach and that would provide the non-breaching party the ability to refuse to consummate the merger under the standard set forth in the merger agreement;

•by either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the merger agreement) in the event of a material breach by the other party of any covenant or agreement contained in this merger agreement that cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach, or if any of the conditions to the obligations of such party contained in this merger agreement shall not have been satisfied in full;
•by either party if all transactions contemplated by the merger agreement shall not have been consummated on or prior to October 1, 2024 if the failure to consummate the transactions provided for in the merger agreement on or before such date is not caused by any breach of the merger agreement by the party electing to terminate, provided that if the only reason for failure to consummate the transactions is the lack of regulatory approval under the merger agreement, such date shall be January 1, 2025;
•by CBB, if before the CBB shareholders meeting, the board of directors of CBB authorizes CBB to enter into a binding written agreement concerning a transaction that constitutes a superior proposal (a “superior proposal”), provided that, upon such termination pursuant hereto CBB shall pay promptly the sum of $1,200,000 to Southern States to reimburse Southern States for its expenses, and not as damages, incurred in connection with the merger agreement;
•by Southern States, if (i) the board of directors of CBB shall have recommended to the shareholders of CBB that they tender their shares in a tender or exchange offer commenced by an un-affiliated third party for more than 20.0% of the outstanding CBB common stock, (ii) the board of directors of CBB shall have effected a Change in CBB Recommendation or recommended to the CBB shareholders acceptance or approval of a superior proposal, (iii) CBB shall have notified Southern States in writing that CBB is prepared to accept a superior proposal, or (iv) the board of directors of CBB shall have resolved to do any of the foregoing, provided that, upon such termination pursuant hereto CBB shall pay promptly the sum of $1,200,000 to Southern States to reimburse Southern States for its expenses, and not as damages, incurred in connection with the merger agreement;
•by either party, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event any regulatory approval required for consummation of the transactions contemplated by the merger agreement shall have been denied by final, non-appealable action by such governmental authority or an application therefor shall have been permanently withdrawn at the request of a governmental authority; or
•by either party (provided, in the case of CBB, that it shall not be in breach of any of its obligations under Section 6.2(b) of the merger agreement), if the requisite CBB shareholder approval at the shareholders meeting shall not have been obtained by reason of the failure to obtain the required vote or at any adjournment or postponement thereof.
Effect of Termination
If the merger agreement is terminated, it will become void and have no effect, except that (i) CBB and Southern States shall be liable for damages for any willful breach of warranty, representation, covenant or other agreement contained in the merger agreement if the breach is the cause or basis for termination, and (ii) designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses, the confidential treatment of information and the termination fee described below.

Termination Fee
As noted above in “—Termination of the Merger Agreement,” CBB will pay Southern States a termination fee equal to one million and two hundred thousand dollars ($1,200,000) if the merger agreement is terminated as follows:
•by CBB, if before the CBB shareholders meeting, the board of directors of CBB authorizes CBB, subject to complying with Section 6.2(c), to enter into a binding written agreement concerning a transaction that constitutes a superior proposal; or
•by Southern States, if (i) the board of directors of CBB shall have recommended to the shareholders of CBB that they tender their shares in a tender or exchange offer commenced by an un-affiliated third party for more than 20.0% of the outstanding CBB common stock, (ii) the board of directors of CBB shall have effected a change in CBB’s recommendation or recommended to the CBB shareholders acceptance or approval of a superior proposal, (iii) CBB shall have notified Southern States in writing that CBB is prepared to accept a superior proposal, or (iv) the board of directors of CBB shall have resolved to do any of the foregoing.
Expenses and Fees
Except as otherwise expressly provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense. The merger agreement provides that CBB shall pay the costs and expenses of printing and mailing this joint proxy statement/prospectus and Southern States shall pay the filing fee and other expenses paid to the SEC in connection with the filing of the Form S-4 Registration Statement.
Amendment of the Merger Agreement and Waiver
Subject to compliance with applicable law, the merger agreement may be amended by the written mutual consent of Southern States and CBB at any time before or after receipt of the requisite CBB shareholder vote.
Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions of the merger agreement must be in writing and be executed by the parties to the merger agreement and shall be effective only to the extent specifically set forth in such writing.
Governing Law
The merger agreement is governed by and will be construed in accordance with the laws of the State of Alabama.
Specific Performance
Southern States and CBB will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement or to enforce specifically the performance of the terms and provisions of the merger agreement (including the parties’ obligations to consummate the merger), in addition to any other remedy to which they are entitled at law or in equity.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following discussion sets forth the anticipated material United States federal income tax consequences of the merger to U.S. holders (as defined below) of CBB’s common stock that exchange their shares of CBB common stock for the merger consideration. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax. This discussion is based upon the Internal Revenue Code of 1986, as amended, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion. To the extent this section consists of statements as to matters of U.S. federal income tax law, this section constitutes the opinion of Jones Walker.
This discussion addresses only those holders of CBB common stock that hold their shares of CBB common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:
•a bank, thrift, mutual fund or other financial institution;
•a tax-exempt organization or government organization;
•a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);
•an insurance company;
•a mutual fund;
•a dealer or broker in stocks and securities, commodities or currencies;
•a trader in securities that elects mark-to-market treatment;
•a holder of shares of CBB’s common stock subject to the alternative minimum tax provisions of the Code;
•an individual retirement or other tax deferred account;
•a holder of CBB common stock that received CBB common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;
•a person that is not a U.S. holder;
•a person that has a functional currency other than the U.S. dollar;
•a holder of shares of CBB common stock that is required to accelerate the recognition of any item of gross income with respect to CBB common stock as a result of such income being recognized on an applicable financial statement;
•a real estate investment trust or real estate mortgage investment conduit;
•a regulated investment company;
•a holder of CBB common stock that holds CBB common stock as part of a hedge, straddle, constructive sale, wash sale, conversion or other integrated transaction; or
•a former citizen or long-term resident of the United States.
In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within the control of CBB or Southern States. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of CBB common stock that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if either (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (B) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (iv) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source. Beneficial owners of CBB common stock that are not U.S. holders should consult their own tax advisors as to the U.S. federal income tax consequences of the merger.
The United States federal income tax consequences to a partner in an entity or arrangement that is treated as a partnership for United States federal income tax purposes and that holds CBB common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding CBB common stock should consult their own tax advisors.
Tax Consequences of the Merger Generally
The parties intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to both Southern States’ and CBB’s obligation to complete the merger that Southern States receives an opinion from Jones Walker, dated the closing date, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on representation letters (the “Representation Letters”) provided by Southern States and CBB and on customary factual assumptions. Neither of the opinions described above will be binding on the IRS. Southern States and CBB have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and, as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations, warranties, covenants or assumptions upon which the opinions described above are based (the “Representations and Assumptions”) are inconsistent with the actual facts, or if any condition contained in the merger agreement and affecting these opinions is breached or is waived by any party, the U.S. federal income tax consequences of the merger could be adversely affected.
Based on the facts and representations set forth or referred to in the opinions included as exhibits to this proxy statement/prospectus filed with the SEC, and subject to the Representations and Assumptions (and the receipt of the Representation Letters) and the qualifications, assumptions and limitations stated in this proxy statement/prospectus, it is the opinion of Jones Walker that the merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code. The foregoing opinions are filed as Exhibit 8.1 to this registration statement of which this proxy statement/prospectus forms a part.
On the basis of the opinion described above that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the merger to U.S. holders of CBB common stock are set forth in the remainder of this discussion:
•a holder who receives solely shares of Southern States common stock (or receives Southern States common stock and cash solely in lieu of a fractional share) in exchange for shares of CBB common stock generally will not recognize any gain or loss upon the merger, except with respect to the cash received in lieu of a fractional share of Southern States common stock as described below;
•a holder who receives solely cash in exchange for shares of CBB common stock will generally recognize gain or loss equal to the difference between the amount of cash received and such shareholder’s tax basis in CBB common stock surrendered in the exchange. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for the shares of CBB common stock is greater than one year. The deductibility of capital losses is subject to limitations;
•the aggregate tax basis of the Southern States common stock received in the merger (including fractional share interests in Southern States common stock deemed received and exchanged for cash. as discuss below) will be equal to the holder’s aggregate tax basis in the CBB common stock for which it is exchanged, decreased by the amount of cash received in the merger, and increased by the amount of gain recognized on the exchange (regardless of whether such gain is classified as capital gain or as dividend income, as discussed below), but excluding any gain recognized with respect to fractional share interests in Southern States common stock for which cash is received, as discussed below; and
•the holding period of Southern States common stock received in the merger (including any fractional shares deemed received and redeemed as described below) will include the holder’s holding period of the CBB common stock for which it is exchanged.
If holders acquired different blocks of CBB common stock at different times and at different prices, a holder’s tax basis and holding period in Southern States common stock may be determined separately with reference to each block of CBB common stock. Any such holder should consult its tax advisor regarding the determination of the tax basis and/or holding periods of the particular shares of Southern States common stock received in the merger.
Cash Instead of a Fractional Share
A holder of CBB common stock who receives cash instead of a fractional share of Southern States common stock will be treated as having received the fractional share of Southern States common stock pursuant to the merger and then as having sold that fractional share for cash. As a result, generally such a holder will recognize gain or loss equal to the difference between the amount of cash received and the basis allocable to such holder’s fractional share of Southern States common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for the shares (including the holding period of CBB common stock surrendered therefor) is greater than one year. The deductibility of capital losses is subject to limitations.
Backup Withholding
Payments of cash to a non-corporate holder of CBB common stock in connection with the merger may be subject to information reporting and backup withholding (currently at a rate of twenty-four percent (24%)). Such holders of CBB common stock generally will not be subject to backup withholding, however, if the holder:
•furnishes a correct taxpayer identification number, certifies that the holder is not subject to backup withholding on IRS form W-9 (or an applicable substitute or successor form) included in the election form/letter of transmittal the holder will receive and otherwise complies with all the applicable requirements of the backup withholding rules; or
•provides proof of an applicable exemption from backup withholding.
Any amounts withheld under the backup withholding rules are not additional tax and will generally be allowed as a refund or credit against the holder’s United States federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.
This summary of certain material United States federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

INFORMATION ABOUT SOUTHERN STATES
Southern States is a bank holding company headquartered in Anniston, Alabama. As of March 31, 2024, Southern States had consolidated total assets of approximately $2.5 billion, total net loans of approximately $1.9 billion, total deposits of approximately $2.1 billion, and total shareholders’ equity of approximately $223 million. Southern States had 182 full-time equivalent employees as of March 31, 2024.
Headquartered in Anniston, Alabama, Southern States is a bank holding company that operates primarily through its wholly owned subsidiary, Southern States Bank. Southern States Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 13 branches in Alabama and Georgia and two loan production offices in Atlanta. Southern States Bank is a full-service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. Southern States’ franchise is focused on personalized, relationship-driven service combined with local market management and expertise to serve small and medium size businesses and individuals.
Southern States is registered as a bank holding company with the Federal Reserve. Southern States is subject to examination, regulation and supervision by the Federal Reserve under the Bank Holding Company Act of 1956, as amended, as well as the ASBD. Southern States is required to file annual reports and such additional information as the Federal Reserve may require. Southern States Bank is chartered by the ASBD. Southern States Bank is also a member of the FDIC, and its deposits are insured, as provided by law, by the Deposit Insurance Fund. Southern States Bank is subject to supervision, regulation, and examination by the FDIC and ASBD.
Southern States’ principal office is located at 615 Quintard Ave., Anniston, Alabama 36201, telephone number: (256) 241-1092.
Southern States’ common stock is traded on the Nasdaq Stock Market under the symbol “SSBK”.
Consideration of Director Recommendations by Shareholders. It is the policy of the Nominating and Corporate Governance Committee to consider director candidates nominated by shareholders who appear to be qualified to serve on the board on the same basis as other candidates. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
To submit a recommendation for a director candidate to the Nominating and Corporate Governance Committee for Southern States’ 2025 Annual Meeting, a shareholder should submit the following information in writing, addressed to the Chair of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, Southern States Bancshares, Inc., 615 Quintard Avenue, Anniston, Alabama 36201:
•the name, age, business address and residence address of nominee;
•the principal occupation or employment of the nominee;
•the class or series and number of all shares of stock of Southern States that are owned beneficially or of record by the nominee and any affiliates or associates of such person and certain other stock ownership matters; and
•any other information relating to such nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.
The shareholder making the nomination is required to provide information similar to that above for itself. Please see Southern States’ bylaws for a complete description of the information required for shareholders to submit a nomination. To be timely, a shareholder’s notice must be delivered to, or be mailed and received at, the address set forth above no earlier than February 14, 2025 and no later than March 16, 2025; provided, however, that in the event that the 2025 annual meeting (the “annual meeting”) is called for a date that is not within twenty-five (25) days before or after the anniversary date of the 2024 annual meeting, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
Consideration of Other Business. If a shareholder desires the board to consider any other business at the 2025 Annual Meeting, the shareholder should submit the following information in writing, addressed to the Corporate Secretary, Southern States Bancshares, Inc., 615 Quintard Avenue, Anniston, Alabama 36201:
•a brief description of each matter desired to be brought before the annual meeting (including the specific text of any resolutions);
•the reasons for conducting such business at the annual meeting;
•the class or series and number of all shares of stock of Southern States that are owned beneficially or of record by the nominee and any affiliates or associates of such person and certain other stock ownership matters;
•a description of all agreements, arrangements, or understandings between the shareholder and other persons related to the proposal;
•a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and
•any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting.
Please see Southern States’ bylaws for a complete description of the information required for shareholders to submit in order to bring other business before an annual meeting. To be timely, a shareholder’s notice must be delivered to, or be mailed and received at, the address set forth above no earlier than February 14, 2025 and no later than March 16, 2025; provided, however, that in the event that the 2025 annual meeting is called for a date that is not within twenty-five (25) days before or after the anniversary date of the 2024 annual meeting, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
The foregoing information concerning Southern States does not purport to be complete. Certain additional information relating to Southern States’ business, management, executive officer and director compensation, voting securities and certain relationships is incorporated by reference in this proxy statement/prospectus from other documents filed by Southern States with the Securities and Exchange Commission and listed under “Where You Can Find Additional Information” appearing at the forepart of this proxy statement/prospectus. If you desire copies of any of these documents, you may contact Southern States at its address or telephone number indicated under “Where You Can Find Additional Information.”

INFORMATION ABOUT CBB
Business of CBB
CBB is a privately held bank holding company. CBB’s wholly owned subsidiary, Century Bank, was incorporated under the laws of the State of Georgia in 1999. Century Bank’s main office is located in Cartersville, Georgia, and it has an additional branch located in Rockmart, Georgia. Century Bank primarily serves Bartow County and Polk County, Georgia.
Century Bank engages in general commercial and consumer banking, providing a full range of banking services, including credit and deposit products for commercial and industrial, small business and personal customers, treasury solutions and other personal banking products including residential mortgages. As of March 31, 2024, CBB had total assets of $355.9 million, total loans of $132.6 million (excluding mortgage loans held for sale), total deposits of $296.9 million and total shareholders’ equity of $21.5 million.
CBB common stock is not listed or traded on any established securities exchange or quotation system. Accordingly, there is no established public trading market for CBB common stock. Transactions in shares of CBB common stock are privately negotiated directly between the purchaser and the seller, and any sales that do occur are not subject to any reporting system.
Payment of dividends by CBB is subject to certain regulations that may limit or prevent the payment of dividends and is further subject to the discretion of CBB’s board of directors. Since January 1, 2022, CBB has paid the following dividends:

	Dividends per Share of Common Stock	Total Paid
2022
First Quarter	$0.30	$207,433.50
Second Quarter	$0.30	$207,223.50
Third Quarter	$0.35	$241,760.75
Fourth Quarter	$0.35	$241,725.75
2023
First Quarter	$0.35	$242,759.30
Second Quarter	$0.35	$241,359.30
Third Quarter	$0.35	$241,359.30
Fourth Quarter	$0.35	$241,359.30
2024
First Quarter	$0.35	$241,359.30
As of March 31, 2024, the last date prior to the printing of this proxy statement/prospectus for which it was practicable to obtain this information, there were 689,598 shares of CBB common stock issued and outstanding, and approximately 327 shareholders of record.
The principal executive offices of CBB are located at 215 East Main Street, Cartersville, Georgia 30120, and its telephone number is (770) 387-1922. CBB’s website can be accessed at https://www.centurybanknet.com. Information contained on CBB’s website does not constitute part of, and is not incorporated into, this proxy statement/prospectus.
Director Information
Richard E. Drews, Jr., 66, has served as the President and CEO of CBB Bancorp and Chief Executive Officer of Century Bank since 2005. Prior to joining Century Bank at its inception in 2000, he was a director at First National Bank of Northwest Georgia and President and COO of its subsidiary bank, Peoples First National Bank in Cartersville. Active in industry and civic affairs, Mr. Drews served as the 2016-2017 Chairman of the Georgia

Bankers Association (the “GBA”), was the 2017-2019 Georgia representative for the American Bankers Association Community Banking Council, is a past Trustee for the Southeastern School of Commercial Lending, past Chairman of the GBA Credit Committee, former board member of the Cartersville-Bartow Chamber of Commerce, past-President of the Cartersville Rotary Club, and is a board member of the GBA Retirement Services Trust. He received his education at the University of Florida, Florida School of Banking, and the Graduate School of Banking of the South at Louisiana State University.
Mr. Drews has no family relationship with any director, executive officer, or person nominated or chosen by Southern States to become a director or officer. Mr. Drews has not been involved in any legal proceedings that would be material to an evaluation of the ability or integrity as a director.
Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2023 and 2022
Critical Accounting Estimates and Policies
CBB prepares its consolidated financial statements in conformity with GAAP. The preparation of these financial statements requires CBB to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Critical accounting estimates and policies are those CBB’s management believes are both most important to the portrayal of CBB’s financial condition and results, and require CBB’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Judgments and uncertainties affecting the application of those policies may result in materially different amounts being reported under different conditions or using different assumptions. CBB’s management believes that the allowance for credit losses, other than temporary impairment of investments available-for-sale, income taxes and estimates of fair value represent particularly sensitive accounting estimates.
Financial Condition at December 31, 2023 and 2022
Overview. Total assets were $313,337,271 at December 31, 2023. Total assets were $348,362,685 at December 31, 2022. Outstanding gross loans increased to $131,292,995 at December 31, 2023 compared to $116,051,999 at December 31, 2022, resulting in an increase of $15,240,996, or 13.1%. Investment securities decreased $7,364,231, or 5.7%, from $128,174,397 at December 31, 2022, to $120,810,166 at December 31, 2023.
Total liabilities decreased $39,354,429 from $331,757,019 at December 31, 2022 to $292,402,590 at December 31, 2023. Total deposits decreased $38,901,052, or 12%, from $325,344,743 at December 31, 2022 to $286,443,691 at December 31, 2023. Noninterest-bearing deposits decreased $38,901,052, or 23.03%, at December 31, 2023, totaling $110,654,641 compared to $143,714,884 as of December 31, 2022. Interest-bearing deposits decreased $5,840,809, or 3.2%, which totaled $175,789,050 at December 31, 2023 compared to $181,629,859 at December 31, 2022. CBB had no advances from the Federal Home Loan Bank of Atlanta (the “FHLB”) at December 31, 2023 or December 31, 2022. Total shareholders’ equity increased $4,329,015, or 26.1%, during 2023 and totaled $20,934,681 at December 31, 2023 compared to $16,605,666 at December 31, 2022.
As of December 31, 2023, CBB had no nonperforming assets, decreasing from $12,499 at December 31, 2022. CBB’s ratio of nonperforming assets to regulatory Tier 1 capital plus the allowance for credit losses also improved during the year.

The following table indicates the ratios for return on average assets, return on average equity and average equity to average assets in addition to earnings per common share and book value per common share as of and for the years ended December 31, 2023 and 2022:

	As of and for the Year Ended December 31,
	2023	2022
Performance Ratios – Century Bank
Return on average assets	1.50%	1.14%
Return on average equity	24.31%	21.12%
Average equity to average assets	6.11%	5.52%
Earnings per Common Share – CBB
Basic	$6.70	$5.36
Diluted(1)	$6.45	$5.17
Book Value per Common Share – CBB
Book value per common share	$30.36	$24.04
__________________
(1)Includes 26,000 shares issuable upon exercise of outstanding options.
Loan Portfolio. The following table describes classifications of loans at December 31, 2023 and 2022, which are presented net of deferred loan fees and costs of $145,620 and $106,970, respectively (amounts in thousands):

	Loan Portfolio Classification
	2023	2022
Construction and land development	$3,808	$6,705
Single-family residential	31,142	28,706
Commercial	78,742	62,197
Multifamily and farmland	4,149	4,834
Commercial (not secured by real estate)	11,230	11,125
Consumer (not secured by real estate)	2,219	2,474
All other	3	11
Total Loans	131,293	116,052
Allowance for credit losses	(1,620)	(2,459)
Total net loans	$129,673	$113,593
Loans held for sale:
Mortgage	$—	$—
Other	—	—
Total loans held for sale	$—	$—
Commitments and contingencies:
Commitments to extend credit	$11,984	$22,139
Mortgage loan commitments	—	—
Financial and performance letters of credit	1,952	1,734
The following table sets forth loans, net of unearned income, outstanding at December 31, 2023, which, based on remaining scheduled repayments of principal, are due in the periods indicated (amounts in thousands). Loans with balloon payments and longer amortizations are often repriced and extended beyond the initial maturity when credit conditions remain satisfactory. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported below as due in one year or less.

	One Year or Less	After One Year Through Five Years	After Five Years	Total
Construction and land development	$3,107	$636	$65	$3,808
Single-family residential	3,301	5,849	21,992	31,142
Commercial	2,140	28,286	48,316	78,742
Multifamily and farmland	20	344	3,785	4,149
Total real estate loans	8,568	35,115	74,158	117,841
Commercial (not secured by real estate)	3,003	6,550	1,677	11,230
Consumer (not secured by real estate)	314	1,659	246	2,219
All other loans (not secured by real estate)	3	0	0	3
Total loans	$11,888	$43,324	$76,081	$131,293
The following table sets forth the fixed and variable rate loans maturing or scheduled to reprice after one year as of December 31, 2023 (amounts in thousands):

	Interest Sensitivity
	Fixed Rate	Variable Rate	Total
Due after one year through five years	$28,498	$39,049	$67,547
Due after five years	33,408	3,093	36,501
Total loans	$61,906	$42,142	$104,048
Asset Quality
Nonperforming Assets. Nonperforming assets are comprised of nonaccrual loans held for investment, accruing loans which are past due 90 days or more, nonaccrual loans held for sale and other real estate owned. Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans are placed on nonaccrual status when, in management’s opinion, the borrower may be unable to meet payment obligations as they become due, as well as when required by regulatory provisions. Loans may be placed on nonaccrual status regardless of whether or not such loans are considered past due. Accrual of interest is discontinued on a loan when management believes that, after considering economic conditions and collection efforts, the borrower’s financial condition is such that collection of interest is doubtful. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured after a period of performance under the contractual terms of the borrowing agreement. Other real estate owned includes all real property received in full or partial satisfaction of a loan. For properties acquired through foreclosure or deed in lieu, fair values are based on independent appraisals.
Other Real Estate Owned. Other real estate owned is recorded at the lower of the related loan’s cost basis or its fair value less estimated selling costs; which establishes a cost basis in the property at the time of foreclosure. Any write-down at the time of foreclosure is charged to the allowance for credit losses. Costs of improvements to properties are capitalized, whereas costs relating to the holding of other real estate owned and subsequent adjustments to the value are expensed.
CBB had no non-performing assets as of December 31, 2023 compared to non-performing assets of $12,499 at December 31, 2022.
Nonaccrual loans held for investment as a percentage of gross loans were 0% as of December 31, 2023 compared to 0.01% as of December 31, 2022. At December 31, 2023, nonaccrual loans held for investment totaled $0 compared to $5,649 at December 31, 2022.

Impaired Loans. At each reporting period, CBB determines which loans are impaired. Impaired loans are reviewed on a relationship basis. If one loan within a relationship is impaired, then the entire relationship is individually evaluated for impairment. Accordingly, CBB’s impaired loans are reported at their estimated fair value on a non-recurring basis. An allowance for each impaired loan, which is generally collateral dependent, is calculated based on the fair value of its collateral. The fair value of the collateral is based on appraisals, and management considers factors such as the assumptions and techniques utilized by the appraiser. If the recorded investment in the impaired loan exceeds the measure of fair value of the collateral, management will determine if a valuation allowance must be recorded as a component of the allowance for credit losses or if instead a charge-off of the collateral deficiency must be recorded. Impaired loans include loans classified as troubled debt restructurings (“TDRs”). A loan is classified as a TDR when, for economic or legal reasons that result in a debtor experiencing financial difficulties, CBB grants a concession through a modification of the original loan agreement that would not otherwise be considered. If a borrower has demonstrated performance under the previous loan terms and shows capacity to perform under the restructured loan terms, the accrual of interest at the restructured interest rate is continued and the loan is considered performing. If the borrower was materially delinquent on payments prior to the restructuring but shows the capacity to meet the restructured loan terms, the loan will likely continue as nonaccrual and nonperforming until such time as continued performance has been demonstrated, which is typically a period of at least six consecutive payments. If the borrower does not perform under the restructured terms, the loan is placed on nonaccrual status.
Average outstanding impaired loans were $0 and $5,649 during the years ended December 31, 2023 and 2022, respectively. Impaired loans had related allowance for credit losses that totaled $0 at December 31, 2023 and $5,649 at December 31, 2022. The recorded investment in impaired loans as of December 31, 2023 and 2022 was $0 and $5,649, respectively. There were no TDRs restructured in 2023 or 2022. No interest income was recognized on nonaccrual loans and TDRs during 2023 or 2022. Interest income recognized on performing TDRs was immaterial for the years ended December 31, 2023 and 2022.
Allowance for Credit Losses and Summary of Loan Loss Experience. The allowance for credit losses reflects management’s assessment of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. CBB periodically analyzes the loan portfolio in an effort to review asset quality and to establish an allowance for credit losses that management believes will be adequate in light of anticipated risks and credit losses. In assessing the adequacy of the allowance, size, quality and risk of loans in the portfolio are reviewed. Other factors considered are:
•CBB’s loan loss experience;
•the amount of past due and non-performing loans;
•specific known risks;
•the status and amount of other past due and non-performing assets;
•underlying estimated values of collateral securing loans;
•current and anticipated economic conditions; and
•other factors that management believes affect the allowance for potential credit losses
The allowance for credit losses represents management’s estimate of an appropriate amount to provide for known and inherent losses in the loan portfolio in the normal course of business. The allowance for credit losses is comprised of three components: specific reserves, general reserves and unallocated reserves. After a loan has been identified as impaired, management measures impairment based on the present value of expected future cash flows or the fair value of the collateral, if the loan is collateral dependent. When the measure of the impaired loan, as determined by either the expected future cash flows or collateral value, is less than the recorded investment in the loan, the amount of the impairment is recorded as a specific reserve or the loan is charged off. These specific reserves are determined on an individual loan basis based on management’s current evaluation of CBB’s loss exposure for each credit. Loans for which specific reserves are provided are excluded from the general allowance calculations described below.
The general allowance reflects reserves established under GAAP for collective loan impairment. These reserves are based upon historical net charge-offs using the last two years’ experience. This charge-off experience is adjusted to reflect the effects of current conditions. CBB considers information derived from its loan risk ratings and external data related to industry and general economic trends in establishing reserves. Also, an independent loan review process further assists with evaluating credit quality and assessing potential credit risk inherent within the loan portfolio.
CBB utilizes an internal risk grading matrix to assign a risk grade to each of its loans. Loans are graded on a scale of 1 to 8. These risk grades are evaluated on an ongoing basis with grade 1 posing the least amount of credit risk to the bank. The scaling provides indicators of increased risk as risk rates increase, up to risk grade 8 that identifies loans that are considered uncollectable and classified as a loss until the appropriate authority to charge off the loan is obtained.
Because of the nature of CBB’s primary markets and business, a significant portion of the loan portfolio is secured by commercial real estate, including residential and commercial acquisition, development and construction properties. The real estate collateral in each case provides an alternate source of repayment in the event of default by the borrower. Real estate values in many of CBB’s markets have continued to rise. CBB continues to thoroughly review and monitor its construction and commercial real estate concentrations and the associated allowance and sets limits by sector and region based on this internal review.
The unallocated allowance is determined through management’s assessment of probable losses that are in the portfolio but are not adequately captured by the other two components of the allowance, including consideration of current economic and business conditions and regulatory requirements. The unallocated allowance also reflects management’s acknowledgement of the imprecision and subjectivity that underlie the modeling of credit risk. Due to the subjectivity involved in determining the overall allowance, including the unallocated portion, this unallocated portion may fluctuate from period to period based on management’s evaluation of the factors affecting the assumptions used in calculating the allowance.
The allowance for credit losses at December 31, 2023 was $1,619,878, which represents 1.23% of total loans outstanding, compared to $2,458,795, or 2.12% of total loans outstanding, as of December 31, 2022. For the year ended December 31, 2023, net charge-offs were ($6,083) compared to $48,237 for the prior year.
Management considers the allowance for credit losses adequate to cover the estimated losses inherent in CBB’s loan portfolio as of December 31, 2023. Management believes it has established the allowance in accordance with GAAP and in consideration of the current economic environment. Although management uses the best information available to make evaluations, significant further additions to the allowance may be necessary based on changes in economic and other conditions, thus adversely affecting the operating results of CBB. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review CBB’s allowance for credit losses. Such agencies may require adjustments to the allowance based on their judgments of information available to them at the time of their examinations. Finally, there can be no assurance that the existing allowance for credit losses is adequate should there be deterioration in the quality of any loans or changes in any of the factors discussed above. Any increases in the provision for credit losses resulting from such deterioration or change in condition could adversely affect CBB’s financial condition and results of operations.

The following table summarizes CBB’s credit loss experience for the years ending December 31, 2023 and 2022 (amounts in thousands, except ratios):

	Allowance for Credit Losses
	2023	2022
Balance at beginning of period	$2,459	$2,507
Charge-offs:
Construction and land development	—	—
Single-family residential	—	—
Commercial	—	9
Multifamily and farmland	—	—
Commercial (not secured by real estate)	—	—
Consumer (not secured by real estate)	3	40
Other	—	—
Total charge-offs	3	49
Recoveries:
Construction and land development	—	—
Single-family residential	—	—
Commercial	9	—
Multifamily and farmland	—	—
Commercial (not secured by real estate)	—	—
Consumer (not secured by real estate)	—	1
Other	—	—
Total recoveries	9	1
Net recoveries (charge-offs)	6	(48)
Provision for credit losses	(600)	—
Reallocation related to Current Expected Credit Losses	(245)	—
Balance at end of year	$1,620	$2,459
Ratio of net charge-offs during the year to average gross loans outstanding during the year	(0.01)%	0.04%
The following table summarizes CBB’s allocation of the allowance for credit losses at December 31, 2023 and 2022 (amounts in thousands):

	Allowance for Credit Losses by Loan Classification
	2023		2022
	Amount	% Total Loans(1)	Amount	% Total Loans(1)
Construction and land development	$46	2.90%	$97	5.77%
Single-family residential	373	23.69%	422	24.72%
Real Estate—Commercial	838	60.02%	856	53.64%
Multifamily and farmland	9	3.16%	13	4.16%
Commercial loans—not secured by real estate	59	8.55%	139	9.59%
Consumer loans—not secured by real estate	39	1.68%	45	2.12%
Unallocated Reserves	256	—%	887	—%
Total	$1,620	100.00%	$2,459	100.00%
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(1)Represents total of all outstanding loans in each category as a percentage of total loans outstanding.

Investment Portfolio.
Investment Securities. CBB’s investment securities as of December 31, 2023 consisted primarily of residential mortgage-backed securities, commercial mortgage-back securities and collateralized mortgage obligations, government sponsored enterprises, U.S. Treasury securities, state and political subdivisions, and corporate debt securities. In addition to economic and market conditions, CBB’s overall management strategy for its investment securities is determined by, among other factors, loan demand, deposit mix, liquidity and collateral needs, its interest rate risk position and the overall structure of its balance sheet.
As of December 31, 2023, CBB’s available-for-sale investment securities consisted of $25,849,087 of residential mortgage-backed securities, $10,542,043 of commercial mortgage-backed securities, $15,580,521 in collateralized mortgage obligations.
Held-to-maturity securities are carried at cost, adjusted for amortization or accretion of premiums or discounts, and consisted of $18,350,539 of U.S. Treasury securities, $16,604,222 of U.S. Government sponsored enterprises, $26,953,229 of state and political subdivisions, and $6,930,525 of corporate debt securities, each reported at amortized costs.
During 2023, total investments decreased $7,364,231, or 5.7%. Total investments were $120,810,166 at December 31, 2023 and $128,174,397 at December 31, 2022.
At December 31, 2023, there were $51,971,651 available-for-sale and $68,857,680 held-to-maturity securities that were in an unrealized loss position. CBB evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to the length of time and the extent to which the fair value of the security has been less than its cost, the financial condition and near-term prospects of the issuer, among other factors. In analyzing an issuer’s financial condition, CBB considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and industry reports. CBB does not intend to sell nor does it believe it will be required to sell securities in an unrealized loss position prior to recovery of their amortized cost basis or at maturity. A decline in the fair value of securities below cost that is deemed other than temporary is charged to earnings for the amount of such decline in value deemed to be credit-related and a new cost basis for the security is established. The amount of such decline in value attributed to non-credit-related factors is recognized in other comprehensive income. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities are included in operations and derived using the specific identification method for determining the cost of the securities sold. During 2023 and 2022, CBB did not record any impairment losses.
The valuations of investment securities, available-for-sale, at December 31, 2023 and 2022 were as follows (amounts in thousands):

	Available for Sale
	2023		2022
	Amortized cost	Estimated fair value	Amortized cost	Estimated fair value
U.S. Government sponsored enterprises	$—	$—	$—	$—
State and political subdivisions	—	—	—	—
Residential mortgage-backed securities	30,105	25,849	33,704	29,067
Collateralized mortgage obligations	18,960	15,581	20,756	17,337
Commercial mortgage- backed securities	12,619	10,542	12,679	10,881
Corporate debt securities	—	—	—	—
Total securities	$61,684	$51,972	$67,139	$57,285

The valuations of investment securities, held-to-maturity, at December 31, 2023 and 2022 were as follows (amounts in thousands):

	Held to Maturity
	2023		2022
	Amortized cost	Estimated fair value	Amortized cost	Estimated fair value
U.S. Treasury securities	$18,351	$17,908	$20,030	$19,398
U.S. Government sponsored enterprises	$16,604	$15,804	$17,401	$16,390
State and political subdivisions	$26,953	$25,741	$26,559	$24,829
Corporate debt securities	$6,931	$6,441	$6,900	$6,474
Total securities	$68,839	$65,894	$70,890	$67,091
At December 31, 2023 and 2022, securities with a carrying value of approximately $76,084,000 and $38,365,000, respectively, were pledged to secure public deposits and for other purposes.
Deposits. Deposits are the primary source of funds for CBB’s portfolio loans, loan pipeline and investments. CBB’s deposit strategy is to obtain deposit funds from within Century Bank’s market areas through relationship banking. The majority of Century Bank’s deposits are from individuals and entities located in the bank’s primary markets of Bartow and Polk counties. Century Bank is positioned to obtain wholesale deposits, including brokered deposits, from various sources in order to supplement CBB’s liquidity if needed. As of December 31, 2023, total deposits were $286,443,691, down from $325,344,743 at December 31, 2022.
Noninterest-bearing demand deposits and interest-bearing transaction accounts, which include interest checking, savings and money market, decreased $49,586,149, or 16.27%, from $304,694,819 at December 31, 2022 to $255,108,670 at December 31, 2023. Time deposits increased $10,663,130 from 2022 to $34,603,406 in 2023, a 44.54% increase from $23,940,276 at December 31, 2022. The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2023 and 2022 was $24,429,239 and $14,439,032, respectively.
At December 31, 2023 and December 31, 2022, Century Bank held no certificates of deposit obtained through the efforts of third party brokers.
Time certificates in denominations of $100,000 or more outstanding at December 31, 2023 and 2022 by maturity were as follows (amounts in thousands):

	Time Certificates by Maturity
	2023	2022
Three Months or Less	$2,945	$3,018
Over Three through Six Months	8,087	1,636
Over Six through Twelve Months	10,144	7,623
Over 12 Months	3,253	2,162
Total	$24,429	$14,439
Borrowings. CBB borrows funds principally from the FHLB. CBB had no advances from the FHLB at December 31, 2023 or December 31, 2022.
CBB may purchase federal funds through secured federal funds lines of credit with various banks. These lines are intended for short-term borrowings and are payable on demand and bear interest based upon the daily federal funds rate. For 2023 and 2022, CBB purchased no federal funds except in conjunction with semi-annual testing of the borrowing lines available. At December 31, 2023 and 2022, CBB had no federal funds borrowings outstanding under these lines.

Results of Operations for the Years Ended December 31, 2023 and 2022
Overview. Net income for the twelve months ended December 31, 2023 was $4,618,198, or $6.45 per diluted share (which includes 26,000 shares issuable upon exercise of outstanding options), compared to net income of $3,701,962, or $5.17 per diluted share, for the twelve months ended December 31, 2022.
The $916,236 increase in net income in 2023 compared to 2022 was driven by rising interest rate environment as well as a $600,000 credit provision to the allowance for credit losses, reversing most of the COVID-19 related provision expense from 2020.
Net interest revenue totaled $9,799,681 for the twelve months ended December 31, 2023 as compared to $8,999,785 for the same period in 2022, an increase of $799,896, or 8.89%. Net interest margin for the twelve months ended December 31, 2023 was 3.33 % compared to 2.89% for the same periods in 2022. The improvement in net interest revenue during 2023 compared to 2022 was largely due to the rising rate environment and being asset sensitive.
Interest expense on borrowings was flat when compared to 2022.
On average, CBB’s interest-earning assets increased $17,387,000 during 2023 from 2022 and the rate earned on these assets increased 105 basis points. The following table presents average balance sheet information for 2023 and 2022, along with related interest earned and average yields for interest-earning assets and the interest paid and average rates for interest-bearing liabilities (amounts in thousands, except for average rates). The increase in net interest revenue during 2023 compared to 2022 was largely due to the rising rate environment.

	Average Daily Balances, Interest Income/Expense, Average Yield/Rate For the Years Ended December 31,
	2023			2022
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earnings assets:
Loans(1)(2)	$120,704	$7,188	5.96%	$109,598	$6,011	5.48%
Mortgage loans held for sale	—	—	—	—	—	—
Securities:
Taxable	120,499	2,470	2.05%	117,221	2,120	1.81%
Tax-exempt(2)	14,465	352	2.43%	13,292	309	2.32%
Total securities	134,964	2,822	2.09%	130,513	2,429	1.86%
Other interest-earning assets	45,423	2,430	5.35%	78,367	1,367	1.74%
Total Earning Assets	301,091	12,440	4.13%	318,478	9,807	3.08%
Other assets	19,730			22,177
Total Assets	$320,821			$340,655

	Average Daily Balances, Interest Income/Expense, Average Yield/Rate For the Years Ended December 31,
	2023			2022
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$31,091	$72	0.23%	$32,869	$17	0.05%
Savings	111,101	1,734	1.56%	127,183	401	0.32%
Time	27,487	625	2.27%	25,394	181	0.71%
Total interest-bearing deposits	169,679	2,431	1.43%	185,446	599	0.32%
Borrowed funds	5,000	209	4.18%	5,000	208	4.16%
Total interest-bearing liabilities	174,679	2,640	1.51%	190,446	807	0.42%
Non-interest bearing deposits	126,196			131,400
Other liabilities	1,175			1,111
Shareholders’ Equity	18,771			17,708
Total Liabilities and Shareholders’ Equity	$320,821			$340,665
Net interest revenue		$9,800			$9,000
Net interest-rate spread			2.62%			2.66%
Net Interest Margin			3.25%			2.83%
__________________
(1)Nonperforming loans are included in the respective average loan balances.
(2)Tax equivalent adjustments are not included as such amounts are not material.

The following table shows changes in interest income and expense by category and rate/volume variances for the years ended December 31, 2023 and 2022. The changes due to rate and volume were allocated on their absolute values (amounts in thousands):

	2023 Compared to 2022
	Volume	Rate	Net
Interest Income:
Loans	$609	$568	$1,177
Mortgage loans held for sale	0	0	0
Securities:
Taxable	59	291	350
Tax-exempt	27	16	43
Other interest-earning assets	(575)	1,638	1,063
Total interest-earning assets	$120	$2,513	$2,633
Interest expense:
Interest-bearing demand	$(1)	$56	$55
Savings	(51)	1,384	1,333
Time	15	429	444
Borrowed funds	0	1	1
Total interest-bearing liabilities	(37)	1,870	1,833
Change in net interest income	$157	$643	$800
Provision for Credit Losses. The provision for credit losses is charged to bring the allowance for credit losses to the level deemed appropriate by management after adjusting for recoveries of amounts previously charged off. Loans are charged against the allowance for credit losses when management believes that the uncollectability of a loan balance is confirmed. The allowance for credit losses is maintained at a level deemed adequate to absorb probable losses inherent in the loan portfolio and results from management’s consideration of such factors as the financial condition of borrowers, past and expected loss experience, current economic conditions, and other factors management feels deserve recognition in establishing an appropriate reserve. Provision for loan loss for the twelve months ended December 31, 2023 was ($600,000), compared to no provision for the same periods in 2022. The 2023 negative provision for credit losses was a reversal of most of the 2020 allowance for credit losses provision made in response to the uncertainty of the COVID-19 pandemic.
Non-Interest Income. Non-interest income for the twelve months ended December 31, 2023 was $1,513,784, compared to $1,457,938 for the same period in 2022, an increase of $55,846. The principal driver for the increase was an improvement in service fees.
Non-Interest Expense. Non-interest expense for the year ended December 31, 2023 was $5,942,647, compared to $5,720,761 for the year ended December 31, 2022, an increase of $221,886. The primary driver of the increase was a general increase in operating expenses due to inflation.
Income Taxes. For the twelve months ended December 31, 2023, CBB reported a $1,352,620 income tax expense as compared to a $1,035,000 expense for 2022.
Off-Balance Sheet Arrangements
As part of its normal course of business to meet the financing needs of its customers, CBB is at times a party to financial instruments with off-balance sheet credit risk. Such instruments include commitments to extend credit and standby letters of credit.
At December 31, 2023, CBB’s outstanding commitments to extend credit consisted of commitments to extend credit of $11,984,237 and financial and performance standby letters of credit of $1,952,343. CBB’s management believes that CBB’s and Century Bank’s combined aggregate liquidity position from all sources is sufficient to meet the funding requirements of loan demand, and deposit maturities and withdrawals in the near term.
At December 31, 2022, CBB’s outstanding commitments to extend credit consisted of commitments to extend credit of $22,139,447 and financial and performance standby letters of credit of $1,734,058.
Liquidity and Capital Resources
The term “liquidity” refers to CBB’s ability to generate adequate amounts of cash to meet CBB’s needs for funding loan originations, deposit withdrawals, maturities of borrowings and operating expenses. Management measures CBB’s liquidity position by giving consideration to both on and off-balance sheet sources of, and demands for, funds on a daily and weekly basis.
Sources of liquidity include cash and cash equivalents (net of federal requirements to maintain reserves against deposit liabilities), investment securities eligible for pledging to secure borrowings, investments available-for-sale, loan repayments, loan sales, deposits and borrowings from the FHLB secured with pledged loans and securities, and from correspondent banks under overnight federal funds credit lines. During the twelve months ended December 31, 2023, CBB’s primary use of its excess liquidity was to fund growth in the loan portfolio.
Management believes that CBB’s liquidity sources are adequate to meet its operating needs for the next twelve months. Total shareholders’ equity was $20,934,681, or 6.68% of total assets, at December 31, 2023 and $16,605,666, or 4.77% of total assets, at December 31, 2022. Supplementing customer deposits as a source of funding, CBB has available lines of credit from various correspondent banks to purchase federal funds on a short-term basis of approximately $7,700,000 that remain unused at December 31, 2023. As of December 31, 2023, CBB has the credit capacity to borrow up to $77,821,000 from the FHLB with no borrowings outstanding as of December 31, 2023.
Century Bank had total risk based capital of 22.86%, Tier 1 risk based capital of 21.63%, a leverage ratio of 10.63% and common equity Tier 1 capital of 21.63% at December 31, 2023, as compared to 21.16%, 19.90%, 8.53% and 19.90%, respectively, at December 31, 2022. At December 31, 2023, Century Bank was well capitalized.
In 2021, CBB sold $5.0 million in subordinated notes (the “Notes”). The Notes bear an interest rate of 3.50% with interest-only payments due quarterly and the principal due at maturity on December 22, 2031. The proceeds received by CBB from the sale of the Notes were used for general purposes. CBB has the right to redeem the Notes, in whole or part, on or after December 22, 2026.
Payment of Dividends
CBB is a legal entity separate and distinct from Century Bank. Most of the revenue of CBB results from dividends paid to it by Century Bank. There are statutory and regulatory requirements applicable to the payment of dividends by Century Bank, as well as by CBB to its shareholders.
Under the regulations of the GDBF, a state bank with an accumulated deficit (negative retained earnings) may declare dividends (reduction in capital) by first obtaining the written permission of the GDBF. If a state bank has positive retained earnings, it may declare a dividend without GDBF approval if it meets all the following requirements:
(i)total classified assets as of the most recent examination of the bank do not exceed 80% of equity capital (as defined by regulation);
(ii)the aggregate amount of dividends declared or anticipated to be declared in the calendar year does not exceed 50% of the net profits after taxes but before dividends for the previous calendar year; and
(iii)the ratio of equity capital to adjusted assets is not less than 6%.
The payment of dividends by CBB and Century Bank may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

Contractual Obligations and Other Commitments
The following table shows CBB’s contractual obligations and other commitments as of December 31, 2023.

		Maturity By Years
	Total	1 or Less	1 to 3	3 to 5	Over 5
Contractual Cash Obligations
FHLB Advances	$—	$—	—	$—	—
Subordinated debt	5,000	—	—	—	5,000
Operating leases	—	—	—	—	—
Total contractual cash obligations	$5,000	$—	$—	$—	$5,000
Other Commitments
Commitments to extend credit	$11,984	$6,295	$981	$1,656	$3,052
Commercial letters of credit	1,952	1,871	81	—	—
Total other commitments	$13,936	$8,166	$1,062	$1,656	$3,052
Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2024 and 2023
Financial Condition at March 31, 2024 and December 31, 2023
CBB’s total assets increased $42,572,304, or 13.59%, from $313,337,271 at December 31, 2023 to $355,909,575 at March 31, 2024. Outstanding gross loans increased to $132,631,315 at March 31, 2024 compared to $131,292,995 at December 31, 2023, an increase of $1,338,320, or 1.02%. Investment securities decreased $5,027,000, or 4.16%, during the three-month period ended March 31, 2024, from $120,810,166 at December 31, 2023 to $115,782,690 at March 31, 2024.
Total liabilities were $334,370,077 at March 31, 2024, an increase of $41,967,487, or 14.35%, from $292,402,590 at December 31, 2023. Total deposits increased $10,442,749, or 3.65%, during the three-month period ended March 31, 2024, from $286,443,691 at December 31, 2023, to $296,886,440 at March 31, 2024. Noninterest-bearing deposits decreased by $661,486, or 0.60%, for the three-month period ended March 31, 2024, totaling $109,993,155 compared to $110,654,641 as of December 31, 2023. Total shareholders’ equity increased $604,817, or 2.89%, from $20,934,681 at December 31, 2023, to $21,539,498 at March 31, 2024.
Results of Operations for the Three Months Ended March 31, 2024 and 2023
Net Income. Net income for the three months ended March 31, 2024 was $957,867 compared to $1,161,882 for the same period in 2023, a decrease of $204,015, or 17.56%.
Net Interest Income. Net interest income totaled $2,287,037 for the three months ended March 31, 2024 as compared to $2,635,490 for the same period in 2023, a decrease of $348,453, or 13.22%. Interest income totaled $3,669,116 for the three months ended March 31, 2024 compared to $3,039,838 for the same period in 2023, an increase of $629,278, or 20.70%. This increase was largely due to the rising interest rate environment. Interest expense increased $977,732 from $404,347 to $1,382,079, or 241.81%, for the three months ended March 31, 2024 compared to the same period in 2023. Net interest margin decreased 42 basis points to 2.91% for the quarter ended March 31, 2024, compared to 3.43% for the same period ended March 31, 2023, driven by increasing interest expense on deposits.
Provision for Credit Losses. For both the three months ended March 31, 2024 and March 31, 2023, provision for the allowance for credit losses was $0.
Non-Interest Income. Non-interest income totaled $392,124 for the three months ended March 31, 2024 compared to $363,354 for the same period in 2023, an increase of $28,770, or 7.92%. The increase was primarily due to improvement in mortgage production.

Non-Interest Expense. Non-interest expense increased $29 to $1,624,844 for the quarter ended March 31, 2024, compared to $1,495,873 for the quarter ended March 31, 2023. The increase was primarily driven by inflation.
Income Taxes. CBB’s income tax expense of $96,450 for the three months ended March 31, 2024 decreased compared to $340,000 for the same period in 2023.
Asset Quality. Asset quality measures have continued to trend positively. There have been no loans past due 90 days or more over the past year, and as of both March 31, 2024 and December 31, 2023, no nonperforming assets.
Nonaccrual Loans. There were no nonaccrual loans held for investment as a percentage of gross loans for the periods ended March 31, 2024 and December 31, 2023.
Other Real Estate Owned. There was no other real estate owned for the periods ended March 31, 2024 and December 31, 2023.
Troubled Debt Restructurings. As of March 31, 2024, and December 31, 2023, there were no restructured loans in accrual status, respectively. Regardless of whether any individual TDR is performing, all TDRs are considered to be impaired and are evaluated as such in the allowance for credit losses calculation. There were no outstanding TDRs or specific reserves as of March 31, 2024.
The allowance for credit losses at March 31, 2024 was $1,618,043, which represents 1.22% of total loans, compared to $2,260,000 or 1.90% of total loans, as of March 31, 2023. The decrease in the allowance is due to a credit provision to the reserve taken in the third quarter of 2023. As of March 31, 2024, approximately 90% of the loan portfolio had real estate as a primary component of collateral.
The following table summarizes CBB’s allowance for credit losses by category and percentage of loans within each category at March 31, 2024, and December 31, 2023 (amounts in thousands).

	March 31, 2024		December 31, 2023
	Amount	% of loans in each category	Amount	% of loans in each category
Construction and land development	$22	1.33%	$46	2.90%
Single-family residential	384	24.07%	373	23.69%
Commercial real estate	774	61.32%	838	60.02%
Multifamily and farmland	48	3.04%	9	3.16%
Commercial loans – not secured by real estate	137	8.60%	59	8.55%
Consumer	37	1.64%	39	1.68%
Unallocated Reserves	216	—	256	—
Total	$1,618	100.00%	$1,620	100.00%
Liquidity and Capital Resources
As of March 31, 2024, management believed that CBB’s liquidity sources were adequate to meet its operating needs for the next twelve months. Total shareholders’ equity was $21,539,498, or 6.05% of total assets, at March 31, 2024 and $20,934,681, or 6.68% of total assets, at December 31, 2023. Supplementing customer deposits as a source of funding, CBB has available lines of credit from various correspondent banks to purchase federal funds on a short-term basis of approximately $7,700,000 that remained unused at March 31, 2024. As of March 31, 2024, CBB has the credit capacity to borrow up to $78,412,000 from the FHLB with no borrowings outstanding.
Century Bank had total risk based capital of 23.83%, Tier 1 risk based capital of 22.58%, a leverage ratio of 9.83%, and common equity Tier 1 capital of 22.58% at March 31, 2024, as compared to 22.86%, 21.63%, 10.63%, and 21.63%, respectively, at December 31, 2023. At March 31, 2023, Century Bank was well capitalized.

Market Risk
Market risk can arise from changes in interest rates, exchange rates, commodity prices, equity prices and credit risk. CBB does not engage in any trading of financial instruments and does not have any exposure to currency exchange rates or price changes for commodities or equities.
Interest Rate Risk
Interest rate risk is the exposure of a bank’s financial condition, both earnings and the market value of assets and liabilities, to adverse movements in interest rates. Interest rate risk results from the following types of risk that banks often assume as part of their routine operations:
•Repricing Risk—differences in the maturity or timing of coupon adjustments of bank assets, liabilities and off-balancesheet instruments;
•Yield Curve Risk—changes in the slope of the yield curve over time;
•Basis Risk—from imperfect correlation in the adjustment of rates earned and paid on different instruments with otherwise similar characteristics (e.g., three-month Treasury bill versus three-month LIBOR); and
•Option Risk—from interest-rate-related options embedded in bank products (e.g., loan prepayments, callable investment securities, early withdrawal of time deposits, etc.).
The potential impact of interest rate risk is significant because of the liquidity and capital adequacy consequences that reduced earnings or losses could imply. Interest rate risks are a routine part of bank operations and will from time to time impact profits and capital position. The objective of interest rate risk management is to manage exposure of net interest income to risks associated with interest rate movements in the market and to achieve consistent growth in net interest income.
One method that CBB management uses to measure interest rate risk is to measure CBB’s interest rate sensitivity by preparing a rate sensitive balance sheet, or gap analysis. Traditional gap analysis, although not a complete view of these risks, provides a fair representation of CBB’s current interest rate risk exposure. Traditional gap analysis calculates the dollar amount of mismatches between assets and liabilities, at certain time periods, whose interest rates are subject to repricing at their contractual maturity date or repricing date. Even with perfectly matched repricing of assets and liabilities, risks remain in the form of prepayment of assets and timing lags in adjusting certain assets and liabilities that have varying sensitivities to market interest rates and basis risk. CBB actively monitors its short term gap (to one year) to keep it to a level that is not material. At December 31, 2023, CBB had a positive cumulative gap of $14,520,000, or 4.63% of total assets, through the one-year period.
Credit Risk
Credit risk arises from CBB’s lending activities. For a discussion of CBB’s credit risk management, please refer to the discussion in the “Allowance for Credit Losses and Summary of Loan Loss Experience” section under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2023 and 2022—Financial Condition at December 31, 2023 and 2022, Asset Quality” in this Management’s Discussion and Analysis of Financial Condition and Results of Operations of CBB.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHERN STATES AND CBB
The rights of CBB shareholders are governed by the laws of the State of Georgia and the articles of incorporation and bylaws of CBB. If the merger is completed, shareholders of CBB will become shareholders of Southern States. The rights of Southern States shareholders are governed by the laws of the State of Alabama and the articles of incorporation, as amended, and amended and restated bylaws of Southern States. Thus, following the merger, the rights of CBB shareholders who become Southern States shareholders in the merger will be governed by the laws of the State of Alabama, but will no longer be governed by CBB’s articles of incorporation and bylaws and instead be governed by Southern States’ articles of incorporation and bylaws.
The table below summarizes certain of the material differences between the rights of CBB shareholders and Southern States shareholders and their respective constitutive documents as they are currently in effect. While Southern States and CBB believe that the summary table includes the material differences between the rights of their respective shareholders prior to the merger, this summary does not include a complete description of all the differences between the rights of Southern States shareholders and those of CBB shareholders, nor does it include a complete description of the specific rights of the respective shareholders discussed. The inclusion of differences in the rights of these shareholders in the table is not intended to indicate that all of such differences should necessarily be considered material by you or that other differences that you may consider equally important do not exist.
You are urged to read carefully the relevant provisions of the Alabama Business Corporations Code, as well as Southern States’ governing documents. To find out where copies of these documents can be obtained, see “Where You Can Find Additional Information” appearing at the forepart of this proxy statement/prospectus.

Authorized Capital Stock
Southern States	CBB
Southern States amended and restated certificate of incorporation authorizes 37,000,000,000 shares of capital stock, consisting of 30,000,000 shares of common stock, par value $5.00 per share, 5,000,000 shares of non-voting common stock, par value $5.00 per share and 2,000,000 shares of preferred stock, par value $0.01 per share. As of March 20, 2024, there were 8,881,125 shares of Southern States’ common stock, no shares of Southern States’ non-voting common stock and no shares of Southern States’ preferred stock issued and outstanding.

CBB’s authorized capital stock consists of 10,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The CBB Articles authorize CBB’s board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations or restrictions of the shares of CBB preferred stock in each series. As of March 31, 2024, there were 689,598 shares of CBB common stock outstanding, and no shares of CBB preferred stock were outstanding.

Dividends
Southern States	CBB
The shareholders of Southern States are entitled to receive dividends when and as declared by the Southern States’ board of directors, out of funds legally available for the payment of dividends. Southern States’ principal source of cash flow, including cash flow to pay dividends to its shareholders, is dividends Southern States Bank pays to Southern States as Southern States Bank’s sole shareholder. Statutory and regulatory limitations apply to Southern States Bank’s payment of dividends to Southern States as well as to Southern States’ payment of dividends to its shareholders. The Federal Reserve also has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders over the past four quarters has been sufficient to fully fund the dividends and the prospective rate of earnings retention appears to be consistent with the corporation’s capital needs, asset quality and overall financial condition. Southern States’ ability to pay dividends is also subject to the provisions of Alabama corporate law.
The ASBD also regulates Southern States Bank’s dividend payments. Under Alabama law, a state-chartered bank has to maintain a capital surplus equal to at least 20% of its capital. Thereafter, the prior approval of the Alabama Superintendent of Banks is required for its payment of dividends if the total of all dividends declared by a bank in any calendar year will exceed the total of (i) the bank’s net earnings (as defined by statute) for that year, plus (ii) its retained net earnings for the preceding two years, less any required transfers to surplus. In addition, no dividends, withdrawals or transfers may be made from the bank’s surplus without the prior written approval of the Superintendent.

Under the GBCC, a Georgia corporation may not pay any dividends if, after giving it effect, (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
As discussed above in “Information about CBB—Management’s Discussion and Analysis of Financial Condition and Results of Operations of CBB—Payment of Dividends,” CBB’s ability to pay dividends is substantially dependent on the ability of Century Bank to transfer funds to it in the form of dividends, loans and advances.

Voting Rights
Southern States	CBB
Each outstanding share of Southern States common stock is generally entitled to one vote on each matter submitted to a vote of shareholders. See also “Election of Directors” below.	Each outstanding share of any class or series having voting rights shall be entitled to one vote on each matter that is submitted to a vote of shareholders.

Qualification of Directors
Southern States	CBB
Southern States bylaws include no specific qualifications for directors. Southern States’ Nominating and Corporate Governance Committee Charter provides that its Nominating and Corporate Governance Committee will consider specific factors when evaluating potential director candidates, including director independence requirements, the collective knowledge, experience, expertise and diversity of the Board, the specific experience, qualifications, attributes and skills of each director, the long-term interests of the Company’s shareholders, and any other criteria the Nominating and Corporate Governance Committee deems relevant.

No individual who is or becomes a Business Competitor (as defined below) or who is or becomes affiliated with, employed by or a representative of any individual, corporation, association, partnership, firm, business enterprise or other entity or organization which the CBB board of directors, after having such matter formally brought to its attention, determines to be in competition with CBB or any of its subsidiaries (any such individual, corporation, association, partnership, firm, business enterprise or other entity or organization being hereinafter referred to as a “Business Competitor”) shall be eligible to serve as a director if the CBB board of directors determines that it would not be in CBB’s best interests for such individual to serve as a director of CBB. Such affiliation, employment or representation may include, without limitation, service or status as an owner, partner, shareholder, trustee, director, officer, consultant, employee, agent, or counsel, or the existence of any relationship which results in the affected person having an express or implied obligation to act on behalf of a Business Competitor; provided, however, that passive ownership of a debt or equity interest not exceeding 1% of the outstanding debt or equity, as the case may be, in any Business Competitor shall not constitute such affiliation, employment or representation. Any financial institution having branches or affiliates in Bartow County, Georgia shall be presumed to be a Business Competitor unless the Board of Directors determines otherwise. Notwithstanding the foregoing, any director appointed by the United States Department of the Treasury will not be subject to the requirements.

Number of Board of Directors
Southern States	CBB
Southern States’ bylaws establish a variable range for the Southern States’ board of directors by fixing a minimum and maximum number of directors. The board of directors may change the number of directors within the variable range set by the bylaws without shareholder approval, and fill the vacancies created thereby. The board of directors shall consist of not more than 15 directors with the exact number established by the board of directors in accordance with the bylaws. Currently, there are 11 directors on Southern States board of directors.	The CBB bylaws provide for a board of directors consisting of between 5 and 25 directors, and the number of directors can be increased or decreased from time to time by resolution of the board of directors. Currently, there are 7 directors on CBB’s board of directors.
Election of Directors
Southern States	CBB
Southern States’ bylaws provide that the directors shall be elected at each annual meeting of shareholders of Southern States by plurality vote. Each director shall hold office until the expiration of the term for which elected and until such director’s successor has been elected and qualified, except in the case of the death, resignation or removal.	All of CBB’s directors are elected annually by a majority of votes cast, and CBB shareholders do not have the right to cumulate their votes. CBB directors are elected annually for a three-year term.
Classification of the Board of Directors
Southern States	CBB
Southern States’ bylaws do not provide for a classified board of directors.	CBB’s bylaws do not provide for a classified board of directors.

Vacancies on the Board of Directors
Southern States	CBB
Southern States’ bylaws provide if a vacancy occurs on the board of directors: (i) the board may fill the vacancy, whether resulting from an increase in the number of directors or otherwise; or (ii) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy, if it is one that the directors are authorized to fill, by the affirmative vote of a majority of all the directors remaining in office. If there are no directors in office, then the shareholders may hold a special meeting to elect directors.
Under the CBB Bylaws, any vacancies in the board of directors may be filled by the affirmative vote of a majority of the remaining directors in office.
Any director elected to fill a vacancy holds office until the next annual election and until his or her successor is duly elected and qualified unless sooner displaced.

Removal of Directors
Southern States	CBB
Directors may only be removed by the shareholders for cause.	Under the CBB Bylaws, directors may be removed from office by the shareholders with cause, but only by the affirmative vote of shareholders who elected that director.
Nomination of Director Candidates by Shareholders
Southern States	CBB
Nominations of persons for election to the board of directors may be made at any annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 11.02 of Southern States’ bylaws and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 11.02 of Southern States’ bylaws.
To be timely, a shareholder’s notice to the secretary of Southern States’ must be delivered to, or be mailed and received at, the principal executive offices of Southern States not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
As a private company, CBB is not subject to Rule 14a-8 promulgated by the SEC, and neither the CBB articles of incorporation nor the CBB bylaws include any provisions governing shareholder nominations or proposals.
Shareholder Action Without a Meeting
Southern States	CBB
Southern States’ Amended and Restated Articles of Incorporation provide that shareholders are not authorized to act by written consent without a meeting.	The CBB bylaws provide that any action that may be taken at a meeting of shareholders may be taken by written consent and without a meeting if the action is taken by all shareholders entitled to vote on the action.

Indemnification of Directors and Officers
Southern States	CBB
Under its bylaws, Southern States must indemnify any persons who may be indemnified under the ABCL. Southern States and Southern States Bank have procured a directors and officers liability insurance policy providing for insurance against certain liabilities incurred by directors and officers of Southern States and Southern States Bank while serving in their capacities as such, to the extent such liabilities could be indemnified under the above provisions.	Under the CBB bylaws, CBB must indemnify and hold harmless any person now or hereafter serving as director, including such party (and in such capacity) if he or she is also an officer of CBB who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, including any action or suit by or in the right of the CBB because he or she is or was a director, officer, employee, or agent of CBB, against any judgment, settlement, penalty, fine, or reasonable expenses (including, but not limited to, attorneys’ fees and disbursements, court costs, and expert witness fees) incurred with respect to the proceeding, provided, however, that no indemnification shall be made for: (i) any appropriation by a director, in violation of the director’s duties, of any business opportunity of CBB; (ii) any acts or omissions of a director that involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth in GBCC Section 14-2-832; or (iv) any transaction from which the director received an improper personal benefit.
Amendments to Articles of Incorporation and Bylaws
Southern States	CBB
Southern States’ articles of incorporation may be amended by the affirmative vote of a majority of the issued and outstanding shares entitled to vote.
Southern States bylaws may be altered, amended, added to, or repealed and new bylaws adopted by the board of directors at any regular meeting of the board of directors, or at any special meeting of the board of directors if notice of such proposed action is contained in the notice of such special meeting. The board of directors may not alter, amend, add to, or repeal any bylaw establishing what constitutes a quorum at meetings of the shareholders. The bylaws also may be altered, amended, added to or repealed and new bylaws adopted by a vote of 75 percent (75%) of the shareholders at any annual meeting thereof.

The CBB Articles may be amended in accordance with the GBCC, which generally requires the approval of the CBB board of directors and the holders of a majority of the votes entitled to be cast on the amendment.
Except as otherwise provided under the GBCC, the CBB board of directors shall have the power to alter, amend, or repeal CBB’s bylaws or adopt new bylaws. Any bylaws adopted by the CBB board of directors may be altered, amended, or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe in adopting any bylaw or bylaws that the bylaw or bylaws so adopted shall not be altered, amended, or repealed by the CBB board of directors.

Dissenters’ Rights
Southern States	CBB
Generally, under Alabama law, a shareholder is entitled to dissent from, and obtain the fair value in cash of his or her shares in connection with mergers, share exchanges, sales or exchanges of all or substantially all of the corporation’s property other than in the usual and regular course of business and amendments to the corporation’s articles of incorporation, subject to certain exceptions.
As to mergers, a shareholder may dissent from a merger and obtain fair value for the shareholder’s shares when a plan of merger to which the corporation is a party is consummated if:
•shareholder approval is required by Ala. Code § 10A-2A-11.05;
•shareholder approval is required for the merger by Section 10A-2A-11.04, or would be required but for the provisions of Section 10A-2A-11.04(j);
•any other merger to the extent provided by the certificate of incorporation, bylaws or a resolution of the board of directors; and
•the merger is an interested transaction.
However, Alabama law denies appraisal rights to a shareholder for stock of any class or series that remain outstanding after consummation of the merger.
Appraisal rights are also not available under Alabama law for the holders of stock of any class or series of stock which is:
(i)a covered security under Section 18(b)(1)(A) or (B) of the Securities Act of 1933;
(ii)has at least 2,000 record shareholders; or
(iii)issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value.

The rights of a shareholder of CBB to dissent to the merger and to receive the fair value of their CBB common stock in cash are explained in detail under the heading “The Merger—Dissenters’ Rights in the Merger” beginning on page 41.
Generally, under the GBCC, a shareholder is entitled to dissent from, and obtain the fair value in cash of his or her shares in connection with mergers, share exchanges, sales or exchanges of all or substantially all of the corporation’s property other than in the usual and regular course of business and amendments to the corporation’s articles of incorporation, subject to certain exceptions.
As to mergers, a shareholder of a Georgia corporation is not entitled to dissenters’ rights under the GBCC if:
•the corporation is a parent corporation merging into its 90%-owned subsidiary;
•each shareholder whose shares were outstanding immediately prior to the merger will receive a like number of shares of the surviving corporation, with designations, preferences, limitations and relative rights identical to those previously held by each such shareholder; and
• the number and kind of shares of the surviving corporation outstanding immediately following the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, will not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the merger.
Additionally, except in limited circumstances, dissenters’ rights are not available to holders of shares (i) listed on a national securities exchange or (ii) held of record by more than 2,000 shareholders.

However, items (i)-(iii) shall not apply and appraisal rights shall be available for the holders of any class or series of stock who are required by the terms of the corporate action requiring appraisal rights to accept for their stock anything other than cash or stock of any class or any series of stock of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in item (i)-(iii) above at the time the corporate action becomes effective.

BENEFICIAL OWNERSHIP OF CBB COMMON STOCK
The following table sets forth the beneficial ownership of CBB common stock as of March 31, 2024 by (i) each director and executive officer of CBB, (ii) all CBB directors and executive officers collectively and (iii) any associate of these persons.
Beneficial ownership has been determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. The percentage of beneficial ownership is calculated in relation to the shares of CBB common stock that were issued and outstanding as of March 31, 2024. Under the SEC’s rules, shares of common stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days after March 31, 2024, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.
Unless otherwise indicated, to CBB’s knowledge, the persons or entities identified in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Richard E. Drews, Jr.	23,281	3.4%
David H. Caswell	14,767	2.1%
William P. Taylor	8,086	1.2%
Larry D. Pogue	50,409	7.3%
Danny R. Gilreath	29,774	4.3%
Thomas C. Lewis	20,150	2.9%
Dwain L. Montgomery	44,814	6.5%
John T. Perry	24,622	3.6%
All directors and officers as a group (8 persons)	215,903	31.3%
__________________
(1)The address for each director and officer of CBB is c/o CBB Bancorp, 215 E Main Street, Cartersville, Georgia 30120.

LEGAL MATTERS
The validity of the Southern States common stock to be issued in connection with the merger will be passed upon for Southern States by Jones Walker LLP, Birmingham, Alabama.
Jones Walker LLP, Birmingham, Alabama, counsel for Southern States has provided an opinion regarding certain federal income tax consequences of the merger for Southern States and CBB.
EXPERTS
The consolidated financial statements of Southern States Bancshares, Inc., as of December 31, 2022 and 2023 and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of Mauldin & Jenkins, LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of CBB as of December 31, 2023 and 2022, and for the years then ended included in this proxy statement/prospectus and elsewhere in the registration statement have been audited by Wipfli, LLP, an independent registered public accounting firm, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows Southern States to incorporate by reference the information Southern States files, which means that Southern States can disclose important information to you by referring you to those documents. The information that Southern States incorporates by reference is considered to be a part of this proxy statement/prospectus, and the information Southern States later files with the SEC that is incorporated by reference in this proxy statement/prospectus will automatically update information previously contained in this proxy statement/prospectus and any incorporated document. Any statement contained in this proxy statement/prospectus or in a document incorporated by reference in this proxy statement/prospectus will be deemed modified or superseded to the extent that a later statement contained in this proxy statement/prospectus or in an incorporated document modifies or supersedes such earlier statement. Southern States is not, however, incorporating by reference any document or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
This proxy statement/prospectus incorporates by reference the documents listed below that Southern States has filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)	Period(s) of Report(s) or Date(s) Filed
•Annual Report on Form 10-K
For the fiscal year ended December 31, 2023, filed on March 14, 2024 (including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders filed on March 22, 2024)

•Current Reports on Form 8-K	Filed January 18, 2024, February 28, 2024, March 21, 2024, April 18, 2024 and May 2, 2024
•The description of our common stock contained in our Registration Statement on Form 8-A	Filed August 10, 2021
Southern States also incorporates by reference any future documents Southern States may file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC, including those filed after the date of the registration statement of which this proxy statement/prospectus forms a part and prior to the special meeting.
These documents are available without charge to you on the Investor Relations section of Southern States’ website at www.southernstatesbank.net or if you call or write to: Investor Relations, 615 Quintard Avenue, Anniston, Alabama 36201, or (256) 241-1092. Information on Southern States’ website is not part of, and Southern States is not incorporating the contents of its website into, this proxy statement/prospectus or any amendment hereto.
This proxy statement/prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that Southern States filed with the SEC as described above. The registration statement may contain additional information that may be important to you.
Neither Southern States nor CBB has authorized anyone to give any information or make any representation about the merger or the respective companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

INDEMNIFICATION OF DIRECTORS AND OFFICERS
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Southern States pursuant to the foregoing provisions, Southern States has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ANNEX A
Merger Agreement
(see attached)

Execution Version
Exhibit 2.1

AGREEMENT AND PLAN OF MERGER
by and between
SOUTHERN STATES BANCSHARES, INC.
and
CBB BANCORP
dated as of
February 27, 2024

4.20	Insurance	15
4.21	Registration Statement	16
4.22	Agreements with Regulatory Agencies	16
4.23	Broker	16
4.24	Approval Delays	17
4.25	No Shareholder Approval	17
4.26	No Additional Representations	17
Article 5 REPRESENTATIONS AND WARRANTIES OF CBB		17
5.1	Organization	17
5.2	Capital Stock	18
5.3	Financial Statements; Taxes	18
5.4	Absence of Material Adverse Effect	19
5.5	Title and Related Matters	22
5.6	Commitments	23
5.7	Charter and Bylaws	23
5.8	Litigation	23
5.9	Material Contract Defaults	24
5.10	No Conflict with Other Instrument	24
5.11	Governmental Authorization	24
5.12	Absence of Regulatory Communications; Filings	24
5.13	Compliance With Laws	24
5.14	Insurance	25
5.15	Benefit Plans	25
5.16	Buy-Sell Agreement	27
5.17	Brokers	27
5.18	Approval of Agreement	27
5.19	Disclosure	27
5.20	Proxy Statement	28
5.21	Loans; Adequacy of Allowance for Credit Losses	28
5.22	Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act and Flood Disaster Protection Act	28
5.23	Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act	29
5.24	Investment Securities	29
5.25	Environmental Matters	29
5.26	Collective Bargaining	30
5.27	Labor Disputes	30
5.28	Derivative Contracts	31
5.29	Intellectual Property	31
5.30	Technology Systems	31
5.31	Community Reinvestment Act, Anti-money Laundering and Customer Information Security	31
5.32	Transaction Costs	32
5.33	Termination Penalties	32
5.34	Consents	32
5.35	No Additional Representations	32

Article 6 ADDITIONAL COVENANTS		32
6.1	Additional Covenants of SSB	32
6.2	Additional Covenants of CBB	38
Article 7 MUTUAL COVENANTS AND AGREEMENTS		42
7.1	Best Efforts, Cooperation	42
7.2	Press Release	43
7.3	Mutual Disclosure	43
7.4	Access to Properties and Records	43
7.5	Notice of Adverse Changes	44
7.6	Confidentiality	44
7.7	Regulatory Approvals	45
Article 8 CONDITIONS TO OBLIGATIONS OF ALL PARTIES		45
8.1	Approval by Stockholders	45
8.2	Regulatory Authority Approval	45
8.3	Litigation	46
8.4	Registration Statement	46
8.5	Tax Opinions Relating to the Merger	46
Article 9 CONDITIONS TO OBLIGATIONS OF CBB		46
9.1	Representations, Warranties and Covenants	47
9.2	Adverse Changes	47
9.3	Closing Certificate	47
9.4	Fairness Opinion	48
9.5	Other Matters	48
9.6	No Superior Proposal	48
Article 10 CONDITIONS TO OBLIGATIONS OF SSB		48
10.1	Representations, Warranties and Covenants	48
10.2	Adverse Changes	48
10.3	Closing Certificate	49
10.4	Other Matters	49
10.5	Dissenters	49
Article 11 TERMINATION OF REPRESENTATIONS AND WARRANTIES		50
Article 12 NOTICES		50
Article 13 AMENDMENT OR TERMINATION		51
13.1	Amendment	51
13.2	Termination	51
13.3	Damages	52
Article 14 DEFINITIONS		53
Article 15 MISCELLANEOUS		64
15.1	Expenses	64
15.2	Benefit and Assignment	64
15.3	Governing Law	65
15.4	Counterparts	65
15.5	Headings	65
15.6	Severability	65
15.7	Construction	65
15.8	Return of Information	65

15.9	Equitable Remedies	65
15.10	Attorneys’ Fees	65
15.11	No Waiver	66
15.12	Remedies Cumulative	66
15.13	Entire Contract	66
15.14	Waiver of Jury Trial	66
Exhibits:
Exhibit A – Bank Merger Agreement
Exhibit B – Claims Letter
Exhibit C – Support Agreement
Exhibit D – Director Non-Competition and Non-Disclosure Agreement

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of this the 27th day of February, 2024, by and between SOUTHERN STATES BANCSHARES, INC., an Alabama corporation (“SSB”), and CBB BANCORP, a Georgia corporation (“CBB”).
WITNESSETH
WHEREAS, SSB operates as a bank holding company for its wholly owned subsidiary, Southern States Bank (“Southern States Bank”), an Alabama banking corporation, with its principal office in Anniston, Alabama; and
WHEREAS, CBB operates as a bank holding company for its wholly owned subsidiary, Century Bank of Georgia, a Georgia banking corporation (“Century Bank”), with its principal office in Cartersville, Georgia; and
WHEREAS, the board of directors of CBB has (i) approved this Agreement and declared this Agreement and the transactions contemplated hereby, including the Merger (as defined herein), advisable and in the best interests of CBB and its stockholders, (ii) authorized and approved the execution, delivery and performance by CBB of this Agreement and the consummation of the transactions contemplated hereby, subject to the terms and conditions herein, and (iii) resolved and agreed to recommend approval of this Agreement by the stockholders of CBB entitled to vote; and
WHEREAS, the board of directors of SSB has (i) approved this Agreement and declared this Agreement and the transactions contemplated hereby, including the Merger, advisable and in the best interests of SSB and its stockholders, (ii) authorized and approved the execution, delivery and performance by SSB of this Agreement and the consummation of the transactions contemplated hereby, subject to the terms and conditions herein, and (iii) approved the issuance of shares of SSB Common Stock in connection with the Merger;
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:
ARTICLE 1
NAME
1.1    Name. The name of the corporation resulting from the Merger shall be “Southern States Bancshares, Inc.”
1.2    Definitions. Article 14 contains a list of all terms used in the Agreement, and the definitions for such terms, or the Sections where the terms are defined, are provided.

ARTICLE 2
MERGER — TERMS AND CONDITIONS
2.1    Applicable Law. Upon the terms and subject to the conditions of this Agreement, on the Effective Date, CBB shall be merged (the “Merger”) with and into SSB with SSB as the surviving corporation (herein referred to as the “Resulting Corporation” whenever reference is made to it as of the time of Merger or thereafter).
2.2    Corporate Existence. On the Effective Date, the corporate existence of CBB shall, as provided in the ABCL and the GBCC, be merged into and continued in SSB, as provided in the ABCL and the GBCC, as the Resulting Corporation in the Merger. The Resulting Corporation shall then be deemed to be the same corporation as CBB and SSB. The offices and facilities of CBB and of SSB shall become the offices and facilities of the Resulting Corporation. All rights, privileges, powers, franchises and interests of CBB and SSB, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Resulting Corporation by virtue of the Merger without any deed or other transfer. All liabilities, obligations, and indebtedness of every kind and description of CBB and SSB, respectively, as of the Effective Date shall be transferred to and assumed by the Resulting Corporation by virtue of the Merger without any separate assignment, assumption, or other transfer. The Resulting Corporation on the Effective Date, and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, and receiver and in every other fiduciary capacity and in every agency, and capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by CBB and SSB, respectively, immediately before the Effective Date.
2.3    Articles of Incorporation and Bylaws. On the Effective Date, following the Merger, the articles of incorporation and bylaws of the Resulting Corporation shall be the articles of incorporation and bylaws of SSB as they existed immediately before the Effective Date.
2.4    Resulting Corporation’s Board. The board of directors of the Resulting Corporation on the Effective Date shall consist of the board of directors of SSB plus the New SSB Director as set forth in Section 6.1(f), and such director shall hold office or continue to hold office until his successor is duly elected and qualified, or his earlier death, resignation or removal subject to Section 6.1(f).
2.5    Stockholder Approval. This Agreement shall be submitted to the stockholders of CBB at a special meeting of stockholders (the “Stockholders Meeting”) to be held as promptly as practicable consistent with the satisfaction of the conditions set forth in this Agreement. Upon approval by the requisite vote of the stockholders of CBB, as required by the GBCC, the Merger shall become effective as soon as practicable thereafter in the manner provided in Section 2.7, subject to the provisions of Section 8.2.
2.6    Further Acts. If, at any time after the Effective Date, the Resulting Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect, confirm or record, in the Resulting Corporation, title to and possession of any property or right of CBB as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, the proper officers and directors of the Resulting Corporation are fully authorized in the name of CBB or SSB to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to, and possession of, such property or rights in the Resulting Corporation and otherwise to carry out the purposes of this Agreement.
2.7    Effective Date and Closing. Subject to the terms of all requirements of Law and the conditions specified in this Agreement, the Merger shall become effective on the date and time specified in the Statement of Merger to be filed with the Secretary of State of the State of Alabama (such time being herein called the “Effective Date”) and any required filing under the GBCC. Assuming all other conditions stated in this Agreement have been or will be satisfied (or waived) as of the Closing, the Closing shall take place at the offices of SSB, in Anniston, Alabama, at 5:00 p.m. as to the Merger on a date specified by SSB (and reasonably acceptable to CBB) (such date, the “Closing Date”) that shall be as soon as reasonably practicable, after the later to occur of the Stockholders Meeting or receipt of all required regulatory approvals under Section 8.2, and the expiration of any applicable waiting periods, or at such other place and time, and in such manner, that the Parties may mutually agree.
2.8    Subsidiary Bank Merger. As soon as practicable after completion of the Merger, Century Bank will merge with and into Southern States Bank (herein referred to as the “Resulting Bank” whenever reference is made to it as of the time of the Merger or thereafter) substantially in accordance with the terms of the Bank Merger Agreement set forth as Exhibit A hereto (the “Subsidiary Bank Merger”). CBB will cooperate with SSB, including the call of any special meetings of the board of directors of Century Bank and the filing of any regulatory applications, in the execution and filing of appropriate documentation relating to such merger. The Bank Merger Agreement shall provide that the board of directors of the Resulting Bank shall consist of the members of Southern States Bank as of the effective date of the Subsidiary Bank Merger plus the New SSB Director.
ARTICLE 3
MERGER CONSIDERATION; EXCHANGE PROCEDURES
3.1    Merger Consideration. Subject to the provisions of this Agreement, at the Effective Date, automatically by virtue of the Merger and without any action on the part of the Parties or any shareholder of CBB:
(a)    Each share of SSB Common Stock that is issued and outstanding immediately prior to the Effective Date shall remain issued and outstanding following the Effective Date and shall be unchanged by the Merger.
(b)    Each share of CBB Common Stock owned directly by SSB, CBB, or any of their respective wholly owned Subsidiaries (other than shares in trust accounts, managed accounts, and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Date shall be cancelled and retired at the Effective Date without any conversion thereof, and no payment shall be made with respect thereto (the “CBB Cancelled Shares”).
(c)    Notwithstanding anything in this Agreement to the contrary, all shares of CBB Common Stock that are issued and outstanding immediately prior to the Effective Date and which are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands the fair value of such shares pursuant to, and who complies in all respects with, the provisions of Title 13 of the GBCC, shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead the holder of such Dissenting Shares (hereinafter called a “Dissenting Shareholder”) shall be entitled to payment of the fair value of such shares in accordance with the applicable provisions of the GBCC (and at the Effective Date, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and such holder shall cease to have any rights with respect thereto, except the rights provided for pursuant to the applicable provisions of the GBCC and this Section 3.1(c)), unless and until such Dissenting Shareholder shall have failed to perfect such holder’s right to receive, or shall have effectively withdrawn, revoked, waived or lost rights to demand or receive, the fair value of such shares of CBB Common Stock under the applicable provisions of the GBCC. If any Dissenting Shareholder shall fail to perfect or effectively withdraw, revoke, waive or lose such Holder’s dissenter’s rights under the applicable provisions of the GBCC, each such Dissenting Share shall be deemed to have been converted into and to have become exchangeable for the right to receive the Stock Consideration (as defined below), without any interest thereon, in accordance with the applicable provisions of this Agreement. CBB shall give SSB (i) prompt notice of any written notices to exercise dissenters’ rights in respect of any shares of CBB Common Stock, attempted withdrawals of such notices and any other instruments served pursuant to the GBCC and received by CBB relating to dissenters’ rights and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for fair value under the GBCC. CBB shall not, except with the prior written consent of SSB, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Article 3 to pay for shares of CBB Common Stock for which dissenters’ rights have been perfected shall be returned to SSB upon demand.
(d)    Subject to Section 3.1(c), Section 3.3 regarding proration and Section 3.6 regarding fractional shares, each share of CBB Common Stock (excluding Dissenting Shares and CBB Cancelled Shares) issued and outstanding at the Effective Date shall cease to be outstanding and shall be converted, in accordance with the terms of this Article 3, into and exchanged for the right to receive either of the following forms of consideration (the “Merger Consideration”):
(i)    for each one (1) share of CBB Common Stock the right to receive from SSB 1.550 shares of SSB Common Stock (the “Exchange Ratio”), validly issued, fully paid and nonassessable (the “Stock Consideration”); or
(ii)    for each one (1) share of CBB Common Stock with respect to which a Cash Election (as defined herein) has been validly made and not revoked pursuant to

Section 3.3 (the “Cash Election Shares”), the right to receive in cash from SSB an amount equal to $45.63 (the “Cash Consideration”); and
(iii)    unless a Cash Election for shares of CBB Common Stock has been validly made and not revoked, the shares of CBB Common Stock will receive the Stock Consideration.
Subject to Sections 3.2 and 3.3 below, no more than ten percent (10%) of the shares of CBB Common Stock outstanding at the Effective Date shall receive the Cash Consideration (the “Maximum Cash Consideration”).
(e)    If, between the date hereof and the Effective Date, the outstanding shares of CBB Common Stock or SSB Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, stock dividend, stock split, reverse stock split or similar change in capitalization, appropriate and proportionate adjustments shall be made to the Exchange Ratio and Cash Consideration. For purposes of clarity, the Exchange Ratio and Cash Consideration are based on the number of outstanding shares of CBB Common Stock set forth in Section 5.2 and any change to such number of outstanding shares will result in an appropriate adjustment to the Exchange Ratio and Cash Consideration.
3.2    Election Procedures.
(a)    Prior to the Effective Date, SSB shall appoint an exchange agent (the “Exchange Agent”), which is acceptable to CBB in its reasonable discretion, for the payment and exchange of the Merger Consideration.
(b)    Holders of record of CBB Common Stock have the right to submit an Election Form (defined below) to convert the number of shares of CBB Common Stock held by such Holder into the right to receive the Cash Consideration (a “Cash Election”). Such Election Form must cover all shares of CBB Common Stock held of record by such Holder and is subject to Section 3.3.
(c)    An election form (“Election Form”), together with a Letter of Transmittal (as defined in Section 3.8), shall be mailed no less than twenty (20) Business Days prior to the Election Deadline (as defined below) or on such earlier date as SSB and CBB shall mutually agree (the “Mailing Date”) to each Holder of record of CBB Common Stock as of five (5) Business Days prior to the Mailing Date. Holders of record of shares of CBB Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Record Holder”) may submit multiple Election Forms, provided that each such Election Form covers all the shares of CBB Common Stock held by each Record Holder for a particular beneficial owner. Any shares owned by a Holder who has not, as of the Election Deadline, made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall receive the Stock Consideration. The Exchange Agent shall make available one or more Election Forms as may reasonably be requested in writing from time to time by all Persons who become holders (or beneficial owners) of CBB Common Stock between the record date for the initial mailing of Election Forms and the close of business on the Business Day prior to the

Election Deadline, and CBB shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.
(d)    The term “Election Deadline”, as used below, shall mean 5:00 p.m., Eastern time, on the date of the CBB Meeting. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates) representing all the shares of CBB Common Stock covered by such Election Form. Any Election Form may be revoked or changed by the Person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. Shares of CBB Common Stock held by holders who acquired such shares subsequent to the Election Deadline will be designated non-election shares (“Non-Election Shares”). In addition, if a Holder of CBB Common Stock either (1) does not submit a properly completed Election Form in a timely fashion or (2) revokes its Election Form prior to the Election Deadline and fails to file a new properly completed Election Form before the deadline, such shares shall be designated Non-Election Shares. Non-Election Shares will receive Stock Consideration. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither SSB nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.
3.3    Proration.
(a)    Notwithstanding any other provision contained in this Agreement, the maximum number of shares of CBB Common Stock that may be converted into Cash Consideration (which, for this purpose, shall be deemed to include the Dissenting Shares determined as of the Effective Date) shall not exceed the Maximum Cash Consideration. All other shares of CBB Common Stock (other than CBB Cancelled Shares and Dissenting Shares) shall be converted into the right to receive the Stock Consideration.
(b)    Within five (5) Business Days after the Effective Date, SSB shall cause the Exchange Agent to effect the allocation among the Holders of the rights to receive the Cash Consideration or the Stock Consideration such that if the aggregate number of shares of CBB Common Stock with respect to which Cash Elections shall have been validly made and not revoked (which, for this purpose, shall be deemed to include the Dissenting Shares determined as of the Effective Date) exceeds the Maximum Cash Consideration, then the Cash Consideration shall be prorated as set forth in this Section 3.3(b). The manner and basis of prorating the shares of CBB Common Stock into shares of SSB Common Stock or cash are as follows:
(1)    If more than 10% of the shares of CBB Common Stock outstanding at the Effective Date would otherwise be converted into cash (including shares held by Holders who have properly exercised their right to dissent as set forth above) the Holders of CBB Common Stock electing cash will receive a combination of cash and SSB Common Stock with the cash to be prorated on the basis of the number of shares of CBB Common Stock as to which proper Cash Elections have been made so that the maximum amount of shares of CBB Common Stock to receive cash shall not exceed 10%.
(2)    If less than 10% of the shares of CBB Common Stock outstanding at the Effective Date have elected cash so that less than 10% of such shares shall be converted into and exchanged for cash (including shares held by Holders who have properly exercised their right to dissent as set forth above) cash shall be distributed to those stockholders electing cash and SSB Common Stock shall be distributed to the remainder of stockholders of CBB as set forth in Section 3.1(d)(i) above.
3.4    CBB Stock-Option Awards. At the Effective Date, each option granted by CBB to purchase shares of CBB Common Stock under the CBB Bancorp Amended and Restated 2009 Stock Option and Incentive Plan (the “CBB Stock Plan”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Date (a “CBB Option”) shall be canceled and extinguished at the Effective Date and automatically exchanged into the right to receive an amount of cash (without interest) equal to the product of (i) the aggregate number of shares of CBB Common Stock issuable upon exercise of such CBB Option multiplied by (ii) the excess, if any, of (A) the Cash Consideration over (B) the per-share exercise price of such CBB Option, payable through the payroll of CBB or its Affiliates (less applicable Tax withholdings) as promptly as practicable following the Effective Date. CBB will be entitled to deduct and withhold such amounts as may be required to be deducted and withheld under the Code and any applicable state or local Tax laws as allowed under the CBB Stock Plan and the applicable grant agreement.
3.5    Rights as Shareholders; Stock Transfers. At the Effective Date, all shares of CBB Common Stock, when converted in accordance with Section 3.1, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate or Book-Entry Share previously evidencing such shares shall thereafter represent only the right to receive for each such share of CBB Common Stock, the Merger Consideration and any cash in lieu of fractional shares of SSB Common Stock in accordance with this Article 3. Shares of SSB Common Stock to be issued shall be issued in Book-Entry form only. At the Effective Date, holders of CBB Common Stock shall cease to be, and shall have no rights as, shareholders of CBB, other than the right to receive the Merger Consideration and cash in lieu of fractional shares of SSB Common Stock as provided under this Article 3. At the Effective Date, the stock transfer books of CBB shall be closed, and there shall be no registration of transfers on the stock transfer books of CBB of shares of CBB Common Stock.
3.6    Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of SSB Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, SSB shall pay or cause to be paid to each Holder of a fractional share of SSB Common Stock, rounded to the nearest one hundredth of a share, an amount of cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in SSB Common Stock to which such Holder would otherwise be entitled by the Cash Consideration.

3.7    Plan of Reorganization. It is intended that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) for each of the Merger and the Bank Merger.
3.8    Exchange Procedures. As promptly as practicable after the Effective Date, the Exchange Agent will mail or otherwise cause to be delivered to each Holder appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares (if any) representing CBB Common Stock shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, as well as instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration (including cash in lieu of fractional shares) as provided for in this Agreement (the “Letter of Transmittal”).
3.9    Deposit and Delivery of Merger Consideration.
(a)    Prior to the Effective Date, SSB shall (i) notify the Exchange Agent the number of shares of SSB Common Stock and cash sufficient to deliver the Merger Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 3.6, and if applicable, cash in an aggregate amount sufficient to make the appropriate payment to the Holders of Dissenting Shares) (collectively, the “Exchange Fund”), and (ii) instruct the Exchange Agent to pay such Merger Consideration and cash in lieu of fractional shares in accordance with this Agreement as promptly as practicable after the Effective Date and conditioned upon receipt of a properly completed Letter of Transmittal. The Stock Consideration shall be issued and recorded as Book-Entry Shares. The Exchange Agent and SSB, as the case may be, shall not be obligated to deliver the Merger Consideration to a Holder to which such Holder would otherwise be entitled as a result of the Merger until such Holder surrenders the Certificates or Book Entry Shares representing the shares of CBB Common Stock for exchange as provided in this Article 3, or an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by SSB or the Exchange Agent.
(b)    Any portion of the Exchange Fund that remains unclaimed by the shareholders of CBB for one year after the Effective Date (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to SSB. Any Holder who has not theretofore complied with this Section 3.9 shall thereafter look only to SSB for the Merger Consideration, any cash in lieu of fractional shares of CBB Common Stock to be issued or paid in consideration therefor, and any dividends or distributions to which such Holder is entitled in respect of each share of CBB Common Stock such Holder held immediately prior to the Effective Date, as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates or Book-Entry Shares for shares of CBB Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of SSB Common Stock or cash would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by the law of abandoned property and any other applicable Law, become the property of SSB (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any Party shall be liable to any Holder represented by any Certificate or Book-Entry Share for any amounts delivered to a public official pursuant to applicable abandoned property, escheat, or similar Laws. SSB and the Exchange Agent shall be entitled to rely upon the stock transfer books of CBB to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of CBB Common Stock represented by any Certificate or Book-Entry Share, SSB and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Merger Consideration represented by such Certificate or Book-Entry Share and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.
(c)    SSB or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Holder such amounts as SSB is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Authority and shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made by SSB or the Exchange Agent, as applicable.
3.10    Rights of Certificate Holders after the Effective Date.
(a)    All shares of SSB Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Date and if ever a dividend or other distribution is declared by SSB in respect of the SSB Common Stock, the record date for which is at or after the Effective Date, that declaration shall include dividends or other distributions in respect of all shares of SSB Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the SSB Common Stock shall be paid to any Holder of any unsurrendered Certificate or Book-Entry Share until such Certificate or Book-Entry Share is surrendered for exchange in accordance with this Article 3. Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be issued to the Holder whole shares of SSB Common Stock in Book-Entry form and the Holder shall be paid, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Date theretofore payable with respect to such whole shares of SSB Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of SSB Common Stock with a record date after the Date with a payment date subsequent to surrender.
(b)    In the event of a transfer of ownership of a Certificate representing CBB Common Stock that is not registered in the stock transfer records of CBB, the proper amount of cash and/or shares of SSB Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such CBB Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered Holder of the Certificate or establish to the satisfaction of SSB that the Tax has been paid or is not applicable.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SSB
Except as disclosed and set forth in the disclosure letter delivered by SSB to CBB prior to the execution of this Agreement (the “SSB Disclosure Letter”) (which sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article 4, or to one or more of SSB’s covenants contained herein (provided that the mere inclusion of an item in the SSB Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect)), and subject to current filings made by SSB with the SEC, SSB represents, warrants and covenants to and with CBB as follows:
4.1    Organization.
(a)    SSB is a corporation and Southern States Bank is an Alabama banking corporation, each duly organized, validly existing and in good standing under the Laws of the State of Alabama. Each of SSB and Southern States Bank has the necessary corporate powers to carry on its business as presently conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually or in the aggregate, have a Material Adverse Effect.
(b)    SSB has no direct Subsidiaries other than Southern States Bank, and there are no Subsidiaries of Southern States Bank. SSB owns all of the issued and outstanding capital stock of Southern States Bank free and clear of any liens, claims or encumbrances of any kind. All of the issued and outstanding shares of capital stock of Southern States Bank have been validly issued and are fully paid and non-assessable.
4.2    Capital Stock.
(a)    The authorized capital stock of SSB consists of 30,000,000 shares of voting common stock, $5.00 par value per share (the “SSB Common Stock”), of which as of December 31, 2023, 8,841,349 shares were validly issued and outstanding, fully paid and nonassessable and are not subject to preemptive rights, 5,000,000 shares of nonvoting common stock $5.00 par value per share, of which as of December 31, 2023, no shares were issued and outstanding, and 325,715 shares subject to options. The shares of SSB Common Stock to be issued in the Merger are duly authorized and, when so issued, will be validly issued and outstanding, fully paid and nonassessable.
(b)    The authorized capital stock of each Subsidiary of SSB is validly issued, fully paid and nonassessable, and each Subsidiary is wholly owned, directly or indirectly, by SSB.

4.3    Financial Statements; Taxes.
(a)    SSB has previously delivered or made available to CBB copies of (i) the audited consolidated financial statements of SSB for the years ending December 31, 2022, 2021 and 2020, accompanied by the unqualified audit reports of Mauldin & Jenkins and (ii) unaudited interim financial statements (including the related notes and schedules thereto) of SSB and each of its Subsidiaries for the nine months ended September 30, 2023 (the “Latest Balance Sheet Date”). All such financial statements are in all material respects in accordance with the books and records of SSB and have been prepared except as noted therein in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. Each of the consolidated balance sheets presents fairly as of its date the consolidated financial condition of SSB and its Subsidiaries. Except as and to the extent reflected or reserved against it in such balance sheets (including the notes thereto), neither SSB nor Southern States Bank had, as of the dates of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The statements of consolidated income, stockholders’ equity and changes in consolidated financial position present fairly the results of operations and changes in financial position of SSB and its Subsidiaries for the periods indicated. The foregoing representations, insofar as they relate to any unaudited interim financial statements of SSB that may be presented to CBB, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure. All journal entries have been appropriately made in the books and records of SSB.
(b)    All income and other material Tax returns required to be filed by or on behalf of SSB have been timely filed (or requests for extensions therefor have been timely made and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on these returns to be due and all additional assessments received have been paid unless appropriately reflected as a Liability on the balance sheet. The amounts recorded for Taxes on the balance sheets provided under Section 4.3(a)(i) are, to the Knowledge of SSB, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign or other Taxes (including any interest or penalties) of SSB accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which SSB may at such dates have been liable in its own right or as transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of SSB, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional Tax liabilities have been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of SSB other than extensions obtained in the ordinary course of business.
(c)    Each SSB Company has withheld from its employees (and timely paid to the appropriate government entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation). Each SSB Company is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.
4.4    No Conflict with Other Instrument. The consummation of the transactions contemplated by this Agreement will not result in a breach of or constitute a Default (without regard to the giving of notice or the passage of time) under any material Contract, indenture, mortgage, deed of trust or other material agreement or instrument to which SSB or any of its Subsidiaries is a party or by which they or their Assets may be bound; will not conflict with any provision of the articles of incorporation or bylaws of SSB or the articles of incorporation or bylaws of any of its Subsidiaries; and will not violate any provision of any Law, regulation, judgment or decree binding on them or any of their Assets.
4.5    Absence of Material Adverse Effect. Since the Latest Balance Sheet Date, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SSB.
4.6    Approval of Agreement.
(a) The board of directors of SSB has approved this Agreement and the transactions contemplated by it and has authorized the execution and delivery by SSB of this Agreement. This Agreement constitutes the legal, valid and binding obligation of SSB, enforceable against it in accordance with its terms. SSB has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated by this Agreement. SSB has no Knowledge of any fact or circumstance under which the appropriate regulatory approvals required by Section 8.2 will not be granted without the imposition of material conditions or material delays.
(b)    No Consent, Permit, notice, or filing of or with any governmental entity is required to be obtained or made by SSB or its Subsidiaries in connection with the execution, delivery, and performance by SSB of this Agreement or the consummation by it and its Subsidiaries of the transactions contemplated hereby, except for: (i) the filing of Statement of Merger with the Secretary of State of the State of Alabama; (ii) the filing with the SEC of the Form S-4 pursuant to Section 7.3 and the SEC’s declaration of its effectiveness under the 1933 Act, and (iii) the filing of such reports under the 1934 Act as may be required in connection with this Agreement, the Merger, and Merger Consideration, and the other transactions contemplated by this Agreement; (iii) such filings, Permits, Consents, if any, as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country; (iv) the approvals described in Section 8.2; and (v) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SSB.
4.7    Subsidiaries. Each Subsidiary of SSB has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the jurisdiction of its incorporation and each Subsidiary has been duly qualified as a foreign corporation to transact business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification and in which the failure to be duly qualified could have a Material Adverse Effect upon SSB and its Subsidiaries considered as one enterprise; and Southern States Bank has its deposits fully insured by the FDIC to the extent provided by the Federal Deposit Insurance Act.
4.8    Litigation. Except as disclosed in or reserved for in SSB’s financial statements, there is no Litigation (whether or not purportedly on behalf of SSB) pending or, to the Knowledge of SSB, threatened against or affecting any SSB Company (nor does SSB have Knowledge of any facts which are likely to give rise to any such Litigation) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involves the possibility of any judgment or Liability not fully covered by insurance in excess of a reasonable deductible amount or which may have a Material Adverse Effect on SSB, and no SSB Company is in Default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, which Default would have a Material Adverse Effect on SSB. To the Knowledge of SSB, each SSB Company has complied in all material respects with all material applicable Laws and regulations including those imposing Taxes, of any applicable jurisdiction and of all states, municipalities, other political subdivisions and Agencies, in respect of the ownership of its properties and the conduct of its business, which, if not complied with, would have a Material Adverse Effect on SSB.
4.9    Compliance. SSB and its Subsidiaries, in the conduct of their businesses. are, to the Knowledge of SSB, in material compliance with all material federal, state or local Laws applicable to their or the conduct of their businesses.
4.10    Proxy Statement. SSB shall provide information to be used by CBB in its Proxy Statement at the time of the CBB Stockholders Meeting. Such information provided by SSB will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
4.11    SEC Filings. SSB has filed timely all registration statements, prospectuses, schedules, forms, statements, proxy materials and reports (including, in each case, all exhibits and documents incorporated by reference) required to be filed or furnished by it with or to the SEC (collectively, the “SEC Documents”). As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing or use, respectively), each of the SEC Documents complied as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act, and the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC thereunder applicable to such SEC Documents. None of the SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of SSB, none of the SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the SEC Documents. No Subsidiary of SSB is required to file or furnish any forms, reports, or other documents with the SEC.
4.12    Absence of Regulatory Communications; Filings. Neither SSB nor any of its Subsidiaries is subject to, or has received during the past twelve (12) months, any written communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised a material question concerning the condition, financial or otherwise, of such company. All reports, records, registrations, statements, notices and other documents or information required to be filed by SSB and Southern States Bank with any Agency have been duly and timely filed and, to the Knowledge of SSB, all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects.
4.13    Loans; Adequacy of Allowance for Credit Losses.
(a)    ACL. All allowances for credit losses shown on the most recent financial statements furnished by SSB have been calculated in accordance with GAAP and prudent and customary banking practices and are adequate in all material respects to reflect the risk inherent in the loans of Southern States Bank. SSB has no Knowledge of any fact which is likely to require a future material increase in the provision for loan losses or a material decrease in the credit loss allowance reflected in such financial statements.
(b)    Validity. Each loan reflected as an Asset on the financial statements of SSB is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights generally and to general equitable principles and complies with all Laws to which it is subject. SSB does not have in its portfolio any loan exceeding its legal lending limit, or any loan to any insider in violation of Regulation O and SSB has no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans. Each outstanding loan (including loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Southern States Bank (and, in the case of loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules. None of the agreements pursuant to which Southern States Bank has sold loans or pools of loans or participations in loans or pools of loans contains any obligation to repurchase such loans or interests therein solely on account of a payment default by the obligor on any such loan.
4.14    Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act and Flood Disaster Protection Act. Southern States Bank is in compliance in all material respects with the Fair Housing Act (42 U.S.C. § 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. § 2801 et seq.), the Equal Credit Opportunity Act (15 U.S.C. § 1691 et seq.), and the Flood Disaster Protection Act (42 USC § 4002, et seq.), and all regulations promulgated thereunder. Southern States Bank has not received any written notices of any violation of such acts or any of the regulations promulgated thereunder, and it has not received any written notice of any, and to the Knowledge of SSB, there is no, threatened administrative inquiry, proceeding or investigation with respect to its compliance with such laws.
4.15    Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. Southern States Bank is in material compliance with the Bank Secrecy Act (12 U.S.C. §§ 1730(d) and 1829(b)), the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, and all regulations promulgated thereunder.
4.16    Disclosure. No representation or warranty, or any statement or certificate furnished or to be furnished to CBB by SSB, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.
4.17    Community Reinvestment Act Compliance. Southern States Bank is an insured depository institution and has complied in all material respects with the Community Reinvestment Act of 1977 (“CRA”) and the rules and regulations thereunder, and has a composite CRA rating of not less than “satisfactory.”
4.18    Title and Related Matters. SSB has good and marketable title to all the properties, interest in properties and Assets, real and personal, that are material to the business of SSB, reflected in the most recent balance sheet referred to in Section 4.3(a)(i), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business and consistent with past practice), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to such balance sheet, (ii) Liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of SSB, the material structures and equipment of each SSB Company comply in all material respects with the requirements of all applicable Laws. SSB is not aware of any defects, irregularities or problems with any of its computer hardware or software which renders such hardware or software unable to satisfactorily perform the tasks and functions to be performed by them in the business of any SSB Company
4.19    Material Contract Defaults. No SSB Company is in Default in any material respect under the terms of any material Contract, agreement, lease or other commitment which is or may be material to the business, operations, properties or Assets, or the condition, financial or otherwise, of such company and, to the Knowledge of SSB, there is no event which, with notice or lapse of time, or both, may be or become an event of Default under any such material Contract, agreement, lease or other commitment in respect of which adequate steps have not been taken to prevent such a Default from occurring.
4.20    Insurance. Each SSB Company has in effect insurance coverage and bonds with reputable insurers which, in respect to amounts, types and risks insured, management of SSB reasonably believes to be adequate for the type of business conducted by such company. No SSB Company is liable for any material retroactive premium adjustment. All insurance policies and bonds are valid, enforceable and in full force and effect, and no SSB Company has received any notice of any material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no SSB Company has been refused any insurance coverage which it has sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums that do not result from any extraordinary loss experience. All policies of insurance presently held or policies containing substantially equivalent coverage will be outstanding and in full force with respect to each SSB Company at all times from the date hereof to the Effective Date.
4.21    Registration Statement. At the time the Registration Statement becomes effective, at the time of the mailing of the Proxy Statement, at the time of use of other proxy material, and at the time of the Stockholders’ Meeting, the Registration Statement, including the Proxy Statement which shall constitute a part thereof, will comply in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information furnished in writing to SSB by CBB or any of its representatives expressly for use in the Proxy Statement regarding the business of CBB, its operations, Assets and capital.
4.22    Agreements with Regulatory Agencies. Neither SSB nor any of its Subsidiaries is subject to any cease-and-desist, consent order, or other order or enforcement action issued by, or is a party to any written agreement, consent agreement, or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been, during the preceding five (5) years, a recipient of any supervisory letter from, or, during the preceding five (5) years, has adopted any policies, procedures or board resolutions at the request or suggestion of any Agency or other Governmental Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly situated bank holding companies or their subsidiaries, whether or not set forth in the SSB Disclosure Letter (an “SSB Regulatory Agreement”), nor has or any of its Subsidiaries been advised, during the preceding five (5) years, by any Agency or other Governmental Authority that it is considering issuing, initiating, ordering, or requesting any such SSB Regulatory Agreement. There are no refunds or restitutions required to be paid as a result of any criticism of any Agency or body cited in any examination report of SSB or any of its Subsidiaries as a result of an examination by any Agency or body, or set forth in any accountant’s or auditor’s report to SSB or any of its Subsidiaries.
4.23    Broker. All negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by SSB directly with CBB and without the intervention of any other person, either as a result of any act of SSB, or otherwise, in such manner as to give rise to any valid claim against SSB for a finder’s fee, brokerage commission or other like payment except for any such arrangement between SSB and Keefe, Bruyette & Woods.
4.24    Approval Delays. To the knowledge of SSB, there is no reason why the granting of any of the required regulatory approvals under Section 8.2 would be denied or unduly delayed.
4.25    No Shareholder Approval. No vote or consent of any of the holders of SSB’s capital stock is required by Law or stock purchase agreement for SSB to enter into this Agreement and to consummate the Merger.
4.26    No Additional Representations.
(a)     Except for the representations and warranties made by SSB in this Article 4, neither SSB nor any other Person makes any express or implied representation or warranty with respect to SSB or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and SSB hereby disclaims any such other representations or warranties.
(b)     Notwithstanding anything contained in this Agreement to the contrary, SSB acknowledges and agrees that none of CBB or any other Person has made or is making any representations or warranties relating to CBB whatsoever, express or implied, beyond those expressly given by CBB in Article 5, including any implied representation or warranty as to the accuracy or completeness of any information regarding CBB furnished or made available to SSB or any of its representatives.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF CBB
Except as disclosed and set forth in the disclosure letter delivered by CBB to SSB prior to the execution of this Agreement (the “CBB Disclosure Letter”) (which sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article 5, or to one or more of CBB’s covenants contained herein (provided that the mere inclusion of an item in the CBB Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect)), CBB represents, warrants and covenants to and with SSB, as follows:
5.1    Organization.
(a)     CBB is a Georgia corporation and Century Bank is a Georgia banking corporation. Each CBB Company is duly organized, validly existing and in good standing under the respective Laws of its jurisdiction of incorporation or formation and has all requisite power and authority to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually, or in the aggregate, have a Material Adverse Effect.
(b)    CBB has no direct Subsidiaries other than Century Bank and MSAM, and there are no Subsidiaries of Century Bank. MSAM shall be dissolved immediately prior to the Effective Date. CBB owns all of the issued and outstanding capital stock and membership interests, as applicable, of Century Bank and MSAM free and clear of any liens, claims or encumbrances of any kind. All of the issued and outstanding shares of capital stock of Century Bank have been validly issued and are fully paid and non-assessable.
5.2    Capital Stock. As of the date of this Agreement, the authorized capital stock of CBB consisted of (i) 10,000,000 shares of CBB Common Stock, 689,598 shares of which are issued and outstanding, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (“CBB Preferred Stock”), 2,644 shares of which are designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series A”, 132 shares of which are designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series B”, and 1,753 shares of which are designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series C”. No shares of CBB Preferred Stock are issued and outstanding. All of such shares which are outstanding are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the CBB Options or as set forth in Section 5.2 of the CBB Disclosure Letter, CBB does not have any arrangements or commitments obligating it to issue shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock.
5.3    Financial Statements; Taxes.
(a)    CBB has previously delivered or made available to SSB copies of (i) the audited consolidated financial statements of CBB for the years ended December 31, 2022, 2021 and 2020, accompanied by the unqualified audit reports of Wipfli, LLP and (ii) unaudited interim financial statements (including the related notes and schedules thereto) of CBB and each of its subsidiaries as of the Latest Balance Sheet Date. All of the foregoing financial statements are in all material respects in accordance with the books and records of CBB and its Subsidiaries and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except for changes required by GAAP, all as more particularly set forth in the notes to such statements. Each of such balance sheets presents fairly as of its date the financial condition of CBB and its Subsidiaries and there are no assets or liabilities of CBB and its Subsidiaries that would cause any material change in such financial statements. Except as and to the extent reflected or reserved against it in such balance sheets (including the notes thereto), neither CBB nor its Subsidiaries had, as of the date of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The statements of income, stockholders’ equity and cash flows present fairly the results of operation, changes in stockholders’ equity and cash flows of CBB and its Subsidiaries for the periods indicated and there are no operations conducted by CBB and its Subsidiaries which would cause any material change to such statements. The foregoing representations, insofar as they relate to the unaudited interim financial statements of CBB and its Subsidiaries that may be presented to SSB, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure. All journal entries have been appropriately made in the books and records of CBB and its Subsidiaries.

(b)    All income and other material Tax returns required to be filed by or on behalf of CBB have been timely filed (or requests for extensions therefor have been timely made and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on these returns to be due and all additional assessments received have been paid unless appropriately reflected as a Liability on the balance sheet. The amounts recorded for Taxes on the balance sheets provided under Section 5.4(a)(i) are, to the Knowledge of CBB, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign and other Taxes (including any interest or penalties) of CBB accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which CBB may at such dates have been liable in its own right or as a transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of CBB, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional Tax liability has been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of CBB other than extensions obtained in the ordinary course of business. CBB has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.
(c)    Each CBB Company has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation). Each CBB Company is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.
5.4    Absence of Material Adverse Effect. Except as set forth on Section 5.4 of the CBB Disclosure Letter, since the Latest Balance Sheet Date, no CBB Company has:
(a)    issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or adjusted, split, reclassified any shares of CBB Common Stock or any capital stock or equity interest of any Subsidiary;
(b)    borrowed or agreed to borrow any funds or incurred, or become subject to, any Liability (absolute or contingent) except borrowings, obligations (including purchase of federal funds) and Liabilities incurred in the ordinary course of business and consistent with past practice;
(c)    paid any material obligation or Liability (absolute or contingent) other than current Liabilities reflected in or shown on the most recent balance sheet referred to in Section 5.3(a)(i) and current Liabilities incurred since that date in the ordinary course of business and consistent with past practice;

(d)    declared or made, or agreed to declare or make, any payment of dividends or distributions of any Assets of any kind whatsoever to stockholders (except for inter-company dividends or distributions), or purchased or redeemed, or agreed to purchase or redeem, directly or indirectly, or otherwise acquire, any of its outstanding securities, except for dividends and distributions paid in the ordinary course of business and consistent with past practices not to exceed $0.35 per quarter;
(e)    sold or transferred, or agreed to sell or transfer, any of its Assets, or canceled, or agreed to cancel, any debts or claims;
(f)    entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its Assets, or requiring the consent of any party to the transfer and assignment of any of its Assets;
(g)    suffered any Losses or waived any rights of value which in either event in the aggregate would have a Material Adverse Effect considering its business as a whole;
(h)    made or permitted any amendment or termination of any Contract, agreement or license to which it is a party if such amendment or termination is material considering its business as a whole or made any, or agreed to make, any capital expenditures in amounts exceeding $25,000 individually or $150,000 as a whole;
(i)    except in accordance with ordinary course of business and consistent with past practice, including bonus accruals related to 2024 discretionary performance or special bonuses that do not exceed $50,000 respecting any employee, pursuant to the terms of any CBB Plan, or as provided for by this Agreement, made any accrual or arrangement for or payment of bonuses or special compensation of any kind or agreed to make any severance or termination pay to any present or former officer, director or employee;
(j)    except in accordance with ordinary course of business and consistent with past practice, pursuant to the terms of any CBB Plan, as provided for by this Agreement, increased the rate of compensation payable to or to become payable to any of its officers or employees or made any material increase in any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees;
(k)    received notice or had Knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate its relationship, which termination would have a Material Adverse Effect on its financial condition, results of operations, business, Assets or properties;
(l)    failed to operate its business in the ordinary course and consistent with past practice so as to preserve its business substantially intact and to preserve in a material way the goodwill of its customers and others with whom it has business relations;
(m)    taken action to enter into or amend or renew any employment, consulting, compensatory, severance, retention, or similar agreements or arrangements with any current or former director, officer, employee or independent contractor of CBB or any of its Subsidiaries, or grant any salary, wage, or fee increase or increase any employee benefit or pay any incentive or bonus payments, except, in each case, (A) normal increases in base salary or hourly rate to employees in the ordinary course of business and consistent with past practice and pursuant to policies currently in effect, provided that, such increases shall not result in an annual adjustment in base compensation (which includes base salary or hourly rate and any other compensation other than bonus payments) of more than 5% for any individual or 5% in the aggregate for all employees of CBB or any of its Subsidiaries other than annual increases in base compensation or merit-based raises that are reflected in an employee’s current salary, (B) as specifically provided for by this Agreement, (C) as may be required by Law, (D) pursuant to the terms of any CBB Plan, or (D) to satisfy the contractual obligations existing as of the date hereof;
(n)    hired any person as an employee or officer of CBB or any of its Subsidiaries, except for at-will employment at an annual rate of base compensation not to exceed $50,000 to fill vacancies that may arise from time to time in the ordinary course of business and consistent with past practice;
(o)    entered into, established, adopted, amended, modified, or terminated (except (A) as may be required by or to make consistent with applicable Law, (B) to satisfy contractual obligations existing as of the date hereof, (C) as set forth in CBB Disclosure Letter, (D) as required pursuant to the terms of any CBB Plan or this Agreement, (E) with the consent of SBB or (F) as may be required pursuant to the terms of this Agreement) any CBB Plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer, or employee of CBB or any of its Subsidiaries;
(p)    acquired or agreed to acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business and consistent with past practice) all or any portion of the assets, debt, business, deposits, or properties of any other entity or Person, except for purchases specifically approved by SSB;
(q)    made any capital expenditures in amounts exceeding $25,000 individually, or $50,000 in the aggregate, provided that SSB shall grant or deny its consent to emergency repairs or replacements necessary to prevent substantial deterioration of the condition of a property within two Business Days of its receipt of a written request from CBB;
(r)    (A) entered into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements, other than as permitted by Sections 5.5(i), (j), (m) or (o) above; (B) changed in any material respect its lending, investment, underwriting, risk and asset liability management, and other banking and operating policies, except as required by applicable Law, regulation, or policies imposed by any Governmental Authority; (C) made any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies; and (D) incurred any material liability or obligation relating to retail banking and branch merchandising, marketing, and advertising activities and initiatives except in the ordinary course of business and consistent with past practice;
(s)    made or changed any Tax election, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, file or surrender any claim for a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, fail to timely pay any Taxes (including estimated Taxes), incur any material Tax Liability outside the ordinary course of business, or fail to timely file any Tax Returns that become due;
(t)    except as required by Law, filed any application or made any contract or commitment for the opening, relocation, or closing of any, or open, relocate, or close any, branch office, loan production, or servicing facility or automated banking facility, except for any change that may be requested by SSB;
(u)    other than settlement of foreclosure actions in the ordinary course of business and consistent with past practice, (A) entered into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which CBB or any of its Subsidiaries is a party, which settlement or agreement involves payment by CBB or any of its Subsidiaries of an amount which exceeds $25,000 individually or $50,000 in the aggregate and/or would impose any material restriction on the business of CBB or any of its Subsidiaries or (B) waived or released any material rights or claims, or agreed or consented to the issuance of any injunction, decree, order, or judgment restricting or otherwise affecting its business or operations;
(v)    entered into any other material transaction; or
(w)    agreed in writing, or otherwise, to take any action described in clauses (a) through (v) above, excluding (k).
Between the date hereof and the Effective Date, no CBB Company, except as otherwise set forth on Section 5.4 of the CBB Disclosure Letter, without the express written approval of SSB, will undertake any action listed in clauses (a) through (v) (excluding (k)) of this Section 5.4 except as permitted therein or as contemplated in this Agreement, and no CBB Company will enter into, amend or terminate any material Contract, other than Loans or renewals thereof entered into in the ordinary course of business, without the express written consent of SSB.
5.5    Title and Related Matters.
(a)    Title. CBB has good and marketable title to all the properties, interest in properties and Assets, real and personal, that are material to the business of CBB, reflected in the most recent balance sheet referred to in Section 5.3(a)(i), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business and consistent with past practice), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to such balance sheet, (ii) Liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of CBB, the material structures and equipment of each CBB Company comply in all material respects with the requirements of all applicable Laws.
(b)    Leases. Section 5.5(b) of the CBB Disclosure Letter sets forth a list and description of all real and personal property owned or leased by any CBB Company, either as lessor or lessee.
(c)    Computer Hardware and Software. Section 5.5(c) of the CBB Disclosure Letter contains a description of all material agreements relating to data processing computer software and hardware now being used in the business operations of any CBB Company. CBB is not aware of any defects, irregularities or problems with any of its computer hardware or software which renders such hardware or software unable to satisfactorily perform the material tasks and functions to be performed by them in the business of any CBB Company.
5.6    Commitments. Except as set forth in Section 5.6 of the CBB Disclosure Letter, no CBB Company is a party to any written or, to the Knowledge of CBB, oral (i) loan agreement, indenture or similar agreement relating to the borrowing of money by any CBB Company, (ii) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection, and guaranties made in the ordinary course of business, (iii) collective bargaining agreement, (iv) agreement (including indemnification agreements) with any present or former officer, director or principal stockholder of any CBB Company, and (v) contract (other than a CBB Plan) not terminable on 60 days or less notice without penalty and involving the payment of more than $25,000 annually. Complete copies of all material Contracts so listed have been made available to SSB for inspection.
5.7    Charter and Bylaws. Section 5.7 of the CBB Disclosure Letter contains true and correct copies of the articles of incorporation, bylaws or other governing documents of each CBB Company, including all amendments thereto, as currently in effect. There will be no changes in such articles of incorporation, bylaws or governing documents prior to the Effective Date, without the prior written consent of SSB.
5.8    Litigation. Except as set forth in Section 5.8 of the CBB Disclosure Letter, there is no Litigation (whether or not purportedly on behalf of CBB) pending or, to the Knowledge of CBB, threatened against or affecting any CBB Company (nor does CBB have Knowledge of any facts which are likely to give rise to any such Litigation) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, and no CBB Company is in Default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality. To the Knowledge of CBB, each CBB Company has complied in all material respects with all material applicable Laws and Regulations including those imposing Taxes, of any applicable jurisdiction and of all states, municipalities, other political subdivisions and Agencies, in respect of the ownership of its properties and the conduct of its business, which, if not complied with, would have a Material Adverse Effect on CBB.

5.9    Material Contract Defaults. No CBB Company is in Default in any material respect under the terms of any material Contract, agreement, lease or other commitment which is or may be material to the business, operations, properties or Assets, or the condition, financial or otherwise, of such company and, to the Knowledge of CBB, there is no event which, with notice or lapse of time, or both, may be or become an event of Default under any such material Contract, agreement, lease or other commitment in respect of which adequate steps have not been taken to prevent such a Default from occurring.
5.10    No Conflict with Other Instrument. The consummation of the transactions contemplated by this Agreement will not result in a breach of or constitute a Default (without regard to the giving of notice or the passage of time) under any material Contract, indenture, mortgage, deed of trust or other material agreement or instrument to which CBB or any of its Subsidiaries is a party or by which they or their Assets may be bound; will not conflict with any provision of the articles of incorporation or bylaws of CBB or the articles of incorporation or bylaws of any of its Subsidiaries; and will not violate any provision of any Law, regulation, judgment or decree binding on them or any of their Assets.
5.11    Governmental Authorization. Each CBB Company has all Permits that, to the Knowledge of CBB, are or will be legally required to enable any CBB Company to conduct its business in all material respects as now conducted by each CBB Company.
5.12    Absence of Regulatory Communications; Filings. No CBB Company is subject to, nor has any CBB Company received during the past twenty-four (24) months, any written communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised any material question concerning the condition, financial or otherwise, of such company. All reports, records, registrations, statements, notices and other documents or information required to be filed by CBB and Century Bank with any Agency have been duly and timely filed and, to the Knowledge of CBB, all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects.
5.13    Compliance With Laws.
(a)    CBB and each of its Subsidiaries is, and has been since January 1, 2021, in compliance in all material respects with all applicable federal, state, local, and foreign Laws, rules, judgments, orders, or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing, or business practices and all agency requirements relating to the origination, sale, and servicing of mortgage loans. Neither CBB nor any of its Subsidiaries has been advised of any material supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations, and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records, and (iii) the exercise of due diligence in identifying customers.
(b)    CBB and each of its Subsidiaries have all material permits, licenses, authorizations, orders, and approvals of, and each has made all filings, applications, and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders, and approvals are in full force and effect and, to CBB’s Knowledge, no suspension or cancellation of any of them is threatened.
(c)    Neither CBB nor any of its Subsidiaries has received, since January 1, 2021, written or, to CBB’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is materially in non-compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit, or governmental authorization.
5.14    Insurance. Each CBB Company has in effect insurance coverage and bonds with reputable insurers which, in respect to amounts, types and risks insured, management of CBB reasonably believes to be adequate for the type of business conducted by such company. No CBB Company is liable for any material retroactive premium adjustment. All insurance policies and bonds are valid, enforceable and in full force and effect, and no CBB Company has received any notice of any material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no CBB Company has been refused any insurance coverage which it has sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums that do not result from any extraordinary loss experience. All policies of insurance presently held or policies containing substantially equivalent coverage will be outstanding and in full force with respect to each CBB Company at all times from the date hereof to the Effective Date. Section 5.14 of the CBB Disclosure Letter sets forth the bank owned life insurance held by Century Bank.
5.15    Benefit Plans.
(a)    All “employee benefit plans” (within the meaning of section 3(3) of ERISA) and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation, and all other employee benefit plans, agreements, programs, policies or other arrangements, and whether or not subject to ERISA, under which any employee, former employee, director, officer, independent contractor or consultant of CBB or its Subsidiaries has any present or, as of the date hereof, future right to benefits or under which CBB or its Subsidiaries has any present or, as of the date hereof, future liability are referred to herein collectively as the “CBB Plans” and individually as an “CBB Plan”. Each CBB Plan is identified in Section 5.15(a) of the CBB Disclosure Letter.
(b)    With respect to each CBB Plan, CBB has furnished or made available to SSB a current, accurate and complete copy thereof and amendments thereto (and a written description of any CBB Plan for which there are no formal plan documents), and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination or opinion letter of the IRS, if applicable, (iii) the most recent summary plan description, and (iv) the most recently prepared (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if applicable.
(c)    With respect to each CBB Plan:
(i)    each CBB Plan has been established and administered in all material respects in accordance with its terms and in material compliance with the applicable provisions of ERISA and the Code and other applicable Law, and all contributions required to be made under the terms of any CBB Plan have been timely made;
(ii)    each CBB Plan intended to be qualified under Section 401(a) of the Code has received an opinion letter from the IRS, and to the Knowledge of CBB, nothing has occurred, whether by action or failure to act, since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such CBB Plan; and
(iii)    to the Knowledge of CBB, there is no Litigation (including any investigation, audit or other administrative proceeding) by the Department of Labor, the PBGC, the IRS or any other Agency or by any plan participant or beneficiary pending or threatened relating to CBB Plans, any fiduciaries thereof with respect to their duties to CBB Plans or the assets of any of the trusts under any CBB Plans (other than routine claims for benefits) nor are there facts or circumstances that exist that could reasonably give rise to any such Litigation. No CBB Plan is subject to Title IV of ERISA.
(d)    Other than as required under ERISA Sections 601 to 608 or other applicable Law, no Benefit Plan provides post-termination or retiree medical benefits to any individual for any reason, and neither CBB nor any of its Subsidiaries has any Liability to provide post-termination or retiree medical benefits to any individual or represented, promised, or contracted to any individual that such individual would be provided with post-termination or retiree medical benefits.
(e)    Except as provided in Section 5.15(e) of the CBB Disclosure Letter or as provided under this Agreement, neither CBB nor any of its Subsidiaries is a party to any Contract that will, directly or in combination with other events, result, separately or in the aggregate, in the payment, acceleration or enhancement of any benefit as a result of the transactions contemplated by this Agreement, and neither the execution of this Agreement, CBB stockholder approval of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation to, any of the CBB Plans, (C) limit or restrict the right of CBB to merge, amend, or terminate any of the CBB Plans, (D) cause CBB to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award, or (E) result in the payment of payments which would not be deductible under Section 280G of the Code or result in any payment of any amount that would, individually or in combination with any other payment, be an excess “parachute payment” to a “disqualified individual” as defined in Section 280G of the Code.
(f)    With respect to any CBB Plan that is a welfare benefit plan (as defined in Section 3(a) of ERISA) all insurance premiums payable by CBB or Century Bank with respect to such CBB Plan that are due on or before the Closing Date have been or will be paid by CBB or Century Bank by such date.
(g)    Neither CBB nor any of its Subsidiaries sponsors, maintains, administers or contributes to, or at any time during the last six years has sponsored, maintained, administered or contributed to, or during the last six years had any liability with respect to (i) any “multiemployer plan” (as defined in Section 3(37) of ERISA, (ii) any “multiple employer welfare arrangement (as defined in Section 3(40) of ERISA), or (iii) any self-insured plan (including any plan pursuant to which a stop loss policy or contract applies.
5.16    Buy-Sell Agreement. To the Knowledge of CBB, there are no agreements among any of its stockholders granting to any person or persons a right of first refusal in respect of the sale, transfer, or other disposition of shares of outstanding securities by any stockholder of CBB, any similar agreement or any voting agreement or voting trust in respect of any such shares.
5.17    Brokers. All negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by CBB directly with SSB and without the intervention of any other person, either as a result of any act of CBB, or otherwise, in such manner as to give rise to any valid claim against CBB for a finder’s fee, brokerage commission or other like payment except for any such arrangement between CBB and Performance Trust Capital Partners, LLC.
5.18    Approval of Agreement. The board of directors of CBB has approved this Agreement and the transactions contemplated by it and has authorized the execution and delivery by CBB of this Agreement. This Agreement constitutes the legal, valid and binding obligation of CBB, enforceable against it in accordance with its terms. Subject to the approval by the stockholders of CBB at the CBB Stockholders Meeting and to the matters referred to in Section 8.2, CBB has full power, authority and legal right to enter into this Agreement, and, upon appropriate vote of the stockholders of CBB in accordance with this Agreement, CBB shall have full power, authority and legal right to consummate the transactions contemplated by this Agreement. CBB has no Knowledge of any fact or circumstance under which the appropriate regulatory approvals required by Section 8.2 will not be granted without the imposition of material conditions or material delays.
5.19    Disclosure. No representation or warranty, nor any statement or certificate furnished or to be furnished to SSB by CBB, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.

5.20    Proxy Statement. At the time the Registration Statement becomes effective, and at the time of the CBB Stockholders Meeting, the Proxy Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall only apply to statements in or omissions from the Proxy Statement relating to descriptions of the business of CBB, its Assets, properties, operations, and capital stock or to information furnished in writing by CBB or its representatives expressly for inclusion in the Proxy Statement. For the avoidance of doubt, the representations and warranties in this section shall not apply to information furnished by SSB or its representatives for inclusion in the Proxy Statement or Registration Statement.
5.21    Loans; Adequacy of Allowance for Credit Losses.
(a)    ALLL. All allowances for credit losses shown on the most recent financial statements furnished by CBB have been calculated in accordance with GAAP and prudent and customary banking practices and are adequate in all material respects to reflect the risk inherent in the loans of CBB. CBB has no Knowledge of any fact that is likely to require a future material increase in the provision for credit losses or a material decrease in the credit loss allowances reflected in such financial statements.
(b)    Validity. Each loan reflected as an Asset on the financial statements of CBB is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights generally and to general equitable principles and complies with all Laws to which it is subject. CBB does not have in Century Bank’s portfolio any loan exceeding its legal lending limit, or any loan to any insider in violation of Regulation O, and CBB has no known delinquent, substandard, doubtful, loss, nonperforming or problem loans. Each outstanding loan (including loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Century Bank (and, in the case of loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules. None of the agreements pursuant to which Century Bank has sold loans or pools of loans or participations in loans or pools of loans, to its Knowledge, contains any obligation to repurchase such loans or interests therein solely on account of a payment default by the obligor on any such loan.
(c)    A list of OREO owned by CBB is set forth in Section 5.21(c) of the CBB Disclosure Letter.
5.22    Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act and Flood Disaster Protection Act. Century Bank is in compliance in all material respects with the Fair Housing Act (42 U.S.C. § 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. § 2801 et seq.), the Equal Credit Opportunity Act (15 U.S.C. § 1691 et seq.), and the Flood Disaster Protection Act (42 USC § 4002, et seq.), and all regulations promulgated thereunder. Century Bank has not received any written notices of any violation of such acts or any of the regulations promulgated thereunder, and it has not received any written notice of any, and to the Knowledge of Century Bank there is no, threatened administrative inquiry, proceeding or investigation with respect to its compliance with such laws.
5.23    Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. Century Bank is in material compliance with the Bank Secrecy Act (12 U.S.C. §§ 1730(d) and 1829(b)), the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, and all regulations promulgated thereunder. Century Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Century Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Customs Reports required by any agency of the United States Treasury Department, including the IRS. Century Bank has timely filed all Suspicious Activity Reports with the Financial Institutions – Financial Crimes Enforcement Network (U.S. Department of the Treasury) required to be filed by it pursuant to the laws and regulations referenced in this Section.
5.24    Investment Securities. Section 5.24 of the CBB Disclosure Letter sets forth as of September 30, 2023, the CBB investment securities, as well as any purchases or sales of CBB investment securities between December 31, 2022 to and including September 30, 2023, reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity” (as those terms are used in ASC 320), book values, fair values and coupon rates, and any gain or loss with respect to any CBB investment securities sold during such time period between December 31, 2022 to and including September 30, 2023. Except for CBB’s ownership of 1,225 shares of common stock of First National Bankers Bank, neither CBB nor any of its Subsidiaries owns any of the outstanding equity of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company, mortgage or loan broker, or any other financial institution other than Century Bank.
5.25    Environmental Matters. Except for events or actions that do not constitute a Material Adverse Effect, to the Knowledge of CBB:
(a)    neither CBB’s conduct nor its operation or the conduct or operation of its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including in a fiduciary or agency capacity), violates or has violated Environmental Laws;
(b)    there has been no release of any Hazardous Substance by CBB or any of its Subsidiaries in any manner that has given or would reasonably be expected to give rise to any remedial obligation, corrective action requirement or liability under applicable Environmental Laws;
(c)    neither CBB nor any of its Subsidiaries has received any written claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any Governmental Entity or any other Person asserting that CBB or any of its Subsidiaries or the operation or condition of any property ever owned, leased, operated or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on, beneath or originating from any such property;
(d)    no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability under any Environmental Law, from any current or former properties or facilities while owned or operated by CBB or any of its Subsidiaries or as a result of any operations or activities of CBB or any of its Subsidiaries at any location, and no other condition has existed or event has occurred with respect to CBB or any of its Subsidiaries or any such properties or facilities that, with notice or the passage of time, or both, would be reasonably likely to result in liability under Environmental Laws, and, to the Knowledge of CBB, Hazardous Substances are not otherwise present at or about any such properties or facilities in an amount or condition that has resulted in or would reasonably be expected to result in Liability to CBB or any of its Subsidiaries under any Environmental Law;
(e)    neither CBB, its Subsidiaries nor any of their respective properties or facilities are subject to, or are, to CBB’s Knowledge, threatened to become subject to, any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities; and
(f)    no property on which CBB or any of its Subsidiaries holds a Lien to the Knowledge of CBB violates or violated any Environmental Law and no condition has existed or event has occurred to the Knowledge of CBB with respect to any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under any Environmental Law.
5.26    Collective Bargaining. There are no written labor contracts, collective bargaining agreements, letters of undertakings or other arrangements between any CBB Company and any union or labor organization covering any CBB Company’s employees and none of said employees are represented by any union or labor organization.
5.27    Labor Disputes. Each CBB Company is in material compliance with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. No CBB Company is engaged in any unfair labor practice, and, to the Knowledge of CBB, no unfair labor practice complaint against any CBB Company is pending before the National Labor Relations Board. Relations between management of each CBB Company and the employees are amicable and there have not been since January 1, 2021, nor to the Knowledge of CBB, are there presently, any attempts to organize employees, nor to the Knowledge of CBB, are there plans for any such attempts.

5.28    Derivative Contracts. No CBB Company is a party to or has agreed to enter into a swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract or derivative security.
5.29    Intellectual Property. Each CBB Company owns or has a valid license to use all of the Intellectual Property used by such CBB Company in the course of its business. Each CBB Company is the owner of or has a license to any Intellectual Property sold or licensed to a third party by each CBB Company in connection with the CBB Company’s business operations, and the CBB Company has the right to convey by sale or license any Intellectual Property so conveyed. No CBB Company has received notice of Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or overtly threatened, that challenge the rights of CBB with respect to Intellectual Property used, sold or licensed by the CBB Company in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of CBB, the conduct of each CBB Company’s business does not infringe any Intellectual Property of any other person. No CBB Company is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.
5.30    Technology Systems.
(a)    No action will be necessary as a result of the transactions contemplated by this Agreement to enable the Technology Systems and computer systems that are used by any CBB Company to be continued by SSB to the same extent and in the same manner that it has been used by any CBB Company except as provided in the applicable contracts.
(b)    The Technology Systems (for a period of 24 months prior to the Effective Date) have not suffered unplanned disruption causing a Material Adverse Effect. Except for ongoing payments due under relevant third party agreements and rights contained in applicable contracts, the Technology Systems are free from any Liens.
(c)    No CBB Company has received notice of or is aware of any material circumstances including, without limitation, the execution of this Agreement, that would enable any third party to terminate any of such CBB Company’s agreements or arrangements relating to the Technology Systems (including maintenance and support) other than rights contained in applicable contracts.
(d)    No CBB Company has suffered a data security breach in last 24 months requiring notice to customers.
5.31    Community Reinvestment Act, Anti-money Laundering and Customer Information Security. Neither CBB nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters, and neither CBB nor any of its Subsidiaries has Knowledge that any facts or circumstances exist which would cause CBB or any of its Subsidiaries: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. Furthermore, the boards of directors of CBB and its Subsidiaries has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act.
5.32    Transaction Costs. Section 5.32 of the CBB Disclosure Letter sets forth an estimate of attorneys’ fees, investment banking fees, accounting fees and other costs or fees of CBB and its Subsidiaries that, based upon reasonable inquiry, are expected to be paid or accrued through the Effective Date in connection with the Merger and the other transactions contemplated by this Agreement.
5.33    Termination Penalties. Section 5.33 of the CBB Disclosure Letter sets forth a list of each Contract to which any CBB Company is a party, including service contract and core processor fees, showing, to the Knowledge of CBB, any fee or penalty for early termination or deconversion in excess of $50,000.
5.34    Consents. Section 5.34 of the CBB Disclosure Letter set forth a list of Contracts pursuant to which consents or notices are required prior to consummation of the Merger or Bank Merger.
5.35    No Additional Representations.
(a)    Except for the representations and warranties made by CBB in this Article 5, neither CBB nor any other Person makes any express or implied representation or warranty with respect to CBB or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and CBB hereby disclaims any such other representations or warranties.
(b)    Notwithstanding anything contained in this Agreement to the contrary, CBB acknowledges and agrees that none of SSB or any other Person has made or is making any representations or warranties relating to SSB whatsoever, express or implied, beyond those expressly given by SSB in Article 4, including any implied representation or warranty as to the accuracy or completeness of any information regarding SSB furnished or made available to CBB or any of its representatives.
ARTICLE 6
ADDITIONAL COVENANTS
6.1    Additional Covenants of SSB. SSB covenants to and with CBB as follows:
(a)    Operations. SSB will conduct its business and the business of each Southern States Company in a manner substantially consistent with its historic practice and will use its reasonable best efforts to maintain its relationships with its depositors, customers and employees. No Southern States Company will engage in any material transaction outside the ordinary course of business and consistent with past practice or make any material change in its accounting policies or methods of operation, nor will SSB permit the occurrence of any change or event which would render any of the representations and warranties in Article 4 untrue in any material respect at and as of the Effective Date with the same effect as though such representations and warranties had been made at and as of such Effective Date.
(b)    Securities Registration. The issue of the shares of SSB Common Stock to be issued pursuant to the Merger shall be registered under the Securities Act of 1933, pursuant to an effective Form S-4 Registration Statement, and will be issued subject to exemptions under applicable state Law.
(c)    Financial Statements. Prior to the Effective Date, SSB shall furnish to CBB:
(i)    As soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of SSB for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of SSB as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;
(ii)    Promptly upon receipt thereof, copies of all audit reports submitted to SSB by independent auditors in connection with each annual, interim or special audit of the books of SSB made by such auditors;
(iii)    As soon as practicable, copies of all such financial statements and reports as it shall send to its stockholders;
(d)    Employee Benefit Matters.
(i)    Southern States Bank shall retain all employees of Century Bank at no less than their base salary or hourly rates, target bonus and benefits in each case as provided by Century Bank immediately prior to the Effective Date for a period of approximately two weeks following conversion and integration of SSB and CBB (the “Integration Period”) which is projected to occur as soon as practicable after the Effective Date. Any employee who voluntarily terminates before end of the Integration Period will receive a lump sum severance payment from Southern States Bank in the gross amount equivalent to one month’s base salary or the equivalent thereof for an hourly employee within thirty (30) days after such employee’s severance from service. Century Bank employees will have the opportunity to interview for any open or newly created positions at all Southern States Bank locations. Any employee of Century Bank terminated by the Resulting Corporation or its Subsidiaries on or within six (6) months after the end of the Integration Period (i) will continue to receive his or her current salary or base hourly rate for a period of four (4) months following the date of such employee’s termination of employment payable by Southern States Bank in accordance in accordance with normal payroll processes; provided, however, that any employee of Century Bank set forth on Schedule 6.1(d)(i) of the CBB Disclosure Letter terminated by the Resulting Corporation or its Subsidiaries on or within six (6) months after the end of the Integration Period (i) will continue to receive his or her current salary or base hourly rate for a period of eight (8) months following the date of such employee’s termination of employment payable by Southern States Bank in accordance in accordance with normal payroll processes, and (ii) SSB or the Resulting Corporation will pay on employee’s behalf the full cost of COBRA premiums under all group health plans for which employee was enrolled for a period of four (4) months; provided, however, that for any employee of Century Bank set forth on Schedule 6.1(d)(i) of the CBB Disclosure Letter, SSB or the Resulting Corporation will pay on such employee’s behalf the full cost of COBRA premiums under all group health plans for which employee was enrolled for a period of eight (8) months. Notwithstanding any of the foregoing, any Century Bank employee may be terminated at any time for cause under Southern States Bank policies and procedures without any compensation or severance benefits except for that which is provided under Southern States Bank policies or by contract.
(ii)    All employees of any CBB Company who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date (“Continuing Employees”) shall be entitled, to the extent permitted by applicable Law, to participate in all employee benefit plans, policies, programs, and arrangements of Resulting Corporation and its Subsidiaries to the same extent as similarly situated employees of SSB and its Subsidiaries and shall be given credit for all purposes (including accrual, vesting and eligibility) under each such employee benefit plan, policy, program and arrangement after the Effective Date for all their service with CBB or its Subsidiaries (or any predecessor thereto) prior to the Effective Date as if it were service with the Resulting Corporation, SSB and their Subsidiaries; provided, however, that the maximum hours of sick-leave that a CBB employee may be given credit for at the Effective Date shall not exceed 560 hours. Notwithstanding the foregoing, CBB employees shall have no right to participate in SSB plans that are frozen or terminated as of the Effective Date. With respect to any employee benefit plans of SSB, the Resulting Corporation or any of their Subsidiaries in which any Continuing Employees become eligible to participate on or after the Effective Date (the “New Plans”), SSB or its Subsidiaries shall cause the Resulting Corporation to (i) waive all exclusions and waiting period with respect to participation and coverage requirements applicable to such Continuing Employees and their eligible dependents under any New Plans (ii) provide each such Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid during the calendar year in which the Effective Date occurs prior to the Effective Time under a CBB Plan in satisfying any applicable deductible or out-of-pocket requirements under any New Plan, and (iii) recognize all service of such Continuing Employees with any CBB Company (and their respective predecessors, if applicable) for all purposes in any New Plan to the same extent that such service was taken into account under the similar CBB Plan prior to the Effective Date.
(iii)    As of the Effective Date, SSB shall or shall cause the Resulting Corporation or its Subsidiaries to provide Continuing Employees, while employed by the Resulting Corporation or its Subsidiaries after the Effective Date, health insurance coverage either under SSB’s or Southern States Bank’s group health insurance plans as available to similar situated employees of SSB and Southern States Bank or by continuing CBB’s group health insurance plans so that no Continuing Employee incurs a gap in coverage; provided that such coverage provided by SSB or the Resulting Corporation will include “in network” coverage for the geographic locations covered by CBB’s group health insurance plans and, for the period commencing on the Effective Date and ending on the last day of the plan year (of the applicable CBB group health insurance plan) during which the Effective Date occurs, shall maintain the same percentage of premiums in effect and payable by each such Continuing Employee immediately prior to the Effective Date.
(iv)    Consistent with subparagraph (i) above, SSB, Southern States Bank and CBB shall cooperate to develop, implement and communicate to key employees of CBB retention arrangements designed to retain the services of such key employees, as appropriate, through the Effective Date and thereafter until the date of CBB’s operating systems and branch conversions, as determined by SSB; provided, however, that CBB and its Subsidiaries shall not be required to incur any costs prior to the Effective Date in connection with any retention arrangements.
(v)    Effective as of the date immediately preceding the Effective Date (the “Termination Date”) and contingent upon the Merger, CBB shall cause Century Bank to terminate the Century Bank of Georgia Section 401(k) Profit Sharing Plan (the “Terminated Plan”). CBB shall take (or cause to be taken) all actions that are necessary or appropriate to fully vest each participant in his or her account balance under the Terminated Plan effective as of the Termination Date and to adopt amendments required prior to termination. Prior to the Effective Date, CBB shall provide SSB with resolutions adopted by Century Bank’s board of directors terminating the Terminated Plan and adopting the required amendments, the form and substance of which shall be subject to approval by SSB, which will not be unreasonably withheld. CBB shall take (or cause to be taken) all actions that are necessary or appropriate to make, as soon as practicable following the Effective Date, all employer and employee contributions to the Terminated Plan on behalf of each participant in respect of all periods of service ending on or prior to the Termination Date. As soon as practicable following the Effective Date, with respect to the Terminated Plan, SSB shall permit or cause its Subsidiaries to permit Continuing Employees to roll over their account balances, notes and similar instruments reflecting outstanding loan balances under the Terminated Plan, if any, thereunder into an “eligible retirement plan” within the meaning of Section 402(c)(8)(B) of the Code maintained by the Resulting Corporation, SSB or their Subsidiaries.
(vi)    From and after the Effective Date, SSB or the Resulting Corporation or its Subsidiaries shall assume and honor all written bonus plans, employment agreements, supplemental executive retirement plan agreements, and split dollar agreements that CBB and its Subsidiaries have with their current and former officers, directors and employees as listed in Section 6.1(d)(vi) of the CBB Disclosure Letter and pay the conversion bonuses set forth therein.
(e)    Indemnification, Exculpation and Insurance.
(i)    For a period of six (6) years from and after the Effective Date, in the event of any threatened or actual claim, action, suit, proceeding, or investigation, whether civil, criminal, or administrative, in which any Person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer of

CBB or any of its Subsidiaries (the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (A) the fact that he or she is or was a director, officer, or employee of CBB, any of its Subsidiaries, or any of its predecessors, or (B) this Agreement or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Date, SSB shall indemnify and hold harmless, to the fullest extent permitted by applicable law each such Indemnified Party against any Liability (including advancement of reasonable attorneys’ fees and expenses prior to the final disposition of any claim, suit, proceeding, or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding, or investigation.
(ii)    SSB agrees that all rights to indemnification and all limitations on Liability existing in favor of the directors, officers, and employees of CBB and its Subsidiaries (the “Covered Parties”) as provided in their respective organizational documents as in effect as of the date of this Agreement or in any indemnification agreement in existence on the date of this Agreement with CBB or its Subsidiaries with respect to matters occurring prior to the Effective Date shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto; provided, that nothing contained in this Section shall be deemed to preclude any liquidation, consolidation, or merger after the Effective Date of any CBB Subsidiaries, in which case all of such rights to indemnification and limitations on Liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation, or merger. Without limiting the foregoing, in any case in which approval by SSB is required to effectuate any indemnification, SSB shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between SSB and the Indemnified Party.
(iii)    For a period of six (6) years after the Effective Date, SSB will directly or indirectly cause the Persons who served as directors or officers of CBB or its Subsidiaries immediately prior to the Effective Date to be covered by CBB’s existing directors’ and officers’ liability insurance policy with respect to acts or omissions occurring prior to the Effective Date which were committed by such officers and directors in their capacity as such; provided, however, that (A) SSB may substitute therefor policies of at least substantially the same coverage and amounts containing terms and conditions which are not less advantageous than such policy, (B) in no event shall SSB be required to expend more than 200% coverage of the amount currently expended by CBB per year of coverage as of the date of this Agreement (the “maximum amount”) to maintain or procure insurance coverage pursuant hereto, and (C) if notwithstanding the use of reasonable best efforts to do so, SSB is unable to maintain or obtain the insurance called for by this Section, SSB shall obtain as much comparable insurance as available for the maximum amount. Such insurance coverage shall commence at the Effective Date and will be provided and prepaid for a period of no less than six years after the Effective Date.
(iv)    Any Indemnified Party wishing to claim indemnification under this Section 6.1(e) shall promptly notify SSB upon learning of any claim, provided that, failure to so notify shall not affect the obligation of SSB under this Section 6.1(e), unless, and only to the extent that, SSB is materially prejudiced in the defense of such claim as a consequence. In the event of any such claim (whether asserted or claimed prior to, at or after the Effective Date), (i) SSB shall have the right to assume the defense thereof and SSB shall not be liable to such Indemnified Parties for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if SSB elects not to assume such defense or counsel for an Indemnified Party or advises that there are substantive issues which raise conflicts of interest between SSB and the Indemnified Party under attorney rules of professional responsibility, the Indemnified Party may retain counsel satisfactory to him or her, and SSB shall pay all reasonable fees and expenses of such counsel for the Indemnified Party, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) SSB shall not be liable for any settlement effected without its prior written consent, not to be unreasonably withheld, and (iv) SSB shall have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws and regulations, whether or not related to banking Laws.
(f)    Corporate Governance.
(i)    Prior to the Effective Date, the SSB board of directors shall take all actions necessary to appoint Richard E. Drews, Jr. (or another individual mutually agreeable to the Parties) effective as of the Effective Date to serve on the board of directors of the Resulting Corporation and the Resulting Bank (the “New SSB Director”) until such time as his successor is duly elected and qualified. The nominating committee of the board of directors of the Resulting Corporation and the Resulting Bank shall cause the New SSB Director that has been appointed to and is serving on the board of directors of the Resulting Corporation and the Resulting Bank to be nominated for re-election at the next annual meeting of the Resulting Corporation and the Resulting Bank to a full term. Nothing in this Section shall require the Resulting Corporation or the Resulting Bank to elect, appoint, nominate or recommend a New SSB Director for election to the board of directors of the Resulting Corporation or the Resulting Bank if he or she shall become the subject of a Disqualification.
(ii)    SSB and Southern States Bank will authorize the creation of an advisory board of directors of Southern States Bank (the “Advisory Board”). The Advisory Board will initially consist of the directors of Century Bank at the Effective Date, but may consist of other members as determined by the board of directors of Southern States Bank. The Advisory Board will not have management duties, but may offer advice to the board of directors of Southern States Bank, meet with, and recommend customers to, Southern States Bank and undertake other activities that the board of directors may recommend. Each member of the Advisory Board will be paid an amount equal to $250 per meeting.
(iii)    Concurrent with the execution of this Agreement, Southern States Bank will provide equity grant awards and offer letters for positions at Southern States Bank with each of Richard E. Drews, Jr. and David H. Caswell with such positions and duties mutually agreed upon between Southern States Bank and Messrs. Drews and Caswell.

6.2    Additional Covenants of CBB. CBB covenants to and with SSB as follows:
(a)    Operations.
(i)    CBB will conduct its business and the business of each CBB Company in a manner substantially consistent with its historic practice and will use its reasonable best efforts to maintain its relationships with its depositors, customers and employees. No CBB Company will engage in any material transaction outside the ordinary course of business and consistent with past practice or make any material change in its accounting policies or methods of operation, nor will any CBB Company permit the occurrence of any change or event which would render any of the representations and warranties in Article 5 untrue in any material respect at and as of the Effective Date with the same effect as though such representations and warranties had been made at and as of such Effective Date.
(ii)     Between the date hereof and the Effective Date, no CBB Company will (A) make, renew, renegotiate, increase, extend, or modify any (1) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by CBB or any of its Subsidiaries to such borrower or its Affiliates, would be in excess of $100,000, in the aggregate, (2) loan secured by other than a first lien in excess of $250,000, (3) loan in excess of FFIEC regulatory guidelines relating to loan to value ratios, (4) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of $500,000, (5) secured loan over $1,000,000, or (6) any loan that is not made in conformity with CBB’s ordinary course lending policies and guidelines in effect as of the date hereof, (B) sell any loan or loan pools in excess of $500,000 in principal amount or sale price (other than residential mortgage loan pools sold in the ordinary course of business and consistent with past practice), (C) acquire any servicing rights, or sell or otherwise transfer any loan where CBB or any of its Subsidiaries retains any servicing rights, or (D) purchase participation loans.
(b)    CBB Stockholders Meeting; Best Efforts. CBB will cooperate with SSB in the preparation of any regulatory filings and will cause the CBB Stockholders Meeting to be held for the purpose of approving the Merger as soon as practicable, and will use its best efforts to bring about the transactions contemplated by this Agreement, including stockholder approval of this Agreement (to the extent required by applicable Law and the CBB articles of incorporation and bylaws), as soon as practicable unless this Agreement is terminated as provided herein. The board of directors of CBB shall recommend adoption of this Agreement by the stockholders of CBB (to the extent required by applicable Law and the CBB articles of incorporation and bylaws) (the “CBB Recommendation”), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to SSB such recommendation or take any action or make any statement in connection with the CBB Stockholders Meeting inconsistent with such recommendation (collectively, a “Change in the CBB Recommendation”); provided the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the CBB Recommendation) of factual information regarding the business, financial condition or results of operations of SSB or CBB or the fact that an Acquisition Proposal has been made to CBB, the identity of the party making such proposal or the material terms of such proposal (provided, that the board of directors of CBB does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to SSB its recommendation) in the Proxy Statement or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable law; and, provided further, that the board of directors of CBB may make a Change in the CBB Recommendation (x) pursuant to Section 6.2(c) or (y) prior to the CBB Stockholders Meeting if the board of directors of CBB determines in good faith that a Material Adverse Effect has occurred with respect to SSB. Notwithstanding any Change in the CBB Recommendation, this Agreement shall be submitted to the stockholders of CBB at the CBB Stockholders Meeting for the purpose of adopting the Agreement and approving the Merger, provided that this Agreement shall not be required to be submitted to the stockholders of CBB at the CBB Stockholders Meeting if this Agreement has been terminated pursuant to Section 13.2.
(c)    No Solicitation by CBB.
(i)    CBB shall not and shall cause its officers, directors, agents, counsel, financial advisers, employees not to, and its Subsidiaries officers, directors, agents, counsel, financial advisers and employees (collectively for purposes of this Section, “Representatives”) not to, directly or indirectly, (A) solicit, initiate, endorse, or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer (whether firm or hypothetical) that is reasonably likely to lead to any Acquisition Proposal, (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information or data with respect to, any Acquisition Proposal, (C) approve or recommend any Acquisition Proposal, or (D) approve or recommend, or propose publicly to approve or recommend, or execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement which directly or indirectly contains an Acquisition Proposal. CBB shall, and shall cause each of its Subsidiaries and the Representatives of CBB and its Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, (B) request the prompt return or destruction of all confidential information previously furnished in connection therewith and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any Acquisition Proposal to which it or any of its Affiliates or Representatives is a party, and shall enforce the provisions of any such agreement. Notwithstanding the foregoing, if at any time following the date of this Agreement and prior to obtaining the CBB stockholder approval, (1) CBB receives an unsolicited written Acquisition Proposal that the CBB board of directors believes in good faith to be bona fide, (2) such Acquisition Proposal was not the result of a violation of this Section (after consultation with outside counsel and its financial advisor), (3) the CBB board of directors determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal and (4) the CBB board of directors determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to below in clause (x) or (y) of this Section would violate its fiduciary duties under applicable Law, then CBB may (and may authorize its Subsidiaries and its and their Representatives to) (x) furnish non-public information with respect to CBB and its Subsidiaries to the Person making such Acquisition Proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to CBB than, those set forth in the confidentiality provisions of the Non-Disclosure

Agreement entered into between CBB and SSB dated July 17, 2023; provided, that any non-public information provided to any Person given such access shall have previously been provided to SSB or shall be provided to SSB prior to or concurrently with the time it is provided to such Person, (y) participate in discussions or negotiations with the Person making such Acquisition Proposal (and such Person’s representatives) regarding such Acquisition Proposal, and (z) terminate this Agreement pursuant to Section 13.2(e) to enter into a binding agreement with respect to such Acquisition Proposal that constitutes a Superior Proposal.
(ii)    Prior to taking any action under Section 6.2(c)(i)(z), CBB shall comply with the following obligations:
(A)    within five (5) Business Days after notice to SSB of receipt of an Acquisition Proposal pursuant to Section 6.2(c)(iii) of this Agreement, the CBB board of directors shall determine in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal is, or is reasonably likely to result in, a Superior Proposal and such Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal after taking into account all adjustments to the terms of this Agreement that may be offered by SSB pursuant to this Section;
(B)    within five (5) Business Days after notice to SSB of receipt of an Acquisition Proposal pursuant to Section 6.2(c)(iii) of this Agreement, CBB shall give SSB at least five (5) Business Days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal, including the identity of the party making such Superior Proposal), and shall contemporaneously provide an unredacted copy of the relevant proposed transaction agreements with the party making such Superior Proposal to SSB; and
(C)    CBB shall negotiate, and shall cause its Representatives to negotiate, in good faith with SSB during such notice period to the extent SSB wishes to negotiate, to enable SSB to revise the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal. In the event of any material change to the terms of such Superior Proposal, CBB shall, in each case, be required to deliver to SSB a new written notice, the notice period shall have recommenced and CBB shall be required to comply with its obligations under this Section with respect to such new written notice, except that the deadline for such new written notice shall be reduced to three (3) Business Days (rather than five (5) Business Days referenced in clause (B) above).
(iii)    In addition to the obligations of CBB set forth in Sections 6.2(c)(i) and (ii), CBB promptly (and in any event within 48 hours of receipt) shall advise SSB in writing in the event CBB or any of its Subsidiaries or Representatives receives (A) any Acquisition Proposal or (B) any request for non-public information (other than requests for information in the ordinary course of business consistent with past practice and unrelated to an Acquisition Proposal) or to engage in any negotiation that is reasonably likely to lead to or that contemplates an Acquisition Proposal, in each case together with the material terms and conditions of such Acquisition Proposal or request the identity of the Person making any such Acquisition Proposal or request. CBB shall keep SSB informed (orally and in writing) in all material respects on a timely basis of the status (including after the occurrence of any material amendment or modification) of any such Acquisition Proposal or request and shall provide SSB with copies of all material documentation and correspondence related thereto. Without limiting any of the foregoing, CBB shall promptly (and in any event within 48 hours) notify SSB orally and in writing if it determines to begin providing non-public information or to engage in negotiations concerning an Acquisition Proposal pursuant to this Section and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.
(d)    Director Recommendation and Support. Subject to Section 6.2(c) above, and to their fiduciary duties as directors, the members of the board of directors of CBB and Century Bank agree to support publicly the Merger. All directors of CBB and Century Bank shall agree to vote the shares of CBB Common Stock beneficially owned by such directors in favor of the transactions contemplated by the Merger at the CBB Stockholders Meeting as set forth in Exhibit C hereto.
(e)    Financial Statements and Monthly Status Reports. Until the Effective Date, CBB shall furnish to SSB:
(i)    As soon as practicable and in any event within 45 days after the end of each monthly period (other than the last quarterly period) in each fiscal year, statements of operations of CBB for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such monthly period, and a statement of financial condition of CBB as of the end of such monthly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;
(ii)    Promptly upon receipt thereof, copies of all audit reports submitted to CBB by independent auditors in connection with each annual, interim or special audit of the books of CBB made by such accountants;
(iii)    As soon as practicable, copies of all such financial statements and reports as it shall send to its stockholders and of such regular and periodic reports as CBB or Century Bank may file with any Agency; and
(iv)    With reasonable promptness, such additional financial data, including copies of all journal entries, as SSB may reasonably request.
(f)    No Control of CBB by SSB. Notwithstanding any other provision hereof, until the Effective Date, the authority to establish and implement the business policies of CBB shall continue to reside solely in CBB’s officers and board of directors.
(g)    Confidential Supervisory Information. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require either Party to provide information on such Party to the other Party that would constitute “confidential supervisory information” or otherwise violate the provisions of 12 C.F.R. Part 309.
(h)    Claims Letter. Each director of CBB and Century Bank will execute the claims letter as set forth in Exhibit B.

(i)    Director Non-Competition and Non-Disclosure Agreement. Each Director of CBB and Century Bank will execute the Non-Competition and NDA as set forth in Exhibit D.
ARTICLE 7
MUTUAL COVENANTS AND AGREEMENTS
7.1    Best Efforts, Cooperation.
(a)    Subject to the terms and conditions herein provided, SSB and CBB each agrees to use its reasonable best efforts promptly to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise, including, without limitation, promptly making required deliveries of stockholder lists and stock transfer reports and attempting to obtain all necessary Consents and waivers and regulatory approvals, including the holding of any regular or special board meetings, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. The officers of each Party to this Agreement shall fully cooperate with officers and employees, accountants, counsel and other representatives of the other Parties not only in fulfilling the duties hereunder of the Party of which they are officers but also in assisting, directly or through direction of employees and other persons under their supervision or control, such as stock transfer agents for the Party, the other Parties requiring information which is reasonably available from such Party.
(b)    In connection with the Stockholders’ Meeting, as soon as practicable following the date of this Agreement, the Parties shall cooperate in preparing and filing with the SEC the Registration Statement on Form S-4, including the Proxy Statement, for the registration of shares of SSB Common Stock issuable to CBB stockholders pursuant to Article 3. Each Party shall each use its commercially reasonable efforts to: (i) cause the Registration Statement to be declared effective under the 1933 Act as promptly as practicable after its filing; (ii) ensure that the Registration Statement complies in all material respects with the applicable provisions of the 1933 Act and the 1934 Act; and (iii) keep the Registration Statement effective for so long as necessary to complete the Merger. SSB shall notify CBB promptly of the time when the Registration Statement has become effective or any supplement or amendment to the Registration Statement that has been filed, and of the issuance of any stop order or suspension of the qualification of the shares of SSB Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. Each Party shall use its commercially reasonable efforts to: (A) cause the Proxy Statement to be mailed to CBB’s stockholders as promptly as practicable after the Registration Statement is declared effective under the 1933 Act, and (B) ensure that the Proxy Statement complies in all material respects with the applicable provisions of the 1933 Act and 1934 Act. SSB shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the 1933 Act, the 1934 Act, any applicable foreign or state securities or “blue sky” Laws, and the rules and regulations thereunder in connection with the issuance of SSB Common Stock in the Merger, and CBB shall furnish to SSB all information concerning CBB as may be reasonably requested in connection with any such actions.
(c)    Each Party shall furnish to the other all information concerning such Person and its Affiliates required by the 1933 Act or the 1934 Act to be set forth in the

Registration Statement or the Proxy Statement. Each Party shall promptly notify the other Party and cooperate to correct any information provided by it for use in the Registration Statement or the Proxy Statement if and to the extent that such information becomes false or misleading in any material respect. Each Party shall take all steps necessary to amend or supplement the Registration Statement or the Proxy Statement, as applicable, and to cause the Registration Statement or Proxy Statement, as so amended or supplemented, to be filed with the SEC and disseminated to the holders of CBB Common Stock, in each case as and to the extent required by applicable Law. Notwithstanding the foregoing, no Party shall have responsibility for the truth or accuracy of any information supplied by the other Party with respect to the other Party or any of its Subsidiaries or any of their affiliates contained in the Registration Statement or the Proxy Statement or in any document submitted to, or other communication with, any Governmental Authority.
(d)    Each Party shall promptly provide the other and its counsel with any comments or other communications, whether written or oral, that the Party, or its counsel may receive from the SEC or its staff with respect to the Registration Statement or the Proxy Statement promptly after the receipt of such comments. Prior to the filing of the Registration Statement or the Proxy Statement with the SEC (including in each case any amendment or supplement thereto, except with respect to any amendments filed in connection with a change in the CBB Recommendation or pursuant to Section 6.2(b) or (c)) or the dissemination thereof to the holders of CBB Common Stock, or responding to any comments of the SEC with respect to the Registration Statement or Proxy Statement, each Party shall provide the other and its counsel a reasonable opportunity to review and comment on such Registration Statement, Proxy Statement, or response (including the proposed final version thereof) and any amendment, supplement or additional proxy materials, and each Party shall give reasonable and good faith consideration to any comments made by the other or its counsel.
7.2    Press Release. Each Party hereto agrees that, unless approved by the other Party in advance in writing, neither such Party nor its advisors, including but not limited to, its investment banking advisors, will make any public announcement, issue any press release or other publicity or confirm any statements by any person not a party to this Agreement concerning the transactions contemplated hereby. Notwithstanding the foregoing, each Party hereto reserves the right to make any disclosure if such Party, in its reasonable discretion, deems such disclosure required by Law. In that event, such Party shall provide to the other Party the text of such disclosure sufficiently in advance to enable the other Party to have a reasonable opportunity to comment thereon.
7.3    Mutual Disclosure. Each Party hereto agrees to promptly furnish to each other Party hereto its public disclosures and filings not precluded from disclosure by Law including but not limited to Call Reports, Y-3 applications, reports on Form Y-6, quarterly or special reports to stockholders, Tax returns, SEC registration statements and filings, and similar documents.
7.4    Access to Properties and Records. Subject to any regulatory prohibition and applicable Law, each Party hereto shall afford the officers and authorized representatives of the other Party reasonable access to the Assets, books and records of such Party in order that such other Party may have full opportunity to make such investigation as it shall desire of the affairs of such Party and shall furnish to such Party such additional financial and operating data and other information as to its businesses and Assets as shall be from time to time reasonably requested, provided that any such access or investigation by a Party shall not interfere unnecessarily with normal operations of the other Party and provided further that no environmental testing or investigation shall be performed after the date of this Agreement. All such information that may be obtained by any such Party will be held in confidence by such Party, will not be disclosed by such Party or any of its representatives except in accordance with this Agreement, and will not be used by such Party for any purpose other than the accomplishment of the Merger as provided herein. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require any Party to provide information on such Party that would constitute “confidential supervisory information” or otherwise violate the provisions of 12 C.F.R. Part 309.
7.5    Notice of Adverse Changes. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.
7.6    Confidentiality.
(a)    Prior to the Closing, each Party will share information that may be deemed by the Party providing the information to be confidential. The Parties agree that they will hold confidential and protect all information provided to them by another Party or such Party’s affiliates or Representatives, except that the obligations contained in this Section 7.6(a) shall not in any way restrict the rights of any Party or person to use information that (i) was known to such Party prior to the disclosure by the other Party; (ii) is or becomes generally available to the public other than by breach of this Agreement; or (iii) otherwise becomes lawfully available to a Party to this Agreement on a non-confidential basis from a third party who is not under an obligation of confidence to the Party providing such information. If a Party is requested or required by a governmental authority or agency (by oral questions, interrogatories, requests for information or documents, subpoena, civil/criminal investigative demand or similar process) to disclose any information supplied by an unaffiliated Party, then the requested Party will provide such affected Party with prompt notice of such request(s) so that the affected Party may seek an appropriate protective order and/or waive the requested Party’s compliance with this Section 7.6(a) as to the requested information. It is further agreed that if in the absence of a protective order or the receipt of a waiver hereunder and the requested Party is nonetheless, in the opinion of its legal counsel and despite the requested Party’s best efforts, compelled to disclose any such information to a tribunal or else stand liable for contempt or suffer other censure or penalty, then the requested Party may disclose such information without Liability hereunder, provided that the disclosure is limited to that which is necessary to avoid the sanctions herein described. If this Agreement is terminated prior to the Closing, each Party hereto agrees to return all documents, statements and other written materials, whether or not confidential, and all copies thereof, provided to it by or on behalf of an unaffiliated Party to this Agreement. The provisions of this Section 7.6 shall survive termination of this Agreement for any reason whatsoever and, without limiting the remedies of any Party hereto in the event of any breach of this Section 7.6(a), each

Party hereto will be entitled to seek injunctive relief against another Party in the event of a breach or threatened breach of this Section 7.6(a).
(b)    CBB shall use its commercially reasonable efforts to exercise, and shall not waive any of, its rights under confidentiality agreements entered into with Persons that were considering an Acquisition Proposal with respect to CBB or any CBB Company to preserve the confidentiality of the information relating to CBB provided to such Persons and their affiliates and Representatives.
7.7    Regulatory Approvals. SSB shall have primary responsibility of the preparation, filing, and costs of all bank regulatory applications required for consummation of the Merger, and SSB shall file such applications as promptly as practicable after the execution of this Agreement and in no event later than twenty (20) days after the date hereof. SSB shall provide to CBB and its counsel copies of all nonconfidential portions of applications filed and copies of all material written communications with all state and federal bank regulatory agencies relating to such applications. SSB and CBB shall cooperate fully and use commercially reasonable efforts to procure, upon terms and conditions reasonably acceptable to each of them, all consents, authorizations, approvals, registrations, and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement. SSB and CBB will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of SSB or CBB to any Agency in connection with the Merger. Each Party hereto shall have the right, upon request, to review and approve in advance all characterizations of the information relating to such Party or any Subsidiary that appear in any filing made in connection with the Merger with any Agency.
ARTICLE 8
CONDITIONS TO OBLIGATIONS OF ALL PARTIES
The obligations of SSB and CBB to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction, in the reasonable discretion of the Party relying upon such conditions, on or before the Effective Date of all the following conditions, except as such Parties may waive such conditions in writing:
8.1    Approval by Stockholders. At the CBB Stockholders Meeting, this Agreement shall have been duly approved by the vote of the holders of not less than the requisite number of the issued and outstanding securities as is required by applicable Law and articles of incorporation and bylaws.
8.2    Regulatory Authority Approval.
(a)    Orders, Consents and approvals, in form and substance reasonably satisfactory to SSB and CBB, shall have been entered by the FRB, the FDIC and the ASBD and other appropriate Agencies (i) granting the authority necessary for the consummation of the transactions contemplated by this Agreement, including the Subsidiary Bank Merger, and (ii)

satisfying all other requirements prescribed by Law. No Order, Consent or approval so obtained which is necessary to consummate the transactions as contemplated hereby shall be conditioned or restricted in a manner that in the reasonable good faith judgment of the board of directors of SSB or the board of directors of CBB would so materially adversely impact the economic benefits of the transaction as contemplated by this Agreement so as to render inadvisable the consummation of the Merger.
(b)    Each Party shall have obtained any and all other Consents required for consummation of the Merger (other than those referred to in Section 8.2(a) of this Agreement) for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner that in the reasonable judgment of the board of directors of SSB or the board of directors of CBB would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.
8.3    Litigation. There shall be no pending or threatened Litigation in any court or any pending or threatened proceeding by any governmental commission, board or Agency, with a view to seeking or that is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement or that is sought to obtain divestiture, rescission or damages in connection with the transactions contemplated by this Agreement and no investigation by any Agency shall be pending or threatened that might result in any such suit, action or other proceeding.
8.4    Registration Statement. The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or similar order under state law) shall have been issued and be in effect and no proceedings for that purpose shall have been initiated by the SEC (or by any state authority) and not withdrawn.
8.5    Tax Opinions Relating to the Merger. SSB shall have received an opinion from Jones Walker LLP, dated as of the Closing Date, in substance and form reasonably satisfactory to SSB to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering its opinion, Jones Walker LLP may require and rely upon representations as to certain factual matters contained in certificates of officers of SSB or any subsidiary thereof, in form and substance reasonably acceptable to Jones Walker LLP.
ARTICLE 9
CONDITIONS TO OBLIGATIONS OF CBB
The obligations of CBB to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction on or before the Effective Date of all the following conditions except as CBB may waive such conditions in writing:

9.1    Representations, Warranties and Covenants. Notwithstanding any investigation made by or on behalf of CBB, all representations and warranties of SSB contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of such Effective Date, and SSB shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on SSB.
9.2    Adverse Changes. Subject to the SSB Disclosure Letter, there shall have been no changes after the date of the most recent balance sheet provided under Section 4.3(a)(i) in the results of operations (as compared with the corresponding period of the prior fiscal year), Assets, Liabilities, financial condition or affairs of SSB that in their total effect constitute a Material Adverse Effect or is reasonably likely to have a Material Adverse Effect, nor shall there have been any material changes in the Laws governing the business of SSB that would impair the rights of CBB or its stockholders pursuant to this Agreement.
9.3    Closing Certificate. In addition to any other deliveries required to be delivered hereunder, CBB shall have received a certificate from the CEO, President or a Vice President and from the Secretary or Assistant Secretary of SSB dated as of the Closing certifying that:
(a)    the board of directors of SSB has duly adopted resolutions approving this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;
(b)    each person executing this Agreement on behalf of SSB is an officer of SSB holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;
(c)    the articles of incorporation and bylaws of SSB remain in full force and effect and have not been amended or modified since the date of this Agreement except in accordance with this Agreement;
(d)    such persons have no Knowledge of a basis for any material claim, in any court or before any Agency or arbitration or otherwise against, by or affecting SSB or the business, prospects, condition (financial or otherwise), or Assets of SSB that would prevent the performance of this Agreement or the transactions contemplated by this Agreement or declare the same unlawful or cause the rescission thereof;
(e)    to such persons’ Knowledge, the Proxy Statement delivered to CBB’s stockholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that such Persons need not express a statement as to information concerning or provided by CBB for inclusion in such Proxy Statement);
(f)    SSB is in compliance with the conditions set forth in Sections 9.1 and 9.2 above; and
(g)    the board of directors of SSB and Southern States Bank have duly adopted resolutions approving the Merger and the transactions contemplated by this Agreement, including but not limited to increasing the size of the board of directors to the extent required by SSB’s articles of incorporation or bylaws or applicable law in order to add the New SSB Director, and such resolutions have not been amended and are in full force and effect.
9.4    Fairness Opinion. CBB shall have received from Performance Trust Capital Partners, LLC prior to the approval of the Merger by the board of directors of CBB a letter setting forth its opinion that the Merger Consideration to be received by the stockholders of CBB under the terms of this Agreement is fair to them from a financial point of view.
9.5    Other Matters. There shall have been furnished to such counsel for CBB certified copies of such corporate records of SSB and copies of such other documents as such counsel may reasonably have requested for such purpose, including certificates of existence and good standing of SSB and each Subsidiary of SSB issued by the appropriate governmental Agency dated within 15 days of the Effective Date.
9.6    No Superior Proposal. CBB shall not have accepted a Superior Proposal.
ARTICLE 10
CONDITIONS TO OBLIGATIONS OF SSB
The obligations of SSB to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction on or before the Effective Date of all of the following conditions except as SSB may waive such conditions in writing:
10.1    Representations, Warranties and Covenants. Notwithstanding any investigation made by or on behalf of SSB, all representations and warranties of CBB contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of the Effective Date, and CBB shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on CBB.
10.2    Adverse Changes. Subject to the CBB Disclosure Letter, there shall have been no changes after the date of the most recent balance sheet provided under Section 5.3(a)(i) in the results of operations (as compared with the corresponding period of the prior fiscal year), Assets,

Liabilities, financial condition, or affairs of CBB that constitute a Material Adverse Effect or is reasonably likely to have a Material Adverse Effect, nor shall there have been any material changes in the laws governing the business of CBB which would impair SSB’s rights pursuant to this Agreement.
10.3    Closing Certificate. In addition to any other deliveries required to be delivered hereunder, SSB shall have received a certificate from CBB executed by the CEO, President, or Vice President and from the Secretary or Assistant Secretary of CBB dated as of the Closing certifying that:
(a)    the board of directors of CBB has duly adopted resolutions approving this Agreement, recommending that CBB stockholders vote FOR the Agreement, and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;
(b)    the stockholders of CBB have duly adopted resolutions approving the Merger and such resolutions have not been amended or modified and remain in full force and effect;
(c)    each person executing this Agreement on behalf of CBB is an officer of CBB holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;
(d)    the articles of incorporation and bylaws of CBB and Century Bank remain in full force and effect and have not been amended or modified since the date of this Agreement;
(e)    to such persons’ Knowledge, the Proxy Statement delivered to CBB’s stockholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that such persons need only express a statement as to information concerning or provided by CBB for inclusion in such Proxy Statement); and
(f)    CBB is in compliance with the conditions of Sections 10.1 and 10.2 above.
10.4    Other Matters. There shall have been furnished to counsel for SSB certified copies of such corporate records of CBB and copies of such other documents as such counsel may reasonably have requested for such purpose, including certificates of existence and good standing of CBB and each CBB Subsidiary issued by the appropriate governmental Agency and dated within 15 days of the Effective Date.
10.5    Dissenters. The number of shares as to which stockholders of CBB have exercised dissenters’ rights of appraisal under Section 3.6 does not exceed seven and one-half percent (7.5%) of the outstanding shares of CBB Common Stock.

ARTICLE 11
TERMINATION OF REPRESENTATIONS AND WARRANTIES
All representations and warranties provided in Articles 4 and 5 of this Agreement or in any closing certificate pursuant to Articles 9 and 10 shall be deemed only conditions to the Merger and shall terminate and be extinguished at and shall not survive the Effective Date. All covenants, agreements and undertakings required by this Agreement to be performed by any Party hereto following the Effective Date shall survive such Effective Date and be binding upon such Party. If the Merger is not consummated, all representations, warranties, obligations, covenants, or agreements hereunder or in any certificate delivered hereunder relating to the transaction which is not consummated shall be deemed to be terminated or extinguished, except Sections 7.2, 7.6, Article 11, Sections 13.2(e), 13.2(f), 13.3, Article 15 and any applicable definitions of Article 14, shall survive.
Items disclosed in the Exhibits and Schedules attached hereto or in any Disclosure Letter are incorporated into this Agreement and form a part of the representations, warranties, covenants or agreements to which they relate.
ARTICLE 12
NOTICES
All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so received:
(a)    If to CBB:
Richard E. Drews, Jr.
Chief Executive Officer
215 E Main St.
Cartersville, GA 30120
Telephone: (770) 387-1922
Email: RDrewsJr@centurybanknet.com
with a copy (which shall not constitute notice) to:
Troutman Pepper
600 Peachtree Street NE
Suite 3000
Atlanta, Georgia 30308
Email Address: james.stevens@troutman.com
Attention: James W. Stevens
or as may otherwise be specified by CBB in writing to SSB.

(b)    If to SSB:
Mark Chambers
CEO
Southern States Bancshares, Inc.
2601 Frederick Road
Opelika, Alabama 36801
Telephone: (256) 241-1092
Email: mchambers@ssbank.bank
with a copy (which shall not constitute notice) to:
Michael D. Waters, Esq.
Jones Walker LLP
420 20th Street North, Suite 1100
Birmingham, Alabama 35203
Telephone: (205) 244-5210
Email: mwaters@joneswalker.com
or as may otherwise be specified in writing by SSB to CBB.
ARTICLE 13
AMENDMENT OR TERMINATION
13.1    Amendment. This Agreement may be amended by the written mutual consent of SSB and CBB before or after approval of the transactions contemplated herein by the stockholders of CBB.
13.2    Termination. This Agreement may be terminated at any time prior to or on the Effective Date whether before or after action thereon by the stockholders of CBB, as follows:
(a)    by the mutual written consent of CBB and SSB;
(b)    by either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement that cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and that would provide the non-breaching Party the ability to refuse to consummate the Merger under the standard set forth in Section 10.1 of this Agreement in the case of SSB and Section 9.1 of this Agreement in the case of CBB;
(c)    by either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement that cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach, or if any of the conditions to the obligations of such Party contained in this Agreement in Article 9 as to CBB or Article 10 as to SSB shall not have been satisfied in full;
(d)    by either Party if all transactions contemplated by this Agreement shall not have been consummated on or prior to October 1, 2024 if the failure to consummate the transactions provided for in this Agreement on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section, provided that if the only reason for failure to consummate the transactions is the lack of regulatory approval under Section 8.2, such date shall be January 1, 2025;
(e)    by CBB, if before the CBB Stockholders Meeting, the board of directors of CBB authorizes CBB, subject to complying with Section 6.2(c), to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal, provided that, upon such termination pursuant hereto CBB shall pay promptly the sum of $1,200,000 to SSB to reimburse SSB for its expenses, and not as damages, incurred in connection with the Agreement;
(f)    by SSB, if (a) the board of directors of CBB shall have recommended to the stockholders of CBB that they tender their shares in a tender or exchange offer commenced by an un-affiliated third party for more than 20% of the outstanding CBB Common Stock, (b) the board of directors of CBB shall have effected a Change in CBB Recommendation or recommended to the CBB stockholders acceptance or approval of a Superior Proposal, (c) CBB shall have notified SSB in writing that CBB is prepared to accept a Superior Proposal, or (d) the board of directors of CBB shall have resolved to do any of the foregoing, provided that, upon such termination pursuant hereto CBB shall pay promptly the sum of $1,200,000 to SSB to reimburse SSB for its expenses, and not as damages, incurred in connection with the Agreement;
(g)    by either Party, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event any regulatory approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, non-appealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority; or
(h)    by either Party (provided, in the case of CBB, that it shall not be in breach of any of its obligations under Section 6.2(b)), if the requisite CBB shareholder approval at the Stockholders Meeting shall not have been obtained by reason of the failure to obtain the required vote or at any adjournment or postponement thereof.
13.3    Damages. Subject to the remainder of this Section 13.3, in the event of termination pursuant to Section 13.2, this Agreement shall become void and have no effect, except as provided in Article 11, and except that CBB and SSB shall be liable for damages for any willful breach of warranty, representation, covenant or other agreement contained in this Agreement if the breach is the cause or basis for termination, provided that upon termination by CBB or SSB pursuant to Sections 13.2(e)-(f) above, CBB, shall promptly pay to SSB the sums set forth therein. Notwithstanding anything to the contrary, termination by CBB or SSB pursuant to Sections 13.2(e)-(f) above shall not entitle either Party to damages.

ARTICLE 14
DEFINITIONS
The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement:

“ABCL”	Means the Alabama Business Corporation Law.

“ASBD”	Means the Alabama State Banking Department.

“Acquisition Proposal”	Means, other than the transactions contemplated by this Agreement, any inquiry, proposal or offer with respect to a, or any, tender, exchange, or cash offer to acquire 20% or more of the voting power of CBB or any of its Subsidiaries, any inquiry, proposal or offer with respect to a merger, consolidation, share exchange or other business combination involving CBB or any of its Subsidiaries or any other inquiry, proposal or offer to acquire, license, lease, exchange or transfer in any manner 20% or more of the voting power in, or 20% or more of the business, revenue, net income, assets or deposits of, a Party or any of its Subsidiaries, in each case, whether in one or any series of related transactions and whether from one Person or any “group” of Persons (as defined under Section 13(d) of the 1934 Act).

“Advisory Board”	Has the meaning set forth in Section 6.1(f)(ii).

“Agencies”	Means, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the FDIC, the ASBD, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, HUD, the VA, the FHA, the GNMA, the FNMA, the FHLMC, the NYSE, and the SEC.

“Agreement”	Has the meaning set forth in the preamble.

“Assets”	Means all of the assets, properties, businesses and rights of a Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Bank Merger Agreement”	Means the merger agreement respecting Century Bank and Southern States Bank set forth in Section 2.8.

“BHC Act”	Has the meaning set forth in the preamble.

“Book Entry Shares”	Means any non-certificated share held by book entry in CBB’s stock transfer book (or the transfer book of SSB as the context requires), which immediately prior to the Effective Date represents an outstanding share of CBB Common Stock or SSB Common Stock.

“Business Day”	Means any day that is not a Saturday or Sunday or a day on which the offices of Southern States Bank are authorized or required by Law or executive order to be closed.

“Cash Consideration”	Has the meaning set forth in Section 3.1(d)(ii).

“Cash Election”	Has the meaning set forth in Section 3.2(b).

“Cash Election Shares”	Has the meaning set forth in Section 3.1(d)(ii).

“CBB”	Has the meaning set forth in the preamble.

“CBB Cancelled Shares”	Has the meaning set forth in Section 3.1(b).

“CBB Common Stock”	Means shares of common stock, par value $0.01 per share, of CBB.

“CBB Company”	Means CBB, Century Bank, MSAM or any Subsidiary of CBB, Century Bank, or MSAM.

“CBB Disclosure Letter”	Has the meaning set forth in Article 5.

“CBB Option”	Has the meaning set forth in Section 3.4(a).

“CBB Plans”	Has the meaning set forth in Section 5.15(a).

“CBB Preferred Stock”	Has the meaning set forth in Section 5.2.

“CBB Recommendation”	Has the meaning set forth in Section 6.2(b).

“CBB Stockholders Meeting”	Means the meeting of the stockholders of CBB held for the purpose of approving the Merger.

“CBB Stock Plan”	Has the meaning set forth in Section 3.4(c).

“Century Bank”	Has the meaning set forth in the recitals.

“Certificate”	Means any outstanding certificate, which immediately prior to the Effective Date, represents an outstanding share of CBB Common Stock.

“Change in the CBB Recommendation”	Has the meaning set forth in Section 6.2(b).

“Closing”	Means the submission of the certificates of officers, legal opinions and other actions required to be taken in order to consummate the Merger on the designated date in accordance with this Agreement.

“Closing Date”	Has the meaning set forth in Section 2.7.

“Code”	Means the Internal Revenue Code of 1986, as amended.

“Consent”	Means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Continuing Employees”	Has the meaning set forth in Section 6.1(d)(ii).

“Contract”	Means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Covered Parties”	Has the meaning set forth in Section 6.1(e)(ii).

“CRA”	Has the meaning set forth in Section 4.17.

“Default”	Means (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

“Disqualification”	Means the occurrence of any of the following events: (i) the director or nominee shall be prohibited by Law, Order or otherwise from serving on the Resulting Corporation or the Resulting Bank board of directors, (ii) the director or nominee shall have been convicted of or is subject to an indictment regarding any felony, (iii) the director or nominee shall file (or any entity of which such director or nominee shall have been an executive officer, director or controlling person within the two years prior to filing shall file) a voluntary petition under any federal or state bankruptcy or insolvency law, or the director or nominee shall become (or any entity of which the director or nominee shall have been an executive officer or controlling person within two years prior to filing shall become) the subject of an involuntary petition filed under any such law that is not dismissed within 90 days, (iv) the director or nominee shall be involved in any of the events or circumstances enumerated in Item 401(f)(1)-(8) of Regulation S-K (or any successor or substitute provision of similar import) promulgated by the SEC, or similar provisions of state “blue sky” laws, or (v) the director or nominee shall have resigned or retired from the board of directors of the Resulting Corporation or the Resulting Bank, as applicable.

“Dissenting Shareholder”	Has the meaning set forth in Section 3.1(c).

“Dissenting Shares”	Has the meaning set forth in Section 3.1(c).

“Effective Date”	Has the meaning set forth in Section 2.7.

“Election Deadline”	Has the meaning set forth in Section 3.2(d).

“Election Form”	Has the meaning set forth in Section 3.2(c).

“Environmental Laws”	Means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local Governmental Authorities with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including but not limited to: (i) the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901 et seq. (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§ 7401 et seq.); (v) the Clean

Water Act (33 U.S.C. §§ 1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.); (vii) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (vi) of this subparagraph; (viii) any amendments to the statues, laws or ordinances listed in parts (i) - (vii) of this subparagraph, regardless of whether in existence on the date hereof, (ix) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (viii) of this subparagraph; (x) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters; and (xi) other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Substances.

“ERISA”	Means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Agent”	Has the meaning set forth in Section 3.2(a).

“Exchange Fund”	Has the meaning set forth in Section 3.9(a).

“Exchange Ratio”	Has the meaning set forth in Section 3.1(d)(i).

“Exhibits”	Means the Exhibits attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

“FDIC”	Means the Federal Deposit Insurance Corporation.

“FRB”	Has the meaning set forth in Section 8.2.

“GAAP”	Means generally accepted accounting principles applicable to banks and bank holding companies consistently applied during the periods involved.

“GBCC”	Has the meaning set forth in Section 3.1.

“Governmental Authority”	Means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, insurance regulators, applicable state securities authorities, the SEC, the IRS or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.

“Hazardous Substance”	Means any chemical, substance, waste, material, pollutant, or contaminant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including but not limited to RCRA hazardous wastes, CERCLA hazardous substances, and Georgia Hazardous Waste Management Act regulated substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, mold, asbestos (including asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Environmental Law), and polychlorinated biphenyls (PCBs), provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Substances” shall not mean or include any such Hazardous Substances used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of and CBB Company’s business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

“Holder”	Means the holder of record of shares of CBB Common Stock.

“Indemnified Parties”	Has the meaning set forth in Section 6.1(e)(i).

“Integration Period”	Has the meaning set forth in Section 6.1(d)(i).

“Intellectual Property”	Means copyrights, patents, trademarks, service marks, service names, domain names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

“IRS”	Means the United States Internal Revenue Service.

“Knowledge”	Means the actual knowledge of the Chairman, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Credit (or Lending) Officer, of SSB or Southern States Bank, as applicable, in the case of knowledge of SSB, or the actual knowledge of the Chief Executive Officer, President, Chief Operating Officer, and Chief Financial Officer, of CBB or Century Bank, as applicable, in the case of knowledge of CBB.

“Latest Balance Sheet Date”	Has the meaning set forth in Section 4.3(a).

“Law”	Means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any Agency.

“Letter of Transmittal”	Has the meaning set forth in Section 3.8.

“Liability”	Means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien”	Means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, (iii) Liens in the form of easements and restrictive covenants on real property which do not materially adversely affect the use of such property by the current owner thereof, and (iv) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

“Litigation”	Means any action, arbitration, complaint, criminal prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities, relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

“Loss”	Means any and all direct or indirect payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, losses, diminution in the value of Assets, damages, punitive, exemplary or consequential damages (including, but not limited to, lost income and profits and interruptions of business), liabilities, costs, expenses (including without limitation, reasonable attorneys’ fees and expenses, and consultant’s fees and other costs of defense or investigation), and interest on any amount payable to a third party as a result of the foregoing.

“Mailing Date”	Has the meaning set forth in Section 3.2(c).

“Material”	For purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect”	(a) On a Party shall mean an event, change or occurrence that has a material adverse impact on (i) the financial position, Assets, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that “material adverse effect” shall not be deemed to include the impact of (w) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities (except to the extent that such change disproportionately adversely affects CBB and its Subsidiaries or SSB and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which CBB and SSB operate, in which case only the disproportionate effect will be taken into account), (x) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies (except to the extent that such change disproportionately adversely affects CBB and its Subsidiaries or SSB and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which CBB and SSB operate, in which case only the disproportionate effect will be taken into account), (y) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

(b) No representation or warranty of any Party hereto contained in Article 4 or Article 5 (other than the representations and warranties in (i) Section 4.1/Section 5.1 (Organization), Section 4.4/Section 5.10 (No Conflict with Other Instrument), and Section 4.2/Section 5.2 (Capital Stock), which shall be true and correct in all material respects, and (ii) Section 4.5/Section 5.35 (Absence of Material Adverse Effect), which shall be true and correct in all respects), shall be deemed untrue or incorrect, and no Party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty contained in Article 4 or Article 5, has had or is reasonably likely to have a Material Adverse Effect on such Party.

“maximum amount”	Has the meaning set forth in Section 6.1(e)(iii).

“Maximum Cash Consideration”	Has the meaning set forth in Section 3.1(d).

“Merger”	Has the meaning set forth in Section 2.1.

“Merger Consideration”	Has the meaning set forth in Section 3.1(a), subject to adjustment as provided in Section 3.4.

“MSAM”	Means Main Street Asset Management, LLC, a Georgia limited liability company and wholly-owned subsidiary of CBB.

“New Plan”	Has the meaning set forth in Section 6.1(d)(ii).

“New SSB Director”	Has the meaning set forth in Section 6.1(f)(i).

“Non-Election Shares”	Has the meaning set forth in Section 3.2(d).

“Order”	Means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Agency.

“Party”	Means CBB or SSB, and “Parties” shall mean both CBB and SSB.

“PBGC”	Means the Pension Benefit Guaranty Corporation.

“Permit”	Means any federal, state, local, and foreign governmental approval, authorization, certificate, easement filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

“Person”	Means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Proxy Statement”	Means the proxy statement used by CBB to solicit the approval of its stockholders of the transactions contemplated by this Agreement.

“Record Holders”	Has the meaning set forth in Section 3.2(c).

“Registration Statement”	Means the registration statement on Form S-4 filed with the SEC by SSB to register the sale of SSB Common Stock in the Merger.

“Related Agreements”	Means, collectively, any and all other documents, agreements and instruments entered into in connection with the Merger.

“Representatives”	Has the meaning set forth in Section 6.2(c)(i).

“Resulting Bank”	Has the meaning set forth in Section 2.8.

“Resulting Corporation”	Has the meaning set forth in Section 2.1.

“SEC”	Means the United States Securities and Exchange Commission.

‘SEC Documents”	Has the meaning set forth in Section 4.11.

“SSB”	Has the meaning set forth in the preamble.

“SSB Common Stock”	Has the meaning set forth in Section 4.2(a).

“SSB Company”	Means SSB, Southern States Bank, any Subsidiary of SSB or Southern States Bank, or any Person or entity acquired as a Subsidiary of SSB or Southern States Bank in the future and owned by SSB or Southern States Bank at the Effective Date.

“SSB Disclosure Letter”	Has the meaning set forth in Article 4.

“SSB Plan”	Has the meaning set forth in Section 3.4(a).

“Southern States Bank”	Has the meaning set forth in the recitals.

“Stock Consideration”	Has the meaning set forth in Section 3.1(d)(i).

“Stockholders Meeting”	Has the meaning ser forth in Section 2.5.

“Subsidiary”	Means all those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

“Subsidiary Bank Merger”	Has the meaning set forth in Section 2.8.

“Superior Proposal”	Means any unsolicited bona fide written Acquisition Proposal (with the percentages set forth in the definition of such term changed from 20% to 50%) that the CBB board of directors determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person (or group of Persons) making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) if consummated would be more favorable to the stockholders of CBB from a financial point of view than the transactions contemplated by this Agreement (including taking into account any adjustment to the terms and conditions proposed by SSB in response to such proposal pursuant to Section 6.2(c) or otherwise) and (ii) if accepted, is reasonably likely to be completed on the terms proposed.

“Tax or Taxes”	Means any federal, state, county, local, foreign, and other taxes, assessments, duties, customs, levies, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

“Technology Systems”	Means electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals, portfolio trading and computer systems, including any outsourced systems and processes, and Intellectual Property.

“Termination Date”	Has the meaning set forth in Section 6.1(d)(v).

“1933 Act”	Means the Securities Act of 1933, as amended.

“1934 Act”	Means the Securities Exchange Act of 1934, as amended.
ARTICLE 15
MISCELLANEOUS
15.1    Expenses.
(a)    Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel. CBB shall pay the expenses of the printing and mailing of its Proxy Statement. SSB shall pay the filing fee and expenses of the filing of the Form S-4 Registration Statement.
(b)    Nothing contained in this Section 15.1 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.
15.2    Benefit and Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

15.3    Governing Law. This Agreement shall be governed by, and construed in accordance with the Laws of the State of Alabama.
15.4    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each Party thereto.
15.5    Headings. The headings of the various articles and sections of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or considered in construing the provisions thereof.
15.6    Severability. Any term or provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court of competent jurisdiction to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all other terms and provisions, being severable, shall remain in full force and effect in such circumstance or situation and the term or provision shall remain valid and in effect in any other circumstances or situation.
15.7    Construction. Use of the masculine pronoun herein shall be deemed to refer to the feminine and neuter genders and the use of singular references shall be deemed to include the plural and vice versa, as appropriate. No inference in favor of or against any Party shall be drawn from the fact that such Party or such Party’s counsel has drafted any portion of this Agreement.
15.8    Return of Information. In the event of termination of this Agreement prior to the Effective Date, each Party shall return to the other, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from the other Party in connection with the transactions contemplated in this Agreement and shall keep such information confidential, not disclose such information to any other person or entity, and not use such information in connection with its business.
15.9    Equitable Remedies. The parties hereto agree that, in the event of a breach of this Agreement by either Party, the other Party may be without an adequate remedy at law owing to the unique nature of the contemplated transactions. In recognition thereof, in addition to (and not in lieu of) any remedies at law that may be available to the nonbreaching Party, the non-breaching Party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement by the other Party, and no attempt on the part of the non-breaching Party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching Party that would preclude the non-breaching Party from obtaining any remedies at law to which it would otherwise be entitled.
15.10    Attorneys’ Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing

Party in such action shall be entitled to recover from the other Party its costs and expenses incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).
15.11    No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or Default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or Default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or Default; nor shall any waiver of any single breach or Default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Agreement must be in writing and be executed by the Parties to this Agreement and shall be effective only to the extent specifically set forth in such writing.
15.12    Remedies Cumulative. All remedies provided in this Agreement, by law or otherwise, shall be cumulative and not alternative.
15.13    Entire Contract. This Agreement and the documents and instruments referred to herein, constitute the entire contract between the parties to this Agreement and supersede all other understandings with respect to the subject matter of this Agreement.
15.14    Waiver of Jury Trial. Each of the Parties hereby waives trial by jury in any judicial proceeding involving, directly, in any matters (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement or any Related Agreement.
[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, CBB and SSB have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

SOUTHERN STATES BANCSHARES, INC.

BY:	/s/ Mark Chambers
Name: Mark Chambers
Its: Chief Executive Officer

CBB BANCORP

BY:	/s/ Richard E. Drews, Jr.
Name: Richard E. Drews, Jr.
Its: Chief Executive Officer

Exhibit A
AGREEMENT AND PLAN OF MERGER
See attached.

Exhibit B
FORM OF
CLAIMS LETTER
See attached.

Exhibit C
SUPPORT AGREEMENT
See attached.

Exhibit D
FORM OF DIRECTOR NON-COMPETITION AND
NON-DISCLOSURE AGREEMENT
See attached.

ANNEX B
Dissenters’ Rights
Article 13 of the Georgia Business Corporation Code
TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS
CHAPTER 2. BUSINESS CORPORATIONS
ARTICLE 13. DISSENTERS’ RIGHTS
PART 1
RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES
§ 14-2-1301. Definitions.
As used in this article, the term:
(1)“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(2)“Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.
(3)“Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(4)“Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.
(5)“Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
(6)“Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.
(7)“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(8)“Shareholder” means the record shareholder or the beneficial shareholder.
§ 14-2-1302. Right to dissent.
(a)A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:
(1)Consummation of a plan of merger to which the corporation is a party:
(A)If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:
(i)The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;
(ii)Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and
(iii)The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or
(B)If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;
(2)Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
(3)Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
(4)An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or
(5)Consummation of an action described in subsection (a) or (b) of Code Section 14-2-1805;
(6)Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or
(7)Consummation of a division, as defined in Code Section 33-14-120, to which the corporation is a party, provided any such appraisal is subject to the limitations of Code Section 33-14-127.
(b)A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.
(c)Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:
(1)In the case of a plan of merger or share exchange, any holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares:
(A)Anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or
(B)Any shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders that are different, in type or exchange ratio per share, from the shares to be provided or offered to any other holder of shares of the same class or series of shares in exchange for such shares; or
(2)The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.
§ 14-2-1303. Dissent by nominees and beneficial owners.
A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
PART 2
PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS
§ 14-2-1320. Notice of dissenters’ rights.
(a)If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.
(b)If corporate action creating dissenters’ rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.
§ 14-2-1321. Notice of intent to demand payment.
(a)If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:
(1)Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
(2)Must not vote his shares in favor of the proposed action.
(b)A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.
§ 14-2-1322. Dissenters’ notice.
(a)If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.
(b)The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:
(1)State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
(2)Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and
(4)Be accompanied by a copy of this article.
§ 14-2-1323. Duty to demand payment.
(a)A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.
(b)A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
(c)A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.
§ 14-2-1324. Share restrictions.
(a)The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.
(b)The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
§ 14-2-1325. Payment.
(a)Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.
(b)The offer of payment must be accompanied by:
(1)The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;
(2)A statement of the corporation’s estimate of the fair value of the shares;
(3)An explanation of how the interest was calculated;
(4)A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and
(5)A copy of this article.
(c)If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.
§ 14-2-1326. Failure to take action.
(a)If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure.
§ 14-2-1327. Procedure if shareholder dissatisfied with payment or offer.
(a)A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:
(1)The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or
(2)The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
(b)A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.
(c)If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:
(1)The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and
(2)The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.
PART 3
JUDICIAL APPRAISAL OF SHARES
§ 14-2-1330. Court action.
(a)If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(b)The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(c)The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d)The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.
(e)Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.
§ 14-2-1331. Court costs and attorney fees.
(a)The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.
(b)The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:
(1)Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or
(2)Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.
(c)If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
§ 14-2-1332. Limitation of actions.
No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

ANNEX C
Fairness Opinion of Performance Trust Capital Partners, LLC
(see attached)
C-1

February 27, 2024
CBB Bancorp
215 East Main Street
Cartersville, GA 30120
Members of the Board of Directors:
We understand that CBB Bancorp (“CBB”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and between CBB and SSBK Bancshares, Inc. (“SSB”), (the “Merger”). At a date and time specified in the Agreement (“Effective Time”), by virtue of the Merger and subject to the terms and conditions of the Agreement, at least 90% of CBB common stock issued and outstanding shall be converted into and exchanged for 1.550 shares of SSB common stock, and no more than 10% of CBB common stock issued and outstanding can elect to receive cash of $45.63 per CBB share subject to proration (such shares of SSB common stock and cash, the “Merger Consideration”).
You have requested that Performance Trust Capital Partners, LLC (“PTCP” or “we”) render an opinion as of the date hereof (the “Opinion”) to the Board of Directors of CBB (the “Board”) as to whether the Merger Consideration pursuant to the Agreement is fair, from a financial point of view, to the holders of CBB Common Stock.
In connection with this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary or appropriate under the circumstances. Among other things, we have:
(i)    reviewed a draft, dated February 27th, of the Agreement;
(ii)    reviewed certain publicly available business and financial information relating to CBB and SSB;
(iii)    reviewed certain other business, financial and operating information relating to CBB and SSB provided to us by the management of CBB and the management of SSB, including financial forecasts for CBB and SSB for the 2024 fiscal year ending December 31st;
(iv)    met with, either by phone or in person, certain members of the management of CBB and SSB to discuss the business and prospects of CBB and SSB and the proposed Merger;
(v)    reviewed the price performance of SSB common stock and compared that to the performance of selected companies and indexes;
(vi)    reviewed certain financial terms of the proposed transaction and compared certain of those terms with the publicly available financial terms of certain transactions that have recently been effected or announced;
(vii)    reviewed certain financial data of CBB and SSB and compared that data with similar data for companies with publicly traded equity securities that PTCP deemed relevant; and

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(viii)    considered such other information, financial studies, analyses, investigations, economic data, and market criteria that PTCP deemed relevant.
In connection with our review, we have not independently verified any information, including the foregoing information, and we have assumed and relied upon all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, being complete and accurate in all material respects and we do not assume any responsibility with respect to such data, material, and other information. With respect to the financial forecasts and projections for CBB that we have used in our analyses, the management of CBB have advised us, and we have acted in the belief, that such forecasts and projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of CBB as to the future financial performance of CBB and we express no opinion with respect to such forecasts, projections, estimates or the assumptions on which they are based.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement provided to us, without any amendments or modifications thereto or any adjustments to the consideration. We have relied upon and assumed, without independent verification, that (i) there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of CBB and SSB since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and (ii) there is no information or fact that would make any of the information reviewed by us incomplete or misleading. We have also relied upon and assumed without independent verification, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on CBB, SSB or the contemplated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or provision thereof that would be material to our analyses or this Opinion. We have relied upon and assumed, with your consent, that the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses.
This Opinion only addresses the fairness, from a financial point of view, of the Merger Consideration to the holders of CBB Common Stock pursuant to the Agreement in the manner set forth above and this Opinion does not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection with the Merger or otherwise, including, without limitation, the amount or nature of, or any other aspect relating to, any compensation to any officers, trustees, directors or employees of any party to the Merger, class of such persons or shareholders of SSB, relative to the Merger Consideration or otherwise.
This Opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the

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date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on CBB, SSB, or the Merger. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. This Opinion does not address the relative merits of the Merger as compared to alternative strategies that might be available to CBB, nor does it address the underlying business decision of CBB or the Board to approve, recommend or proceed with the Merger. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel, or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on advice of CBB’s outside counsel and independent accountants or other professionals, and on the assumptions of the respective managements of CBB and SSB, as to all legal, regulatory, accounting, insurance, and tax matters with respect to CBB, SSB, and the Merger.
We have not been requested to make, and have not made, any physical inspection or an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of CBB or SSB, nor have we been furnished with any such recent evaluations or appraisals, with the exception of a third-party loan review of CBB and SSB. In addition, we are not experts in evaluating loan, lease, investment, or trading portfolios for purposes of assessing the adequacy of the allowances for losses or evaluating loan servicing rights or goodwill for purposes of assessing any impairment thereto. We did not make an independent evaluation of the adequacy of CBB’s or SSB’s allowances for such losses, nor have we reviewed any individual loan or credit files or investment or trading portfolios. In all cases, we have assumed that CBB’s and SSB’s allowances for such losses are adequate to cover such losses. We have not evaluated the solvency of CBB or SSB or the solvency or fair value of CBB, SSB or any other entity or person or their respective assets or liabilities under any state or federal laws relating to bankruptcy, insolvency, fraudulent conveyance, or similar matters.
We and our affiliates may have in the past provided, may currently be providing and may in the future provide investment banking, securities brokerage and other financial services to CBB, SSB and certain of their respective affiliates, for which we and our affiliates have received and would expect to receive compensation. We are a broker-dealer engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold, or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of CBB, SSB and certain of their affiliates, as well as provide investment banking and other financial services to such companies and entities. PTCP has adopted policies and procedures designed to preserve the independence of its investment advisory analysts whose views may differ from those of the members of the team of investment banking professionals that advised CBB.
We have acted as financial advisor to CBB in connection with the Merger and will receive customary investment banking fees in return for our services. CBB will pay PTCP a $100,000 progress fee upon the signing of the Agreement or delivery of this Opinion. Such progress fee will be credited against a success fee equal to three percent of the Merger Consideration due upon the closing of the Merger. In addition, CBB has agreed to indemnify us and certain related

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parties for certain liabilities arising out of or related to our engagement and to reimburse us for certain expenses incurred in connection with our engagement.
This Opinion and any other advice or analyses (written or oral) provided by PTCP are or were provided solely for the use and benefit of the Board (in its capacity as such) in connection with the Board’s consideration of the Merger and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without the express, prior written consent of PTCP. This Opinion may not be disclosed, reproduced, disseminated, quoted, summarized, or referred to at any time, in any manner or for any purpose, nor shall any references to PTCP or any of its affiliates be made by any recipient of this Opinion, without the express prior written consent of PTCP, except as required by law. This Opinion should not be construed as creating, and PTCP shall not be deemed to have, any fiduciary duty to the Board, CBB, any security holder or creditor of CBB or any other person, regardless of any prior or ongoing advice or relationships. This Opinion does not constitute advice or a recommendation to any security holder of CBB or any other person or entity with respect to how such security holder or other person or entity should vote or act with respect to any matter relating to the Merger. The issuance of this Opinion was approved by an authorized internal committee of PTCP comprised of persons having relevant experience and expertise.
In connection with the Merger, the undersigned, acting as an independent financial advisor to CBB, hereby consents to the inclusion of our opinion letter to the Board of Directors of CBB as an Annex to, and the references to our firm and such opinion in, the Proxy Statement / Prospectus relating to the proposed Merger. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the SEC thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement / Prospectus within the meaning of the term “experts” as used in the Act or the Regulations.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration pursuant to the Agreement is fair, from a financial point of view, to the holders of CBB Common Stock.
Performance Trust Capital Partners, LLC
PERFORMANCE TRUST CAPITAL PARTNERS, LLC

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ANNEX D
CBB’s Consolidated Financial Statements as of and for the Quarter Ended March 31, 2024
(see attached)

CBB Bancorp, Inc. and Subsidiary
Consolidated Balance Sheets

As of:	3/31/2024	12/31/2023
Assets:
Cash and due from banks	$6,248,884	$5,152,859
Federal funds sold	—	—
Cash and cash equivalents	6,248,884	5,152,859
Other interest-bearing deposits	85,338,675	39,646,000
Securities available for sale,	50,393,398	51,971,651
Securities held to maturity, net of allowance for credit losses of $46,000 and $0 at December 31, 2023 and 2022, respectively	65,389,292	68,838,515
Other investments	712,700	737,000
Gross loans	132,631,315	131,292,995
Allowance for credit losses on loans	(1,618,043)	(1,619,878)
Loans, net of allowance for credit losses	131,013,272	129,673,117
Premises and equipment, net	4,025,139	4,060,371
Cash surrender value of life insurance	5,852,019	5,814,079
Accrued interest receivable and other assets	$6,936,197	$7,443,679
Total assets	$355,909,575	$313,337,271
Liabilities:
Non-interest-bearing deposits	$109,993,155	$110,654,641
Interest-bearing deposits	186,893,285	175,789,050
Total deposits	296,886,440	286,443,691
Subordinated debentures	4,905,579	4,896,979
Bank Term Funding Program Advance	30,000,000	—
Accrued interest payable and other liabilities	2,578,058	1,061,920
Total liabilities	334,370,077	292,402,590
Stockholders' Equity:
Common stock. $0.01 par value, 10,000,000 shares authorized, 689,598 and 690,645 issued and outstanding as of December 31	6,897	6,897
Additional paid in capital	5,125,576	5,123,335
Retained earnings	27,083,106	26,366,598
Accumulated other comprehensive loss	(10,676,080)	(10,562,149)
Total stockholders' equity	21,539,498	20,934,681
Total liabilities and stockholders' equity	$355,909,575	$313,337,271

Consolidated Statements of Income

Quarters Ended March 31,	3/31/2024	3/31/2023
Interest and dividend income:
Loans, including fees	$2,094,735	$1,595,533
Securities
Taxable	585,803	626,698
Tax-exempt	87,848	88,015
Federal funds sold	0	54,142
Other	900,730	538,972
Total interest and dividend income	3,669,116	3,039,838
Interest expense:
Deposits	979,345	351,997
Borrowings	402,734	52,350
Total interest expense	1,382,079	404,347
Net interest income	2,287,037	2,635,491
Provision for credit losses	—	—
Net interest income after reversal of provision for credit losses	2,287,037	2,635,491
Noninterest income:
Service fees	75,926	80,336
Mortgage banking income	69,867	39,714
Gain from sale of other real estate	—	—
Card interchange income	167,275	175,026
Other noninterest income	79,056	67,278
Total noninterest income	392,124	362,354
Noninterest expense:
Salaries and employee benefits	785,996	775,630
Occupancy and equipment	104,962	103,582
Data processing	183,564	168,354
(Gain) loss on sale of premises and equipment	—	—
Other noninterest expense	550,322	448,307
Total noninterest expense	1,624,844	1,495,873
Net income before income taxes	1,054,317	1,501,972
Provision for income taxes	96,450	340,000
Net income	$957,867	$1,161,972

Consolidated Statements of Comprehensive Income (Loss)

Quarters Ended March 31,	3/31/2024	3/31/2023
Net income	$957,867	$1,161,972
Other comprehensive income (loss):
Unrealized gain (loss) on securities	(376,241)	326,647
Reclassification adjustment for amortization of unrealized holding loss included in accumulated other comprehensive income from the transfer of securities from available for sale to held to maturity	224,050	223,689
Tax effect of other comprehensive income items	38,260	(137,584)
Total other comprehensive income (loss)	(113,931)	412,752
Comprehensive income (loss)	$843,936	$1,574,724

Consolidated Statements of Cash Flows

Quarters Ended March 31, 2024 and 2023 respectively	3/31/2024	3/31/2023
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net Income	957,867	1,161,972
Adjustments to reconcile net income to net cash provided by operating activities:
Reversal of provision for credit losses	—	—
Increase in cash surrender value of life insurance	(37,940)	(36,427)
Deferred income tax expense	—	—
Stock based compensation expense	2,241	2,233
(Gain)/loss on sale of premises and equipment	—	—
Depreciation, amortization, and accretion	74,674	77,897
Gain from sale of other real estate	—	—
Changes in:
Accrued Interest Receivable and Other Assets	1,155,125	177,369
Accrued Interest Payable and Other Liabilities	877,691	122,545
Net cash provided by operating activities	3,029,658	1,505,588
Cash flows from investing activities:
(Increase) Decrease in other interest-bearing deposits	(45,545,000)	5,850,000
Purchases of securities available for sale	—	—
Proceeds from sales, calls, and maturities of available for sale securities	4,856,114	1,393,056
Purchases of securities held to maturity	—	(2,000,000)
Purchases of other investments	24,300	(6,100)
Net (increase) decrease in loans	(1,338,320)	(2,950,351)
Purchases of premises and equipment	(25,552)	—
Proceeds from sales of premises and equipment	—	—
Proceeds from sale of other real estate	—	—
Net cash provided by (used in) investing activities	(42,028,458)	2,286,605
Cash flows from financing activities:
Net (decrease) increase in deposits	10,342,459	(13,213,829)
Net increase (decrease) in Bank Term Funding Program Advances	30,000,000	—
Repurchase of common stock	—	—
Dividends	(241,359)	(242,759)
Net cash (used in) provided by financing activities	40,101,100	(13,456,588)
Net change in cash and cash equivalents	1,102,299	(9,664,395)
Cash and cash equivalents at beginning of the quarter	5,146,585	13,485,550
Cash and cash equivalents at end of the quarter	6,248,884	3,821,155

ANNEX E
CBB’s Consolidated Financial Statements as of and for the Year Ended December 31, 2023
(see attached)

Independent Auditor's Report
Board of Directors and Stockholders
CBB Bancorp, Inc. and Subsidiary
Cartersville, Georgia
Opinion
We have audited the accompanying consolidated financial statements (the ''financial statements'') of CBB Bancorp, Inc. and Subsidiary (the "Company"), which comprise the consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of income, comprehensive income (loss), stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.
In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of CBB Bancorp, Inc. and Subsidiary as of December 31, 2023 and 2022, and the changes in its financial position and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America (''GAAP'').
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America ("GAAS"). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the financial statements section of our report. We are required to be independent of CBB Bancorp, Inc. and Subsidiary and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the financial statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about CBB Bancorp, Inc. and Subsidiary's ability to continue as a going concern for one year after the date the financial statements are available to be issued.
Auditor's Responsibilities for the Audit of the financial statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of CBB Bancorp, Inc. and Subsidiary’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about CBB Bancorp, Inc. and Subsidiary's ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.
/s/ Wipfli LLP
Wipfli LLP
Atlanta, Georgia
February 9, 2024

CBB Bancorp, Inc. and Subsidiary
Consolidated Balance Sheets

As of December 31,	2023	2022
Assets:
Cash and due from banks	$5,152,859	$8,540,215
Federal funds sold	-	5,000,000
Cash and cash equivalents	5,152,859	13,540,215
Other interest‑bearing deposits	39,646,000	75,640,000
Securities available for sale,	51,971,651	57,284,775
Securities held to maturity, net of allowance for credit losses of $46,000 and $0 at December 31, 2023 and 2022, respectively	68,838,515	70,889,622
Other investments	737,000	661,200
Gross loans	131,292,995	116,051,999
Allowance for credit losses on loans	(1,619,878)	(2,458,795)
Loans, net of allowance for credit losses	129,673,117	113,593,204
Premises and equipment, net	4,060,371	4,103,061
Cash surrender value of life insurance	5,814,079	5,663,698
Accrued interest receivable and other assets	7,443,679	6,986,910
Total assets	$313,337,271	$348,362,685
Liabilities:
Non‑interest‑bearing deposits	$110,654,641	$143,714,884
Interest‑bearing deposits	175,789,050	181,629,859
Total deposits	286,443,691	325,344,743
Subordinated debentures	4,896,979	4,862,579
Accrued interest payable and other liabilities	1,061,920	1,549,697
Total liabilities	292,402,590	331,757,019
Stockholders' Equity:
Common stock. $0.01 par value, 10,000,000 shares authorized, 689,598 and 690,645 issued and outstanding as of December 31	6,897	6,907
Additional paid in capital	5,123,335	5,231,769
Retained earnings	26,366,598	22,715,236
Accumulated other comprehensive loss	(10,562,149)	(11,348,246)
Total stockholders' equity	20,934,681	16,605,666
Total liabilities and stockholders' equity	$313,337,271	$348,362,685
See accompanying notes to financial statements.

CBB Bancorp, Inc. and Subsidiary
Consolidated Statements of Income

Years Ended December 31,	2023	2022
Interest and dividend income:
Loans, including fees	$7,188,098	$6,011,416
Securities
Taxable	2,158,865	1,828,099
Tax‑exempt	663,264	601,352
Federal funds sold	54,142	70,091
Other	2,375,758	1,295,988
Total interest and dividend income	12,440,127	9,806,946
Interest expense:
Deposits	2,431,046	598,732
Borrowings	209,400	208,429
Total interest expense	2,640,446	807,161
Net interest income	9,799,681	8,999,785
Reversal of provision for credit losses	(600,000)	-
Net interest income after reversal of provision for credit losses	10,399,681	8,999,785
Noninterest income:
Service fees	364,781	292,852
Mortgage banking income	130,656	131,271
Gain from sale of other real estate	10,353	-
Card interchange income	700,453	743,152
Other noninterest income	307,541	290,663
Total noninterest income	1,513,784	1,457,938
Noninterest expense:
Salaries and employee benefits	3,113,918	3,066,053
Occupancy and equipment	568,705	591,273
Data processing	569,910	536,969
(Gain) loss on sale of premises and equipment	-	(117,870)
Other noninterest expense	1,690,114	1,644,336
Total noninterest expense	5,942,647	5,720,761
Net income before income taxes	5,970,818	4,736,962
Provision for income taxes	1,352,620	1,035,000
Net income	$4,618,198	$3,701,962
See accompanying notes to financial statements.

CBB Bancorp, Inc. and Subsidiary
Consolidated Statements of Comprehensive Income (Loss)

Years Ended December 31,	2023	2022
Net income	$4,618,198	$3,701,962
Other comprehensive income (loss):
Unrealized gain (loss) on securities	142,524	(14,919,776)
Reclassification adjustment for amortization of unrealized holding loss included in accumulated other comprehensive income from the transfer of securities from available for sale to held to maturity	905,607	702,567
Tax effect of other comprehensive income items	(262,034)	3,554,302
Total other comprehensive income (loss)	786,097	(10,662,907)
Comprehensive income (loss)	$5,404,295	$(6,960,945)
See accompanying notes to financial statements.

CBB Bancorp, Inc. and Subsidiary
Consolidated Statements of Stockholders' Equity

	Common Stock	Additional Paid‑in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity
Balances at January 1, 2022	$6,904	$5,185,796	$19,911,418	$(685,339)	$24,418,779
Net income	-	-	3,701,962	-	3,701,962
Common stock repurchase and retirement	(22)	(56,718)	-	-	(56,740)
Unrealized loss on securities, net of tax	-	-	-	(10,662,907)	(10,662,907)
Stock‑based compensation	25	102,691	-	-	102,716
Dividends ($1.30 per share)	-	-	(898,144)	-	(898,144)
Balances at December 31, 2022	6,907	5,231,769	22,715,236	(11,348,246)	16,605,666
Net income	-	-	4,618,198	-	4,618,198
Common stock repurchase and retirement	(40)	(114,560)	-	-	(114,600)
Unrealized gain on securities, net of tax	—	—	-	786,097	786,097
Stock‑based compensation	30	6,126	-	-	6,156
Dividends ($1.40 per share)	-	-	(966,836)	-	(966,836)
Balances at December 31, 2023	$6,897	$5,123,335	$26,366,598	$(10,562,149)	$20,934,681
See accompanying notes to financial statements.

CBB Bancorp, Inc. and Subsidiary
Consolidated Statements of Cash Flows

Years Ended December 31,	2023	2022
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income	$4,618,198	$3,701,962
Adjustments to reconcile net income to net cash provided by operating activities:
Reversal of provision for credit losses	(600,000)	-
Increase in cash surrender value of life insurance	(150,381)	(145,095)
Deferred income tax expense	4,020	226,974
Stock based compensation expense	6,156	102,716
(Gain)/loss on sale of premises and equipment	-	(117,870)
Depreciation, amortization, and accretion	340,516	464,170
Gain from sale of other real estate	(10,353)	-
Changes in:
Accrued interest receivable and other assets	(729,671)	(503,507)
Accrued interest payable and other liabilities	(487,777)	(103,322)
Net cash provided by operating activities	2,990,708	3,626,028
Cash flows from investing activities:
Decrease in other interest‑bearing deposits	35,994,000	8,891,000
Purchases of securities available for sale	-	(13,681,603)
Proceeds from sales, calls, and maturities of available for sale securities	10,868,713	10,196,800
Purchases of securities held to maturity	(2,500,000)	(24,976,723)
Purchases of other investments	(75,800)	(35,400)
Net (increase) decrease in loans	(15,479,913)	2,898,702
Purchases of premises and equipment	(219,779)	(125,911)
Proceeds from sales of premises and equipment	-	202,772
Proceeds from sale of other real estate	17,203	-
Net cash provided by (used in) investing activities	28,604,424	(16,630,363)
Cash flows from financing activities:
Net (decrease) increase in deposits	(38,901,052)	20,056,416
Repurchase of common stock	(114,600)	(56,740)
Dividends	(966,836)	(898,144)
Net cash (used in) provided by financing activities	(39,982,488)	19,101,532
Net change in cash and cash equivalents	(8,387,356)	6,097,197
Cash and cash equivalents at beginning of year	13,540,215	7,443,018
Cash and cash equivalents at end of year	$5,152,859	$13,540,215
Supplemental cash flow information:
Cash paid during the year for:
Interest	$2,456,264	$749,494
Income taxes	1,215,051	865,000
Noncash investing and financing activities:
Change in unrealized loss on securities available‑for‑sale, net of tax	$(119,510)	$(5,386,305)

CBB Bancorp, Inc. and Subsidiary
Consolidated Statements of Cash Flows, continued

Years Ended December 31,	2023	2022
Increase (decrease) in cash and cash equivalents:
Transfer of securities from available for sale to held to maturity	$-	$51,273,870
Loans transferred to other real estate	$-	$-
See accompanying notes to financial statements.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies
Nature of Operations
CBB Bancorp, Inc. and Subsidiary (the "Company") is a bank holding company whose principal activity is the ownership and management of its wholly‑owned subsidiary, Century Bank of Georgia. Century Bank of Georgia (the “Bank”) has one location in Cartersville, Bartow County, Georgia and a branch location in Rockmart, Polk County, Georgia. The Bank is primarily regulated by the Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation and undergoes periodic examinations by these regulatory agencies. The Bank provides a full range of banking services in its primary market area of Bartow and Polk Counties and the surrounding counties.
The significant risks associated with the Company include interest rate risk, credit risk, concentration risk, and liquidity risk.
Basis of Presentation
The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany transactions and balances have been eliminated in consolidation.
In preparing the consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses and deferred taxes.
Subsequent Events
Subsequent events have been evaluated through February 09, 2024, which is the date the financial statements were available to be issued.
New Accounting Pronouncements
The Company recently adopted the following Accounting Standards Updates (ASU) issued by the Financial Accounting Standards Board (FASB).
ASU No. 2016‑13, Measurement of Credit Losses on Financial Instruments ‑ This standard significantly changes how financial assets measured at amortized cost are presented. Such assets, which include most loans and securities held to maturity, are presented at the net amount expected to be collected over their remaining contractual lives. Estimated credit losses are based on relevant information about historical experience, current conditions, and reasonable and supportable forecasts that affect the collectibility of the reported amounts. The standard also changes the accounting for credit losses related to securities available for sale and purchased financial assets with a more‑than‑insignificant amount of credit deterioration since origination.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
The Company adopted ASU No. 2016‑13 on January 1, 2023. The net impact to retained earnings would have been immaterial, thus no adjustment was made to retained earnings. Results for the year ended December 31, 2023, are presented under Accounting Standards Codification (ASC) 326 while prior period amounts continue to be reported in accordance with previously applicable accounting standards generally accepted in the United States (US GAAP). See Investment Securities, Loans, and Allowance for Credit Losses on Loans and Unfunded Commitments below for changes to accounting policies and see Notes 2 and 3 for additional disclosures related to this new accounting pronouncement.
ASU No. 2022‑02, Troubled Debt Restructurings and Vintage Disclosures, Topic 326 (Financial Instruments‑Credit Losses) – This standard eliminates the recognition and measurement guidance for troubled debt restructurings by creditors under ASC Subtopic 310‑40, Receivables‑Troubled Debt Restructurings by Creditors, and, instead, requires the Company to evaluate (consistent with other loan modification accounting standards) whether a loan modification represents a new loan or a continuation of an existing loan. The amendments to the standard also enhance existing disclosure requirements, and introduce new requirements related to certain modifications of loans made to borrowers experiencing financial difficulty. The Company adopted ASU No. 2022‑02 on January 1, 2023, on a prospective basis. See Note 3 for new disclosures related to the new accounting standard.
Cash and Cash Equivalents
For purposes of reporting cash flows, cash and due from banks include cash on hand, cash items in process of collection, amounts due from banks and interest‑bearing deposits in banks with original maturities of ninety days or less. Cash flow from interest‑bearing deposits in banks, loans, federal funds sold, deposits, and other borrowings are reported net.
Interest‑bearing Time Deposits with Other Banks
Interest‑bearing time deposits with other banks include time deposits in other financial institutions, carried at cost, which have maturities up to four years.
Investment Securities
Debt securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Securities not classified as held to maturity are classified as available for sale and are carried at fair value, with unrealized gains and losses reported in other comprehensive income or loss. Amortization of premiums and accretion of discounts are recognized in interest income using the interest method. Premiums that exceed the amount repayable by the issuer at the next call date are amortized to the next call date. Other premiums and discounts are amortized (accreted) over the estimated lives of the securities. Gains and losses on the sale of securities are recorded on the trade date and determined using the specific‑identification method.
Effective January 1, 2023, the Company uses a current expected credit loss ("CECL") model to estimate the allowance for credit losses on securities held to maturity. The CECL model considers historical loss rates and other qualitative adjustments, as well as a new forward‑looking component that considers reasonable and supportable forecasts over the expected life of each security.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
Management believes the Company will collect all amounts owed on securities held to maturity issued by the U.S. government or a U.S. government‑sponsored agency since these securities are either explicitly or implicitly guaranteed by the U.S. government, are highly rated by major rating agencies, and have a long history of no credit losses. Management evaluates all other securities held to maturity using a probability of default method. The probability of default method estimates the probability a security with a certain credit rating will default during its remaining contractual term (probability of default) and how much loss is expected to be incurred if a security defaults (loss given default rate). The Company obtains information from a third party provider to estimate the probability of default for each credit rating based on the remaining term of the security and the loss given default rate.
The past due status of a security is based on the contractual terms in the security. The accrual of interest on a security is discontinued when the security becomes 90 days delinquent or whenever management believes the issuer will be unable to make payments as they become due. When securities are placed on nonaccrual status, all unpaid accrued interest is reversed against interest income.
The Company excludes accrued interest receivable from the amortized cost basis of securities held to maturity when estimating credit losses and when presenting required disclosures in the financial statements. Accrued interest on securities held to maturity totaling approximately $415,000 and $479,000 at December 31, 2023 and 2022, respectively, was excluded from the amortized cost basis of securities held to maturity and is included in accrued interest receivable and other assets on the consolidated balance sheets.
Effective January 1, 2023, the Company evaluates individual securities available for sale in an unrealized loss position by first determining whether the decline in fair value below the amortized cost basis of the security has resulted from a credit loss or other factors. A credit loss exists when the present value of cash flows expected to be collected from the security is less than the amortized cost basis of the security. In determining whether a credit loss exists, the Company considers the extent to which the fair value is less than the amortized cost basis, adverse conditions related to the security, the industry, or geographic areas, the payment structure of the debt security, failure of the issuer to make scheduled payments, and any changes to the rating of the security. Impairment related to credit losses is recognized through an allowance for credit losses up to the amount that fair value is less than the amortized cost basis. Changes to the allowance are recognized through earnings as a provision for (or recovery of) credit losses. Impairment related to other factors is recognized in other comprehensive income (loss).
If the Company intends to sell, or it is more likely than not the Company will be required to sell, the security before recovery of its amortized cost basis, any allowance for credit losses is written off and the amortized cost basis is written down to the security's fair value at the reporting date with any incremental impairment recognized in earnings.
The accrual of interest on a security available for sale is discontinued when the security becomes 90 days delinquent or whenever management believes the issuer will be unable to make payments as they become due. When securities are placed on nonaccrual status, all unpaid accrued interest is reversed against interest income. No accrued interest was written off during 2023 and 2022.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
The Company excludes accrued interest receivable from the amortized cost basis of securities available for sale when estimating credit losses and when presenting required disclosures in the financial statements. Accrued interest on securities available for sale totaling approximately $140,000 and $99,000 at December 31, 2023 and 2022, respectively, was excluded from the amortized cost basis of securities available for sale and is included in accrued interest receivable and other assets on the consolidated balance sheets.
Prior to January 1, 2023, declines in fair value of debt securities that are deemed to be other than temporary, if applicable, are reflected in earnings as realized losses. In estimating other‑than‑temporary impairment losses, management considers the length of time and the extent to which fair value has been less than cost, the financial condition and near‑term prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.
Other Investments
Other investments include equity securities without a readily determinable fair value, Federal Home Loan Bank (FHLB) stock. The Company has elected to account for equity securities without readily determinable fair values using the alternative measurement method. Under this method, these securities are carried at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment. The Company is required to hold FHLB stock as a member of the FHLB and transfer of the stock is substantially restricted. The FHLB stock can be pledged as collateral for outstanding FHLB advances. FHLB stock is evaluated for impairment as circumstances dictate.
Loans
Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are reported at their outstanding unpaid principal balances adjusted for deferred loan fees and costs, charge‑offs, and an allowance for credit losses. Interest on loans is accrued and credited to income based on the unpaid principal balance. Loan‑origination fees and direct origination costs are recognized as income or expense when received or incurred since capitalization of these fees and costs would not have a significant impact on the financial statements.
The accrual of interest on a loan is discontinued when management believes the borrower will be unable to make payments as they become due. When loans are placed on nonaccrual status or charged off, all unpaid accrued interest is reversed against interest income. The interest on these loans is subsequently accounted for on the cash basis or using the cost‑recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
Allowance for Credit Losses on Loans and Unfunded Loan Commitments
The Company adopted ASU No. 2016‑13 and began accounting for credit losses under ASC 326, Financial Instruments ‑ Credit Losses, on January 1, 2023. The new standard significantly changed the impairment

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
model for most financial assets that are measured at amortized cost, including off‑balance sheet credit exposures, from an incurred loss impairment model to an expected credit loss model. Refer to the "New Accounting Pronouncements " section of this note for more information on the impact to the consolidated financial statements.
The allowance for credit losses on loans is a valuation allowance that is deducted from the loans' amortized cost basis to present the net amount expected to be collected on the Company's loan portfolio. The allowance for credit losses on loans is established through provisions for credit losses charged against earnings. When available information confirms that specific loans, or portions thereof, are uncollectible, these amounts are charged against the allowance for credit losses on loans, and subsequent recoveries, if any, are credited to the allowance for credit losses on loans.
Management considers the following when assessing risk in the Company's loan portfolio segments:
•Commercial loans are primarily for working capital, physical asset expansion, asset acquisition loans and other. These loans are made based primarily on historical and projected cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. The cash flows of borrowers, however, may not behave as forecasted and collateral securing loans may fluctuate in value due to economic or individual performance factors. Financial information is obtained from the borrowers to evaluate cash flows sufficiency to service debt and are periodically updated during the life of the loan.
•Commercial real estate loans are dependent on the industries tied to these loans. Commercial real estate loans are primarily secured by office and industrial buildings, warehouses, small retail shopping facilities and various special purpose properties, including hotels and restaurants. Financial information is obtained from the borrowers and/or the individual project to evaluate cash flows sufficiency to service debt and is periodically updated during the life of the loan. Loan performance may be adversely affected by factors impacting the general economy or conditions specific to the real estate market such as geographic location and/or property type.
•Residential real estate loans are affected by the local residential real estate market, the local economy, and, for variable rate mortgages, movement in indices tied to these loans. At the time of origination, the Company evaluates the borrower's repayment ability through a review of debt to income and credit scores. Appraisals are obtained to support the loan amount. Financial information is obtained from the borrowers and/or the individual project to evaluate cash flows sufficiency to service debt at the time of origination.
•Consumer and other loans may take the form of installment loans, demand loans, or single payment loans and are extended to individual for household, family, and other personal expenditures. At the time of origination, the Company evaluates the borrower's repayment ability through a review of debt to income and credit scores.
Subsequent to the adoption of ASC 326:
Effective January 1, 2023, the Company uses a current expected credit loss ("CECL") model to estimate the allowance for credit losses on loans. The CECL model considers historical loss rates and other

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
qualitative adjustments, as well as a new forward‑looking component that considers reasonable and supportable forecasts over the expected life of each loan. To develop the allowance for credit losses on loans estimate under the CECL model, the Company segments the loan portfolio into loan pools based on loan type and similar credit risk elements; performs an individual evaluation of certain collateral dependent and other credit‑deteriorated loans; calculates the historical loss rates for the segmented loan pools; applies the loss rates over the calculated life of the collectively evaluated loan pools; adjusts for forecasted macro‑level economic conditions and other anticipated changes in credit quality; and determines qualitative adjustments based on factors and conditions unique to the Company's loan portfolio.
Under the CECL model, loans that do not share similar risk characteristics with loans in their respective pools are individually evaluated for expected credit losses and are excluded from the collectively evaluated loan credit loss estimates. Management individually evaluates all nonaccrual loans and other loans with evidence of credit deterioration. For loans individually evaluated, a specific reserve is estimated based on either the fair value of collateral or the discounted value of expected future cash flows.
A loan is considered to be collateral dependent when, based upon management's assessment, the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral. For collateral dependent loans, expected credit losses are based on the fair value of the collateral as of the date of the consolidated balance sheet, with consideration for estimated selling costs if satisfaction of the loan depends on the sale of the collateral.
The following describes the types of collateral that secure collateral dependent loans:
•Commercial loans considered collateral dependent are primarily secured by accounts receivable, inventory and equipment.
•Commercial real estate loan are primarily secured by office and industrial buildings, warehouses, retail shopping facilities and various special purpose properties, including hotels and restaurants.
•Residential real estate loans are primarily secured by first and junior liens on residential real estate.
•Consumer and other loans considered collateral dependent are primarily secured by personal property.
Management evaluates all collectively evaluated loan pools using the weighted average remaining life ("remaining life") methodology. The remaining life methodology applies calculated quarterly net loss rates to collectively evaluated loan pools on a periodic basis based on the estimated remaining life of each pool. The estimated losses under the remaining life methodology are then adjusted for qualitative factors deemed appropriate by management.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
The estimated remaining life of each pool is determined using quarterly, pool‑based attrition measurements using the Company's loan‑level historical data. The Company's historical call report data is utilized for historical loss rate calculations, and the lookback period for each collectively evaluated loan pool is determined by management based upon the estimated remaining life of the pool.
The quantitative analysis described above is supplemented with other qualitative factors based on the risks present for each collectively evaluated loan pool. These qualitative factors include: levels of and trends in delinquencies and nonaccrual loans; levels of and trends in charge‑offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.
The Company excludes accrued interest receivable from the amortized cost basis of loans when estimating credit losses and when presenting required disclosures in the financial statements. Accrued interest on loans totaling approximately $506,000 and $364,000 at December 31, 2023 and 2022, respectively, was excluded from the amortized cost basis of loans and is included in accrued interest receivable and other assets on the consolidated balance sheet.
In addition to the allowance for credit losses on loans, the Company maintains a reserve for unfunded loan commitments at a level that management believes is adequate to absorb estimated probable credit losses over the contractual terms of the Company's noncancellable loan commitments. The reserve for unfunded commitments which is included in accrued interest payable and other liabilities on the accompanying consolidated balance sheet is established through provisions for credit losses charged against earnings.
Unfunded loan commitments are segmented into the same pools used for estimating the allowance for credit losses on loans. Estimated credit losses on unfunded loan commitments are based on the same methodology, inputs, and assumptions used to estimate credit losses on collectively evaluated loans, adjusted for estimated funding probabilities. The estimated funding probabilities represent management's estimate of the amount of the current unfunded loan commitment that will be funded over the remaining contractual life of the commitment and is based on historical data.
The Company may modify loans to borrowers experiencing financial difficulty and grant certain concessions that include principal forgiveness, a term extension, an other‑than‑insignificant payment delay, an interest rate reduction, or a combination of these concessions. An assessment of whether the borrower is experiencing financial difficulty is made at the time of the loan modification.
Upon the Company's determination that a modified loan (or portion of a loan) has subsequently been deemed uncollectible, the loan (or portion of the loan) is written off. Therefore, the amortized cost basis of the loan is reduced by the uncollectible amount and the allowance for credit losses is adjusted by the same amount.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
Prior to the adoption of ASC 326:
Prior to January 1, 2023, the Company used an incurred loss impairment model to estimate the allowance for credit losses on loans. In this methodology, loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, were credited to the allowance. Management estimated the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other qualitative factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.
The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings (TDRs) and classified as impaired.
Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case‑by‑case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.
Loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan net of the specific allocation equals the present value of estimated future cash flows using the loan’s existing rate or the fair value of underlying collateral less applicable estimated selling costs if repayment is expected solely from the collateral.
TDRs are individually evaluated for impairment and included in the impaired loan disclosures. TDRs are measured at the present value of estimated future cash flows using the loan’s original effective rate. If a TDR is considered to be a collateral dependent loan, the loan is measured at the fair value of the collateral less applicable estimated selling costs. For TDRs that subsequently default, the Company determines the amount of the allowance on that loan in accordance with the accounting policy for the allowance for loan losses on loans individually identified as impaired.
The general component is based on historical loss experience adjusted for current qualitative factors. The historical loss experience is determined by portfolio segment or loan class and is based on the actual loss history experienced by the Company. This actual loss experience is supplemented with other qualitative factors based on the risks present for each portfolio segment or loan class. An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on judgments different than those of management.
Premises and Equipment
Premises and equipment are stated at cost less accumulated depreciation computed on the straight‑line method over the estimated useful lives of the assets.
Other Real Estate
Assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at the fair value of the property less estimated costs to dispose. Fair value is principally based on independent appraisals performed by local credentialed appraisers and internal evaluations. Any write‑down to fair value at the time of transfer to other real estate is charged to the allowance for credit losses and establishes a new cost basis. Costs of improvements are capitalized, not to exceed the fair value less expected costs to sell the property, whereas costs relating to holding other real estate and subsequent write downs to the value are expensed.
Life Insurance
Life insurance contracts represent single premium life insurance contracts on the lives of certain officers of the Bank. The Bank is the primary beneficiary of these policies. These contracts are reported at their cash surrender value and changes in the cash surrender value are included in noninterest income on the consolidated statements of income.
Income Taxes
Deferred tax assets and liabilities have been determined using the liability method. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities as measured by the current enacted tax rates which will be in effect when these differences are expected to reverse. Provision (credit) for deferred taxes is the result of changes in the deferred tax assets and liabilities.
The Company may also recognize a liability for unrecognized tax benefits from uncertain tax positions. Unrecognized tax benefits represent the differences between a tax position taken or expected to be taken in a tax return and the benefit recognized and measured in the financial statements. Interest and penalties related to unrecognized tax benefits are classified as income tax expense.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
Revenue Recognition
The core revenue recognition principle requires the Company to recognize revenue to depict the transfer of services or products to customers in an amount that reflects the consideration to which the Company expects to be entitled to receive in exchange for those services or products recognized as performance obligations are satisfied. The guidance includes a five‑step model to apply to revenue recognition, consisting of the following; (1) identify the contract with a customer; (2) identify the performance obligation(s) within the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligation(s) within the contract; and (5) recognize revenue when (or as) the performance obligation(s) are/is satisfied.
The Company generally fully satisfies its performance obligations on its contracts with customers as services are rendered and the transaction prices are typically fixed; charged either on a periodic basis or based on activity. Since performance obligations are satisfied as services are rendered and the transaction prices are fixed, there is little judgment involved in applying revenue recognition that significantly affects the determination of the amount and timing of revenue from contracts with customers.
The following significant revenue‑generating transactions are within the scope of ASC 606, which are presented in the consolidated statements of income as components of noninterest income:
Service charges on deposit accounts: The deposit contract obligates the Company to serve as a custodian of the customer’s deposited funds and is generally terminable at will by either party. The contract permits the customer to access the funds on deposit and request additional services for which the Company earns a fee, including NSF and analysis charges, related to the deposit account. Income for deposit accounts is recognized over the statement cycle period (typically on a monthly basis) or at the time the service is provided, if additional services are requested.
ATM fee income: A contract between the Company, as a card‑issuing bank, and its customers whereby the Company receives a transaction fee from the merchant’s bank whenever a customer uses a debit or credit card to make a purchase. These fees are earned as the service is provided (i.e., when the customer uses a debit or ATM card) and recorded on a daily basis.
Other non‑interest income: Other non‑interest income includes several items, such as wire transfer income, check cashing fees and safe deposit box rental fees. This income is generally recognized at the time the service is provided and/or the income is earned.
Stock Compensation Plans
Employee stock compensation awards are measured at the grant date based on the fair value of the awards and are recognized as compensation expense over the service period, which is also the vesting period. Compensation expense for awards with graded vesting are recognized on a straight‑line basis over the service period.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
Other Comprehensive Income (Loss)
Other comprehensive income (loss) is shown on the consolidated statements of comprehensive income (loss). Accumulated other comprehensive income (loss) consists of unrealized gain (loss) on securities available for sale, net of tax, and is shown on the consolidated statements of stockholders' equity.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 2: Securities
The amortized cost and estimated fair value of securities with gross unrealized gains and losses at December 31, 2023 and 2022 follows:

	Net Carrying Value	Gross Unrealized Losses Included in AOCI	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
2023
Securities available for sale:
Mortgage backed securities	$-	$-	$61,683,520	$-	$(9,711,869)	$51,971,651
Total securities available for sale	$-	$-	$61,683,520	$-	$(9,711,869)	$51,971,651
Securities held to maturity:
U.S. treasury securities	$18,350,539	$494,484	$18,843,023	$-	$(935,049)	$17,907,974
U.S. government sponsored enterprises	$16,604,222	$532,984	$17,137,206	$18,838	$(1,351,817)	$15,804,227
State, county and municipal securities	$26,953,229	$3,279,305	$30,232,534	$2,296	$(4,493,484)	$25,741,346
Corporate securities	$6,930,525	$66,222	$6,996,747	$5,646	$(561,030)	$6,441,363
Total securities held to maturity	$68,838,515	$4,370,995	$73,209,510	$26,780	$(7,341,380)	$65,894,910

	Net Carrying Value	Gross Unrealized Losses Included in AOCI	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
2022
Securities available for sale:
Mortgage backed securities	$-	$-	$67,139,168	$-	$(9,854,393)	$57,284,775
Total securities available for sale	$-	$-	$67,139,168	$-	$(9,854,393)	$57,284,775
Securities held to maturity:
U.S. treasury securities	$20,029,975	$679,883	$20,709,858	$-	$(1,311,397)	$19,398,461
U.S. government sponsored enterprises	$17,401,259	$669,236	$18,070,495	$2,396	$(1,682,719)	$16,390,172
State, county and municipal securities	$26,558,802	$3,841,118	$30,399,920	$-	$(5,570,644)	$24,829,276
Corporate securities	$6,899,586	$86,365	$6,985,951	$-	$(511,646)	$6,474,305
Total securities held to maturity	$70,889,622	$5,276,602	$76,166,224	$2,396	$(9,076,406)	$67,092,214
The Company reassessed classification of certain investments and effective August 1, 2022 the Company transferred $51,274,000 of available for sale securities to held to maturity classification. The transfer occurred at fair value. The related unrealized loss of $5,979,000 included in other comprehensive income (loss) remained in other comprehensive income (loss), to be amortized out of comprehensive income (loss) with an offsetting entry to interest income as a yield adjustment through earnings over the remaining term of the securities. No gain or loss was recorded at the time of transfer.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 2: Securities (Continued)
Fair values of debt securities are generally estimated based on financial models or prices paid for similar securities. It is possible interest rates or other key inputs to the valuation estimate could change considerably resulting in a material change in the estimated fair value of debt securities.
The Company recorded a $46,000 allowance for credit losses on securities held to maturity on January 1, 2023 upon adoption of ASC 326. The Company did not record any additional provision for credit losses for held to maturity securities for the year ended December 31, 2023.
The following table shows the fair value and gross unrealized losses of securities available for sale with unrealized losses at December 31, 2023 and 2022, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
2023:
Mortgage backed securities	$-	$-	$51,971,651	$9,711,869	$51,971,651	$9,711,869
Total	$-	$-	$51,971,651	$9,711,869	$51,971,651	$9,711,869
2022:
Mortgage backed securities	$12,860,015	$818,881	$44,424,760	$9,035,512	$57,284,775	$9,854,393
Total	$12,860,015	$818,881	$44,424,760	$9,035,512	$57,284,775	$9,854,393
The following table shows the fair value and gross unrealized losses of securities held to maturity with unrealized losses at December 31, 2022, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
2022:
U.S. treasury securities	$10,467,074	$269,631	$8,931,388	$1,041,766	$19,398,462	$1,311,397
U.S. government sponsored enterprises	$7,284,368	$327,129	$8,481,978	$1,355,590	$15,766,346	$1,682,719
State, county and municipal securities	$11,608,422	$1,625,384	$13,220,854	$3,945,260	$24,829,276	$5,570,644
Corporate securities	$4,691,259	$283,589	$1,283,045	$228,057	$5,974,304	$511,646
Total	$34,051,123	$2,505,733	$31,917,265	$6,570,673	$65,968,388	$9,076,406
At December 31, 2023,   100   mortgage backed securities available for sale have unrealized losses with aggregate depreciation of 16% from the Company's amortized cost basis. These unrealized losses relate principally to the changes in interest rates and are not due to changes in the financial condition of the issuer, the quality of any underlying assets, or applicable credit enhancements. In reaching the conclusion that an allowance for credit losses is unnecessary, management observed that the securities were issued by a government body or agency, the securities continue to be highly rated (AA or better) where applicable, the issuer continues to make contractual payments, and the quality of any underlying assets or credit enhancements has not changed. Since management has the ability to hold debt

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 2: Securities (Continued)
securities for the foreseeable future, the Company expects to recover the amortized cost basis of these securities before they are sold or mature.
The Company regularly evaluates various attributes of securities held to maturity to determine the appropriateness of the allowance for credit losses. The credit quality indicators monitored differ depending on the major security type.
The Company evaluates securities issued by the U.S. government (e.g. U.S. Treasury bonds) and U.S. government‑sponsored agencies (e.g. FNMA (Fannie Mae") and FHLMC ("Freddie Mac") mortgage backed securities) by considering the creditworthiness and performance of the securities and the strength of guarantees. These securities are either explicitly or implicitly guaranteed by the U.S. government, are highly rated by major rating agencies, and have a long history of no credit losses. Based on this analysis, the Company believes it will collect all amounts owed on these securities and has not recognized an allowance for credit losses on these securities.
Other securities held to maturity are generally evaluated using credit ratings, which are a key indicator of a debt security's probability of default. The Company uses credit ratings issued by S&P or Moody's (or both). These ratings are updated quarterly. The Company may also consider other relevant information that becomes known about the issuer's of the security's performance.
Information regarding credit ratings for securities held to maturity by major security type as of December 31, 2023 follows:

2023	Rating ‑ e.g., AAA	Rating ‑ e.g., AA	Rating ‑ e.g., A	Rating ‑ e.g., Not Rated	Total
State, county and municipal securities	$2,625,202	$1,961,246	$11,744,155	$9,410,743	$25,741,346
Corporate securities	440,968	1,968,554	1,212,505	2,819,336	6,441,363
Total securities held to maturity	$3,066,170	$3,929,800	$12,956,660	$12,230,079	$32,182,709
The following is a summary of amortized cost and estimated fair value of debt securities by contractual maturity as of December 31, 2023. Contractual maturities will differ from expected maturities for mortgage‑related securities because borrowers may have the right to call or prepay obligations without penalties.

	Available for Sale		Held to Maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Due in one year of less	$-	$-	$12,311,442	$12,093,471
Due after one year through five years	$-	$-	$16,634,298	$15,880,203
Due after five years through ten years	$-	$-	$20,013,142	$17,554,846
Due after ten years	$-	$-	$24,250,628	$20,366,390
Subtotal	$-	$-	$73,209,510	$65,894,910
Mortgage backed securities	$61,683,520	$51,971,651	$-	$-
Total	$61,683,520	$51,971,651	$73,209,510	$65,894,910

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 2: Securities (Continued)
There were no sales of debt securities in 2023 and 2022.
Securities with a carrying value of approximately $76,084,000 and $38,365,000 were pledged to secure public deposits as required by law and for other purposes at December 31, 2023 and 2022, respectively.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 3: Loans
The following table presents total loans at December 31, 2023 and 2022 by portfolio segment and class of loan:

	2023	2022
Commercial	$11,145,555	$11,119,852
Commercial real estate	82,994,632	67,063,038
Residential real estate	34,950,471	35,410,979
Consumer	2,202,337	2,458,130
Subtotal	131,292,995	116,051,999
Allowance for credit losses	(1,619,878)	(2,458,795)
Loans, net	$129,673,117	$113,593,204
The Company's allowance for credit losses on loans information for the year ended December 31, 2023, is presented under ASC 326. The Company's allowance for credit losses on loans information for the year ended December 31, 2022, is presented under the incurred loss impairment model. Refer to the "New Accounting Pronouncements" section of Note 1 for more information.
Activity in the allowance for credit losses on loans by portfolio segment follows:

	Commercial	Commercial real estate	Residential real estate	Consumer	Unallocated	Total
Balance at January 1, 2022	$140,431	$1,705,021	$461,589	$70,121	$129,870	$2,507,032
Provision for loans losses	(4,327)	(834,582)	57,879	24,097	756,933	—
Loans charged off	-	(9,333)	-	(39,705)	-	(49,038)
Recoveries	-	-	-	801	-	801
Balance at December 31, 2022	136,104	861,106	519,468	55,314	886,803	2,458,795
Impact of adoption of ASU No. 2016‑13 (ASC 326)	-	-	-	-	(245,000)	(245,000)
Provision for credit losses on loans	(60,296)	(32,930)	(100,062)	(20,781)	(385,931)	(600,000)
Loans charged off	-	-	-	(3,250)	-	(3,250)
Recoveries	-	9,333	-	-	-	9,333
Balance at December 31, 2023	75,808	837,509	419,406	31,283	255,872	1,619,878
At December 31, 2023, the Company maintained a reserve for unfunded loan commitments totaling $199,000 which is included in accrued interest payable and other liabilities on the accompanying consolidated balance sheet. As a part of the adoption of ASU No. 2016‑13, the Company recorded an initial adjustment to the reserve for unfunded loan commitments of $199,000. The Company did not record any additional provision for credit losses for unfunded loan commitments for the year ended December 31, 2023.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 3: Loans (Continued)
Information about how loans were evaluated and the related allowance for credit losses on loans as of December 31, 2023 and 2022 follows:

	Commercial	Commercial real estate	Residential real estate	Consumer	Unallocated	Total
2023
Loans:
Individually evaluated	$-	$-	$-	$-	$-	$-
Collectively evaluated	11,145,555	82,994,632	34,950,471	2,202,337	-	131,292,995
Total loans	$11,145,555	$82,994,632	$34,950,471	$2,202,337	$	$131,292,995
Related allowance for credit losses:
Individually evaluated	$-	$-	$-	$-	$-	$-
Collectively evaluated	75,808	837,509	419,406	31,283	255,872	1,619,878

Total allowance for credit losses on loans	$75,808	$837,509	$419,406	$31,283	$255,872	$1,619,878
2022
Loans:
Individually evaluated	$-	$-	$5,649	$-	$-	$5,649
Collectively evaluated	11,119,852	67,063,038	35,405,330	2,458,130	-	116,046,350
Total loans	$11,119,852	$67,063,038	$35,410,979	$2,458,130	$-	$116,051,999
Related allowance for credit losses:
Individually evaluated	$-	$-	$5,649	$-	$-	$5,649
Collectively evaluated	136,104	861,106	513,819	55,314	886,803	2,453,146
Total allowance for credit losses on loans	$136,104	$861,106	$519,468	$55,314	$886,803	$2,458,795
There was no accrued interest written off by reversing interest income during the years ended December 31, 2023 and 2022.
There were no individually evaluated collateral dependent loans as of December 31, 2023.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 3: Loans (Continued)
Information regarding impaired loans for the year ended December 31, 2022, follows:

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Investment	Interest Recognized
Loans with no related allowance for credit losses:
Total	$-	$-	N/A	$-	$-
Loans with an allowance for credit losses:
Residential real estate	5,649	5,649	5,649	11,357	-
Total	5,649	5,649	5,649	11,357	-
Grand total	$5,649	$5,649	$5,649	$11,357	$-
No additional funds were committed to be advanced in connection with impaired loans at December 31, 2022.
The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. The Company uses the following definitions for its risk ratings:
•"Pass" Credits exhibit adequate cash flows, appropriate management and financial ratios within industry norms and/or are supported by sufficient collateral. Some credits in these rating categories may require a need for monitoring, but elements of concern are not severe enough to warrant an elevated rating.
•"Special Mention" Weakness exists that could cause future impairment, including the deterioration of financial ratios, past due status and questionable management capabilities. Collateral values generally afford adequate coverage, but may not be immediately marketable.
•"Substandard"Specific and well‑defined weaknesses exist that may include poor liquidity and deterioration of financial ratios. The loan may be past due and related deposit accounts experiencing overdrafts. Immediate corrective action is necessary.
Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.
Internally prepared ratings for business (commercial) loans are updated at least annually.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 3: Loans (Continued)
Information regarding the credit quality indicators most closely monitored for commercial loans by class as of December 31, 2023 and 2022 follows:

	Pass	Special Mention/ Watch	Substandard	Total
2023
Commercial	$10,317,207	$828,348	$-	$11,145,555
Commercial real estate	79,093,603	3,901,029	-	82,994,632
Residential real estate	34,901,158	49,313	-	34,950,471
Consumer	2,186,205	16,132	-	2,202,337
Total	$126,498,173	$4,794,822	$-	$131,292,995
2022
Commercial	$11,119,852	$-	$-	$11,119,852
Commercial real estate	63,108,319	3,954,719	-	67,063,038
Residential real estate	35,344,355	60,975	5,649	35,410,979
Consumer	2,458,130	-	-	2,458,130
Total	$112,030,656	$4,015,694	$5,649	$116,051,999
Loan aging information as of December 31, 2023 and 2022 follows:

	Current Loans	Loans Past Due 30‑89 Days	Loans Past Due 90+ Days	Total Loans
2023
Commercial	$10,364,207	$781,348	$-	$11,145,555
Commercial real estate	82,994,632	-	-	82,994,632
Residential real estate	34,950,471	-	-	34,950,471
Consumer	1,835,639	366,698	-	2,202,337
Total	$130,144,949	$1,148,046	$-	$131,292,995
2022
Commercial	$11,119,852	$-	$-	$11,119,852
Commercial real estate	67,063,038	-	-	67,063,038
Residential real estate	35,410,979	-	-	35,410,979
Consumer	2,458,130	-	-	2,458,130
Total	$116,051,999	$-	$-	$116,051,999
There were no nonaccrual loans during the year ended December 31, 2023. There was one residential real estate nonaccrual loan in the amount of $5,649 during the year ended December 31, 2022. No loans were 90+ days past due and accruing interest at December 31, 2023 and 2022.
The Company did not have any loan modifications to borrowers experiencing financial difficulty during the year ended December 31, 2023.
Prior to the adoption of ASU No. 2022‑02, when, for economic or legal reasons related to the borrower's financial difficulties, the Company granted a concession to a borrower that the Company would not otherwise consider, the modified loan was classified as a troubled debt restructuring. Loan

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 3: Loans (Continued)
modifications may have consisted of forgiveness of interest and/or principal, a reduction of the interest rate, interest‑only payments for a period of time, and/or extending amortization terms.
The Company did not have any modifications of loans classified as troubled debt restructurings during they year ended December 31, 2022.
Prior to the adoption of ASU No. 2022‑02, the Company considered a troubled debt restructuring in default if it became past due more than 90 days. No troubled debt restructurings defaulted within 12 months of their modification date during the years ended December 31, 2023 and 2022.
Directors and executive officers of the Company, including their families and firms in which they are principal owners, are considered related parties. Substantially all loans to these related parties were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.
A summary of loans to directors, executive officers, and their affiliates as of December 31, 2023 and 2022 is as follows:

	2023	2022
Beginning balance	$2,946,845	$2,501,715
New loans	56,032	777,504
Repayments	(394,608)	(332,374)
Ending balance	$2,608,269	$2,946,845
Note 4: Premises and Equipment
An analysis of premises and equipment at December 31, 2023 and 2022 is as follows:

	2023	2022
Land and improvements	$1,172,911	$1,172,911
Buildings	3,633,023	3,626,073
Furniture and equipment	3,167,603	3,166,222
Construction in progress	169,865	-

Subtotal	8,143,402	7,965,206
Accumulated depreciation	(4,083,031)	(3,862,145)
Total	$4,060,371	$4,103,061
Depreciation and amortization of premises and equipment charged to noninterest expense totaled approximately $   262,000   during 2023 and $   266,000   during 2022.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 5: Deposits (Continued)
Note 5: Deposits
Deposits consist of the following at December 31, 2023 and 2022:

	2023	2022
Money market deposits	$115,685,230	$119,344,058
Savings deposits	25,419,709	38,345,526
Non‑interest‑bearing demand	110,654,641	143,714,884
Time Deposits	34,684,111	23,940,276
Total	$286,443,691	$325,344,743
Time deposits that meet or exceed the FDIC insurance limit of $250,000 totaled approximately $   9,986,000   and $4,621,000 at December 31, 2023 and 2022, respectively.
The scheduled maturities of time deposits at December 31, 2023, are summarized as follows:

2023
2024	$28,420,575
2025	3,321,051
2026	1,225,642
2027	889,872
2028	826,971
Total	$34,684,111
Deposits from directors, executive officers, principal stockholders, and their affiliates totaled approximately $7,434,000 and $7,249,000 at December 31, 2023 and 2022, respectively.
Note 6: Borrowed Funds
At December 31, 2023 and 2022, the Bank had borrowing capacity with the FHLB of approximately $77,821,000 and $85,093,000 , respectively. There were no outstanding obligations with the FHLB as of December 31, 2023 or 2022. FHLB advances are collateralized by the Company’s FHLB stock and certain loans which totaled approximately $33,939,000 and $25,984,000 at December 31, 2023 and 2022, respectively.
Note 7: Subordinated Debentures
On December 22, 2021, the Company completed the offering and sale of $5,000,000 in aggregate principal amount of its 3.50% no‑call, fixed‑to‑floating rate subordinated notes due 2031. These subordinated notes will mature on December 22, 2031, and through December 21, 2026 will bear a fixed rate of interest of 3.50% per annum, payable quarterly. Beginning December 22, 2026, the interest rate on the subordinated notes resets quarterly to a floating rate per annum equal to the then current 3 month SOFR plus 2.42%, payable quarterly. The proceeds of the offering, net of offering costs of approximately $177,000, were approximately $4,823,000. The Company injected $1,500,000 of the proceeds from the offering into the Capital of the Bank with the remainder of the proceeds available for general corporate purposes. The carrying balance and remaining capitalized offering costs of the

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 5: Deposits (Continued)
subordinated debentures was $4,896,979 and $103,021 as of December 31, 2023 and $4,862,579 and $137,421 as of December 31, 2022.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 8: Income Taxes
The components of the provision for income taxes are as follows:

	2023	2022
Current	$1,348,600	$808,026
Deferred	4,020	226,974
Total	$1,352,620	$1,035,000
A summary of the sources of differences between income taxes at the federal statutory rate and the provision for income taxes for the years ended December 31, 2023 and 2022, is as follows:

	2023	2022
Tax expense at statutory rate, 21%	$1,253,872	$994,762
Increase (decrease) in taxes resulting from:
Tax‑exempt income	(68,718)	(63,848)
Cash surrender value of life insurance	(31,580)	(30,470)
Other, primarily state income taxes	199,046	134,556
Total	$1,352,620	$1,035,000
Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The major components of the net deferred tax asset as of December 31, 2023 and 2022 are presented below:

	2023	2022
Deferred tax assets:
SERP/Deferred compensation	$170,253	$146,577
Reserve for unfunded commitments	50,347	-
Securities available‑for‑sale	3,520,715	3,782,749
Accrued expenses	-	6,392
Stock compensation	10,577	10,577
Allowance for credit losses	-	89,877
Reserve for securities held‑to‑maturity	11,638	-
Total deferred tax assets	3,763,530	4,036,172
Deferred tax liabilities:
Allowance for credit losses	(123,908)	-
Depreciation	(242,353)	(372,849)
Total deferred tax liabilities	(366,261)	(372,849)
Total	$3,397,269	$3,663,323
Note 9: Stock Compensation Plan
Defined Contribution Plan
The Company sponsors a defined contribution plan, intended to comply with the requirements of section 401(k) of the Internal Revenue Code, covering substantially all employees subject to certain

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 9: Stock Compensation Plan (Continued)
minimum age and service requirements. Contributions charged to expense were approximately $89,000 and $96,000 for the years ended December 31, 2023 and 2022.
Stock Option Plan
In 2009, the Company adopted a Stock Option and Incentive Plan that provides for the issuance of incentive stock options and nonqualified stock options to directors, officers, employees or consultants for an aggregate of 250,000 shares of the Company’s common stock. As of December 31, 2023 and 2022, there were 219,000 shares available to be granted under the plan. For incentive stock options, the option price shall not be less than the fair market value of such shares on the date the option is granted. If the optionee owns shares of the Company representing more than 10% of the total combined voting power, then the price shall not be less than 110% of the fair market value of such shares on the date the option is granted. With respect to nonqualified stock options, the option price cannot be less than 75% of the fair market value of the common stock on the date the option is granted. The option period will not exceed ten years from date of grant and the options will vest in accordance with the option agreement, as determined by the Board of Directors. The Plan was renewed in 2020.
The fair value of each option granted is estimated on the grant date using the Black‑Scholes option valuation model. Expected volatility is based on observations of publicly traded community bank stocks due to the limited historical and supportable information related to the Company's own stock. The calculation considers historical data and peer group data to estimate option exercises and employee terminations within the valuation model. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk‑free rate is based on the U.S. Treasury yield curve in effect at the date of grant. There were no options granted during the years ended December 31, 2023 or 2022.
Following is a summary of stock option activity for the years ended December 31, 2023 and 2022:

	2023		2022
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Outstanding at beginning of year	26,000	$23.08	31,000	$23.08
Forfeited during the year	—	$—	(5,000)	$25.50
Outstanding at end of year	26,000	$22.62	26,000	$22.62
Exercisable at end of year	19,600	$21.67	14,400	$21.33
The weighted average remaining contractual term of stock options outstanding at December 31, 2023 and 2022 was 5.9 years and 6.9 years, respectively. As of December 31, 2023, there was approximately $14,000 of unrecognized compensation expense related to stock option grants. The cost is expected to be recognized over the remaining vesting period of approximately 2 years.
Annual Incentive and Restricted Stock Plan
During February 2018, the Company adopted an Annual Incentive and Restricted Stock Plan (“the Plan”) for senior executives that provides for the issuance of restricted stock based on approved incentive

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 9: Stock Compensation Plan (Continued)
ranges, Bank profitability and Board of Directors’ discretion. During 2022, the Company’s Board of Directors approved the grant of 1,266, of restricted stock under the Plan that vests immediately. At grant date, the stock was valued at $29.00 per share, and compensation cost of approximately $37,000 was recorded during the year ended December 31, 2022. There were no grants during the year ended December 31, 2023.
The incentive plan also includes a cash component for awards. During 2023 and 2022, the Company expensed approximately $143,000 and $110,000 related to the cash portion of the incentive plan.
During 2022, 1,085 shares of common stock were awarded to members of the Board of Directors for their service, resulting in approximately $31,500 in expense being recognized. There were no awarded shares during the year ended December 31, 2023.
Supplemental Executive Retirement Plan
The Company has two supplemental executive retirement plans for certain of its senior executives whereby benefits are payable upon the executive’s separation from service on or after reaching retirement age for any reason other than death or disability. The executive will be entitled to a monthly benefit amount paid from an annuity contract. The Company expensed $250,000 during 2018 for the initial investment and accrued liability related to the plan. The Company will continue to fund the plan and incur expenses relating to the postretirement benefit going forward. Additionally, as a means to partially fund the plan, the Board of Directors’ of the Company approved the purchase of split dollar life insurance policies during 2019. The accrued liability for the plans at December 31, 2023 and 2022 was approximately $673,000 and $579,000, respectively. The related expense for the plans was approximately $114,000 and $110,000 in 2023 and 2022, respectively.
Note 10: Equity and Regulatory Matters
Dividends paid by the Bank are the primary source of funds available to the Company. Banking regulations restrict the amount of dividends the Bank may pay without obtaining prior approval. In addition to the formal statutes and regulations, regulatory authorities also consider the adequacy of the Bank’s total capital in relation to its assets, deposits and other such items. Capital adequacy considerations could further limit the availability of dividends from the Bank. During 2023, the Bank may pay dividends up to 50% of the preceding year’s earnings without prior regulatory approval.
The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off‑balance‑sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Common Equity Tier 1, Tier 1,

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 10: Equity and Regulatory Matters (Continued)
and Total capital to risk‑weighted assets and of Tier 1 capital to average assets. It is management's opinion, as of December 31, 2023, that the Bank meets all applicable capital adequacy requirements.
As of December 31, 2023, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum regulatory capital ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.
The Bank's actual capital amounts and ratios as of December 31, 2023 and 2022 are presented in the following table:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
(Dollars in Thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
2023
Common Equity Tier 1 capital (to risk‑weighted assets)	$33,015	21.63%	> $ 6,867	> 4.50%	> $ 9,920	> 6.50%
Tier 1 capital (to risk‑weighted assets)	33,015	21.63	> 9,156	> 6.00	> 12,209	> 8.00
Total capital (to risk‑weighted assets)	34,880	22.86	> 12,209	> 8.00	> 15,261	> 10.00
Tier 1 capital (to average assets)	33,015	10.63	> 12,422	> 4.00	> 12,528	> 5.00
2022
Common Equity Tier 1 capital (to risk‑weighted assets)	$29,338	19.90%	> $ 6,633	> 4.50%	> $ 9,581	> 6.50%
Tier 1 capital (to risk‑weighted assets)	29,338	19.90	> 8,844	> 6.00	> 11,792	> 8.00
Total capital (to risk‑weighted assets)	31,188	21.16	> 11,792	> 8.00	> 14,740	> 10.00
Tier 1 capital (to average assets)	29,338	8.53	> 13,753	> 4.00	> 17,192	> 5.00
Note 11: Commitments, Contingencies, and Credit Risk
The Bank is a party to financial instruments with off‑balance‑sheet risk in the normal course of business to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.
The Bank's exposure to credit loss is represented by the contractual, or notional, amount of these commitments. The Bank follows the same credit policies in making commitments as it does for on‑balance‑sheet instruments. Since some of the commitments are expected to expire without being drawn upon and some of the commitments may not be drawn upon to the total extent of the commitment, the notional amount of these commitments does not necessarily represent future cash requirements.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 11: Commitments, Contingencies, and Credit Risk (Continued)
The following commitments were outstanding at December 31, 2023 and 2022:

	2023	2022
Commitments to extend credit	$11,984,000	$22,139,000
Standby letters of credit	1,952,000	1,734,000
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies but may include unimproved and improved real estate, certificates of deposit, or personal property.
Standby letters of credit are conditional lending commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to local businesses. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.
Note 12: Fair Value Measurements
Some assets, such as securities available for sale, are measured at fair value on a recurring basis under accounting principles generally accepted in the United States. Other assets, such as impaired loans and other real estate, may be measured at fair value on a nonrecurring basis.
Following is a description of the valuation methodology and significant inputs used for each asset measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset within the fair value hierarchy.
Securities available for sale ‑ Securities available for sale may be classified as Level 1, Level 2, or Level 3 measurements within the fair value hierarchy. Level 1 securities include debt securities traded on a national exchange. The fair value measurement of a Level 1 security is based on the quoted price of the security. Level 2 securities include U.S. government and agency securities, obligations of states and political subdivisions, corporate debt securities, and mortgage related securities. The fair value measurement of a Level 2 security is obtained from an independent pricing service and is based on recent sales of similar securities and other observable market data. Level 3 securities include trust preferred securities that are not traded in a market.
Securities held to maturity ‑ Securities held to maturity are not measured at fair value on a recurring basis. However, securities deemed other‑than‑temporarily impaired are measured at fair value. The fair value measurement of such securities is obtained from an independent firm and is based on a valuation model that incorporates various assumptions market participants would use to value the securities, such as current interest rates, estimated credit and liquidity spreads, conditional default and loss severity rates, and available credit support. Since some of these assumptions are unobservable in the current market environment, the fair value measurement of other‑than‑temporarily impaired securities held to maturity is considered a Level 3 measurement.

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 12: Fair Value Measurements (Continued)
Loans ‑ Loans are not measured at fair value on a recurring basis. However, loans considered to be impaired (see Note 1) may be measured at fair value on a nonrecurring basis. The fair value measurement of an impaired loan that is collateral dependent is based on the fair value of the underlying collateral. Independent appraisals are obtained that utilize one or more valuation methodologies ‑ typically they will incorporate a comparable sales approach and an income approach. Management routinely evaluates the fair value measurements of independent appraisers and adjusts those valuations based on differences noted between actual selling prices of collateral and the most recent appraised value. Such adjustments are usually significant, which results in a Level 3 classification. All other impaired loan measurements are based on the present value of expected future cash flows discounted at the applicable effective interest rate and, thus, are not fair value measurements.
Other real estate ‑ Other real estate properties are adjusted to fair value upon transfer of the loans to other real estate. Subsequently, other real estate assets are carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price, the Bank records the other real estate asset as nonrecurring Level 2. When an appraised value is used or management determines the fair value of the collateral is further impaired below the appraised value of the collateral and there is no observable market price, the Bank records the other real estate asset as nonrecurring Level 3.
Information regarding the fair value of assets measured at fair value on a recurring basis as of December 31, 2023 and 2022 follows:

	Recurring Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
2023
Assets:
Securities available for sale:
Mortgage‑backed securities	$-	$51,971,651	$-	$51,971,651
Total	$-	$51,971,651	$-	$51,971,651

	Recurring Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Instruments (Level1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
2022
Assets:
Securities available for sale:
Mortgage‑backed securities	$-	$57,284,775	$-	$57,284,775
Total	$-	$57,284,775	$-	$57,284,775

CBB Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 12: Fair Value Measurements (Continued)
Information regarding the fair value of assets measured at fair value on a nonrecurring basis as of December 31, 2023 and 2022 follows:

	Nonrecurring Fair Value Measurements Using
	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
2023
Assets:
Total	$-	$-	$-	$-
2022
Assets:
Other real estate	$-	$-	$6,850	$6,850
Total	$-	$-	$6,850	$6,850

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.     Indemnification of Directors and Officers.
Alabama Business Corporation Law of 2019
Subject to applicable law, a director shall not be held personally liable to Southern States or its shareholders for monetary damages for any action taken, or any failure to take any action as a director, except that a director’s liability shall not be eliminated for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on Southern States or the shareholders; (iii) a violation of section 10A-2A-8.32 of the Alabama Business Corporations Law (“ABCL”); or (iv) an intentional violation of criminal law. It is the intention that the directors of Southern States be protected from personal liability to the fullest extent permitted by the ABCL as it now or hereafter exists. If at any time in the future the ABCL is modified to permit further or additional limitations on the extent to which directors may be held personally liable to Southern States, the protection afforded by Southern States’ certificate of incorporation shall be expanded to afford the maximum protection permitted under such law.
Subject to the above limitations and in accordance with the ABCL, Southern States will indemnify a director or officer who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in the proceeding to which he or she was a party because he or she is or was a director or officer of Southern States against reasonable expenses incurred in connection with the proceeding, notwithstanding that he or she was not successful on any other claim, issue or matter in any such proceeding.
Furthermore, the ABCL provides that Southern States may indemnify an individual made a party to a proceeding because he or she is or was a director or officer of Southern States against liability incurred in a proceeding if: (i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed (A) in the case of conduct in his or her official capacity with Southern States, that his or her conduct was in its best interest; and (B) in all other cases, that his or her conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding he or she had no reasonable cause to believe his or her conduct was unlawful. Southern States may not indemnify a director or officer in connection with a proceeding by or in the right of Southern States in which the director or officer has not met the relevant standard of conduct; or in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that financial benefit was improperly received by him or her. Southern States’ bylaws also require indemnification to the fullest extent provided by the ABCL.
Under the ABCL, Southern States may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with a proceeding by an individual who is a party to the proceeding because that individual is a director, if the director delivers to Southern States a signed written undertaking to repay any funds advanced if (i) the director is not entitled to mandatory indemnification, and (ii) it is ultimately determined that the director is not entitled to indemnification.
The foregoing is only a general summary of certain aspects of Alabama law and the Southern States’ governing documents dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the Southern States’ certificate of incorporation, which is filed as an exhibit to this registration statement, and to the relevant provisions of the ABCL.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Southern States pursuant to the foregoing provisions, Southern States has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Finally, Southern States’ ability to provide indemnification to its directors and officers is limited by federal banking laws and regulations, including, but not limited to, United States Code, title 12, section 1828(k).

Bylaws
Under its bylaws, Southern States must indemnify any persons who may be indemnified under the ABCL.
Insurance Coverage
Southern States and Southern States Bank have procured a directors and officers liability insurance policy providing for insurance against certain liabilities incurred by directors and officers of Southern States and Southern States Bank while serving in their capacities as such, to the extent such liabilities could be indemnified under the above provisions.
Item 21.     Exhibits and Financial Statement Schedules.
(a)Exhibits:

Number	Description

2.1#
Agreement and Plan of Merger by and between Southern States Bancshares, Inc. and CBB, dated as of February 27, 2024 (incorporated by reference to Exhibit 2.1 to Southern States Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on February 28, 2024).

3.1
Certificate of Incorporation of Southern States Bancshares, Inc., as amended (incorporated by reference to Exhibit 3.1 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

3.2
Amended and Restated Bylaws of Southern States Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

4.1
Description of Capital Stock (incorporated by reference to Exhibit 4.1 to Southern States Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 18, 2022, file number 001-40727).

5.1*	Opinion of Jones Walker LLP as to the legality of the securities being registered.

8.1*	Opinion of Jones Walker LLP as to certain U.S. income tax aspects of the merger.

10.1	Form of Support Agreement (incorporated by reference to Exhibit 2.1 to Southern States Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on February 28, 2024).

21.1
Subsidiaries of Southern States Bancshares, Inc. (incorporated by reference to Exhibit 21.1 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

23.1*	Consent of Mauldin & Jenkins, LLC

23.2*	Consent of Jones Walker LLP (included as part of its opinion filed as Exhibit 5.1)

23.3*	Consent of Jones Walker LLP (included as part of its opinion filed as Exhibit 8.1)

23.4*	Consent of Wipfli LLP

99.1*	Form of Proxy of CBB Bancorp

99.2*	Consent of Performance Trust Capital Partners, LLC

99.3*	Consent of Richard E. Drews, Jr.

107*	Filing Fee Table
__________________
*Filed herewith
†Indicates a management contract or compensatory plan.
#       Certain schedules, exhibits and appendices have been omitted pursuant to Item 601(b)(5). We will furnish the omitted schedules exhibits and appendices to the Securities and Exchange Commission upon request.

(b)Financial Statement Schedules: None. All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements and related notes.
Item 22.     Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)For purposes of determining any liability under the Securities Act, each filing of Southern States’ annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefits plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.
(c)That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
(d)That every prospectus (1) that is filed pursuant to paragraph (c) immediately preceding, or (2) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (§ 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(f)To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(g)To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anniston, State of Alabama, on May 2, 2024.

SOUTHERN STATES BANCSHARES, INC.

By:	/s/ Mark A. Chambers
Name: Mark A. Chambers
Title: Chief Executive Officer, President and Director (Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark A. Chambers and Lynn J. Joyce, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.
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Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Chambers	Chief Executive Officer, President and Director (Principal Executive Officer)	May 2, 2024
Mark A. Chambers

/s/ Lynn J. Joyce	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 2, 2024
Lynn J. Joyce

/s/ J. Henry Smith, IV	Chairman of the Board	May 2, 2024
J. Henry Smith, IV

/s/ Daniel A. Cummings	Director	May 2, 2024
Daniel A. Cummings

/s/ Lewis C. Beavers	Director	May 2, 2024
Lewis C. Beavers

/s/ Alfred Hayes, Jr.	Director	May 2, 2024
Alfred Hayes, Jr.

/s/ Brent D. Hitson	Director	May 2, 2024
Brent D. Hitson

/s/ Brian S. Holmes	Director	May 2, 2024
Brian S. Holmes

/s/ Jonathan W. Hinton	Director	May 2, 2024
Jonathan W. Hinton

/s/ Cynthia S. McCarty	Director	May 2, 2024
Cynthia S. McCarty

/s/ Jay F. Pumroy	Director	May 2, 2024
Jay F. Pumroy

/s/ Christine Hunsaker	Director	May 2, 2024
Christine Hunsaker
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